As filed with the Securities and Exchange Commission on April 2, 2015

Registration No. 333-188924

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2
to
Form S-1
Registration Statement
Under
The Securities Act of 1933

ATEL 16, LLC

(Exact name of registrant as specified in governing instruments)

California	7359	90-0920813
(State or other jurisdiction of organization)	(Primary standard industrial classification code number)	(IRS Employer Identification number)

The Transamerica Pyramid
600 Montgomery Street, 9th Floor
San Francisco, California 94111
(415) 989-8800

(Address, including zip code, and telephone number, including area code, of principal executive offices)

DEAN L. CASH
The Transamerica Pyramid
600 Montgomery Street, 9th Floor
San Francisco, California 94111
(415) 989-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
PAUL J. DERENTHAL, ESQ.
Derenthal & Dannhauser LLP
1999 Harrison Street, 26th Floor
Oakland, California 94612
(510) 350-3070

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer

☐ Accelerated filer

☐ Non-accelerated filer (Do not check if a smaller reporting company)

☒ Smaller reporting company

COVER PAGE STICKER

The Prospectus consists of (i) this sticker, (ii) the Prospectus dated November 5, 2013, and (iii) the Prospectus Supplement dated April 1, 2015

ATEL 16, LLC

Limited Liability Company Units — $10 Per Unit
Minimum Offering — 120,000 Units ($1,200,000)
Maximum Offering — 15,000,000 Units ($150,000,000)

ATEL 16, LLC, or the “Fund,” will acquire a diversified portfolio of leased equipment, equipment financing transactions and other investments, with an emphasis on low-technology equipment leased to major corporations. ATEL Managing Member, LLC is the Fund’s Manager. The Fund will collect payments from its customers and other revenues and eventually sell the leased equipment and other portfolio investments. The Fund’s objective will be to distribute to investors the net revenues from its investments after it pays its expenses and fees. The Fund intends to use approximately 87% of the capital it raises from the sale of Units to purchase its portfolio investments. At least an additional one-half of one percent of its initial capital will be held as capital reserves. Of the remaining capital, up to 9% will be used to pay selling commissions, 1% will be used to pay additional selling compensation, and approximately 2.5% will be used to pay other offering and organization expenses.

The Fund is an “emerging growth company” under the federal securities laws and will be subject to reduced public reporting requirements.

A PURCHASE OF UNITS INVOLVES A RISK OF SUBSTANTIAL LOSS. See “Risk Factors” on page 11. Risks include:

•	Most of the Fund’s distributions will be, and most of the prior ATEL programs’ distributions have been, a return of capital and not a return on capital;
•	Economic recession and changes in general economic conditions, including fluctuations in demand for equipment and other portfolio assets, lease rates, and interest rates may result, and in certain past ATEL programs have resulted, in delays in investment and reinvestment, delays in leasing, re-leasing and disposition of equipment, and reduced returns on invested capital;
•	The Fund’s performance is subject to risks relating to lessee and borrower defaults;
•	The Fund’s performance is subject to risks relating to the value of equipment at the end of its leases and the value of its investments when the Fund seeks to sell them during its liquidation stage;
•	The Fund will borrow to acquire its investments and, if the Fund’s revenues are insufficient to repay borrowed funds, the Fund could incur a loss of its portfolio assets used as collateral;
•	No market exists for the Units or is expected to develop, the Fund’s Operating Agreement includes significant restrictions on the transferability of Units, and an investor may be unable to sell his Units or able to sell the Units only at a significant discount;
•	Initially, the Fund may be considered a “blind pool” because the Fund is a newly formed entity, has no prior operating history, and, except as may be set forth in a supplement to this Prospectus, the Fund has not specified any of its investments, so that investors cannot evaluate the risks or potential returns from such investments;
•	Investors must rely on the Manager to manage the Fund and investors will have limited voting rights under the Fund’s Operating Agreement;
•	The Fund will pay the Manager and its related companies substantial fees;
•	The Manager will be subject to certain conflicts of interest;
•	If the Fund receives only the minimum capital, it will be more difficult to diversify its investment portfolio and any single investment transaction will have a greater impact on its potential profits; and
•	The Fund does not guarantee its distributions or the return of investors’ capital.

The Fund is offering a total of 15,000,000 of its Units of limited liability company interest for a price of $10 per Unit, subject to any discount, on the terms described under “Plan of Distribution.” An investor must purchase a minimum of 500 Units. The Fund will deposit subscriptions in a bank escrow account and no Units will be sold unless a minimum of $1,200,000 in cash is received by November 5, 2014. If the minimum funding is achieved, the offering will continue until the earlier of sale of all 15,000,000 Units or November 5, 2015, unless it is terminated earlier in the Manager’s discretion. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be allocated and distributed to subscribers on the basis of the respective amounts of the subscriptions and the number of days that such amounts were in the escrow account. Rejected subscriptions will be returned without interest or reduction within 30 days of receipt. The offering will be made by unaffiliated broker dealers in a selling group managed by ATEL Securities Corporation, a broker dealer affiliated with the Manager, acting as Dealer Manager. The brokers selling the Units are not required to sell any specific number of Units, but will use their best efforts to sell Units.

	Price to Public	Selling Commissions(1)	Proceeds to Fund
Per Unit	$10	$0.90	$9.10
Total Minimum	$1,200,000	$108,000	$1,092,000
Total Maximum	$150,000,000	$13,500,000	$136,500,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities nor has any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

(1)	In addition to selling commissions of up to 9% of the sale price of Units, the Fund, the Manager or its affiliates may pay or reimburse the Dealer Manager or other broker dealers, or will otherwise bear, certain underwriters’ expenses, in an aggregate amount of up to 1% of the sale price of Units as additional selling compensation. See “Plan of Distribution.”

THE DATE OF THIS PROSPECTUS IS NOVEMBER 5, 2013

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WHO SHOULD INVEST	1
SUMMARY OF THE OFFERING	4
The Fund	4
Management	4
Risk Factors	4
Who Should Invest	5
Use of Capital	5
ATEL’s Fees	6
Organizational Diagram	6
Investment Portfolio	7
Borrowing Policies	8
Income, Losses and Distributions	8
Income Tax Consequences	8
Summary of the Operating Agreement	8
Plan of Distribution	9
Glossary	10
RISK FACTORS	11
Most of the Fund’s distributions are expected to be a return of capital	11
The success of the Fund will be subject to risks inherent in the equipment leasing business that may adversely affect the ability of the Fund to acquire, lease and sell equipment, and to finance its portfolio, on terms which will permit it to generate profitable rates of return for investors	11
The Fund may be harmed if a lessee or borrower defaults and the Fund is unable to collect the revenue anticipated from the defaulted investment	11
The amount of the Fund’s profit will depend in part on the value of its equipment when the leases end	12
The Fund will borrow to acquire its investments and will bear the risks of borrowing, including the potential loss of assets used as collateral for Fund debt in the event the Fund is unable to satisfy its debt obligations	12
There are significant limitations on the transferability of Units, the Fund is under no obligation to redeem the Units at any time, and investors should consider the purchase of Units only as a long-term investment	12
Initially, the Fund may be considered a “blind pool” because the Fund is a newly formed entity, has no prior operating history, and, except as may be set forth in a Supplement to this Prospectus, the Fund has not identified any of its investments, lessees or borrowers	13
Investors will have limited voting rights and must rely on management for the success of the Fund	13
The Manager will receive substantial compensation which may result in conflicts of interest	13
The Fund does not guarantee its distributions or the return of investors’ capital	13
The Fund may enter into financing transactions outside of the United States and foreign leases and loans may involve greater difficulty in enforcing transaction terms and a less predictable legal system	13
If lease payments or other investment terms involve payments in foreign currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund’s overall profit on an investment	13

i

The equipment financing industry is highly competitive and competitive forces could adversely affect the lease rates and resale prices the Fund may realize on its equipment lease investment portfolio and the prices the Fund has to pay to acquire its investments	14
Equipment may be damaged or lost	14
Some types of equipment are under special government regulation which may make the equipment more costly to acquire, own, maintain under lease and sell	14
A portion of the Fund’s investment portfolio will consist of debt financing provided to entities without substantial operating histories or records of profitability which may pose a greater risk of lessee or borrower default	14
Lending activities involve a risk that a court could deem the Fund’s financing rates usurious and therefore unenforceable	15
The Fund will be subject to the risk of claims asserting theories of “lender liability” resulting in Fund liability for damages incurred by borrowers	15
The Fund may not be able to register aircraft or marine vessels, which could limit the Fund’s ability to invest in these types of assets or could affect the value realized by the Fund from such investments	15
The Manager is subject to certain potential conflicts of interest that could result in the Manager acting in its interest rather than that of the Fund	15
The amount and terms of debt available to the Fund for the purchase of its investment portfolio may also determine the amount of cash distributed to investors and the amount of tax benefits they receive	15
The Fund may borrow on terms that provide for a lump sum payment on the due date, which might increase the risk of default by the Fund	16
The amount of capital actually raised by the Fund may determine its diversification and profitability	16
Investors will not be able to withdraw their funds from the escrow account pending the satisfaction of the Fund’s minimum offering amount, and may therefore not have use of their invested capital for an extended period of time	16
A potential change in United States accounting standards regarding operating leases may make the leasing of equipment or facilities less attractive to potential lessees, which could reduce overall demand for leasing services	16
Investment by the Fund in joint ownership of investments may involve risks in coordinating its interests with those of its joint venture partner	17
The Fund will be subject to exemptions from certain reporting and disclosure requirements as an emerging growth company and smaller reporting company under applicable securities laws and SEC rules	17
Risks Relating to Tax Matters	17
If the IRS classifies the Fund as a corporation rather than a partnership, investor distributions would be reduced under current tax law	17
The Fund could lose cost recovery or depreciation deductions if the IRS treats Fund leases as sales or financings	17
Investors may incur tax liability in excess of cash distributions in a particular year	18
The IRS may allocate more taxable income to investors than the Operating Agreement provides	18
Tax-exempt organizations will have unrelated business taxable income from this investment	18
This investment may cause investors to pay additional taxes	18
Retirement Plan Risks	18

An investment in Units by a retirement plan must meet the fiduciary and other standards under ERISA or the Internal Revenue Code or the investment could be subject to penalties	18
ESTIMATED USE OF PROCEEDS	20
MANAGEMENT COMPENSATION	22
Summary Table	22
Narrative Description of Compensation	23
Limitations on Fees	25
Defined Terms Used in Description of Compensation	27
Affiliates of the Manager	27
INVESTMENT OBJECTIVES AND POLICIES	28
Principal Investment Objectives	28
General Equipment Leasing Policies	28
Types of Equipment	31
Description of Lessees and Borrowers	35
Foreign Equipment Leases	36
Description of Equipment Leases	36
Equipment Leasing Industry and Competition	39
Growth Capital Financing	39
Portfolio Diversification	41
Prior Program Diversification	43
Diversification Objectives	48
Alternative Investments	49
Borrowing Policies	51
Joint Venture Investments	53
General Restrictions	54
Changes in Investment Objectives and Policies	54
CONFLICTS OF INTEREST	55
FIDUCIARY DUTY OF THE MANAGER	57
MANAGEMENT	58
The Manager	58
Management of the Fund’s Operations and Administration	60
Management Compensation	61
Changes in Management	61
The Dealer Manager	61
PRIOR PERFORMANCE SUMMARY	62
INCOME, LOSSES AND DISTRIBUTIONS	67
Allocations of Net Income and Net Loss	67
Timing and Method of Distributions	67
Allocations of Distributions	68
Reinvestment	68

v

WHO SHOULD INVEST

The Units represent a long-term investment, the primary benefit of which is expected to be cash distributions. A purchase of Units is suitable only for persons who meet the financial suitability standards described below and who have no need for liquidity from this investment. In order to subscribe for Units, each investor must execute a Subscription Agreement, a specimen of which is attached as Exhibit C. Execution by the investor must be made by a means permitted under applicable state law. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold. No sale of Units will be completed until at least five business days after the subscriber has received a copy of the final Prospectus. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor’s subscription for Units upon admission to the Fund.

The Fund has established basic suitability standards and certain state securities commissioners have established suitability standards different from the Fund’s basic standards which apply to investors in their states. The following are the suitability standards for each jurisdiction in which Units may be offered. Any additional or different requirements will be added by prospectus supplement. In the case of sales of Units to fiduciary accounts, the minimum Net Worth and income standards may be met by the beneficiary, the fiduciary account itself, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

Each investor must meet the Fund’s basic suitability requirements to invest. In general, subject to the “Additional State Suitability Requirements” described below, an investor must have either:

•	A Net Worth of at least $70,000 plus at least $70,000 of annual gross income; or
•	A Net Worth of at least $250,000.

In all cases, Net Worth is to be determined exclusive of home, home furnishings and automobiles.

Additional State Suitability Requirements

If you are a resident of Arizona, California, Iowa, Kentucky, Michigan, Missouri, Nebraska, North Dakota, Oregon, or Tennessee, your investment may not exceed 10% of your liquid Net Worth. The Idaho Securities Bureau, the Office of the Kansas Securities Commissioner, and the Maine Office of Securities each recommends that investors in their respective states not invest, in the aggregate, more than 10% of their liquid Net Worth in this and similar direct participation investments. Investors in Massachusetts and Alabama may not invest, in the aggregate, more than 10% of their liquid Net Worth in this and similar direct participation investments. According to the Ohio Division of Securities, the New Mexico Securities Division, and the New Jersey Bureau of Securities, it shall be unsuitable for an investor in those states to invest an aggregate amount in the Fund’s Units, securities issued by affiliates of the Fund and other non-traded direct purchase programs to exceed ten percent (10%) of his or her liquid Net Worth. In addition, investors in New Jersey and Massachusetts must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000.

In all cases, “liquid Net Worth” is defined as that portion of Net Worth (total assets less total liabilities) which consists of cash, cash equivalents and readily marketable securities and is determined excluding consideration of the investor's home, home furnishings and automobiles.

PENNSYLVANIA INVESTORS: Because the minimum offering is less than $15 million, you are cautioned to evaluate carefully the Fund’s ability to accomplish fully its stated objectives and to inquire as to the current dollar volume of Fund subscriptions.

Subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $7.5 million in Gross Proceeds.

By executing the Subscription Agreement, an investor represents that he meets the minimum income and/or Net Worth standards and other minimum investor standards applicable to him, and agrees that such standards may be applied to any proposed transferee of his Units. Each participating broker-dealer who sells Units has the affirmative duty, confirmed in the Selected Dealer Agreement entered into with the Dealer Manager, to determine prior to the sale of Units that an investment in Units is a suitable investment for its subscribing customer, must execute a representation in the Subscription Agreement regarding such suitability, and must maintain information concerning suitability for at least six years following the date of investment. The selling broker and the sponsor must make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each purchaser, based on relevant information concerning the investor, including the investor’s age, investment objectives, investment experience, income, Net Worth, financial situation, and other investments, as well as any other pertinent factors.

The minimum number of Units that an investor may purchase is 500, representing a total minimum investment of $5,000. Additional investments may be made in a minimum amount of 50 Units ($500) per subscription, and minimum additional increments of one Unit ($10). Investors seeking to acquire additional Units after their initial subscription need not complete a second subscription agreement. In addition to restrictions on transfer imposed by the Fund, an investor seeking to transfer his Units after his initial investment may be subject to the securities or “Blue Sky” laws of the state in which the transfer is to take place.

The Fund anticipates that it will liquidate approximately eight to ten years following the termination of its offering (or 10 to 12 years from the commencement of its two year offering period), but there can be no assurance as to the final liquidation date. While four prior programs completed their liquidation within the periods initially anticipated in their prospectuses, four subsequent programs have experienced longer than anticipated liquidation stages. Although these programs anticipated a 12 to 13 year term to completion, they will have extended to 15 to 20 years from commencement of their respective offerings as of year-end 2013 and may extend longer before they fully liquidate. Investors should therefore carefully consider the potential duration of the Fund when making a decision whether to invest.

Fund income realized by an IRA or a qualified pension plan, profit-sharing plan, stock bonus plan or Keogh Plan will be taxable to the plan as “unrelated business taxable income” under the Internal Revenue Code. In considering an investment in the Fund, plan fiduciaries should consider, among other things, the diversification requirements of Section 401(a)(1)(C) of the Internal Revenue Code, additional legal requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the prudent investment standards generally imposed on plan fiduciaries.

Investors should also note that the Fund is required by the Operating Agreement to distribute its available cash to the extent necessary to allow a Holder in a 31% federal income tax bracket to pay the federal income taxes due on his income from the Fund for the year. So it is possible that a Holder in a higher tax bracket might not receive enough cash from the Fund to pay his tax liabilities. However, the Manager is also required to make cash distributions in certain minimum amounts prior to any reinvestment in equipment and must distribute all available revenues after the sixth year following the year the offering closes. The Manager expects distributions will be in amounts that will exceed the expected tax liabilities resulting from allocations of income regardless of the investors’ tax brackets. Distributions to nonresident or foreign investors may be subject to withholding taxes, which would reduce the amount of cash actually received by such investors. It is anticipated that Fund cash distributions allocable to Units may exceed taxable income allocable to Units in a given year, particularly in the early years of the Fund, resulting in a deferral of taxable income until later years. However, the Fund is not an appropriate investment for Investors seeking to generate losses to shelter other sources of income from taxation.

Under federal law, certain types of equipment, including aircraft and marine vessels, may not be operated unless they are owned by United States Citizens. To assure that the Fund will not exceed relevant federal limits on foreign ownership, the Manager will not permit more than 20% of the outstanding Units to be held by persons other than U.S. Citizens, and may deny or condition any proposed subscription or transfer in order to comply with such limitation. Furthermore, any Holder who ceases to be a United States Citizen may be required to tender his Units to the Fund for repurchase at a price determined pursuant to the formula described under “Summary of Operating Agreement — Repurchase Plan.” A UNIT HOLDER WHO FAILS TO CONFORM TO HIS

REPRESENTATIONS ABOUT CITIZENSHIP OR MISREPRESENTS HIS CITIZENSHIP MAY FORFEIT AND NO LONGER BE ENTITLED TO CASH DISTRIBUTIONS, TAX ALLOCATIONS, RECEIPT OF REPORTS AND VOTING PRIVILEGES, ALTHOUGH HE MAY REALIZE PROCEEDS UPON THE TRANSFER OF HIS UNITS TO AN ELIGIBLE INVESTOR, WHO WOULD BE ENTITLED TO THE FULL ECONOMIC BENEFITS AND OTHER PRIVILEGES ATTRIBUTABLE TO SUCH UNITS.

SUMMARY OF THE OFFERING

This summary outlines the main points of the offering. The summary does not replace the more detailed information found in the remainder of this Prospectus. All prospective investors are urged to read this Prospectus in its entirety.

The Fund:  The Fund is a California limited liability company, which intends to invest in a variety of types of equipment, equipment financing transactions and other investment assets. The Fund’s primary portfolio investment objective will be the acquisition of capital equipment subject to leases to established corporate lessees. In addition to its portfolio of equipment leased to High Quality Corporate Credits, the Fund expects to make growth capital investments providing equipment and other financing to other public and private companies, including emerging growth companies. The Fund will seek to acquire investments that will produce revenues, including eventual sales proceeds, that will provide regular cash distributions to its investors and a favorable overall return on its investments.

Management:  The Manager of the Fund is ATEL Managing Member, LLC. The Manager and its family of ATEL companies will provide various services to the Fund, including asset management and Fund administration. ATEL will be responsible for supervising all of the Fund’s business and affairs. The Manager and its Affiliates will act as a fiduciary to the Fund, and, consequently, are required to exercise good faith and integrity in all dealings with respect to Fund affairs. The Fund will have no direct employees, though it will reimburse the Manager and its Affiliates for the cost of their personnel engaged in the business of the Fund. The Manager and its Affiliates will make all business decisions on behalf of the Fund. The offices of the Fund and ATEL are located at 600 Montgomery Street, 9th Floor, San Francisco, California 94111, and its telephone numbers are (415) 989-8800 and (800) 543-ATEL (2835).

Risk Factors:  An investment in Units involves risks, including the following:

—	Most of the Fund’s distributions will be, and most of the prior ATEL programs’ distributions have been, a return of capital. The portion of total distributions that will be a return of capital and the portion that will be investment income, or return on capital, at the end of the Fund will depend on a number of factors in the Fund’s operations, and cannot be determined until all of its equipment is sold and an investor can compare the total amount of all cash distributions to the total capital invested. For more information on aggregate distributions by prior completed ATEL programs, see Exhibit A — Prior Performance Information, Table IV — Results of Completed Programs.
—	The Fund’s performance will be subject to risks relating to changes in general economic conditions, including fluctuations in demand for equipment and other portfolio assets, acquisition prices, lease rates and interest rates. These changes may, and in certain past programs have, resulted in delays in investment and reinvestment, delays in leasing, re-leasing and disposition of investments, and reduced returns on invested capital. The success of the Fund will be subject to these risks inherent in the leasing and asset finance business that may adversely affect the ability of the Fund to acquire, lease and sell its equipment and other portfolio investments, and to finance its portfolio, on terms which will permit it to generate profitable rates of return for investors.
—	The Fund’s performance is subject to risks relating to lessee and borrower defaults. The Fund may be harmed if a lessee or borrower defaults on its payment obligations to the Fund and the Fund is unable to collect the revenue anticipated from the defaulted leases and loans.
—	The Fund’s performance is subject to risks relating to the value of equipment and other assets at end of its leases and when it otherwise seeks to liquidate its investments. In negotiating the pricing and other terms of its leases, the Manager will assume a value for the leased assets at the end of the lease. The Fund cannot assure that its value assumptions will be accurate or that the leased assets will not lose value more rapidly than anticipated.
—	The Fund will borrow to acquire its investments and will leverage its investments to acquire additional portfolio assets. If Fund revenues are insufficient to repay borrowed funds, the Fund could incur a loss of the portfolio investments used as collateral. The Fund can expect to make a profit on investments purchased with debt only if the assets acquired produce more than enough cash from lease and other payments and sales proceeds to pay the principal and interest on the debt, recover the purchase price and cover fees and other operating expenses.
—	No market exists for the Units, the Fund’s Operating Agreement includes significant restrictions on the transfer of Units, and an investor may be unable to sell his Units or able to sell the Units only at a significant discount. Investors will probably not be able to sell their Units for full value if they need to in an emergency. Consequently, investors should consider the purchase of Units only as a long-term investment.
—	Initially, the Fund may be considered a “blind pool” because the Fund is a newly formed entity, has no prior operating history, and, except as may be set forth in a supplement to this Prospectus, the Fund has not specified any of its investments, so that investors cannot evaluate the risks or potential returns from such investments. An investor cannot assess all of the potential risks of an investment in Units because all of the investments to be purchased and the lessees and borrowers have not been identified. Investors must rely on the prior performance information of the Manager’s affiliates to evaluate the judgment and ability of the Manager, and Investors will not know the size and scope of the Fund’s investment portfolio prior to investment.
—	Investors must rely on ATEL to manage the Fund’s business. The success of the Fund will, to a large extent, depend on the quality of its management, particularly decisions on the purchase, leasing and sale of its portfolio investments. Investors will have limited voting rights under the terms of the Fund’s Operating Agreement.
—	The Fund will pay ATEL substantial fees which may result in conflicts of interest. The Fund will pay substantial fees to the Manager and its related companies before distributions are paid to investors even if the Fund does not produce profits.
—	The Manager will be subject to potential conflicts between its interests and the interests of the Fund and investors. Such conflicts could result in the Manager acting in its interest rather than that of the Fund.
—	The Fund has a minimum and maximum amount of capital. To the extent that its final capitalization is less than the maximum, it will affect its ability to diversify its investment portfolio and any single investment transaction may have a greater impact on its potential profits.
—	The Fund does not guarantee its distributions or the return of investors’ capital. Accordingly, investors must rely on the performance of the Fund’s portfolio investments to generate distributions in return of capital and a return on their invested capital.
—	A portion of the Fund’s investment portfolio will consist of financing provided to entities without substantial operating histories or records of profitability which may pose a greater risk of lessee or borrower default.

See the discussion under “Risk Factors” for a more complete description of these and other risks relating to an investment in Units.

Who Should Invest:  The Units are a long-term investment, with a primary objective of regular cash distributions. Investors must satisfy minimum Net Worth and income requirements. The Fund has established minimum suitability standards and many state securities commissioners have established suitability standards different from these minimum standards which apply to investors in their respective jurisdictions. See the discussion below in this prospectus under “Who Should Invest” for the suitability standards imposed by each of the states for investors in their respective jurisdictions.

Use of Capital:  The Fund expects to invest approximately 87% of its capital in the cash portion of the purchase price of its portfolio investments. It intends to retain an additional 0.5% as reserves for general working capital purposes, and to use the balance to pay selling commissions of up to 9%, and other offering and organization expenses in the estimated amount of from 2.5% to 3.5% of the capital raised.

ATEL’s Fees:  The Fund will pay ATEL and its family of related companies substantial fees and compensation in connection with this offering and the operation of the Fund’s business, including the following:

—	ATEL Securities Corporation will organize and manage the group of broker-dealers selling the Units. It will receive selling commissions, most of which it will pay to the participating broker dealers. ATEL Securities Corporation may retain up to 2% of the sale price of Units.
—	The Fund will pay ATEL a monthly asset management fee equal to:
(i)	during the Offering Stage, an annualized 1.25% of the aggregate Purchase Price of Portfolio Assets acquired by the Fund through the end of each month;
(ii)	during the Operating Stage and the first two years of the Liquidating Stage, an annualized 1.75% of the aggregate net Portfolio Assets, calculated each month as the aggregate Purchase Price of Portfolio Assets as of the end of the month, less the amount attributable to Portfolio Assets which have been sold or otherwise disposed by the Fund through the end of the month; and
(iii)	during the remainder of the Liquidating Stage, an annualized 1.75% of the Book Value of Fund Assets less total cash reported as of the end of the most recent prior fiscal quarter or year.
—	ATEL will also have an interest equal to 0.01% of all of the Fund’s income, loss and cash distributions.

Total annual fees and compensation payable to ATEL and its affiliates will be subject to an Asset Management Fee Limit, which will equal the maximum fees that would be payable under guidelines established by the North American Securities Administrators Association for equipment leasing programs.

The Fund will also reimburse ATEL for offering expenses and administrative expenses ATEL incurs on behalf of the Fund, subject to some limitations. For a more complete description of compensation payable to ATEL, the limitations on compensation and the reimbursement of offering and operating expenses, see the discussion below under “Management Compensation — Narrative Description of Compensation” and “— Limitations on Fees.”

Organizational Diagram:  The following diagram shows the relationships among the Fund, the Manager and certain Affiliates of the Manager, including ATEL Equipment (“AEC”), ATEL Investor Services, Inc. (“AIS”), ATEL Financial Services, LLC (“AFS”), ATEL Securities Corporation (“ASC” or the “Dealer Manager”), and ATEL Leasing Corporation (“ALC”) that may perform services for the Fund (solid lines denote ownership and control and dotted lines denote other relationships).

Dean L. Cash holds voting control over 100% of ATEL Capital Group’s outstanding capital stock. ATEL Capital Group holds voting control over 100% of the outstanding capital stock or membership interests of each of AFS, ALC, AIS and AEC. The sole member of the Manager, ATEL Managing Member, LLC, is AFS. ATEL Securities Corporation, the Dealer Manager, is a wholly owned subsidiary of AFS. See “Management” for further information concerning the above entities and their respective officers and directors.

Investment Portfolio:  The Fund’s principal objectives are to invest in a diversified portfolio of investments that will generate a favorable overall return to investors and:

(i)	preserve, protect and return the Fund’s invested capital;
(ii)	generate regular cash distributions to Unit holders during the Offering Stage and Operating Stage of the Fund, with any balance remaining after required minimum distributions, equal to not less than 7% nor more than 9% per annum on investors' Original Invested Capital, to be used to purchase additional investments during the first six years after the year the offering terminates; and
(iii)	provide additional cash distributions during the Liquidating Stage, commencing with the end of the six year reinvestment period and continuing until all investment portfolio assets have been sold or otherwise disposed.

Distributions will be made only to the extent cash is available from Fund operations after payment of Fund obligations (including payment of administrative expenses, debt service and the Asset Management Fee) and allowance for necessary capital reserves. Distributions are expected to begin as of the quarter in which the minimum offering amount is achieved. However, there can be no assurance as to the timing of distributions, or that any specific level of distributions or any other objectives will be attained. The Fund's ability to generate cash distributions will be dependent on a number of factors affecting its operations and Portfolio Assets, including those discussed under “Risk Factors.”

The Fund expects to invest primarily in a portfolio of equipment subject to leases to lessees that are High Quality Corporate Credits. See the discussion of “High Quality Corporate Credits” under “Investment Objectives and Policies — Description of Lessees and Borrowers” below in this prospectus. The Fund’s portfolio of equipment is expected to be mostly low-technology equipment such as the core operating equipment used by companies in the manufacturing, mining and transportation industries. The equipment lease portfolio will also include some relatively high-technology equipment, such as communications equipment, medical equipment and office equipment. Upon the full commitment of its offering proceeds, at least 75% of the Fund’s investment portfolio (by cost) will consist of equipment leased to these High Quality Corporate Credits. In addition to its portfolio of equipment leased to High Quality Corporate Credits, up to 25% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds may consist of growth capital investments, including secured loans and leases, to finance other public and private companies, including emerging growth companies. In some cases in connection with these growth capital investments, the Fund will acquire equity interests, warrants and rights to purchase equity interests in the borrower or lessee. Under net leases such as those which the Fund intends to acquire with its portfolio investments, the lessee is generally required to pay substantially all of the costs associated with operating and maintaining the leased equipment, such as maintenance, insurance, taxes, and other operating expenses. Leases with such terms are generally referred to as triple-net leases. The Fund’s leased equipment will generally be depreciated using the straight line method for financial accounting and reporting purposes.

Borrowing Policies:  The Fund expects to borrow a total amount of up to 50% of the original aggregate cost of its portfolio investments, the maximum permitted under the Operating Agreement, regardless of the amount of equity capital raised from the sale of Units.

Income, Losses and Distributions:  Fund income and loss for tax purposes and cash distributions will be allocated 99.99% to investors and 0.01% to ATEL. The Fund intends to distribute all cash revenues remaining after the Fund

—	pays its expenses, including fees paid to ATEL,
—	establishes or restores its capital reserves, and
—	to the extent permitted, sets aside amounts for reinvestment in additional portfolio investments.

After achieving its minimum offering amount, and during the Fund’s offering and operating stages, through the end of a six-year period following the end of the offering of Units, the Fund expects to make regular cash distributions to investors. Until the end of this period, the Fund may invest available revenues in additional portfolio investments. Before it can reinvest its revenues in a given year, however, it must first satisfy conditions which, after the end of the offering period, include making distributions to each investor for the year equal to at least 7% of the purchase price of the Units. After the end of the Fund’s operating stage, the Fund will not reinvest operating revenues, but intends to distribute to investors all available cash through the final liquidation of the Fund, which is expected to occur eight to ten years following the end of the offering period. During this liquidation stage, the timing and amount of distributions are expected to be less regular than during the operating stage. The amount and timing of any and all Fund distributions, and the final liquidation of the Fund, are all subject to Fund operations.

Income Tax Consequences:  This Prospectus has a discussion of federal income tax consequences relating to an investment in Units under the caption “Federal Income Tax Consequences.” Investors should consult with their tax and financial advisors to determine whether an investment in Units is suitable for their investment portfolio.

Summary of the Operating Agreement:  The Operating Agreement that will govern the relationship between the investors and ATEL is a complex legal document. The following is a brief summary of certain provisions of the Operating Agreement discussed in greater detail under “Summary of the Operating Agreement.”

—	Voting Rights of Members. Each investor will become a member of the Fund, and will be entitled to cast one vote for each Unit owned as of the record date for any vote of all the members. The members are entitled to vote on only certain fundamental organizational matters affecting the Fund, and have no voice in Fund operations or policies.

—	Meetings. ATEL or Members holding 10% or more of the total outstanding Units may call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote.
—	Dissenters’ Rights and Limitations on Mergers and Roll-ups. The Operating Agreement provides Members with protection in a proposed reorganization in which the investors would be issued new securities in the resulting entity.
—	Transferability of Units. ATEL may condition any proposed transfer of Units on, among other things, legal opinions confirming that the proposed transfer does not violate securities laws and will not result in adverse tax consequences to the Fund. The Manager will take such actions as may be deemed necessary to assure that no public trading market develops for the Units in order to protect the anticipated tax consequences of an investment in the Fund. The Fund will not permit any transfer which does not follow the rules in the Operating Agreement.
—	Repurchase Plan. Under the Operating Agreement, investors may have a limited opportunity to request repurchase of their Units by the Fund. Units will be repurchased by the Fund in the sole discretion of the Manager and requests will be considered quarterly. The repurchase will be on the terms and subject to the conditions described under “Summary of the Operating Agreement — Repurchase Plan.”
—	Liability of Investors. Under the Operating Agreement and California law, an investor complying with the Operating Agreement will not personally be liable for any debt of the Fund.
—	Status of Units. Under the Operating Agreement, each Unit will be fully paid and non-assessable and all Units have equal voting and other rights, except there are limitations on the voting of Units held by ATEL.
—	Term of the Fund. The Fund intends to begin selling its assets and distributing all available cash to its Members beginning after the end of the sixth full year following the end of the offering, with the final distribution expected approximately eight to ten years after the termination of the offering. There can be no assurance as to the final liquidation date, however, as the Manager will direct the liquidation of Portfolio Assets in a manner it believes will best accomplish the Fund’s primary investment objectives.
—	Books of Account and Records. ATEL is responsible under the Operating Agreement for keeping books of account and records of the Fund showing all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. These books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense the books of the Fund, and each Member shall have the right to compel the Fund to deliver copies of certain of these records on demand.
—	Indemnification of ATEL. The Operating Agreement provides that ATEL and its related companies who perform services for the Fund will be indemnified against certain liabilities.

Plan of Distribution:  The Units will be offered through ATEL Securities Corporation (the “Dealer Manager”), who will organize a group of other broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”). The offering price of $10 per Unit was arbitrarily determined by the Manager.

The Dealer Manager will receive selling commissions of up to 9% of the sale price of Units, of which it will pay up to 7% to the participating broker dealers, and will retain up to 2%. The Fund, the Manager or its affiliates will pay or reimburse the Dealer Manager or other broker dealers, or will otherwise bear certain underwriters’ expenses, in an aggregate amount of up to 1% of the sale price of Units as additional selling compensation. Clients of registered investment advisers who are referred to and acquire Units through the Dealer Manager may acquire Units net of the 7% retail selling commission, so will pay a net $9.30 per Unit. No selling compensation will be paid to the registered investment adviser on such sales, and the only selling commission paid on such transactions will be the 2% retained by the Dealer Manager.

In addition, the Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may also purchase Units in this offering net of the 7% retail selling commissions at a per Unit price of $9.30. Aggregate investments by a single investor or related group of investors in excess of $500,000 will be subject to volume discounts through reduction of the 7% retail commission. Investors will pay not less than $9.30 per Unit on every Unit sold. There is no limit on the number of Units which may be sold net of the retail selling commission or subject to reduced retail selling commission. See “Plan of Distribution — Special Discounts.”

Until subscriptions for a total of 120,000 Units are received and accepted, all offering proceeds will be deposited in an escrow account. Upon receipt and acceptance of subscriptions to a minimum of 120,000 Units, the subscription proceeds will be released to the Fund. The offering will terminate not later than two years from the date of this Prospectus.

Glossary:  See the definitions listed in “Glossary” below for a complete list of defined terms used in this Prospectus and the Operating Agreement.

RISK FACTORS

The purchase of Units involves various risks. Therefore, investors should consider the following material risk factors before making a decision to purchase Units.

Most of the Fund’s distributions are expected to be a return of capital.  The portion of total distributions that will be a return of capital and the portion that will be investment income at the end of the Fund will depend on a number of factors in the Fund’s operations, and cannot be determined until all of its equipment and other investments are sold and an investor can compare the total amount of all cash distributions to the total capital invested. For more information on aggregate distributions by prior completed ATEL programs, see Exhibit A — Prior Performance Information, Table IV — Results of Completed Programs.

The success of the Fund will be subject to risks inherent in the equipment leasing business that may adversely affect the ability of the Fund to acquire, lease and sell equipment, and to finance its portfolio, on terms which will permit it to generate profitable rates of return for investors.  A number of economic conditions and market factors, many of which neither the Manager nor the Fund can control, could threaten the Fund’s ability to operate profitably. These include:

—	changes in economic conditions, including fluctuations in demand for equipment, lease rates, interest rates and inflation rates,
—	the timing of purchases and the ability to forecast technological advances for equipment,
—	technological and economic obsolescence, and
—	increases in Fund expenses (including labor, energy, taxes and insurance expenses).

Demand for equipment fluctuates and periods of weak demand could adversely affect the lease rates and resale prices the Fund may realize on its investment portfolio while periods of high demand could adversely affect the prices the Fund has to pay to acquire its investments. Such fluctuations in demand could therefore adversely affect the ability of a leasing program to invest its capital in a timely and profitable manner. Equipment lessors have experienced a more difficult market in which to make suitable investments during historical periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Such periods of adverse economic conditions have affected the timing and terms of leasing, remarketing and re-leasing efforts by certain of the prior ATEL programs. An extended remarketing cycle and lower lease rates have limited the ability of certain of these programs, which, like the Fund, require minimum distributions to investors prior to reinvestment of cash flow, to generate sufficient cash flow to permit such reinvestment of cash flow in significant amounts. Economic recession resulting in lower levels of capital expenditure by businesses may result in more used equipment becoming available on the market and downward pressure on prices and lease rates due to excess inventory. Periods of low interest rates exert downward pressure on lease rates and may result in less demand for lease financing. Furthermore, a decline in corporate expansion or demand for capital goods could delay investment of the Fund’s capital, and its production of lease revenues. There can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and other asset based financing in particular.

The Fund may be harmed if a lessee or borrower defaults and the Fund is unable to collect the revenue anticipated from the defaulted investment.  If a lessee does not make lease payments or a borrower does not make loan payments to the Fund when they are due or violates the terms of its contract in another important way, the Fund may be forced to cancel the lease or loan and recover the leased asset or seek disposition of the collateral, or may be required to pursue other legal remedies. The default may occur at a time when the Manager may be unable to arrange for a new lease or the sale of the leased asset or collateral right away. The Fund would then lose the expected revenues and might not be able to recover the entire amount of its original investment. If a lessee or borrower files for protection under the bankruptcy laws, the Fund may experience difficulties and delays in recovering the leased asset from the defaulting lessee or obtaining a judgment on the defaulted debt. Leased equipment may be returned in poor condition and the Fund may be unable to enforce important lease or loan provisions against an insolvent lessee, including the contract provisions that require the lessee to return leased equipment in good condition. In some cases, a lessee’s or borrower’s deteriorating financial condition may make trying to recover what the lessee or borrower owes the Fund impractical. The costs of recovering leased assets or collateral upon a default, enforcing the lessee’s or borrower’s obligations under the lease or loan terms, and transporting, storing, repairing and finding a new lessee or purchaser for leased assets or recovered collateral may be high and may affect the Fund’s profits.

The amount of the Fund’s profit will depend in part on the value of its equipment when the leases end.  In general, leased equipment loses value over a lease term. In negotiating leases, the Manager will estimate a value for the equipment at the end of the lease. The Manager will seek lease payments plus equipment value at the end of the lease which is enough to return the Fund’s investment in the equipment and provide a profit. Nevertheless, most, if not all, of the Fund’s equipment leases will provide for total lease payments that are less than the original price of the equipment. At the end of these leases, the Fund must either renew the lease, find a new lessee or sell the equipment to cover its investment and make a profit.

The value of the equipment at the end of a lease will depend on a number of factors, including:

—	the condition of the equipment;
—	the cost of similar new equipment;
—	the supply of and demand for similar equipment; and
—	whether the equipment has become obsolete.

The Fund cannot assure that its value assumptions will be accurate or that the equipment will not lose value more rapidly than anticipated.

The Fund will borrow to acquire its investments and will bear the risks of borrowing, including the potential loss of assets used as collateral for Fund debt in the event the Fund is unable to satisfy its debt obligations.  The Fund will borrow to finance the acquisition of its investment portfolio. The Fund expects to borrow a total amount equal to the maximum leverage permitted under the Operating Agreement, which is an amount equal to 50% of the aggregate contract purchase price of its investment portfolio as of the date of the final commitment of its net offering proceeds and thereafter as of the date any indebtedness is incurred by the Fund. The Fund can expect to make a profit on investments purchased with debt only if the investments produce more than enough cash from lease and other payments and sales proceeds to pay the principal and interest on the debt, recover the purchase price and cover fees and other operating expenses.

The Fund intends to use both:

—	debt in which only the asset financed by the lender is collateral securing the obligation, and
—	debt in which all of the Fund’s assets or a selected pool of the assets are collateral securing the obligation.

When a borrower defaults on a secured loan, the lender usually has the right to immediate payment of the entire debt and to sell the collateral to pay the debt. In this way, the Fund’s borrowing may involve a greater risk of loss than if no debt were used, because the Fund must meet its fixed payment obligations regardless of the amount of revenue it receives from its investments. At the same time, the use of debt increases the potential size of the Fund’s investment portfolio, the amount of lease and other revenues and potential sale proceeds. Greater amounts of debt would also increase the total fees payable to the Manager, because its asset management fees are determined as a percentage of the Fund’s total amount of Porfolio Assets.

There are significant limitations on the transferability of Units, the Fund is under no obligation to redeem the Units at any time, and investors should consider the purchase of Units only as a long-term investment.  The Manager will take steps to assure that no public trading market develops for the Units. If a public trading market were to develop, the Fund could suffer a very unfavorable change in the way it is taxed under the federal tax laws. Investors will probably not be able to sell their Units for full value if they need to in an emergency. Units may also not be accepted as collateral for a loan. While the Fund may redeem Units in its discretion, it has no obligation to redeem any Units and investors should not expect to be able to redeem their Units. Consequently, investors should consider the purchase of Units only as a long-term investment. In this regard, the Fund anticipates that it will liquidate approximately eight to ten years following the termination of its offering, but there can be no assurance as to the final liquidation date.

Initially, the Fund may be considered a “blind pool” because the Fund is a newly formed entity, has no prior operating history, and, except as may be set forth in a Supplement to this Prospectus, the Fund has not identified any of its investments, lessees or borrowers.  An investor cannot assess all of the potential risks of an investment in Units because all of the investments to be acquired and the lessees and borrowers have not been identified. A prospective investor will not have complete information as to the manufacturers of the Fund’s equipment, the number of leases to be entered into, the specific types and models of equipment to be acquired, the identity, financial condition and creditworthiness of the companies for whom equipment will be financed, or the characteristics and terms of other investments to be made by the Fund. The Fund was formed in 2012, and has no operating history. Investors therefore have no historical operating information for the Fund to evaluate, and must rely upon prior performance information of similar programs sponsored by the Manager’s affiliates in order to evaluate the judgment and ability of the Manager in its selection and management of equipment financing investments and the negotiation of their terms. Investors will not know the size and scope of the Fund or its investment portfolio prior to investment.

Investors will have limited voting rights and must rely on management for the success of the Fund.   ATEL, as the Manager, will make all decisions in the management of the Fund. The success of the Fund will, to a large extent, depend on the quality of its management, particularly decisions on the purchase, leasing and sale of its investment portfolio. Investors are not permitted to take part in the management of the Fund and have only limited voting rights. An affirmative vote by holders of a majority of the Units is required to remove the Manager. No person should purchase Units unless he is willing to entrust all aspects of management of the Fund to the Manager and has evaluated the Manager’s capabilities to perform such functions.

The Manager will receive substantial compensation which may result in conflicts of interest.  The Fund will pay substantial fees to the Manager and its related companies before distributions are paid to investors even if the Fund does not produce profits. As the Manager’s compensation is based on the size and cost of the Fund’s investment portfolio, it may have a conflict of interest in determining the amount of leverage to use to acquire equipment and in negotiating the terms for the purchase and lease of the Fund’s Portfolio Assets.

The Fund does not guarantee its distributions or the return of investors’ capital.  Accordingly, investors must rely on the performance of the Fund’s portfolio investments to generate distributions that provide both a return of capital and a return on their invested capital.

The Fund may enter into financing transactions outside of the United States and foreign leases and loans may involve greater difficulty in enforcing transaction terms and a less predictable legal system.  The Fund may lease equipment or make loans to foreign subsidiaries of United States corporations and to foreign lessees. The Fund may also lease equipment or make loans to U.S. lessees, in which the leased equipment or collateral is to be used outside the United States. The Manager will seek to limit the Fund’s total investment in such foreign investments to not more than 20% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds. The laws, courts and tax authorities of a foreign country may govern the Fund’s financing transactions, leased assets and collateral in that country. The Fund will attempt to require foreign lessees and borrowers to consent to the jurisdiction of U.S. courts if disputes should arise under the transaction documents. Even if the Fund is successful in this effort, if a foreign lessee or borrower defaults, the Fund may find it difficult or impossible to enforce judgments against foreign party, recover leased equipment or collateral or otherwise enforce the Fund’s rights under the lease or loan. Also, the use and operation of equipment in foreign countries may result in unanticipated taxes or confiscation without fair compensation. See “Investment Objectives and Policies —  Foreign Equipment Leases.”

If lease payments or other investment terms involve payments in foreign currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund’s overall profit on an investment.  Many countries also have laws regulating the transfer and exchange of currencies, and these laws may affect a foreign lessee’s or borrower’s ability to comply with transaction terms. Finally, certain depreciation or cost recovery methods used in calculating taxable income may not be available for equipment leased by a foreign lessee or “used predominantly outside the United States.”

The equipment financing industry is highly competitive and competitive forces could adversely affect the lease rates and resale prices the Fund may realize on its equipment lease investment portfolio and the prices the Fund has to pay to acquire its investments.  Equipment manufacturers, corporations, partnerships and others offer users an alternative to the purchase of most types of equipment with payment terms that vary widely depending on the type of financing, the lease or loan term and type of equipment. In seeking equipment financing transactions, the Fund will compete with financial institutions, manufacturers and public and private leasing companies, many of which may have greater financial resources than the Fund.

Equipment may be damaged or lost.  Fire, weather, accident, theft or other events can cause the damage or loss of equipment. Not all potential casualties can be insured, and, if insured, the insurance proceeds may not be sufficient to cover a loss.

Some types of equipment are under special government regulation which may make the equipment more costly to acquire, own, maintain under lease and sell.  The use, maintenance and ownership of certain types of equipment are regulated by federal, state and/or local authorities. Regulations may impose restrictions and financial burdens on the Fund’s ownership and operation of equipment. Changes in government regulations, industry standards or deregulation may also affect the ownership, operation and resale value of equipment. For example, certain types of equipment, such as railcars, marine vessels and aircraft, are subject to extensive safety and operating regulations imposed by government and/or industry self-regulatory organizations which may make these types of equipment more costly to acquire, own, maintain under lease and sell. These agencies or organizations may require changes or improvements to equipment and the Fund may have to spend its own capital to comply. These changes may also require the equipment to be removed from service for a period of time. The terms of leases may provide for rent reductions if the equipment must remain out of service for an extended period or is removed from service. The Fund may then have reduced operating revenues from the leases for these items of equipment. If the Fund did not have the capital to make a required change, it might be required to sell the affected equipment or to sell other items of its equipment in order to obtain the necessary cash; in either event, the Fund could suffer a loss on its investment and might lose future revenues, and the Fund might also have adverse tax consequences.

A portion of the Fund’s investment portfolio will consist of debt financing provided to entities without substantial operating histories or records of profitability which may pose a greater risk of lessee or borrower default.  The Fund will primarily lease equipment to large and established publicly held corporations and other High Quality Corporate Credits. However, the Fund expects to invest a portion of its capital in providing financing to companies that are not publicly held, that do not have substantial operating histories or records of profitability, and that may be developing products or services prior to bringing them to market, including development of some new and untested technologies. Such financing will generally be provided through loans secured by equipment acquired by the borrower, and, in many cases, other assets of the borrower. Because of their stage of development and the types of products and technologies they are seeking to develop, these companies will be more subject to changes and fluctuations in financial, technology and product markets. These borrowers and lessees therefore will involve greater risks of default than financing, and investment in, more established, seasoned, or profitable entities. If a borrower does not make debt service payments to the Fund when they are due under its loan, or violates the terms of its loan in another important way, the Fund may be forced to foreclose on the loan and sell the equipment and other assets held as collateral. The Fund’s rights in the other assets used as collateral may be junior to other lenders and creditors of the borrower. The Fund would lose the expected loan revenues from any foreclosed loan and might not be able to recover the entire amount of its original investment through the collateral. If a borrower files for protection under the bankruptcy laws, the Fund may experience difficulties and delays in enforcing its rights against the defaulting borrower. The equipment may be in poor condition and therefore of lower value than anticipated when the investment was made. In some cases, a borrower’s deteriorating financial condition may make trying to recover what it owes the Fund impractical. The costs of enforcing the borrower’s obligations under the loan, and realizing any value from the collateral securing the loan may be high and may affect the Fund’s profits.

Lending activities involve a risk that a court could deem the Fund’s financing rates usurious and unenforceable.  In addition to credit risks, the Fund may be subject to other risks in equipment financing transactions in which it is deemed to be a lender. Some courts have held that certain loan features, such as equity interests, constitute additional interest. State laws determine what rates of interest are deemed usurious, when the applicable rate of interest is determined and how it is calculated. A finding that an equity interest is additional interest could result in a court determining that the rate of interest charged by the Fund is usurious, the “interest” obligation under the Fund’s loan could be declared void, and the Fund could be deemed liable for damages or penalties under the applicable state law.

The Fund will be subject to the risk of claims asserting theories of “lender liability” resulting in Fund liability for damages incurred by borrowers.  Various common law and statutory theories have been advanced to hold lenders liable to their borrowers. The general principle underlying this theory of liability is that lenders have a form of duty similar to a quasi fiduciary duty to their borrowers, regardless of the terms of the loan agreements and other financing documents. Breach of that duty by the lender can lead to liability for damages to the borrower. The Fund and its Manager intend to act in good faith in all dealings with the Fund’s borrowers and in a manner designed to mitigate any potential for such liability, and to date no prior investment programs managed the Manager and its Affiliates has incurred any such liability nor has any prior program been otherwise adversely affected by the imposition of duties to borrowers. Nevertheless, this area of law is rapidly changing and there can be no assurance that actions the Fund believes are appropriate to take in protecting the Fund’s interests as lender might not cause it to be liable for a deemed breach of a duty to a borrower.

The Fund may not be able to register aircraft or marine vessels, which could limit the Fund’s ability to invest in these types of assets or could affect the value realized by the Fund from such investments.   The Fund may invest in aircraft (excluding passenger aircraft used by commercial passenger carriers) or marine vessels. Aircraft or marine vessels operated in the United States must be registered with the Federal Aviation Administration (“FAA”) or the U.S. Coast Guard (“USCG”), which limit registration to aircraft or marine vessels owned by U.S. Citizens. The FAA’s and USCG’s Rules are not clear on the status of certain forms of entity that own aircraft or marine vessels. The Fund will acquire aircraft or marine vessels only if they are appropriately registered. If registration were later revoked for any reason, the aircraft or marine vessel could not be operated in the United States airspace or territorial waters, and the Fund would be subject to resulting risks, including a possible forced sale of the aircraft or marine vessel, possible uninsured casualties, the loss of benefits of the central recording system under federal law and a breach by the Fund of leases or financing agreements.

The Manager is subject to certain potential conflicts of interest that could result in the Manager acting in its interest rather than that of the Fund.  These include potential conflicts relating to the following matters:

—	The Manager engages in other, potentially competing activities
—	The Fund may be in competition for investments with prior, current and future programs sponsored by the Manager
—	The Fund expects to borrow up to 50% of the aggregate cost of its investment portfolio, and this will result in higher Asset Management Fees than if less debt were incurred
—	Agreements between the Fund and the Manager and its Affiliates are not at arm’s length
—	No independent managing underwriter has been engaged for the distribution of Units
—	The Fund, the Manager and prospective holders are not represented by separate counsel and
—	The Fund may, under certain conditions and restrictions, enter into joint ventures with other programs affiliated with the Manager

See the discussion under “Conflicts of Interest” for a more complete description of the foregoing matters.

The amount and terms of debt available to the Fund for the purchase of its investment portfolio may also determine the amount of cash distributed to investors and the amount of tax benefits they receive.   The Fund has not entered into any loan agreements, and it cannot guarantee the availability or terms of any possible debt financing.

The Fund may borrow on terms that provide for a lump sum payment on the due date, which might increase the risk of default by the Fund.  The Fund may have debt that is not repaid in regular installments over the term of the loan, but requires a large payment of principal and interest on the final due date. This “balloon payment” debt is riskier than debt that is repaid in regular installments over the term of the loan, because the Fund’s ability to repay the loan when it becomes due may depend on its ability to find a new loan or a buyer when the lump sum payment is due. If the economy is not favorable at that time or the value of the investment asset has fallen, the Fund might default on its loan and lose its investment.

The amount of capital actually raised by the Fund may determine its diversification and profitability.   The Fund’s offering will be not less than $1,200,000 nor more than $150,000,000. If the Fund receives only the minimum capital, it will be more difficult to diversify its investment portfolio by investment type, equipment type and lessees, and any single investment transaction will have a greater impact on its potential profits. The Fund has no minimum number of investment transactions nor is there any restriction on the percentage of the minimum capital that it may use to buy equipment of a single type or equipment leased to a single lessee.

Investors will not be able to withdraw their funds from the escrow account pending the satisfaction of the Fund’s minimum offering amount, and may therefore not have use of their invested capital for an extended period of time.  All subscription proceeds will be deposited in an escrow account until the Fund has received subscriptions for Units with gross proceeds of not less than $1,200,000 deposited in the escrow account. The offering will be terminated if the Fund has not reached such minimum funding by a date twelve months from the date of this Prospectus. If the offering is terminated prior to achieving the minimum funding level, all subscription proceeds will be returned, together with any interest earned thereon, to subscribers. Investors will have no right to withdraw invested capital during the escrow period, so investors may not have access to or use of their invested capital, and such capital may not be put to use by the Fund, for a period of up to one year.

A potential change in United States accounting standards regarding operating leases may make the leasing of equipment or facilities less attractive to potential lessees, which could reduce overall demand for leasing services.  Under Accounting Standards Codification (ASC) Topic 840 Leases, a lease is classified by a lessee as a capital lease if the significant risks and rewards of ownership are considered to reside with the lessee. This situation is considered to be met if, among other things, the non-cancelable lease term is more than 75% of the useful life of the asset or if the present value of the minimum lease payments equals 90% or more of the leased asset’s fair value. Under capital lease accounting for a lessee, both the leased asset and liability are reflected on the lessee’s balance sheet in a manner similar to direct ownership of a leveraged asset. If the lease does not meet any of the criteria for a capital lease, the lease is considered an operating lease by the lessee. A lessee’s operating lease obligation does not appear on the lessee’s balance sheet, and the contractual future minimum lease payment obligations are only disclosed in the financial statement footnotes. Thus, entering into an operating lease can appear to enhance a lessee’s balance sheet in comparison to direct ownership or a capital lease. In July 2006, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) announced a joint project to re-evaluate lease accounting. In February 2009, the Securities and Exchange Commission proposed a timetable for potential use by U.S. companies of the International Financial Reporting Standards issued by the IASB, replacing the use of current standards imposed by FASB for U.S. companies. Use of the IASB standards could result in a change in the methodology used to characterize leases as capital leases or operating leases. In August of 2010, each of the FASB and IASB published exposure drafts reflecting proposed changes to accounting guidance on leases, with comment periods ending in December 2010. In July 2011, the FASB and IASB reopened the proposed changes to further comment. In May 2013, the FASB and IASB jointly issued another exposure draft revising the proposals in the 2010 exposure draft, and comments are due on this most recent proposal by September 2013. The Boards have announced that they plan to consider all feedback and begin re-deliberations of all significant issues in the fourth quarter of 2013. As of the date of this Prospectus, these proposed accounting changes have not been finalized. Changes to the accounting guidance could affect both the Fund’s accounting for leases as well as that of its current and potential future customers. These changes may affect how the leasing business is conducted both domestically and internationally. For example, if the accounting standards regarding the financial statement classification of operating leases are revised, then companies may be less willing to enter into leases in general or desire to enter into leases with shorter terms because the apparent benefits to their balance sheets could be reduced or eliminated. This in turn could cause a delay in investing the Fund’s offering proceeds, and make it more difficult for it to enter into leases on terms it finds favorable.

Investment by the Fund in joint ownership of investments may involve risks in coordinating its interests with those of its joint venture partner.  Some of the Fund’s investments may be owned by joint ventures between the Fund and unaffiliated third parties or, under certain circumstances, programs related to the Fund or the Manager, or as co-owners with such parties. The investment by the Fund in joint ownership, instead of acquiring an investment directly or as the sole owner, may involve risks such as:

—	the Fund’s co-venturer might become bankrupt,
—	the co-venturer may have interests or goals that are inconsistent with those of the Fund,
—	the parties may reach an impasse on joint venture decisions,
—	the co-venturer may be in a position to take action contrary to the instructions or the requests of the Fund or contrary to the Fund’s policies or objectives, or
—	actions by a co-venturer might have the result of subjecting assets owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or might have other adverse consequences for the Fund.

The Fund will be subject to exemptions from certain reporting and disclosure requirements as an emerging growth company and smaller reporting company under applicable securities laws and SEC rules.  The Fund falls within the definition of an “emerging growth company” as defined in amendments to federal securities laws adopted with the Jumpstart Our Business Startups (JOBS) Act. The Fund will have no “public float” or reported aggregate secondary market value of the Units, has had no prior operations so has not generated any revenues and does not anticipate generating $50 million in annual revenues in the foreseeable future, if ever, so will also be considered a non-accelerated filer or “smaller reporting company” as defined under applicable public company disclosure and reporting rules. These filing status categories provide for exemptions from certain reporting, corporate governance and disclosure requirements otherwise applicable to public companies. Accordingly, investors in the Fund will not have access to all of the same information generally available to investors in widely held and publicly traded companies that are not emerging growth companies. See the discussion below under “Management's Discussion and Analysis of Financial Condition—Financial Reporting and Disclosure Status.”

Risks Relating to Tax Matters

In determining whether to invest in the Units, a prospective investor should consider possible tax consequences, which may include:

If the IRS classifies the Fund as a corporation rather than a partnership, investor distributions would be reduced under current tax law.  Although counsel has rendered an opinion that the Fund will be taxed as a partnership and not as a corporation, the opinion is not binding on the IRS, and the IRS has not ruled on any federal income tax issue relating to the Fund. If the IRS successfully contends that the Fund should be treated as a corporation for federal income tax purposes rather than as a partnership, then the income of the Fund would be taxed at tax rates applicable to corporations. This would reduce the Fund’s cash available to distribute to investors, and investor distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

The Fund could lose cost recovery or depreciation deductions if the IRS treats Fund leases as sales or financings.  The Manager expects that, for federal income tax purposes, the Fund will be treated as the owner and lessor of most of the equipment it owns or co-owns and/or leases. However, the IRS may challenge the Fund’s characterization of a lease and instead assert that the transaction is a sale or loan. No opinion of counsel has been rendered in this regard. If the IRS determines that the Fund is not the owner of its equipment involved in any transaction, the Fund would not be entitled to cost recovery, depreciation or amortization deductions in connection with the transaction, and its income from the transaction might be deemed to be portfolio income instead of passive income.

Investors may incur tax liability in excess of cash distributions in a particular year.  Tax liability from an investment in the Fund may exceed cash distributions from it. While the Manager expects that taxable income from this investment for most years will be less than cash distributions in those years, to the extent any Fund debt is repaid with rental income or proceeds from equipment sales, taxable income could exceed the related cash distributions. Additionally, a sale of Fund property may result in taxes in any year that are greater than the amount of cash from the sale and result in tax liability in excess of cash distributions.

The IRS may allocate more taxable income to investors than the Operating Agreement provides.  The IRS might successfully challenge Fund allocations of profits or losses. If so, the IRS would require reallocation of taxable income and loss, resulting in more taxable income or less loss for than the Operating Agreement allocates.

Tax-exempt organizations will have unrelated business taxable income from this investment.   Tax-exempt organizations are nevertheless subject to unrelated business income tax on unrelated business taxable income (“UBTI”). Such organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. The Fund’s leasing income will constitute UBTI. Furthermore, a tax-exempt organization in the form of charitable remainder trust realizing any UBTI will incur an excise tax. Thus, an investment in the Fund may not be appropriate for a charitable remainder trust and such entities should consult their own tax advisors with respect to an investment in the Fund.

This investment may cause investors to pay additional taxes.  Investors may be required to pay alternative minimum tax in connection with this investment, since they will be allocated a proportionate share of the Fund’s tax preference items.

In addition, investors may be required to file tax returns and pay state, local and/or foreign taxes as a result of an investment in the Fund. Also, investors may be subject to withholding.

Each investor is urged to consult his tax advisor regarding his own tax situation and potential changes in the tax law.

Retirement Plan Risks

An investment in Units by a retirement plan must meet the fiduciary and other standards under ERISA or the Internal Revenue Code or the investment could be subject to penalties.  There are special considerations that apply to pension or profit sharing trusts or IRAs investing in Units. Retirement plans investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in Units should be satisfied that the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Civil penalties and excise taxes may be imposed on prohibited transactions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. Fiduciary standards include the following:

—	whether the investment is made in accordance with the documents and instruments governing the retirement plan;
—	whether the investment satisfies the prudence and diversification requirements of ERISA and the Internal Revenue Code;
—	whether the investment will impair the liquidity of the retirement plan;
—	whether the investment will produce “unrelated business taxable income” for the retirement plan; and
—	whether the assets of the plan can be valued annually.

ERISA and the Internal Revenue Code may apply what is known as the “look-through” rule to an investment in Units. Under that rule, the assets of an entity in which a retirement or profit sharing plan subject to ERISA or an IRA has made an equity investment may constitute assets of the plan or IRA. A fiduciary of an ERISA retirement or profit sharing plan or IRA should consult with his or her advisors and carefully consider the effect of that treatment if that were it to occur.

For a discussion of these matters please see “ERISA Considerations.”

ESTIMATED USE OF PROCEEDS

Many of the figures set forth below, such as the amount of offering and organization expenses and capital reserves, are only estimates and not statements of expenditures already incurred. The actual amounts will depend on the course of the offering of the Units and the operations of the Fund. The Fund expects to commit approximately 87% of the Gross Proceeds of this offering to the cash portion of the purchase price of its portfolio of equipment financing and other investments. At least an additional one-half of one percent of its initial capital will be held as capital reserves.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,200,000	100.00%	$150,000,000	100.00%
Less Offering and Organization Expenses:
Selling Commissions	108,000	9.00%	13,500,000	9.00%
Additional Selling Compensation	12,000	1.00%	1,500,000	1.00%
Other Offering and Organization Expenses	30,000	2.50%	3,750,000	2.50%
Net Offering Proceeds	1,050,000	87.50%	131,250,000	87.50%
Capital Reserves	6,000	0.50%	750,000	0.50%
Amount Available for Cash Payments for Portfolio Assets	$1,044,000	87.00%	$130,500,000	87.00%

The Fund will pay selling commissions of up to 9% of the selling price of Units to ATEL Securities Corporation, an Affiliate of the Manager acting as the Dealer Manager for the group of selling broker-dealers. ATEL Securities Corporation will in turn pay to participating broker-dealers selling commissions of up to 7% of the price of Units sold by them, retaining the balance of 2%. The line item “Additional Selling Compensation” reflects amounts of up to 1% of Gross Proceeds that will be paid or reimbursed to the Dealer Manager and participating broker dealers, as well as certain expenses that will borne by the Fund that are deemed “underwriters’ expenses.” These underwriters’ expenses include amounts paid to the Dealer Manager and participating broker dealers relating to sales seminar expenses, advertising and promotion expenses, travel, food and lodging costs, telephone expenses and an allocable portion of the Dealer Manager’s salary expenses and legal fees borne by the Manager and its Affiliates. All of such amounts paid to the Dealer Manager or participating broker dealers is additional selling compensation payable for the sale of Units, and all such additional selling compensation and all selling commissions are together deemed “underwriting compensation” paid in connection with the offering. The total of all such underwriting compensation may not exceed an amount equal to 10% of the Gross Proceeds. Clients of registered investment advisers who are referred to and acquire Units through the Dealer Manager will acquire Units net of the 7% retail selling commission, so will pay a net $9.30 per Unit. No selling compensation will be paid to the registered investment adviser on such sales, and the only selling commission paid on such transactions will be the 2% retained by the Dealer Manager. In addition, certain other persons, including the Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may purchase Units in this offering with reduced selling commissions under specific circumstances, and investments by individual investors or related groups of investors in excess of $500,000 will be subject to volume discounts in the form of a scheduled reduction of the retail selling commission, all as described under “Plan of Distribution — Special Discounts.” In any such event, the amount of “Gross Offering Proceeds” and “Selling Commissions” would be reduced, but such reduced commissions would not affect the amount of “Net Offering Proceeds.” In all cases the selling price will be not less than $9.30 per Unit.

In addition to such amounts considered to be “underwriting compensation,” the Fund or the Manager may reimburse participating broker dealers for bona fide due diligence expenses subject to detailed, itemized invoices for such amounts. Bona fide due diligence expenses will include actual costs incurred by broker-dealers to review the business, financial statements, transactions, and investments of ATEL and its prior programs to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of ATEL and its personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with ATEL personnel and ATEL’s outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting the ATEL offices, reviewing ATEL’s books and records and interviewing key ATEL personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the broker-dealer; and the internal costs of time and materials expended by broker-dealer personnel in this due diligence effort. ATEL will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

“Other Offering and Organization Expenses” represent “issuer expenses” incurred in the organization of the Fund and the offering of Units, including legal, accounting and escrow fees, printing costs, administrative expenses, and filing and qualification fees. The Manager has agreed to pay all Organization and Offering Expenses, without reimbursement from the Fund, that exceed an amount equal to 15% of the offering proceeds, provided, however, that if the Fund’s final offering proceeds are less than $2,000,000, the Manager has agreed to pay all Organization and Offering Expenses that exceed an amount equal to 13% of the total offering proceeds. Payment of these expenses by the Manager will be without reimbursement by the Fund.

The Fund will initially establish capital reserves in an amount equal to 0.5% of offering proceeds for general working capital purposes. This amount may fluctuate from time to time as the Manager determines the level of reserves necessary for the proper operation of the Fund in the exercise of its business judgment. Any net offering proceeds not used to acquire portfolio investments or needed as capital reserves will be returned to Unit holders as described under “Investment Objectives and Policies — General Policies” below.

The line item for “Amounts Available for Cash Payments for Portfolio Assets” is the amount available to pay the cash portion of the purchase price of Portfolio Assets plus related Acquisition Expenses, which are treated for tax and accounting purposes as capitalized costs added to the basis of the items of equipment to which they relate.

MANAGEMENT COMPENSATION

Summary Table

The following table includes estimates of the maximum amounts of all compensation and other payments that the Manager and its Affiliates will receive, directly or indirectly, in connection with the operations of the Fund, all of which are described more completely below under “Narrative Description of Compensation.” The terms of the Manager’s compensation were not determined by arm’s-length negotiation. The Operating Agreement does not permit the Manager or its related entities to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying such items under a different category.

Entity Receiving Compensation	Type of Compensation	Estimated Amount Assuming Maximum Units Sold
OFFERING AND ORGANIZATION
The Dealer Manager	Selling Commissions (up to 9% of offering proceeds, of which 2% of offering proceeds will be retained by the Dealer Manager) plus additional selling compensation of up to 1% of offering proceeds through payment or reimbursement of underwriters’ expenses	$13,500,000, of which $3,000,000 may be retained by the Dealer Manager (plus additional selling compensation not to exceed $1,500,000)
Manager and Affiliates	Reimbursement of Organization and Offering Expenses (when added to selling commissions and additional selling compensation, not to exceed a total equal to 15% of all offering proceeds)	$3,750,000
OPERATIONS
Manager and Affiliates	Asset Management Fee (a monthly fee equal to:	Not determinable at this time
(i) during the Offering Stage, an annualized 1.25% of the aggregate Purchase Price of Portfolio Assets acquired by the Fund through the end of each month;
(ii) during the Operating Stage and the first two years of the Liquidating Stage, an annualized 1.75% of the aggregate net Portfolio Assets calculated each month as the aggregate Purchase Price of Portfolio Assets as of the end of the month, less the amount attributable to Portfolio Assets which have been sold or otherwise disposed by the Fund through the end of the month; and

Entity Receiving Compensation	Type of Compensation	Estimated Amount Assuming Maximum Units Sold
(iii) during the remainder of the Liquidating Stage, an annualized 1.75% of the Book Value of Fund Assets less total cash reported as of the end of the most recent prior fiscal quarter or year.
Manager and Affiliates	Reimbursement of Operating Expenses, subject to certain limitations	Not determinable at this time
CARRIED INTEREST IN FUND
Manager and Affiliates	Interest equal to 0.01% of all Fund taxable income, tax losses and cash distributions	Not determinable at this time

Narrative Description of Compensation

Selling Commissions.  The Dealer Manager will receive selling commissions on all sales of Units of up to 9% of Gross Proceeds. The Dealer Manager will reallow to participating broker-dealers up to 7% of the Gross Proceeds from Units sold by them. In addition to selling commissions, the Fund, the Manager or its affiliates will pay or reimburse the Dealer Manager, or otherwise bear certain expenses, in an amount of up to 1% of the Gross Proceeds, as additional selling compensation.

Reimbursement of Organization and Offering Expenses.  The Manager and its Affiliates will be reimbursed for certain expenses in connection with the organization of the Fund and the offering of Units. Total Organization and Offering Expenses payable or reimbursable by the Fund, including selling commissions payable directly by the Fund, and any additional selling compensation, may not exceed 15% of all offering proceeds, provided, however, that if the Fund’s final offering proceeds are less than $2,000,000, the Manager has agreed to pay all Organization and Offering Expenses that exceed an amount equal to 13% of the total offering proceeds.

Asset Management Fee.  The Fund will pay the Manager a monthly Asset Management Fee in an amount equal to:

(i) during the Offering Stage, an annualized 1.25% of the aggregate Purchase Price of Portfolio Assets acquired by the Fund through the end of each month;

(ii) during the Operating Stage and the first two years of the Liquidating Stage, an annualized 1.75% of the aggregate net Portfolio Assets calculated each month as the aggregate Purchase Price of Portfolio Assets as of the beginning of the month, less the amount attributable to Portfolio Assets which have been sold or otherwise disposed by the Fund through the end of the month; and

(iii) during the remainder of the Liquidating Stage, an annualized 1.75% of the Book Value of Fund Assets less total cash reported as of the end of the most recent prior fiscal quarter or year.

The Fund will acquire its Portfolio Assets with a combination of net offering proceeds, proceeds from borrowing, and, subject to the required minimum distributions to Unit holders, excess portfolio cash flow. The net offering proceeds will be raised over a period of up to two years. Generally, subject to the rate of its capital raising efforts and the timing of its investments in Portfolio Assets, the Fund expects to acquire assets initially with offering proceeds and then to incur debt using the initial portfolio as collateral to acquire additional investments during its Offering and Operating Stages. The Fund cannot predict in advance the timing or the amount of debt financing that will be available on reasonable terms when its seeks to acquire additional investments, nor can it predict the amount of excess cash flow from operations that may be available for investment from time to time. The Portfolio Assets will include a variety of lease and loan terms, and equipment may be re-leased or sold and loans may be re-extended or terminated upon completion of initial terms. As a consequence, the mix of the Fund's Portfolio Assets will be expected to change from month throughout the term of the Fund and the Asset Management Fee based on the Portfolio Assets each month will vary accordingly. For the foregoing reasons, the aggregate Purchase Price of Portfolio Assets, or the amount of the Fund's total assets, on which the Asset Management Fee will be calculated from time to time, cannot be determined in advance with any accuracy, whether at the minimum offering amount, the maximum offering amount or an amount in between those figures. However, for purposes of illustration,

(i) if the Fund were to hold Portfolio Assets during a year of the Offering Stage with an average monthly aggregate Purchase Price of $100 million, the aggregate Asset Management Fee for the year would be $1,250,000;

(ii) if the Fund were to hold Portfolio Assets during a year of the Operating Stage with an average monthly aggregate Purchase Price of $100 million, the aggregate Asset Management Fee for the year would be $1,750,000; and

(iii) if the Fund were to report average Book Value of Fund Assets less total cash during a year of the Liquidating Stage in the amount of $20 million, the aggregate Asset Management Fee for the year would be $350,000.

The foregoing examples are provided for illustration only. The actual amounts to be paid as the Asset Management Fee will depend on the amount and timing of Fund investments in Portfolio Assets.

The Asset Management Fee will be paid on a monthly basis in arrears. The amount of the Asset Management Fee payable in any year will be reduced for that year to the extent it would otherwise exceed the Asset Management Fee Limit, as described below. The Asset Management Fee will be paid for services rendered by the Manager and its Affiliates in determining portfolio and investment strategies and generally managing or supervising the management of the investment portfolio. The Manager will supervise performance of all management activities, including, among other activities: the acquisition and financing of the investment portfolio; the collection of lease and loan revenues; monitoring compliance by lessees and borrowers with their contract terms; assuring that investment assets are being used in accordance with all operative contractual arrangements; paying operating expenses and arranging for necessary maintenance and repair of equipment in the event a lessee fails to do so; monitoring property, sales and use tax compliance; and preparation of operating financial data. The Asset Management Fee will also compensate the Manager for organizing the Fund and arranging for supervision of Fund administration (e.g., investor communications and services, regulatory reporting, accounting and transfers of Units).

Reimbursement of Operating Expenses.  The Fund will reimburse the Manager and its Affiliates for expenses it pays on the Fund’s behalf. These reimbursements will include:

—	the actual cost to the Manager or its Affiliates of services, goods and materials used for and by the Fund and obtained from unaffiliated parties; and
—	the cost of administrative services provided by Affiliates of the Manager and necessary to the prudent operation of the Fund, provided that reimbursement for administrative services will be at the lower of
—	the actual cost of such services, or
—	the amount that the Fund would be required to pay to independent parties for comparable services.

The Manager estimates that the total amount of reimbursable administrative expenses during the Fund’s first full year of operations after completion of the offering, assuming receipt of the maximum Gross Proceeds, will be approximately $1 million to $1.2 million. See the footnotes to Table III in Exhibit A — Prior Performance Information, for historical information concerning reimbursement of expenses by prior ATEL programs.

Carried Interest in Fund Net Income, Net Loss and Distributions.  The Fund Manager will have a Carried Interest in the Fund as a Member equal to 0.01% of all allocations of Net Income, Net Loss and Distributions. The Manager will not contribute any cash to the Fund in return for the Carried Interest, so that the equity interest of each Member will be diluted by an amount equal to such Carried Interest immediately upon acceptance of the Member’s capital contribution. The relative capital contributions and interests in Fund Net Income, Net Loss and Distributions is set forth in the following bar chart:

PERCENTAGE

Limitations on Fees

The Fund has adopted a single Asset Management Fee as a means of compensating the Manager for sponsoring the Fund and managing its operations. While this compensation structure is intended to simplify management compensation for purposes of investors’ understanding, state securities administrators use a more complicated compensation structure in their review of equipment program offerings in order to assure that those offerings are fair under the states’ merit review guidelines. The total of all Front End Fees, the Carried Interest and the Asset Management Fee will be subject to the Asset Management Fee Limit in order to assure these state administrators that the Fund will not bear greater fees than permitted under the state merit review guidelines. The North American Securities Administrators Association, Inc. (“NASAA”) is an organization of state securities administrators, those state government agencies responsible for qualifying securities offerings in their respective states. NASAA has established standards for the qualification of a number of different types of securities offerings and investment products, including its Statement of Policy on Equipment Programs (the “NASAA Equipment Leasing Guidelines”). Article IV, Sections C through G of the NASAA Equipment Leasing Guidelines establishes the standards for payment to program sponsors of reasonable carried interests, promotional interests and fees for equipment acquisition, management, resale and releasing services, and sets the maximum compensation payable to the sponsor and its affiliates from an equipment leasing program such as the Fund. The Asset Management Fee Limit will equal the maximum compensation payable under Article IV, Sections C through G, and Article V, Section F, of the NASAA Equipment Leasing Guidelines as in effect on the date of the Fund’s prospectus (the “NASAA Fee Limitation”). Under the Asset Management Fee Limit, the Fund will calculate the maximum fees payable under the NASAA Fee Limitation and guarantee that the Asset Management Fee it will pay the Manager and its Affiliates, when added to its Carried Interest, will never exceed the fees and interests payable to a sponsor and its affiliates under the NASAA Fee Limitation.

Asset Management Fee Limit.  The Asset Management Fee Limit will be calculated each year during the Fund’s term by calculating the total fees that would be paid to the Manager if the Manager were to be compensated on the basis of the maximum compensation payable under the NASAA Fee Limitation through the end of such year, including the Manager’s Carried Interest, as described below. To the extent that the amount paid as Front End Fees, the Asset Management Fee, and the Carried Interest for any year would, when added to amounts paid in all prior years, cause the total fees through the end of such year to exceed the aggregate amount of fees calculated under the NASAA Fee Limitation for the same period, the Asset Management Fee and/or Carried Interest for that year will be reduced so that the total of all such compensation paid through the end of the period will not exceed the maximum aggregate fees under the NASAA Fee Limitation. To the extent any such fees are reduced, the amount of such reduction will be accrued and deferred, and such accrued and deferred compensation would be paid to the Manager in a subsequent period, but only to the extent that the deferred compensation would be within the Asset Management Fee Limit as calculated through that later period. Any deferred fees that cannot be paid under the applicable limitations through the date of liquidation would be forfeited by the Manager at liquidation.

Under the NASAA Equipment Leasing Guidelines, the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund’s equipment; or (ii) 75% of such Gross Proceeds. The Fund intends to incur total indebtedness equal to 50% of the aggregate cost of its equipment. The Operating Agreement requires the Fund to commit at least 85.875% of the Gross Proceeds to Investment in Equipment. Based on the formula in the NASAA Guidelines, the Fund’s minimum Investment in Equipment would equal 76.875% of Gross Proceeds (80% - [50% × .0625%] = 76.875%), and the Fund’s minimum Investment in Equipment would therefore exceed the NASAA Fee Limitation minimum by 9%.

The amount of the Carried Interest permitted the Manager under the NASAA Fee Limitation will be dependent on the amount by which the percentage of Gross Proceeds the Fund ultimately commits to Investment in Equipment exceeds the minimum Investment in Equipment under the NASAA Fee Limitation. The NASAA Fee Limitation permits the Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Net Income, Net Loss and Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment. With a minimum Investment in Equipment of 85.875%, the Manager and its Affiliates may receive an additional carried interest equal to 6.5% of Net Profit, Net Loss and Distributions under the foregoing formula (2.5% + 2% + 4.5% = 9%; 1% + 1% + 4.5% = 6.5%). At the lowest permitted level of Investment in Equipment, the NASAA Guidelines would permit the Manager and its Affiliates to receive a promotional interest equal to 5% of Distributions of Cash from Operations and 1% of Distributions of Sale or Refinancing Proceeds until Members have received total Distributions equal to their Original Invested Capital plus an 8% per annum cumulative return on their adjusted invested capital, as calculated under the NASAA Guidelines and, thereafter, the promotional interest may increase to 15% of all Distributions.

With the additional carried interest calculated as described above, the maximum aggregate fees payable to the Manager and Affiliates under the NASAA Guidelines as carried interest and promotional interest would equal 11.5% of Distributions of Cash from Operations (6.5% + 5% = 11.5%), and 7.5% of Distributions of Sale or Refinancing Proceeds (6.5% + 1% = 7.5%), before the subordination level was reached, and 21.5% of all Distributions thereafter. The maximum amounts to be paid under the terms of the Operating Agreement are subject to the application of the Asset Management Fee Limit provided in Section 8.3 of the Agreement, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee and the Carried Interest to an aggregate not to exceed the total amount of fees that would be payable to the Manager and its Affiliates under the NASAA Fee Limitation.

Upon completion of the offering of Units, final commitment of offering proceeds to acquisition of equipment and establishment of final levels of permanent portfolio debt, the Manager will calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under the NASAA Fee Limitation and compare such total permitted fees to the total of the Asset Management Fee and Manager’s Carried Interest. If and to the extent that the Asset Management Fee and Manager’s Carried Interest would exceed the fees calculated under the NASAA Fee Limitation, the fees payable to the Manager and its Affiliates will be reduced by an amount sufficient to cause the total of such compensation to comply with the NASAA Fee Limitation. The adjusted Asset Management Fee Limit will then be applied to the Asset Management Fee and Carried Interest as described above. A comparison of the Front End Fees actually paid by the Fund and the NASAA Fee Limitation maximums will be repeated, and any required adjustments will be made, at least annually thereafter.

Defined Terms Used in Description of Compensation

Definitions of certain capitalized terms used in the foregoing narrative description of compensation payable to the Manager are as follows:

“Asset Management Fee Limit” means the total fees calculated pursuant to the NASAA Fee Limitation plus the Carried Interest, determined in the manner described therein.

“Book Value of Fund Assets” means, for any period, the aggregate book value of Fund assets as reported by the Fund in the audited or unaudited financial statements, as the case may be, filed by the Fund with the Securities and Exchange Commission in its most recent quarterly or annual report.

“Carried Interest” means the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as a Member, pursuant to Sections 10.4 and 10.5 of the Operating Agreement.

“Distributions” means any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including organization and offering expenses, leasing fees, acquisition fees, acquisition expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any acquisition fees or acquisition expenses paid by a manufacturer of equipment to any of its employees unless such persons are Affiliates of the Manager.

“Liquidating Stage” means the period commencing on a date six calendar years after the final sale of Units and terminating on the date of the termination of the Fund.

“Net Income” or “Net Loss” means the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

“Offering Stage” means the period commencing with the close of the minimum offering escrow and ending on the date of the final sale of Units.

“Operating Stage” means the period commencing on the final sale of Units and ending on a date six calendar years after the date of the final sale of Units.

“Purchase Price of Portfolio Assets” means the price paid upon the purchase of a particular Portfolio Asset (including the principal amount of any loan that is a Portfolio Asset) or all Portfolio Assets, as the case may be, including the amount of Acquisition Fees and all liens and mortgages on the Portfolio Assets, but excluding points and prepaid interest.

Affiliates of the Manager

The Operating Agreement permits the Manager to delegate its responsibilities for various management functions to one or more of its affiliates, to assign its compensation to such affiliates and to cause the Fund to reimburse such affiliates for expenses incurred on the Fund’s behalf. All of such affiliates are under common control with the Manager as all are directly or indirectly controlled by Dean L. Cash, the controlling shareholder, chairman of the board, president and chief executive officer of the Manager, ATEL Capital Group and ATEL Financial Services, LLC, among other related entities. See the information under “Summary of the Offering — Organizational Diagram” above in the Prospectus and the discussion under “Management” below.

INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

The Fund’s principal objectives are to invest in a diversified portfolio of investments that will provide a favorable overall return to investors and:

(i) preserve, protect and return the Fund’s invested capital;

(ii) generate regular cash distributions to Unit holders during the Offering Stage and Operating Stages of the Fund, any balance remaining after required minimum distributions, equal to not less than 7% nor more than 9% per annum on investors' Original Invested Capital, during the Operating Stage, to be used to purchase additional investments during the first six years after the year the offering terminates; and

(iii) provide additional cash distributions during the Liquidating Stage, commencing with the end of the Operating Stage/Reinvestment Period and continuing until all investment portfolio assets have been sold or otherwise disposed.

Distributions will be made only if cash is available from Fund operations after payment of Fund obligations (including payment of administrative expenses, debt service and the Asset Management Fee) and allowance for necessary capital reserves. Distributions are expected to begin as of the quarter in which the minimum offering amount is achieved. However, there can be no assurance as to the timing of distributions, or that any specific level of distributions or any other objectives will be attained. The Fund’s ability to generate cash distributions will be dependent on a number of factors affecting its operations and Portfolio Assets, including those discussed under “Risk Factors.”

The Fund expects to invest primarily in a portfolio of equipment subject to “triple net” leases to High Quality Corporate Credits. See “Description of Lessees and Borrowers.” The Fund’s portfolio of equipment is expected to be mostly low-technology equipment such as the core capital equipment used by companies in the manufacturing, mining and transportation industries. The equipment lease portfolio may also include some relatively high-technology equipment, such as communications equipment, medical equipment and office equipment. At least 75% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds will consist of equipment leased to High Quality Corporate Credits. In addition to its portfolio of equipment leased to High Quality Corporate Credits, the Fund expects to make growth capital financing investments, including secured loans and leases, to finance the acquisition of capital equipment and other financing needs for public and private companies, including emerging growth companies. In some cases in connection with these growth capital investments, the Fund will acquire equity interests, warrants and rights to purchase equity interests in the borrower or lessee. See the discussion under “Growth Capital Financing” below. Under “triple net” leases such as those which the Fund intends to acquire with its portfolio investments, the lessee is generally required to pay substantially all of the costs associated with operating and maintaining the leased equipment, such as maintenance, insurance, taxes and other operating expenses.

The Fund’s investment decisions in structuring its portfolio will be driven by the projected economic consequences of each transaction, primarily the cash return on cash invested. While the tax consequences of the Fund’s structure, including the pass through of income and loss, and those relating to specific investments, including the status of investments as true leases and rates of amortization and cost recovery, are expected to affect the rates of return that may be realized by the Fund and its Unit holders, the Fund’s investment decisions will not generally be based on tax consequences, but primarily on the lease and loan rates and projected sale and other residual proceeds to be realized from the investments.

General Equipment Leasing Policies

The Fund intends to acquire various types of new and used equipment subject to leases. The Fund’s investment objective is to acquire primarily low-technology, low-obsolescence capital equipment such as materials handling equipment, manufacturing equipment, mining equipment, and transportation equipment. A portion of the portfolio will include some more technology-dependent equipment such as certain types of communications equipment, medical equipment, manufacturing equipment and office equipment.

While there is no widely understood definition of “high technology” versus “low obsolescence, low technology” types of equipment, the Fund uses these terms to distinguish between those types of equipment which can be expected to retain relatively little residual value after completion of the lease term (so called “high technology” equipment) and those types of equipment which may be expected to retain some material value for extended useful lives (so called “low technology, low obsolescence” equipment). Some equipment, such as certain types of aircraft, may involve relatively sophisticated technology, but would be included in the category of “low technology, low obsolescence” equipment because the technology involved would not be expected to render the equipment vulnerable to the same type of rapid obsolescence as would be the case with other types of equipment, such as certain computer and telecommunications equipment, considered to be in the “high technology” category. It should also be noted that equipment cannot always be clearly characterized as in one category or the other, but will fall somewhere on a scale of relative technology and vulnerability to obsolescence.

In a lease of higher technology, rapid obsolescence equipment, the lessor must negotiate a lease rate that both recovers the full capital investment plus the target rate of return before the lease expires or the asset reaches the end of its useful life due to obsolescence. With lower technology, low obsolescence equipment, the lessor can structure lease terms and rates based on an assumed residual value, and can seek to acquire equipment that will enjoy a strong resale or re-lease market in order to achieve the return of invested capital plus targeted profit on the investment. The Operating Agreement does not limit the Fund’s ability to invest in high technology equipment, but the Manager estimates that approximately 20% of the Fund’s portfolio, by equipment cost, will consist of high technology equipment types as of the final investment of net offering proceeds.

Like most goods, new equipment generally has a higher market value than comparable used equipment, and capital equipment tends to lose value as it is used over a period of time. An equipment lessor, such as the Fund, tries to negotiate lease terms based in part on its estimate of the value the leased equipment will have when the lease ends. This value as of the end of a lease term is referred to as the “residual value.” The lessor will negotiate a lease rate designed to generate enough rental revenues over the term of the lease so that, when the total lease payments are added to the estimated value of the equipment upon lease termination, the lessor will receive both a return of the capital used to purchase the equipment plus an overall profit on the investment. There can be no assurance, however, that the Fund’s assumptions regarding the residual value of the equipment will be accurate or that its objective will be achieved.

The Fund will be subject to fluctuations in interest rates and inflation as it establishes its portfolio. Lease and other financing rates tend to move in concert with prevailing market interest rates, so the Fund’s lease and other financing rates may reflect changes in market interest rates. On the other hand, during recent periods of relatively low interest rates, the scarcity of available capital from institutional lenders and other traditional financing sources has enhanced demand for equipment lease financing and has resulted in more favorable lease rates than would be expected during typical periods of low interest rates. Nevertheless, to the extent that market rates drop over the course of the Fund’s term, favorable lease and financing rates for Fund transactions already in place will typically be locked in for the balance of the Fund’s investment terms, but rates available to the Fund on its reinvestment of cash flow during the reinvestment stage may be lower as market rates drop. On the other hand, if interest rates rise during the term of the Fund, existing rates on Fund investments will likewise typically be locked in for the duration of investment term, but the rates available to the Fund on reinvestment of its cash flow or on lease renewals and re-leases upon lease expirations may provide a hedge against such rising market interest rates as the lease and financing rates may be expected to rise accordingly. As the portfolio will consist substantially of capital assets, the residual values of these assets may be expected to rise with increases in the rate of inflation during the Fund’s term. While this may cause equipment prices to increase for new portfolio acquisitions, the existing portfolio will act as a hedge against the effects of inflation as the residual values realized by the Fund on the renewal, re-lease and sale of equipment upon the termination of leases may be expected to keep pace with increases in the prices for new and used equipment generally.

The Manager will seek to maintain an appropriate balance and diversity in the types of equipment acquired and the types of leases entered into by the Fund. The Manager will seek to invest not more than 20% of the net offering proceeds invested in equipment in items of equipment acquired from a single manufacturer. However, this limitation is a general guideline only, and the Fund may acquire equipment from a single manufacturer in excess of the stated percentage during the offering period and before the offering proceeds are fully invested, or if the Manager deems such a course of action to be in the Fund’s best interest.

A number of factors will determine the actual composition of the Fund’s equipment portfolio; for example, the amount of offering proceeds actually received will be a significant factor in determining the Fund’s ability to diversify its portfolio. Furthermore, the Manager cannot anticipate what types of equipment will be available and at what prices at the time the Fund is ready to invest its capital.

In structuring leases, the Fund’s lease rate and return on investment objectives will vary based on:

—	the type of equipment,
—	the terms of the lease,
—	the credit quality of the lessee, and
—	prevailing lease and financial market conditions.

The Manager will commit to a particular lease transaction only if it believes that, in the context of the Fund’s overall equipment portfolio, the transaction will contribute to the satisfaction of the Fund’s investment objectives. The Fund does not have any specific “minimum rate of return.” As noted above, the Fund’s objectives are to acquire a diversified portfolio of equipment that will generate sufficient net cash flow to permit regular distributions to investors and additional funds to reinvest in equipment. Reinvestment of revenues is permitted only after certain minimum rates of distributions are made.

The Manager will seek to structure a portfolio that is:

—	diversified as to investment type, equipment type, industry, lessee and geographic location;
—	capable of generating sufficient net cash flow to meet the minimum distribution requirements to permit reinvestment; and
—	capable of generating sufficient cash flow to provide funds for additional investment in equipment.

The rates of return necessary to meet these objectives through the end of the reinvestment period will depend on a number of variables that cannot be predicted with accuracy in advance.

As set forth above under “Principal Investment Objectives,” it will be the Fund’s objective to reinvest in additional portfolio assets any revenues remaining after payment of certain minimum distributions during the reinvestment period. The Fund will not acquire portfolio assets after the reinvestment period, ending six years after the offering is completed, except if necessary to satisfy obligations entered into prior to the end of the reinvestment period or to maintain or improve portfolio assets already owned at that time.

Other than as set forth in any supplement to this Prospectus, the Fund has not invested in or committed to purchase any equipment, and, as a result, there can be no assurance as to when the proceeds from the offering will be fully invested. Furthermore, prospective investors may not have an opportunity prior to investing to evaluate all of the equipment to be acquired.

Before completing any acquisition of a single item of equipment that has a contract purchase price more than $3,000,000, the Fund will obtain a future value appraisal for the equipment from a qualified independent third party appraiser. The Manager may also, in its discretion, obtain appraisals for certain smaller acquisitions if it deems an appraisal to be appropriate because of the type of equipment, the size of a transaction or otherwise. It should be noted, however, that appraisals represent only the appraiser’s opinion of the value of the equipment, and do not necessarily represent the actual amount the Fund might receive on sale of the equipment.

The Manager may purchase equipment in its own name, the name of a related entity or the name of a nominee, a trust, or other special purpose entity, or otherwise and hold title to the equipment temporarily (generally not more than six months) for any purpose related to the business of the Fund, provided, however that:

—	the transaction is in the best interest of the Fund;

—	the equipment is purchased by the Fund for a purchase price no greater than the cost to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by the Operating Agreement;
—	there is no difference in interest terms of the loans secured by the equipment at the time acquired by the Manager or Affiliate and the time acquired by the Fund;
—	there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by the Operating Agreement; and
—	all income generated by, and all expenses associated with, equipment so acquired shall be treated as belonging to the Fund.

Any net offering proceeds received by the Fund during the first twelve months of the offering that have not been committed to investment in equipment by a date eighteen months after the beginning of the offering, and any net offering proceeds received during a second year of the offering that have not been committed to investment by a date six months after the end of the offering (except for amounts used to pay operating expenses or required as capital reserves) will be promptly returned pro rata by the Fund to investors. In addition, in order to refund to investors the amount of Front End Fees attributable to any returned capital, the Manager has agreed to contribute to the Fund, and the Fund shall distribute to investors pro rata, the amount by which (x) the amount of unused capital so distributed, divided by (y) the percentage of Gross Proceeds remaining after payment of all Front End Fees, exceeds the unused capital so distributed. The Fund’s capital will be available for general use during the offering period and may be expended in operating equipment that has been acquired. Offering proceeds will not be segregated or held separate from other capital of the Fund pending investment, and no interest will be payable to investors if uninvested offering proceeds are returned to them. Offering proceeds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding were executed at any time prior to the end of these periods, regardless of whether the investment is eventually consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any equipment, regardless of whether any such payments are ever made.

Types of Equipment

The Fund intends to acquire, lease and otherwise finance a diversified portfolio of equipment transactions. The Fund intends to invest primarily in what it deems to be relatively low technology, low obsolescence types of equipment. These types of equipment would include a variety of items that are not dependent on high technology design or applications for their usefulness to lessees, and are expected to be less subject to rapid obsolescence than types that are so dependent.

Equipment acquisition will be subject to the Manager or its agents obtaining information and reports, and undertaking inspections and surveys the Manager deems appropriate to determine the probable economic life, reliability and productivity of the equipment, its competitive position with respect to other equipment and its suitability and desirability as compared with other equipment. Purchases of new equipment for lease will typically be made directly from a manufacturer or its authorized dealers, either under a purchase agreement for large quantities of such equipment, through lease brokers, or on an ad hoc basis to meet the needs of a particular lessee. There can be no assurance that favorable purchase agreements can be negotiated with equipment manufacturers or their authorized dealers or lease brokers. In addition, the Fund may enter into sale/leaseback transactions in which the Fund will purchase equipment from companies that will then simultaneously lease the equipment from the Fund. In some cases, the Fund may purchase equipment jointly with other Affiliates or with unaffiliated third parties, and hold title directly or through special purpose entities, in which case the Fund would co-own the special purpose entity with such other Affiliates or unaffiliated third parties. See “Joint Venture Investments” under this caption below.

The following is a more detailed description of the various types of equipment that the Fund may purchase and lease. The types of equipment are listed in alphabetical order, and the discussion is not intended to imply any order of emphasis in the Fund’s acquisition policies. The final mix of equipment types in the Fund’s portfolio will depend on the factors discussed above under “General Policies.”

Aircraft.  The Fund may invest in cargo and freight aircraft, corporate aircraft and aircraft used for medical evacuation and rescue purposes. Cargo and freight aircraft are used by commercial freight carriers and national and international mail and package delivery services exclusively for the hauling of cargo. Corporate aircraft, including both helicopters and fixed-wing aircraft, are used by many businesses to move employees from city to city or to locations without scheduled air service and for the express delivery of personnel, components and products at various manufacturing and service facilities. The Fund will not invest in commercial passenger aircraft. Commercial passenger aircraft consist of aircraft used in the day to day operation of scheduled passenger air carriers.

All domestic corporate and commercial aircraft are registered with the Federal Aviation Administration (“FAA”). Under Subtitle VII — Aviation Programs, of Title 49, United States Code (the “Act”), it is unlawful to operate an unregistered aircraft in the United States. In order to be eligible for registration, the rules and regulations of the FAA provide, in effect, that aircraft is eligible for registration only if it is owned by a United States Citizen. A literal reading of the Act could lead to the conclusion that aircraft in which the Fund has an interest are not eligible for registration because the term United States Citizen is defined in the Act to include a partnership in which each member is an “individual” who is a citizen of the United States or one of its possessions, and the Fund has a corporate Manager. The FAA has indicated informally that it will permit registration of an aircraft under the Act and the regulations thereunder in the name of a trustee of a trust in which a partnership is the sole beneficiary if the partnership’s partners are United States Citizens (whether or not they are all individuals). However, such representations are not binding on the FAA; therefore, the possibility exists that the FAA would challenge such a registration. In addition, a registration may be challenged and rendered invalid if a Member is not, contrary to his representation to the Fund, a United States Citizen or if a Member ceases to be a United States Citizen. Any challenge, if successful, could result in an inability to operate the aircraft, substantial penalties, the premature sale of the aircraft, the loss of the benefits of the central recording system under federal law thereby leaving the aircraft exposed to liens or other interests not of record with the FAA, and a breach by the Fund of lease agreements entered into in connection with the aircraft.

Based on the advice of counsel and ongoing established industry practice, the manager has determined that, for purposes of aircraft and for the types of investments contemplated by the Fund, the Fund may qualify as a “U.S. Citizen'' if not more than 25% of the Units are owned by persons other than U.S. Citizens as defined under applicable federal statutes (14 CFR §47.1 et. seq.). The Fund would invest in aircraft through a trust structure as described in the foregoing paragraph, which is the established industry method used for ownership by partnership type entities, and would obtain appropriate opinions of counsel concerning registration at the time it consummated such an investment. In order to assure ongoing compliance with the citizenship limitation, the Fund will limit ownership by other than U.S. Citizens to 20% of the Units outstanding at any time, and has included in the Subscription Agreement and Operating Agreement provisions that will permit it to monitor and adjust Unit ownership to assure such compliance.

It is anticipated that any aircraft lease will provide, as a condition precedent to the transaction, that application for registration shall have been duly made and that the prospective lessee will have temporary or permanent authority to operate the aircraft. If such authority were not obtainable because of failure of registration, the lease would typically provide that the lessor would be entitled to void the transaction and the lease would not take effect.

Construction Equipment.  Construction equipment includes bulldozers, haulers, cranes, graders, backhoes, front-end loaders, scrapers and asphalt and cement spreaders used in a wide variety of applications including building construction and road, bridge and other civil engineering construction projects.

General Purpose Plant/Office Equipment.  Plant/office equipment includes racking, shelving, storage bins, portable steel storage sheds, furniture, fixtures, tables, counters, desks, chairs, cabinets and numerous other items generally used in manufacturing plants, storage and distribution facilities and offices.

Graphic Processing Equipment.  Graphic processing equipment includes print setters, printing presses, automatic drafting machines and all equipment that is used for the visual display of designs, drawings and printed matter. Printing presses come in a variety of sizes depending on the applications for which they are used. Some printing presses are of a single color, whereas others can apply up to eight colors. Phototype setters are used for the setting of type for publications such as newspapers and magazines. Computerized type-setters have become common in recent years, as they simplify type-setting, correction of mistakes and lay-out of printed pages. Automatic drafting machines are computer controlled visual displays of drawings, which enable designers to make changes in engineering drawings without the time required to make a completely new drawing by hand.

Machine Tools and Manufacturing Equipment.  Machine tools and manufacturing equipment include a wide variety of metalworking machinery, such as lathes, drilling presses, turning mills, grinders, metal bending equipment, metal slitting equipment and other metal forming equipment used in the production of a variety of machinery and equipment. Some form of machine tool is used in virtually every production process of a metal product or component. While some machine tools and metalworking equipment are built for a particular end product, the majority of machine tools can be used in a variety of applications. Manufacturing equipment can also include some high technology equipment.

Maritime Equipment.  Maritime equipment is widely used in the shipping industry as the most cost-effective way of transporting large quantities of commodities. Marine vessels include tankers, which are designed to carry liquid commodities, and dry bulk carriers, which are designed to carry homogenous commodities. In addition, certain vessels have been designed as combination carriers that have the capacity to carry both liquid and dry cargoes. Such equipment also includes supply vessels, tug boats, hopper barges, tank barges and intermodal containers.

Marine vessels may be registered in countries other than the United States and may operate in international and foreign seas and waterways. Certain types of marine vessels must be registered prior to operation in the waterways of the United States. Marine vessel registration can be challenged and rendered invalid under circumstances similar to those discussed with regard to aircraft above. Any successful challenge with respect to a marine vessel may result in substantial penalties, including the forced sale of the vessel, the potential for uninsured casualties, and a breach by the Fund of the lease or financing agreements related to the vessel.

In addition, certain U.S. federal statutes and regulations provide for the forfeiture to the U.S. Government of transportation equipment, including marine vessels, found to be used in the transportation of illegal drugs and other contraband. Upon the acquisition of vessels, the Manager will seek to cause the vessel owner to enter into the Sea Carrier Initiative Agreement with the U.S. Customs Service, whereby the vessel owner agrees to take affirmative steps to deter illegal access to and use of such vessels by those engaged in trafficking of items deemed to be illegal contraband, including illegal drugs. The law provides for an exception with respect to the owners of vessels, whereby the illegal activity has occurred without the owner’s knowledge, consent or willful blindness. However, there can be no assurance that if a marine vessel owned by the Fund and leased to a third party was found to be engaged in such illegal activities, that it would not be seized or detained by the U.S. Government. In that event, the Fund’s insurance coverage may mitigate its loss of income or pecuniary damages.

Materials Handling Equipment.  Materials handling equipment includes many varieties of fork and other types of lift trucks and carriers. They are either diesel powered, battery-powered or propane gas-powered, and are used in warehouses, plant facilities and factories for the movement of products and materials from one work station to another or from a warehouse to a truck for shipment, or for the storing of products and materials. The equipment comes in a variety of styles, depending on the design of the items to be moved and the design of the shipping or warehouse facility. However, this type of equipment is generally of standard design and can be used by a variety of industries.

Medical Equipment.  Medical equipment includes a wide variety of testing and diagnostic equipment including radiology and imaging equipment such as x-ray equipment, CAT and MRI scanners (i.e., body and head scanners) and other equipment to be used in the radiology departments of hospitals and clinics.

Mining Equipment.  The Fund may also acquire various types of mining equipment, including, but not limited to, long-wall miners or shearers, draglines, shovels, haul trucks, conveyors, and related equipment.

Oil and Gas Equipment.  This category includes oil and gas field equipment, oil services equipment, drilling and well equipment, petrochemical plants, natural gas plants, booster stations, production equipment, refineries, off-shore and on-shore oil and gas production equipment, pipeline equipment and exploration and production equipment. Equipment includes diesel generator sets, drilling rigs, rotating and static equipment, industrial steam turbines and gas turbines, turbo and radial expanders, centrifugal compressors, generators and oil brakes, reactors and steam condensers for refineries, tubular reactors, large high-pressure heat exchangers, skid-mounted packages for fiscal metering and gas treatment systems.

Plant and Production Facilities.  Plant and production facilities for manufacturing, such as, air separation plants, production lines, bottling lines, storage tanks. Large facility lease financing are likely to include an interest in the underlying real property where the equipment is located, and in certain cases, the cash flows generated from the project and the value of the equipment will become a significant factor in the credit analysis and investment decision by the Fund.

Power Generation and other Energy Industry Equipment.  This category includes cogeneration power production plants, natural gas plants, gas compression stations, power plants, petrochemical plants, refineries and peak power and baseline power generation plants. It also includes transmission lines, other power generation facilities, compression and pumping equipment and other processing and treatment equipment, as well as energy management systems. Equipment is used by commercial, industrial and institutional customers within various industries including the oil and gas industry, clean coal producers as well as most electric utilities. The equipment includes cogeneration heat recovery systems, steam and gas turbine generators, boilers, cooling towers, and combustion turbine generators. Power generation equipment also includes renewable wind energy generation facilities as well as hydroelectric power generating equipment.

Railroad Rolling Stock.  Railroad rolling stock includes gondolas, tank cars, boxcars, hopper cars, refrigerated (“reefer”) cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their tracks. Flatcars and boxcars have a variety of designs, some of which are general purpose and some of which are special purpose. Special purpose flatcars and boxcars are used for the shipment of specific products whereas a general purpose car can be used for the shipment of a wide variety of products. Many electric utilities lease hopper cars for the shipment of coal from the mine to the generating plant. Tank cars are used to transport liquids. Locomotives are the engines, generally diesel powered, that drive trains of railcars from one location to another. Locomotives come in a variety of designs, which vary in the amount of horsepower produced.

Over the Road Tractors, Trailers and Trucks.  Tractors, trailers and trucks are used for the shipment of various products and goods from one location to another on public roadways. Tractor-trailer rigs are often used for longer shipments and delivery of larger pieces; whereas heavy-duty trucks are generally used for the more local delivery of large products. A “tractor” refers to the power unit of a tractor-trailer combination. The tractor cab is generally manufactured by one company and the engine and drive train by another. The engine may use gasoline or diesel fuel. Trailers are the container portion of a tractor-trailer rig and come in a variety of sizes and designs depending on the product to be shipped. Trailers may be designed for intermodal use so they can either be pulled by tractors or transported on railroad flatcars. Trailers may be up to 45 feet long in most states and most commonly have a set of twin axles (eight wheels) to carry the load. A trailer may be enclosed on a flatbed for the shipment of large or oversized products, and may be refrigerated for the shipment of perishable products. The Fund intends to invest in trailers that can be used for the shipment of a wide variety of goods and are not limited to specific applications. Heavy-duty trucks are large trucks in which the engine and load carrying components are mounted on a single frame. The trucks can be used for the local delivery of large products or for the hauling of construction materials.

Miscellaneous Equipment.  The Fund may also acquire various other types of equipment, including, but not limited to electronic test equipment; office automation equipment; furniture and fixtures; automobiles; dairy production equipment; video projection and production equipment; store fixtures; display cases and freezers; computer related high technology equipment such as small computer systems, computer peripheral equipment, mainframe and server computers, and computer aided engineering, design and manufacturing equipment; various equipment used in medical laboratories, hospitals and clinics; photocopying and document duplication, reproduction and printing equipment; research and experimentation equipment used in businesses and laboratories engaged in ongoing research and development activities; and telecommunications equipment such as telephone, radio, television communications and broadcasting equipment, satellite communications equipment and related peripheral communications, connection, switching, transmission, control and support equipment.

Incidental Property Acquisitions.  Incidental to an acquisition of equipment, the Fund may acquire certain rights (including, by way of example, puts, calls, options or warrants), interests in real property, mineral rights or other tangible or intangible property or financial instruments. The Fund may acquire ownership of an item of equipment by acquiring the beneficial interests of a trust or the equity interest in a special purpose entity formed for the purpose of holding title to leased equipment, which special purpose entity could be in the form of a limited partnership, limited liability company, or corporation. Nothing in the Operating Agreement prohibits the Fund from acquiring any such incidental property rights or indirect ownership interest, provided the acquisition does not otherwise violate or circumvent any provision of the Operating Agreement.

Description of Lessees and Borrowers

As of the date of the final commitment of its proceeds from the sale of Units, at least 75% of the Fund’s investment portfolio (by cost), will consist of equipment leased to lessees that the Manager deems to be High Quality Corporate Credits and/or leases guaranteed by such High Quality Corporate Credits. “High Quality Corporate Credits” means, for purposes of this investment policy, lessees or guarantors who:

—	have a credit rating by Moody’s Investors Service, Inc. of “Baa3” or better, or the credit equivalent as determined by the Manager; or
—	are public or private corporations with substantial revenues and histories of profitable operations, as well as established hospitals with histories of profitability or municipalities.

The Manager may determine that the credit equivalent of a Moody’s Baa3 rating applies to those lessees or guarantors that are not rated by Moody’s, but which:

—	have comparable credit ratings as determined by other nationally recognized credit rating services;
—	although not rated by nationally recognized credit rating services, are believed by the Manager to have comparable creditworthiness; or
—	in the Manager’s opinion, as a result of guarantees provided, collateral given, deposits made or other security interests granted, have provided such safeguards of the Fund’s interest in the investment that the risk is equivalent to that involved in a transaction with a company with a credit rating of Baa3.

The remaining 25% of the initial investment portfolio may include equipment lease transactions and other debt or equity financing for companies which, although deemed creditworthy by the Manager, would not satisfy the specific credit criteria for the portfolio described above. Included in this balance of the portfolio may be growth capital investments, which are described below under “Growth Capital Financing.” No more than 25% of the initial portfolio, by cost, will consist of these growth capital financing investments.

In arranging equipment and other financing transactions on behalf of corporate investors and securing institutional financing for such transactions, the Manager and its Affiliates have been required to analyze and evaluate the creditworthiness of potential lessees and borrowers. However, neither the Manager nor any of its Affiliates is in the business of regularly providing credit rating analyses as an independent activity. In order to analyze whether a prospective lessee’s credit risk is comparable or equivalent to a Moody’s Baa3 rating, the Manager will attempt to apply the standards applicable to securities qualifying for the Baa3 rating. Such securities are generally deemed to be of “investment grade,” neither highly protected nor poorly secured, with earnings and asset protection which appear adequate at present, but which may be questionable over any great length of time. Notwithstanding the Manager’s best efforts to assure the lessees’ creditworthiness, there can be no assurance that lease defaults will not occur.

It is not anticipated that the Fund’s lessees, borrowers or assets will be located primarily in any given geographic area. The Manager will use its best efforts to diversify investments by geography and industry, and will apply the following policies:

—	The Manager will seek to limit the amount invested in equipment leased to any single lessee to not more than 20% of the aggregate purchase price of investments as of the final commitment of net offering proceeds; and
—	In no event will the Fund’s equity investment in equipment leased to a single lessee exceed an amount equal to 20% of the maximum capital from the sale of Units (or $30,000,000).

In equipment leasing transactions, the Fund will only purchase or finance equipment for which a lessee exists or for which a lease will be entered into at the time of purchase.

Foreign Equipment Leases

There is no limit on the amount of equipment that may be leased to foreign subsidiaries of United States corporations, to foreign lessees or that may otherwise be permitted to be used predominantly outside the United States. However, the Manager will seek to limit the aggregate amount of the Fund’s equity invested in all equipment leased to foreign lessees or that is otherwise to be used primarily outside the United States to not more than 20% of the total equipment portfolio by cost. For the purposes of this description of the Fund’s policies, any lessee under a lease guaranteed by a United States corporation will not be deemed a “foreign lessee” and the lease will not be deemed a “foreign lease.” The Manager does not have any specific objective with regard to the amount of equipment to be subject to foreign leases, but intends to pursue desirable foreign leasing opportunities for the Fund to the extent consistent with the Fund’s overall investment objectives and the guidelines described in this discussion.

Of the total purchase price of equipment leased to foreign lessees as of the final commitment of net offering proceeds, the Manager will require that a minimum of 75% must represent equipment leased to lessees which have a credit risk equivalent to a credit rating by Moody’s Investors Service, Inc. of “Baa3” (within Moody’s investment grade category) or better, as determined by a credit rating agency which is generally recognized in the financial services industry or, if no such credit rating is available, as determined by the Manager. Any leases to foreign lessees that do not meet the foregoing credit standard will involve lessees that have assets located in the United States with a value equal to or greater than the original purchase cost of the equipment subject to the lease.

Furthermore, in order to attempt to mitigate certain risks relating to foreign leases, the Fund will attempt to negotiate lease provisions, which require:

—	payment in U.S. currency;
—	reimbursement for any foreign taxes billed to the Fund; and
—	insurance covering the risk of confiscation.

There can be no assurance, however, that the Fund will be successful in negotiating such provisions.

Description of Equipment Leases

Generally, in a lease involving new equipment, the lessee will express an interest in lease financing for equipment and the Manager will attempt to create a lease package for the prospective lessee. In formulating the lease package, the Manager will consider the following factors, among others:

—	the type of equipment;
—	the anticipated residual value of the equipment;
—	the business of the lessee;
—	the lessee’s credit rating;
—	the cost of alternative financing services; and

—	competitive pricing and other market factors.

The initial lease terms will vary as to the type of equipment, but will generally be for 36 months to 84 months. The Fund may lease some equipment to federal, state or local governments, or agencies thereof. Many of such leases will be subject to renewal each year, because many governmental lessees must obtain appropriations for funds for their leases on an annual basis. In addition, the Fund may, under appropriate circumstances, engage in other short-term or “per diem” leases when the Manager deems it in the best interest of the Fund and consistent with its overall objectives.

The equipment will be leased to third parties primarily pursuant to leases with scheduled rents that will return less than the purchase price of the equipment during the initial term of the lease. These include leases where rental payments are based upon equipment usage. Lease rentals during comparable terms are ordinarily higher under leases that provide rents that are less than the full purchase price than those that return the full purchase price to the lessor. As a result, the Manager believes that well-structured leases of this type will help the Fund satisfy its investment objectives.

The Fund will seek initial lease terms during which a lessee may not cancel the lease or avoid the lease obligation. However, where the Manager deems it to be in the Fund’s best interest, because of favorable lease terms, anticipated high demand for particular items of equipment or otherwise, it may permit an appropriate cancellation clause.

The Manager believes that the Fund will be able to lease or sell its equipment profitably after the initial lease terms although no assurances can be given that it will. Many of the Fund’s initial lessees may be expected to renew their leases or purchase the equipment they are leasing and using in their business. Because of potential replacement costs on the open market, and the costs avoided by continuing to use the equipment they already have under lease, a lessee may generally be expected to pay substantially greater than the wholesale value of the equipment on a re-lease or purchase of the equipment under lease. The Fund’s ability to renew or extend the terms of its leases or to re-lease or sell the equipment on expiration of the initial lease terms is dependent on many factors, including possible economic or technological obsolescence of the equipment, competitive practices and conditions and generally prevailing economic conditions.

The lease contract provides additional security to the Fund and its investors because the lessee is obligated to make lease payments before paying dividends to its shareholders or making payments to its unsecured bond holders. Furthermore, the lease may be considered “bankruptcy remote” as to the creditors of the lessee, because the lessee does not own the equipment. The lessor is the owner and retains title to the equipment throughout the term of the lease and until the lessor sells or otherwise disposes of the equipment. While all investments involve some level of risk, the Fund’s ownership of leased equipment provides collateral for the lessee payment obligations, while most corporate debt is a general obligation of the issuer.

Bankruptcy is generally considered the “acid test” of the strength and security of commercial transactions, and under the U.S. Bankruptcy Code, a lessor has a number of advantages over other forms of financing, including secured equipment financing. Section 365 of the Bankruptcy Code (1) compels the lessee to assume or reject a lease, and/or timely cure and perform all obligations under the lease, within 60 days of the bankruptcy filing and (2) if the lease obligation is assumed, the lessee must compensate the lessor for damages, or provide “adequate assurances” of payment and of future performance. The “adequate assurance” is provided in the form of an administrative claim in bankruptcy, which is referred to as a “super-priority” claim as it is paid among the first before all other priority claims. The contract rate for rent under the lease should continue to govern under the Bankruptcy Code. If the lease is rejected, the lessee must promptly return the leased equipment to the lessor, and the lessor retains an unsecured claim for any damages, such as unpaid pre-petition rent or other sums, or for deferred maintenance of the equipment.

A secured lender, on the other hand, has none of the benefits of these lessor protections under the Bankruptcy Code. First, a security agreement does not need to be assumed or rejected as required with leases under the Bankruptcy Code. Even if the security interest is perfected, the secured creditor runs the risk that the value of the equipment is insufficient to secure the debt, which could be cause for avoidance of pre-petition payments by the debtor. Furthermore, if the debtor would like to retain the secured equipment, the debtor need not cure past defaults or provide adequate assurances, as would a lessee under the Bankruptcy Code. The debtor can retain the financed equipment by providing merely “adequate protection” of the value of the collateral, which may include an agreement to pay the secured creditor over time the present value of the collateral. This is true even if the value of the equipment is less than the outstanding debt, resulting in the debtor never having to pay more than the then current depreciated value of the collateral. In addition, even if a secured lender’s debt is fully secured by collateral value, the debtor may “cram down” the secured lender and confirm a bankruptcy plan with an interest rate and payment terms which may be less favorable to the lender than the original contract.

Another aspect of a lease which provides security is the fact that ATEL leases are non-cancellable contracts that obligate the lessee to remit a fixed payment every month for a specified term. Further security is provided because most Fund leases are expected to be considered “triple net” from the standpoint that the lessee (rather than the lessor) is required to (1) repair and maintain the equipment, (2) carry property and liability insurance and (3) pay sales and property taxes.

In addition to “triple net leases,” the Fund may enter into some “full service operating leases.” Full service operating leases are typically rail or intermodal container leases, where the lessor, not the lessee, is responsible for some, or perhaps all of the maintenance, insurance, and tax obligations. Generally such leases have higher rent obligations due to the lessor by the lessee. In such cases, the Manager may engage and supervise a third party equipment manager to manage the full service leases as part of a managed program, or, alternatively, the Manager may manage the leases directly.

Most of the Fund’s lease agreements will require the lessees to maintain:

—	casualty insurance in an amount equal to the greater of the full value of the equipment or a specified amount set forth in the lease, and
—	liability insurance naming the Fund as an additional insured with a minimum limit of $1,000,000 in coverage.

In certain circumstances, however, the Fund may permit a lessee who can demonstrate adequate financial resources, to “self insure” by providing indemnities, guarantees and other contractual commitments that will protect the Fund against exposure to casualty and/or liability losses.

The Fund may enter into remarketing agreements with manufacturers of equipment on terms that are customary in the industry. A remarketing agreement is an agreement whereby the manufacturer agrees with the lessor to assist the lessor in finding a new lessee at the termination of the original lease. The Manager will determine, in its sole discretion, whether to enter into such agreements and with which manufacturers to do so. Most remarketing agreements call for the manufacturer to find a second user only on a “best efforts” basis. Thus, a remarketing agreement does not assure the lessor that the equipment can or will be re-leased at the end of the initial lease term. The monthly rental payments under a new lease or the sale price of such equipment would be subject to the final approval of the Manager. Under a remarketing agreement, the manufacturer would participate with the Fund in revenues on an incentive basis. The manufacturer would typically receive a percentage of the revenue derived by the Fund from the equipment under the agreement, which would increase after the Fund received a specified return on its investment.

Equipment Leasing Industry and Competition

Leasing has become one of the major methods by which American businesses finance their capital equipment needs. Businesses, both large and small, often lease rather than buy equipment in order to deploy capital and manage cash flows efficiently. Investment in plant and equipment impacts every sector of the economy, including the manufacturing, energy, transportation, services, agriculture, healthcare and government sectors. Equipment finance companies also finance the export of U.S. manufactured products abroad.

Both large and small businesses often lease rather than buy equipment in order to deploy capital effectively and to match revenues and expenses; thus enabling them to manage cash flows efficiently. Leasing provides businesses with the ability to preserve capital while keeping their lines of credit available for operating requirements.

The volume of equipment lease financing usually reflects general economic conditions, and as the economy slows or builds momentum, the demand for productive equipment generally slows or builds, and equipment lease financing volume generally decreases or increases. In addition to fluctuations in demand for equipment, investment returns from equipment leasing may be affected by prevailing interest rates, as alternative financing structures and costs affect lease pricing. The U.S. economy has recently experienced a period of relatively low interest rates. While low interest rates may initially enhance the value of existing long term lease investments with higher locked in lease rates, lower interest rates will potentially reduce the lease rates available on new lease financing transactions.

Although ATEL anticipates growth in the economy and in demand for equipment in the future, many uncertainties may affect the equipment financing industry. These uncertainties range from the effects of international conflict, to the effects of changes in applicable laws and regulations. See the discussion under the “Risk Factors” above. ATEL is unable to predict what, if any, effect these and other developments will have on the economy in general and on capital investment in equipment by U.S. business and lease financing in particular.

In obtaining lessees, the Fund will compete with manufacturers of equipment that provide leasing programs and with established leasing companies, banks and bank leasing subsidiaries, and equipment brokers. Manufacturers of equipment may offer certain incentives including maintenance services and trade-in or replacement privileges that the Fund cannot offer. The Fund may also be competing with manufacturers and others who offer leases that provide for longer terms and lower rates than leases that the Fund will offer. There are numerous other potential entities, including entities organized and managed similarly to the Fund, seeking to purchase equipment subject to leases. Major national and international leasing companies, banks and bank leasing subsidiaries are much larger than the Fund and the Manager, with lower costs of capital, and greater financial and personnel resources, and may therefore be able to offer lessees a broader range of lease and financing options on better terms than the Fund. The Fund, on the other hand, may be able to react more quickly and flexibly to lessee needs than larger leasing organizations.

Growth Capital Financing

As discussed above, at least 75% of the Fund’s investment portfolio, by cost, as of the final commitment of offering proceeds, will consist of equipment leased to High Quality Corporate Credits. In the rest of its portfolio, the Fund may finance equipment for a variety of public and non-public companies that may not meet the High Quality Corporate Credit criteria. Included in this portion of its portfolio will be investments providing financing to young, growing, privately held companies, primarily in the form of secured loans used to acquire equipment. Privately held companies have not yet “gone public” by publicly selling their equity securities. These investments involving privately held companies are referred to below in this discussion as “growth capital financing” investments or transactions.

In its growth capital financing transactions, the Fund will seek to obtain terms from its non-public borrowers that may include, as additional consideration to the Fund, the granting of warrants, options or other rights to purchase equity securities of the lessee or borrower, or the opportunity to purchase such equity securities outright (such rights to purchase equity interests and direct equity investments are referred to in this Prospectus as the “equity interests”). Growing young companies often have more difficulty obtaining financing for equipment essential to the development and growth of their business, and, as a result, may offer lenders and lessors substantial cash deposits, equity participation or other extraordinary consideration to obtain financing for the equipment. The Fund intends to focus up to 25% of its initial portfolio in this market to achieve investment returns from both its direct loan revenues and gains it may realize from the equity interests.

The Manager will look to provide growth capital financing for those companies that show solid potential for consistent profitability within a specific time period, or that have obtained or are expected to attract sufficient equity venture capital to finance their operations through the stage of their expected profitability. The Manager will seek to identify companies that are at an early enough stage in their capitalization to require these types of financing solutions, but which demonstrate the potential to both satisfy their payment obligations and provide attractive equity participation to the Fund. The Manager may also seek to identify more mature, privately-held companies that seek creative financing solutions involving the granting of equity interests to the Fund. The Fund would expect these transactions to involve as collateral more high technology, low residual value equipment than the leases in the primary portion of its portfolio. As noted above, the Fund’s equipment portfolio will consist primarily of low obsolescence equipment that will be expected to retain significant residual value upon expiration of the initial leases. In contrast, the portion of the Fund’s portfolio invested in growth capital financing transactions is expected to be relatively high-technology equipment, and to return invested capital and a targeted return on investment through a more accelerated schedule of regular cash payments due during the initial term of the financing transaction.

The Fund will provide growth capital financing primarily pursuant to secured loans with fixed periodic installment obligations for payment of interest and amortization of principal. Growth capital financing investments may also be made in the form of finance leases which are structured as leases, but which are treated as installment loans for tax purposes, as well as through true net leases requiring fixed periodic lease payment installments. The Fund will also provide certain borrowers with working capital financing secured by liens on all or part of the borrowers’ assets. In a true lease transaction, the Fund as lessor would be considered the owner of the equipment for tax purposes, and is therefore entitled to cost recovery deductions allocable to the equipment. A “lease intended for security” or finance lease may be nominally structured as a lease, but is analogous to an installment sale contract or loan agreement, and is treated as a loan for tax purposes, with the “lessor” as lender and the “lessee” as the borrower. In a secured loan agreement, the Fund would be the lender and the borrower would be deemed the owner for tax purposes of any equipment financed or other collateral and would retain, as part of the economic structure of the transaction, all of the rights to cost recovery deductions and other tax aspects of ownership.

Fund growth capital financing investments will typically provide for regular scheduled payments by the borrower or lessee over the term of the loan or lease in aggregate amounts in excess of the purchase price paid by a Fund for the equipment or the principal amount of the loan. The Funds will nevertheless be subject to the risk that the borrower or lessee may not fully perform its obligations. The Manager will attempt to structure these transactions so that the payments of principal and interest, together with any equity interests involved, will return the Fund’s investment and provide a desirable rate of return on investment in view of the associated financing risks. In addition to financing equipment, the Fund’s secured loan transactions may also provide working capital to a borrower.

In secured loans and finance leases, the Fund will have a security interest in any equipment financed in the transaction. Collateral for the Fund’s secured loan transactions may also include the borrower’s accounts receivable, equipment, inventory or other tangible or intangible assets. The Fund’s security interest may be a senior lien on the financed assets, providing the Fund with the right, on any default under the financing arrangement, to foreclose on the assets that are collateral, and to take possession and or sell the assets in order to satisfy the borrower’s obligation. The Fund may also provide financing as a junior or subordinate lender under appropriate circumstances, often with an inter-creditor agreement with the senior creditors establishing the relative enforcement rights, remedies, and priorities to the debtor or borrower’s collateral in the event of a default by such entity under any of its debt obligations to the creditors. In such cases, the Fund’s right to enforce its obligations against the collateral may be subject to the priority of any senior lender’s rights, or may exclude an identified pool of assets financed by the Fund, with a sharing in the remaining assets of the debtor on a pro-rata basis. To secure working capital loans, the Fund will generally seek a blanket lien on all of a borrower’s assets, or all assets except certain excluded assets. Borrowers may need to exclude intellectual property rights as collateral in order to comply with the terms of other outstanding or future financing obligations.

The Fund will generally acquire equity interests in conjunction with the Fund’s growth capital financing transactions, including financing provided to the issuer of the equity interests or to a parent, subsidiary or affiliate of the issuer. In many cases, the Fund expects to acquire equity interests, such as warrants and options to purchase securities, in consideration of its financing and without any other cash investment by the Fund at the time it acquires such rights. In such cases, cash investment by the Fund would be made upon exercise of the rights, and the Fund expects to use operating cash flow to fund such exercises. In other cases, the Fund may obtain the right to make a direct cash investment in such securities at the time the financing is provided, for which the Fund would use proceeds from the offering of Units. In some cases, the Fund may have an opportunity to make a growth capital financing investment by acquiring equity interests of a company independent of a financing transaction. The objective of the acquisition of these equity interests is to benefit from the appreciation of the growth capital customer’s equity capital as its business grows and matures. At some time in the future, typically at the time of, or soon after, the growth capital customer’s equity securities become publicly registered or traded, such as may occur upon its initial public offering, merger or reorganization, the Fund would exercise its rights represented by the equity interests, acquire the growth capital customer’s publicly-traded securities and seek to dispose of the securities at a profit. The equity interests may also mature upon the negotiated sale of the growth capital customer through the sale of all of the growth capital customer’s equity securities or a sale of all its assets and liquidation of the proceeds to the equity holders. The Manager will determine when and whether to exercise rights to convert or acquire securities subject to the equity interests. To exercise warrant or option rights the Fund will generally pay an exercise price, which may be financed out of the disposition proceeds to be realized upon an immediate resale of the purchased securities. There can be no assurance that the issuers of the equity interests will achieve capital growth and that the equity interests will generate any profit, or that such growth and profits will be achieved during the Fund’s anticipated holding period.

In order to assure that the Fund will not be deemed an “investment company” under the Investment Company Act of 1940, the Manager will not permit the aggregate value of the equity interests, secured loans and any other assets held by the Fund and deemed investment securities under such Act to exceed 40% of the value of the Fund’s total assets. The Fund’s primary portfolio of equipment subject to true leases will not be deemed investment securities.

Portfolio Diversification

As discussed above, the Fund’s objective will be to acquire a diversified portfolio of investments. At least 75% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds will consist of equipment leased to High Quality Corporate Credits, regardless of the amount of capital ultimately raised by the Fund. The Fund will seek to acquire a portfolio of such investments that is diversified by types of equipment, lessees, industries and geographic location. The ability to attain such diversification may be affected by the amount of capital raised, in that the portfolio may be more widely diversified if the Fund raises at or near the maximum offering amount, while diversification would be more limited if the Fund raises only the minimum offering amount.

In order to further diversify its investment portfolio, the Fund may acquire growth capital financing investments. Not more than 25% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds will consist of growth capital investments. There is no maximum amount of the net proceeds that may be used to acquire equipment leased to High Quality Corporate Credits.

Set forth below is a table illustrating the foregoing portfolio objectives and limitations.

Prior Program Diversification

ATEL finances the equipment that Cargill uses to grow and harvest its grain which is then transported using ATEL-leased railcars operated by Union Pacific to the manufacturer where equipment leased by ATEL to Kraft produces consumer foods which are sold by retailers such as Walmart which uses ATEL equipment to distribute their goods.

Equipment lessees and manufacturers depicted and identified herein are from prior ATEL Funds. Although representative of the types of equipment, lessees and manufacturers intended to be acquired by the Fund, investors in the Fund will not acquire an interest in any of the equipment or transactions described herein.

The prior public equipment leasing programs sponsored by the Manager and its Affiliates have had equipment portfolio objectives substantially identical to those of the Fund. The first chart set forth below represents the actual equipment portfolio diversification by equipment type for all prior ATEL public programs as of December 31, 2012; the second chart set forth below represents the actual equipment portfolio diversification by lessee industry for all prior ATEL public programs as of December 31, 2012; and the third chart set forth below represents the actual portfolio diversification by the lessees’ geographic location for all prior ATEL public programs as of December 31, 2012. Diversification of the Fund’s portfolio will depend on a number of variables, including the amount of capital raised and market conditions, which cannot be predicted in advance. Although there can be no assurance that the Fund will achieve diversification similar to that of the prior programs, achieving such diversification will be one of the primary investment objectives and policies of the Fund.

AGRICULTURE
AVIATION
CHEMICAL PROCESSING
COMPUTERS
CONSTRUCTION
CONTAINERS
MANUFACTURING
MARINE
MATERIAL HANDLING
MINING
MOTOR VEHICLES
PETROLEUM & NATURAL GAS
RAILROAD
TRUCKS AND TRAILERS
MISCELLANEOUS

DIVERSIFICATION BY EQUIPMENT AS OF DECEMBER 31, 2012

Equip Type Description	% of Total Cost
AGRICULTURE	0.01%
AVIATION	3.21%
CHEMICAL PROCESSING	1.13%
COMPUTERS	4.21%
CONSTRUCTION	5.31%
CONTAINERS	5.31%
MANUFACTURING	6.12%
MARINE	2.14%
MATERIAL HANDLING	10.55%
MINING	13.52%
MOTOR VEHICLES	1.47%
PETROLEUM & NATURAL GAS	1.53%
RAILROAD	34.19%
TRUCKS AND TRAILERS	8.65%
MISCELLANEOUS	2.65%
Grand Total	100.00%

AGRICULTURAL SERVICES
AIR TRANSPORTATION
APPAREL MANUFACTURING
APPLIANCES AND TOOL
BUSINESS SERVICES
CHEMICALS AND ALLIED PRODUCTS
COAL MINING
ELECTRIC/GAS/SANITARY SERVICES
ELECTRONIC/OTHER ELECTRIC EQUP
ENGINEERING & MANAGEMENT SERVICES
FOOD AND KINDRED PRODUCTS
HEALTH SERVICES
HEAVY CONSTRUCTION,EX.BUILDING
INDUSTRIAL MACHINERY/EQUIPMENT
INSTRUMENTS & RELATED PRODUCTS
LUMBER AND WOOD PRODUCTS
MISC MANUFACTURING INDUSTRIES
MISC RETAIL
NONMETALLIC MINERALS,EXPT.FUEL
OIL AND GAS EXTRACTION
PAPER AND ALLIED PRODUCTS
PETROLEUM AND COAL PRODUCTS
PRIMARY METAL INDUSTRIES
RAILROAD TRANSPORTATION
RUBBER/MISC PLASTICS PRODUCTS
TRANSPORTATION EQUIPMENT
TRANSPORTATION SERVICES
UTILITIES/GAS
WASTE RECYCLING
WATER TRANSPORTATION
WHOLESALE TRADE-DURABLE GOODS
WHOLESALE TRADE-NONDURABLE GOODS

DIVERSIFICATION BY INDUSTRY AS OF DECEMBER 31, 2012

Customer Industry Description	Total
AGRICULTURAL SERVICES	0.40%
AIR TRANSPORTATION	3.21%
APPAREL MANUFACTURING	0.61%
APPLIANCES AND TOOL	0.23%
BUSINESS SERVICES	4.19%
CHEMICALS AND ALLIED PRODUCTS	1.70%
COAL MINING	11.01%
ELECTRIC/GAS/SANITARY SERVICES	0.22%
ELECTRONIC/OTHER ELECTRIC EQUP	1.05%
ENGINEERING & MANAGEMENT SERVICES	0.61%
FOOD AND KINDRED PRODUCTS	3.94%
HEALTH SERVICES	1.83%
HEAVY CONSTRUCTION, EX. BUILDING	0.71%
INDUSTRIAL MACHINERY/EQUIPMENT	2.94%
INSTRUMENTS & RELATED PRODUCTS	0.80%
LUMBER AND WOOD PRODUCTS	2.38%
MISC MANUFACTURING INDUSTRIES	7.78%

Customer Industry Description	Total
MISC RETAIL	4.12%
NONMETALLIC MINERALS, EXPT. FUEL	1.55%
OIL AND GAS EXTRACTION	3.52%
PAPER AND ALLIED PRODUCTS	3.54%
PETROLEUM AND COAL PRODUCTS	0.84%
PRIMARY METAL INDUSTRIES	0.38%
RAILROAD TRANSPORTATION	15.96%
RUBBER/MISC PLASTICS PRODUCTS	0.97%
TRANSPORTATION EQUIPMENT	1.16%
TRANSPORTATION SERVICES	2.62%
UTILITIES/GAS	0.78%
WASTE RECYCLING	0.80%
WATER TRANSPORTATION	7.45%
WHOLESALE TRADE-DURABLE GOODS	2.67%
WHOLESALE TRADE-NONDURABLE GOODS	10.03%
Grand Total	100.00%

DIVERSIFICATION BY LOCATION AS OF DECEMBER 31, 2012

Adjusted Equip Location	Total
AL	1.69%
AR	3.84%
CA	3.15%
CT	0.71%
FL	2.17%
GA	0.06%
IA	0.74%
IL	2.16%
IN	5.15%
KS	0.59%
KY	0.04%
LA	0.76%
MA	1.95%
MD	0.04%

Adjusted Equip Location	Total
ME	0.69%
MI	0.48%
MN	2.11%
MO	0.20%
MS	0.22%
NC	3.96%
NH	2.06%
NM	0.16%
NY	4.53%
OH	1.27%
OR	0.43%
PA	2.65%
SC	0.61%
SD	0.01%

Adjusted Equip Location	Total
TN	0.39%
TX	12.91%
UT	0.06%
VA	0.50%
WA	0.69%
WI	0.40%
WV	0.15%
WY	1.20%
US-INTERSTATE	37.69%
INTERNATIONAL	3.58%
Grand Total	100.00%

The charts depicted below further summarize diversification of equipment types of prior ATEL public Fund investments. The first chart presents the concentration by equipment types in the portfolios of the last nine ATEL public equipment leasing programs as of December 31, 2012. The second chart compares ATEL’s concentration by equipment to the total leasing markets’ concentration as of December 31, 2012 (source: 2012 Survey of Equipment Finance Activity Report published by the Equipment Leasing and Finance Association).

VOLUME BY INDUSTRY TYPE
INDUSTRY TYPE
AGRICULTURE
0.40%
11.40%
CONSTRUCTION
0.71%
5.90%
GOVERNMENT
0.00%
4.30%
MANUFACTURING
20.77%
13.90%
MINING/OIL & GAS EXTRACTION
16.08%
4.20%
RAILROAD
15.96%
0.40%
SERVICES
11.58%
19.40%
TELECOMMUNICATIONS
1.05%
2.20%
TRANSPORTATION*
14.44%
8.90%
UTILITIES
0.78%
2.80%
WHOLESALE/RETAIL
17.43%
8.60%
OTHER
0.80%
18.00%
0%
5%
10%
15%
20%
25%
ATEL
MARKETPLACE
% SHARE OF TOTAL VOLUME

* Transportation includes Air, Bus, Transit, Truck and Water Transportation

Diversification Objectives

The Fund’s objective will be to diversify its portfolio with respect to equipment type, industry sector, geographic location and asset class, as has been the objective of prior ATEL sponsored programs for which portfolio diversification data are set forth above. The Fund’s diversification objective is illustrated by the following chart:

Diversification of an investor’s own investment portfolio across several asset classes can reduce overall investment portfolio risk in the same manner as may be accomplished by the prior ATEL Funds with respect to their Portfolio Assets as they diversify their portfolios with respect to equipment type, industry sector, geographic location and asset class.

An investor’s ability to achieve portfolio diversification objectives can also be enhanced by including investments in markets that are not expected to be correlated with one another. A diversification of investments into multiple markets can be expected to reduce the volatility of the investor’s portfolio as a whole. So, for example, investors often invest in both stocks and bonds in order to reduce their overall investment portfolio volatility. As the markets for capital equipment and leasing investments are not typically correlated with the stock or bond markets, adding an equipment leasing investment may help an investor achieve market diversification, and thereby assist in reducing the investor’s overall investment portfolio volatility.

The S&P 500 stock index for the period beginning January 1, 2008 ending in June 30, 2013 is set forth in the graph below. While investments in stocks may provide many potential benefits to an investment portfolio, including ready liquidity and potential capital appreciation, the portion of an investment portfolio represented by stocks may be expected to experience market fluctuations that are not correlated to the equipment and leasing markets.

Furthermore, many investment professionals believe asset allocation is one of the most important factors in determining the performance of an investor’s investment portfolio. The following graphic illustrates the results of one study of investment portfolio performance.

Alternative Investments

Financial advisors generally recommend that investors hold a diversified investment portfolio, including traditional investments, such as stocks, bonds and mutual funds, and alternative investments. The objective of this strategy is to reduce the overall portfolio risk and volatility of an investor’s wealth portfolio while achieving acceptable rates of return. An investment in an equipment fund such as the Fund may be regarded as an alternative investment. The appropriate proportion of an investor’s wealth portfolio that should be held in alternative investments will vary from investor to investor. You should consult your financial advisor regarding asset allocation strategies.

As an example of investment diversification, the chart below illustrates the asset allocation percentages at December 31, 2012 for certain U.S. College and University Endowments.

Asset Allocations for U.S. College and University Endowments and Affiliated Foundations - Fiscal Year 2012[1,2]

Cash
4%
Fixed
Income
11%
Domestic
Equities
15%
International
Equities
16%
Alternative
Investments
54%

[1] Source: 2012 National Association of College and University Business Officers and Commonfund Institute (NACUBO)- Commonfund Study of Endowments (NCSE)

[2] Sample size of 831 U.S. colleges, universities, and their supporting foundations; 525 are private and 306 are public

As a wealth management strategy, equipment funds may be appropriate for certain investors for reasons that include:

•	Portfolio diversification. An investment in an equipment fund may provide diversification between alternative and other forms of investments.
•	Non-correlation. Equipment funds that are not traded on a stock exchange may exhibit little or no correlation to listed stock or bond markets. Furthermore, factors that influence share prices may not be factors that impact the revenue that is derived from owning and financing Portfolio Assets.
•	Regular cash distributions. Equipment funds may generate regular cash distributions.
•	Potential for capital growth. Equipment funds may offer the potential for the growth of invested capital as the result of reinvestment of the proceeds from earlier investments to compound the return achieved from such earlier investments.
•	Security in tangible, business-essential assets. Equipment funds provide financing for real items that are essential to the conduct of business. Therefore, because business-essential Portfolio Assets have intrinsic value, the Fund may be better positioned during financial market fluctuations than funds investing solely in traditional asset classes such as stocks and bonds for which value can change from day to day.
•	Potential inflation and recession hedge. The price of hard assets such as equipment will typically rise in conjunction with inflation, which can benefit holders of these assets prior to or at the beginning of inflationary periods. In a recession, credit will typically tighten as traditional financing sources become unavailable or more expensive. This can increase the pool of favorable investment opportunities for equipment funds that have capital on hand to invest.
•	Tax advantages. Equipment funds may provide tax benefits for some investors. See “Federal Income Tax Consequences.”

In circumstances where the above advantages can be realized by an investor; the following chart shows the relative advantages to the investor using the endowment model (using alternatives) versus the blended portfolio model (60% S&P 500 index and 40% Barclays U.S. Aggregate Bond funds).

Outperforming the Traditional 60/40 Model

Growth Of A Hypothetical $10,000 Over The Last 15 Years (June 1996 - June 2011)

$50,000
40,000
30,000
20,000
10,000
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
Endowment Model
Blended Portfolio 60/40 Mix

* Source: 2012 National Association of College and University Business Officers and Commonfund Institute (NACUBO)- Commonfund Study of Endowments (NCSE)

* Endowment model consists of institutions over $1 billion in assets

* Blended Portfolio consists of 60% S&P 500 Index and 40% Barclays U.S. Aggregate Bond

The Fund expects to exhibit some or all of the characteristics described above. Before considering any investment in the shares, you should first consult with your financial advisor and read and understand this prospectus, including the section entitled “Risk Factors.” You must also meet the general and State specific suitability standards as set out in this prospectus. See “Who Should Invest.”

Borrowing Policies

The Fund expects to incur debt to finance the purchase of a portion of its equipment portfolio. The amount of borrowing in connection with any equipment acquisition transaction will be determined by, among other things, the credit of the lessee, the terms of the lease, the nature of the equipment and the condition of the money market. There is no limit on the amount of debt that may be incurred in connection with any single acquisition of equipment. However, the Fund may not incur aggregate outstanding indebtedness in excess of 50% of the total cost of all portfolio assets as of the date of the final commitment of offering proceeds and, thereafter, as of the date any subsequent indebtedness is incurred.

The Fund intends to borrow amounts equal to such maximum debt level in order to finance its equipment portfolio, regardless of the amount of equity capital raised from the sale of Units. While the Manager maintains short-term lines of credit, there can be no assurance that such short-term credit or permanent financing will be available to the Fund in the amounts desired or on terms considered reasonable by the Manager at the time the Fund seeks to finance a specific acquisition.

Financing for the Fund may consist of both recourse and non-recourse debt. Non-recourse borrowing, in the context of the type of business to be conducted by the Fund, generally means that the lender providing the funds would only be able to look to the equipment purchased with such loan proceeds and the proceeds derived from the leasing or reselling of such equipment as security. A non-recourse lender would nevertheless typically have recourse to a borrower’s other assets for claims relating to breach of certain representations, warranties or covenants in the loan agreements, such as warranties as to genuineness of the transaction parties’ signatures, as to the genuineness of the lease chattel paper or the transaction as a whole, or as to the registrant’s good title to or perfected interest in the secured collateral, as well as similar representations, warranties and covenants typically provided by non-recourse borrowers and customary in the equipment finance industry, and are viewed by the such industry as being consistent with a non-recourse discount financing obligation.

Recourse debt, in the context of the type of business to be conducted by the Fund, means that the lender can look beyond the specific asset financed by the loan to all of the assets of the borrower, or a specified pool of assets, as collateral for repayment of its debt obligation. The Fund may participate with other affiliated programs and the Manager in a common recourse debt facility to provide temporary or short-term bridge financing of transactions approved for acquisition by the Fund and such Affiliates, as further described below. In such instances, lease transactions may be held in the name of an Affiliate of ATEL for convenience, notwithstanding that the transaction has been approved for one or more participants. The ultimate acquisition of the financed transaction will depend on many factors, including without limitation, the Fund’s available cash, portfolio makeup and investment objectives at the time of closing.

The cost of capital reflected in interest rates is a significant factor in determining market lease rates and the pricing of lease financing generally. Higher interest rates could affect the cost of the Fund’s borrowings, reducing its yield on leveraged investments or reducing the desirability of leverage. Increases or decreases in prevailing interest rates would generally result in corresponding increases or decreases in available lease rates on new leases. Except as discussed below, interest rate fluctuations would generally have little or no effect on existing leases, as rates on such leases would generally be fixed without any adjustment related to interest rates.

In the event that the Fund does not have sufficient funds to purchase an item of equipment at the time it is acquired, the Fund may borrow from third parties on a short-term basis, and repay the loans out of the proceeds from the subsequent sale of Units. Any short-term loans may be unsecured or secured by the assets acquired and/or other assets of the Fund. The Fund short-term bridge financing may bear a variable interest rate, but borrowings under such a credit facility are expected to involve limited risk to the Fund of increased interest rates due to the limited term of such short-term financing.

The Fund may also incur long-term recourse debt in the form of asset securitization transactions in order to obtain lower interest rates or other more desirable terms than may be available for individual non-recourse debt transactions. In an “asset securitization,” the lender would receive a security interest in a specified pool of “securitized” Fund assets or a general lien against all of the otherwise unencumbered assets of the Fund. The Manager expects that an asset securitization financing would involve borrowing at a variable interest rate based on an established reference rate, such as a bank’s prime or reference rate, LIBOR/Eurocurrency rates, U.S. treasury notes or bills, or interest rate swaps. The Manager would seek to limit the Fund’s exposure to increases in the interest rate by engaging in interest rate swap or hedging transactions that would effectively fix the interest rate obligation of the Fund. While market conditions may limit the availability of this form of financing, the Fund may seek to enter into such financing if it does become available on desirable terms during the course of the Fund’s operations.

Other than short-term bridge financing or asset securitization financing, the Manager will seek to avoid borrowing under terms which provide for a rate of interest that may vary with the prime or reference rate of interest of a lender. The Manager will attempt to limit any other variable interest rate borrowing to those instances in which the lessee agrees to bear the cost of any increase in the interest rate, or where the effects of the variable interest rate have been otherwise mitigated (such as by entering into an interest rate swap or hedging transaction). If such debt is incurred without a corresponding variable lease payment obligation, swap or hedge transaction or other means of interest rate fluctuation mitigation, the Fund’s interest obligations could increase while lease revenues remain fixed. Accordingly, a rise in the prime or reference rate may increase borrowing costs and reduce the amount of income and cash available for distributions. Historically, the prime rates charged by major banks have fluctuated; as a result, the precise amount of interest that the Fund may be charged under such circumstances cannot be predicted. Except in connection with asset securitization financing, fixed interest rate financing has historically been readily available to the Manager’s prior programs.

As noted above, the Fund may participate through the Manager and certain of its affiliated programs and affiliates in a revolving master credit facility provided by a syndicate of financial institutions for the short-term bridge financing of the acquisition of lease transactions. Any such credit facility would likely be comprised of, among others, an acquisition sub-facility to finance the purchase of specific equipment by a specific ATEL program, and a warehouse sub-facility, used by ATEL to acquire and hold equipment pending determination of the appropriate ATEL program or programs to which the equipment will be allocated. As a precondition to the credit facility, the lending syndicate providing the credit facility will likely insist on a blanket lien on all of the Fund’s assets as collateral for any and all borrowings by the Fund under the acquisition facility, and on a pro-rata basis under the warehouse facility.

Lease transactions financed through a warehouse sub-facility would remain on that facility only until the transactions are allocated to the Fund or another ATEL program for purchase or are otherwise disposed by the Manager or its affiliate. When a warehoused lease transaction is allocated to the Fund or ATEL program for purchase, the purchaser would repay the warehouse sub-facility debt associated with the lease transaction and the lease transaction will then be removed from the warehouse facility collateral pool, and ownership of the lease transaction and any debt obligation associated with the lease transaction will be assumed solely by the purchasing entity.

A master credit facility may include certain financial and non-financial covenants applicable to each borrower, including the Fund. If a breach of any material term of such a credit facility covenant should occur, the lenders could then, at their option, increase borrowing rates, accelerate the obligations in advance of their stated maturities, terminate the facility, and exercise rights of collection available to them under the express terms of the credit facility, or by operation of law.

The Fund may also participate in an asset securitization facility such as a receivables funding program with a receivables financing lender that would issue commercial paper to be secured by a pool of the Fund’s leased assets, and rated by major credit rating agency, such as Standard & Poor’s or Moody’s Investors Services. Under such a receivable financing program, the lender would typically hold a blanket lien against all of the Fund’s assets or against a specified pool of assets, and possibly a subordinated or shared position against the remaining assets of the Fund. A receivables funding program may be used by the Fund if it would provide a more cost effective means of obtaining debt financing than available for individual non-recourse debt transactions. Such a receivable funding program may provide for borrowing at a variable interest rate, as discussed above.

In conjunction with a receivables funding program, the lender under the receivables funding program may require an inter-creditor agreement with the lenders under any master credit facility of the type described above with respect to the sharing of any collateral pools of the Fund’s assets. The provisions of any such inter-creditor agreement would likely include cross-default provisions and acceleration provisions requiring payment before stated maturity in a default situation.

In the case of any Fund borrowing or any credit facility in which the Fund participates, the lender would not be entitled to look to the individual assets of any investor for repayment of such loans. If, under tax principles, it is determined that the Manager or one of its Affiliates bears the economic risk of loss for such recourse debt, then the recourse debt will be allocated to the Manager or its Affiliate for tax basis purposes and all deductions attributable to the recourse debt will be allocated to the Manager or its Affiliate.

Fund indebtedness may provide for amortization of the principal balance over the term of the loan through regular payments of principal and interest or may provide that all or a substantial portion of the principal due will be payable in a single “balloon payment” upon maturity. Such balloon payment indebtedness involves greater risks than fully amortizing debt.

Although the Operating Agreement does not prohibit the Manager or its related entities from lending to the Fund, the Fund does not have any intention or arrangements to borrow from these parties. If the Fund were to borrow from the Manager or its related companies, the terms may not permit the Manager or its affiliates to receive a rate of interest or other terms that are more favorable than those generally available from commercial lenders under the circumstances. Neither the Manager nor its affiliates may provide financing to the Fund with a term in excess of twelve months.

Joint Venture Investments

The Fund may purchase certain of its portfolio investments by acquiring a controlling interest in a partnership, equipment trust or other form of joint venture with a non-Affiliate, which owns the portfolio investments. The controlling interest requirement may be satisfied by ownership by the Fund, alone or with commonly controlled Fund Affiliates, of more than 50% of the venture’s capital or profits or from provisions in the governing agreement giving the Fund certain basic rights. For example, control may take the form of the right to make or veto certain management decisions or provide for certain predetermined benefits for the Fund in the event that any other party to the venture should decide to sell, refinance or change the assets owned by the venture. The Fund may not acquire portfolio investments jointly with others unless:

(i) the joint venture agreement does not authorize or require the Fund to do anything with respect to the portfolio investments that the Fund, or the Manager, could not do directly because of the policies set forth in the Operating Agreement, and

(ii) the transaction does not result in payment of duplicate fees.

The Fund may also acquire portfolio investments by joint venture or as co-owner with an Affiliate if the proposed joint venture is in the best interest of the Fund and any other participating Affiliate program and the following conditions are met:

(i) the Affiliate will be required to have substantially identical investment objectives to those of the Fund;

(ii) there are no duplicate fees;

(iii) the Affiliate must make its investment on substantially the same terms and conditions as the Fund;

(iv) the Affiliate must have a compensation structure substantially identical to that of the Fund;

(v) the venture must be entered into in order to obtain diversification or to relieve the Manager or Affiliates from commitments entered into under Section 15.2.15 of the Operating Agreement or similar provisions governing the Affiliate; and

(vi) the Fund has a right of first refusal should a co-venturer decide to sell the portfolio investments owned by the venture.

Because both the Fund and its Affiliate will be required to approve decisions pertaining to the portfolio investments, a management impasse may develop. If one party, but not the other, wishes to sell the portfolio investments, the party not desiring to sell will have a right of first refusal to purchase the other party’s interest in the portfolio investments. The Fund may not, however, be able to exercise its right of first refusal unless it has the financial resources to do so, and there can be no assurances that it will.

General Restrictions

The Fund will not: (i) issue any Units after the offering terminates or issue Units in exchange for property, (ii) make loans to the Manager or its Affiliates, (iii) underwrite or, except as expressly described herein, invest in the securities of other issuers, (iv) operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act of 1940, (v) except as set forth herein, purchase or lease any equipment from nor sell or lease property to the Manager or its Affiliates, or (vi) except as expressly provided herein, grant the Manager or any of its Affiliates any rebates or give-ups or participate in any reciprocal business arrangements with such parties that would circumvent the restrictions in the Operating Agreement, including the restrictions applicable to transactions with Affiliates.

The Manager and its Affiliates, including their officers and directors, may engage in other businesses or ventures that own, finance, lease, operate, manage, broker or develop equipment, as well as businesses unrelated to equipment leasing.

Changes in Investment Objectives and Policies

Unit holders have no right to vote on the establishment or implementation of the investment objectives and policies of the Fund, all of which are the responsibility of the Manager. However, the Manager cannot make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

CONFLICTS OF INTEREST

The Fund is subject to various conflicts of interest arising out of its relationship with the Manager and Affiliates of the Manager. These conflicts include, but are not limited to, the following:

The Manager engages in other, potentially competing, activities.  The Manager serves in the capacity of manager or general partner in other public programs engaged in the equipment leasing business, and it and its Affiliates also engage in the business of purchasing and selling equipment and arranging leases for their own account and for the accounts of others. The Manager will have conflicts of interest in allocating management time, services and functions among the prior programs, the Fund, any future investment programs and activities for its own account. The Manager believes that it has or can employ sufficient staff, equipment and other resources to discharge fully their responsibilities to each such activity. This conflict results in a potential benefit to the Manager and its Affiliates by permitting them to make more efficient use of their personnel and resources, but may impose a burden on them by requiring the Manager and its Affiliates to maintain sufficient staff to discharge their responsibilities to all parties.

Competition for Investments.  The Manager will have conflicts of interest to the extent that its prior or future investment programs may compete with the Fund for opportunities in the acquisition and leasing of investment portfolio assets. Prior programs currently in operation and expected to acquire additional equipment leasing and growth capital investments include: ATEL 12, LLC; ATEL 14, LLC; and ATEL 15, LLC; and, with respect to growth capital investments only, ATEL Growth Capital Fund IV, LLC; ATEL Growth Capital Fund V, LLC; ATEL Growth Capital Fund VI, LLC; and ATEL Growth Capital Fund 8, LLC. These prior programs have investment objectives similar to those of the Fund and may have funds available for investment in additional transactions at a time when the Fund is also active in seeking to invest or reinvest in such transactions. Certain of the investments owned and to be acquired by these and other prior programs and the Fund may be similar and may be purchased from the same sellers or leased to the same lessees. Furthermore, the Manager and its Affiliates may in the future form additional investment programs having similar objectives, and accordingly, the Fund may be in competition with any such future programs formed by the Manager.

Any time two or more investment programs (including the Fund) affiliated with the Manager have capital available to acquire and lease the same types of investments, conflicts of interest may arise as to which of the programs should proceed to acquire available transactions. In such situations, the Manager will analyze the assets already purchased by, and investment objectives of, each program involved, and will determine which program will purchase the new transaction based upon such factors, among others, as:

(i) the amount of cash available in each program for such acquisition and the length of time such funds have been available,

(ii) the current and long-term liabilities of each program,

(iii) the effect of such acquisition on the diversification of each program’s investment portfolio,

(iv) the estimated income tax consequences to the investors in each program from such acquisition, and

(v) the cash distribution objectives of each program.

If after analyzing the foregoing and any other appropriate factors, the Manager determines that such acquisition would be equally suitable for more than one program, then the Manager will purchase the transaction for the programs on the basis of rotation with the order of priority determined by the length of time each program has had funds available for investment, with the available transactions allocated first to the program that has had funds available for investment the longest. This potential conflict may represent a benefit to the Manager and its Affiliates as the availability of a number of different investment programs may permit the Manager to more aggressively seek leasing transactions which may be suitable for a variety of portfolios. It may also result in difficulty in determining which program will participate in which transactions.

The Manager and Affiliates will receive substantial fees and other compensation.  Fund operations will result in certain compensation to the Manager and its Affiliates. The Manager has absolute discretion in all decisions on Fund operations, subject to the terms of the Operating Agreement. Because the amount of such fees may depend, in part, on the debt structure of the Fund and the timing of acquisition and disposition transactions, the Manager and its Affiliates may have conflicts of interest. For example, the acquisition, retention, re-lease or sale of equipment and the terms of a proposed transaction may be less favorable to the Fund and more favorable to the Manager under certain circumstances. It should be noted that the Manager intends to cause the Fund to incur aggregate portfolio indebtedness in an amount approximately equal to 50% of the total cost of the investment portfolio and the Asset Management Fees payable to the Manager, which are based on the size of the Fund's investment portfolio, will therefore be greater as a result of the increased size of the investment portfolio due to such borrowing than they would be in the absence of portfolio leverage.

In all cases where the Manager or its Affiliate may have a conflict of interest in determining the terms or timing of a transaction by the Fund, the Manager or its Affiliate will exercise its discretion strictly in accordance with its fiduciary duty to the Fund and the Holders. The ability to determine the amount or timing of a transaction could nevertheless be a benefit to the Manager and increase the costs incurred by the Fund.

Agreements are not Arm’s-Length.  Agreements between the Fund and the Manager or any of its Affiliates are not the result of arm’s-length negotiations and performance by the Manager and its Affiliates will not be supervised or enforced at arm’s-length. This is a benefit to the Manager, as it has unilaterally determined the terms of such agreements. It could be adverse to the interests of Unit holders, as they will not have the opportunity to negotiate terms or change terms of such agreements.

No independent managing underwriter has been engaged for the distribution of the Units.  ATEL Securities Corporation is an Affiliate of the Manager and will perform wholesaling services for the Fund as the Dealer Manager. It may not be expected to have performed due diligence in the same manner as an independent broker-dealer. The Dealer Manager has acted in the same capacity in prior offerings sponsored by the Manager and its Affiliates and is expected to do so in any future offerings that the Manager and its Affiliates may conduct.

The Fund, the Manager and prospective Holders have not been represented by separate counsel.  In the formation of the Fund, drafting of the Operating Agreement and the offering of Units, the attorneys, accountants and other professionals who perform services for the Fund all perform similar services for the Manager and its Affiliates. The Fund expects that this dual representation will continue in the future. However, should a dispute arise between the Fund and the Manager, the Manager will cause the Fund to retain separate counsel.

The Fund may enter into joint ventures with programs managed by the Manager or its Affiliates.  The Manager may face conflicts of interest as it may control and owe fiduciary duties to both the Fund and the affiliated co-venturer. For example, because of the differing financial positions of the co-venturers, it may be in the best interest of one entity to sell the jointly-held investments at a time when it is in the best interest of the other to hold the equipment. Nevertheless, these joint ventures are restricted to circumstances whereby the co-venturer’s investment objectives are comparable to the Fund’s, the Fund’s investment is on substantially the same terms as the co-venturer and the compensation to be received by the Manager and its Affiliates from each co-venturer is substantially identical.

FIDUCIARY DUTY OF THE MANAGER

The Manager is accountable to the Fund as a fiduciary and, consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs.

Under California law and subject to certain conditions, a Member may file a lawsuit on behalf of the Fund (a derivative action) to recover damages from a third party or to recover damages resulting from a breach by a Manager of its fiduciary duty. In addition, a Member may sue on behalf of himself and all other Members (a class action) to recover damages for a breach by a Manager of its fiduciary duty, subject to class action procedural rules. This area of the law is complex and rapidly changing, and investors who have questions regarding the duties of a Manager and the remedies available to Members should consult with their counsel. The Operating Agreement does not modify the Manager’s fiduciary duty under California law.

The Operating Agreement does not excuse the Manager from liability or provide it with any defenses for breaches of its fiduciary duty. However, the fiduciary duty owed by a Manager is similar in many respects to the fiduciary duty owed by directors of a corporation to its shareholders, and is subject to the same rule, commonly referred to as the “business judgment rule,” that directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. As a result of the business judgment rule, a manager may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment. Accordingly, provision has been made in the Operating Agreement that the Manager has no liability to the Fund for losses arising out of any act or omission by the Manager, provided that the Manager determined in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence or misconduct. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such a provision in the Operating Agreement specifically defining the Manager’s standard of care.

The Operating Agreement also provides that, to the extent permitted by law, the Fund is to indemnify the Manager and its Affiliates providing services to the Fund against liability and related expenses (including attorneys’ fees) incurred in dealings with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding paragraph. A successful claim for such indemnification would deplete Fund assets by the amount paid. The Manager will not be indemnified against any liabilities arising under the Securities Act of 1933. In addition, the Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement. In any event, any such indemnification or agreement to hold harmless the Manager and its Affiliates is recoverable only out of the assets of the Fund and not from the Unit Holders.

Subject to the fiduciary relationship, the Manager has broad discretionary powers to manage the affairs of the Fund under the terms of the Operating Agreement and under California law. Generally, actions taken by the Manager are not subject to vote or review by the Holders, except to the limited extent provided in the Operating Agreement and under California law.

MANAGEMENT

The Manager

The Manager is ATEL Managing Member, LLC (the “Manager”). The Manager was formed as a Nevada limited liability company in 2009 and serves as the manager of two other public ATEL equipment leasing programs. The sole member of the Manager is ATEL Financial Services, LLC (“AFS”), a subsidiary of its sole member, ATEL Capital Group (“ACG”). The ATEL group of companies was founded upon the incorporation of the original leasing business in 1977, and the affiliated group was reorganized under the parent company, ATEL Capital Group, in 2001. ATEL Capital Group, the Manager and their Affiliates are sometimes collectively referred to below as “ATEL” for convenience. ATEL’s and the Manager’s offices are located at 600 Montgomery Street, 6th Floor, San Francisco, California 94111, and its telephone numbers are 415/989-8800 and 800/543-ATEL. ATEL’s officers have extensive experience with transactions involving the acquisition, leasing, financing and disposition of equipment, as more fully described below and in Exhibit A hereto. The Fund itself will have no employees, but will use the services of ATEL and its Affiliates and their employees to fulfill the Fund’s administrative and operating needs. ATEL Managing Member, LLC is the Fund’s initial Member and, together with its parent entities, AFS and ACG, founded and organized the Fund.

Since its organization in 1977, ATEL has been active in several areas within the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment lease transactions originated by other leasing companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, and (iv) originating financing transactions for, and an investing in, venture start-up and “growth capital” companies.

ATEL Financial Services, LLC (“AFS”) is a subsidiary of ATEL Capital Group (“ACG”), its sole member. ATEL Leasing Corporation (“ALC”) originates “true” lease transactions primarily with Fortune 500 companies. ATEL Ventures, Inc. (“AVI”) is ATEL’s originating affiliate for venture and growth capital transactions. Each of AFS, ALC, and AVI is a wholly-owned subsidiary of ACG. ATEL Equipment Corporation (“AEC”) is a division of ALC, and ATEL Investor Services (“AIS”) is a division of AFS. ALC, AEC, AFS, AIS and AVI will perform services for the Fund under the direction of the Manager. ALC and AVI will perform acquisition services for the Fund; AEC will perform equipment management and asset disposition services; and AFS and AIS will perform partnership management, administration and investor services. Finally, the Dealer Manager, ATEL Securities Corporation (“ASC”), is a wholly-owned subsidiary of AFS. ACG is responsible for all aspects of the performance by its affiliates of services necessary to the operation of the Fund and for the facilities, personnel, equipment, financial and other resources used by its affiliates in the performance of those services.

The officers and directors of ACG, AFS and their Affiliates are as follows:

Name	Positions
Dean L. Cash	Chairman of the Board, President and Chief Executive Officer — the Manager, ACG, AFS, AVI and AEC; Director, President and Chief Executive Officer of ALC, AIS and ASC
Paritosh K. Choksi	Director, Executive Vice President, Chief Financial Officer and Chief Operating Officer — the Manager, ACG, AFS, ALC, AIS, AVI and AEC
Vasco H. Morais	Executive Vice President and General Counsel — ACG, AFS, ALC, AIS, AVI and AEC
Russell H. Wilder	Executive Vice President — ALC; Chief Credit Officer — ACG, AFS, ALC, AVI and AEC
Kenneth J. Fosina	Executive Vice President — ALC
Steven R. Rea	Executive Vice President — AVI
Thomas P. Monroe, Jr.	Senior Vice President — AEC
Samuel Schussler	Vice President and Chief Accounting Officer — the Manager, ACG, AFS, ALC, AEC, AVI and AIS

Dean L. Cash, age 62, became chairman, president and chief executive officer of ATEL in April 2001. Mr. Cash joined ATEL as director of marketing in 1980 and served as a vice president since 1981, executive vice president since 1983 and a director since 1984. He has been a director of the Dealer Manager since its organization and its president since 1986. Prior to joining ATEL, Mr. Cash was a senior marketing representative for Martin Marietta Corporation, data systems division, from 1979 to 1980. From 1977 to 1979, he was employed by General Electric Corporation, where he was an applications specialist in the medical systems division and a marketing representative in the information services division. Mr. Cash was a systems engineer with Electronic Data Systems from 1975 to 1977, and was involved in maintaining and developing software for commercial applications. Mr. Cash received a B.S. degree in psychology and mathematics in 1972 and an M.B.A. degree with a concentration in finance in 1975 from Florida State University. Mr. Cash is an arbitrator with the American Arbitration Association and is qualified as a registered principal with FINRA.

Paritosh K. Choksi, age 60, joined ATEL in 1999 as a director, senior vice president and its chief financial officer, and has been its chief financial officer, executive vice president and chief operating officer since April 2001. Prior to joining ATEL, Mr. Choksi was chief financial officer at Wink Communications Inc. from 1997 to 1999. From 1977 to 1997, Mr. Choksi was with Phoenix American Incorporated, a financial services and management company, where he held various positions during his tenure, and was senior vice president, chief financial officer and director when he left the company. Mr. Choksi was involved in all corporate matters at Phoenix and was responsible for Phoenix’s capital market needs. He also served on the credit committee overseeing all corporate investments, including its growth capital lease portfolio. Mr. Choksi was part of the executive management team which caused Phoenix’s portfolio to grow from $50 million in assets to over $2 billion. Mr. Choksi has served as a member of the board of directors of Syntel, a public company, since 1997. Mr. Choksi received a Bachelor of Technology degree in mechanical engineering from the Indian Institute of Technology, Bombay in 1975; and an M.B.A. degree from the University of California, Berkeley in 1977.

Vasco H. Morais, age 55, joined ATEL in 1989 as general counsel. Mr. Morais manages ATEL’s legal department, which provides legal and contractual support in the negotiating, drafting, documenting, reviewing and funding of lease transactions. In addition, Mr. Morais advises on general corporate law matters, and assisting on securities law issues. From 1986 to 1989, Mr. Morais was employed by the BankAmeriLease Companies, Bank of America’s equipment leasing subsidiaries, providing in-house legal support on the documentation of tax-oriented and non-tax oriented direct and leveraged lease transactions, vendor leasing programs and general corporate matters. Prior to the BankAmeriLease Companies, Mr. Morais was with the Consolidated Capital Companies in the Corporate and Securities Legal Department involved in drafting and reviewing contracts, advising on corporate law matters and securities law issues. Mr. Morais received a B.A. degree in 1982 from the University of California in Berkeley; a J.D. degree in 1986 from Golden Gate University Law School; and an M.B.A. (Finance) degree from Golden Gate University in 1997. Mr. Morais, an active member of the State Bar of California since 1986, served as co-chair of the Uniform Commercial Code Committee of the Business Law Section of the State Bar of California and was inducted as a fellow of the American College of Commercial Finance Lawyers in 2010.

Russell H. Wilder, age 59, joined ATEL in 1992 as vice president of ATEL Business Credit, Inc. and in 1995 became its senior vice president of operations. He has also served as chief credit officer to ATEL Financial Corporation since October 1992. From 1990 to 1992 Mr. Wilder was a personal property broker specializing in equipment leasing and financing and an outside contractor in the areas of credit and collections. Prior to 1990, Mr. Wilder had numerous assignments in the credit and operations departments for small, mid-size and big ticket lease transactions with Westinghouse Credit, Wells Fargo Leasing and Fireside Thrift Co., a Teledyne subsidiary. Mr. Wilder holds a BS with Honors in Agricultural Economics and Business Management from the University of California at Davis. He has been awarded the Certified Lease Professional designation by the United Association of Equipment Lessors.

Kenneth J. Fosina, age 52, joined ATEL in 2012 and serves as Executive Vice President of ATEL Leasing Corporation. Mr. Fosina is a commercial finance veteran of 25 years and spent the past nine years as principal at FFC Consulting, a firm that manages captive finance operations, raises debt and equity for venture stage companies and provides executive financial management to middle market companies. In 1999 Mr. Fosina founded San Francisco based LENDX, a software company that developed the industry’s first online equipment finance marketplace, as well as contract management applications. Mr. Fosina raised $50 million in venture capital and debt and served as VP Marketing & Sales and was on its Board of Directors. The company changed its name to Determine Software before its sale to Selectica in 2005. From 1986 to 1991, Mr. Fosina worked in New York City arranging equipment financing for Fortune 1000 companies. Mr. Fosina received a B.A. degree in English from the University of Richmond.

Steven R. Rea, age 45, joined ATEL in 2000 and serves as executive vice president of ATEL Ventures, Inc. Prior to joining ATEL, Mr. Rea was employed at Imperial Bank (now Comerica) from 1999 to 2000, where he managed the venture leasing department for the emerging growth division. From 1997 to 1999, Mr. Rea was employed at LINC Capital, Inc., a specialty finance and venture leasing company, where he was responsible for originating, structuring and negotiating equipment leasing and other asset-backed financing for emerging growth companies. From 1994 to 1997, Mr. Rea was an account executive and later vice president of business development at Interlease Group Ltd., a diversified financial services company, specializing in financings for venture backed companies. From 1992 to 1994, Mr. Rea was with Automatic Data Processing as a senior district sales manager. Mr. Rea received a B.S. degree in finance from San Diego State University in 1991.

Thomas P. Monroe, Jr., age 49, joined ATEL in 1998 as a portfolio manager in the asset management department. In July 2002, Mr. Monroe was named vice president and in 2004 senior vice president of ATEL Equipment Corporation. In this function, Mr. Monroe manages ATEL’s asset management department, which is responsible for residual valuation, due diligence, equipment inspections, negotiating renewal and purchase options and remarketing off lease equipment. Prior to joining ATEL, Mr. Monroe was employed by GE Capital for six years as a portfolio manager in the computer leasing division. Mr. Monroe received a B.A. degree in Psychology from the University of California, Berkeley in 1987 and an M.B.A. degree with a concentration in International Marketing from the University of Notre Dame in 1990. Mr. Monroe is a candidate member of the American Society of Appraisers and has successfully completed four course levels required for the Machinery and Equipment Valuation specialty.

Samuel Schussler, age 60, was appointed chief accounting officer of ATEL Capital Group and its affiliates in August 2006. Mr. Schussler served as senior vice president — finance for Velocity Express Corporation, Westport, Connecticut, from 2004 through March of 2006, and was employed as an independent financial consultant from March 2006 through August 2006. From 2001 through 2003, he served as chief operating officer and chief financial officer of New Century Packaging LLC in Scottsdale, Arizona. From 1999 through 2001, Mr. Schussler served as vice president — finance and chief financial officer of Biogenix Laboratories, Inc. in San Ramon, California. Mr. Schussler received his B.B.A. in Accounting Practice from Pace University — New York in 1974, and his M.B.A. in Finance from the New York University Graduate School of Business Administration in 1977. He was granted licensure as a C.P.A. in New York and in Arizona.

Management of the Fund’s Operations and Administration

ATEL Leasing Corporation (“ALC”) and ATEL Ventures, Inc. have the primary responsibility for selecting and negotiating potential portfolio acquisitions, financing transactions and leases, subject to the Manager’s supervision and approval. The Manager’s Investment Committee will approve any Fund investment before it is consummated. The Investment Committee with respect to all portfolio investments currently consists of Dean L. Cash, Paritosh K. Choksi, and Russell H. Wilder.

ATEL Equipment (“AEC”), a division of ALC, will manage the Fund’s portfolio of equipment, subject to the Manager’s supervision. Management services to be provided by AEC include re-leasing services upon termination of leases, inspection of equipment, acting as a liaison between lessees and vendors, general supervision of lessees and vendors to ensure that the equipment is being properly used and operated by lessees, arranging for maintenance and related services with respect to the equipment and the supervision, monitoring and review of others performing services for the Fund. Third parties who are not Affiliates of the Manager may participate in managing or may separately manage equipment for which they will receive a fee from the Fund which is in addition to the fees paid to the Manager. AEC will be responsible for supervision, monitoring and review of all such third party management services.

AFS will be primarily responsible for Fund administration and reporting. AFS will be responsible for the design and operation of the Fund’s disclosure controls and procedures to comply with federal securities law reporting requirements, and will be responsible for performing periodic evaluations of these controls and procedures.

Management Compensation

The Fund does not pay the officers or directors of the Manager or its Affiliates any compensation. However, the Fund will pay the Manager and its Affiliates the fees and other compensation described under “Management Compensation” above in this Prospectus. Furthermore, the Fund will reimburse the Manager and its Affiliates for certain costs incurred on behalf of the Fund, including the cost of certain personnel (excluding controlling persons of the Manager) who will be engaged by the Manager to perform administrative, accounting, secretarial, transfer and other services required by the Fund. Such individuals may also perform similar services for the Manager, its Affiliates and other investment programs to be formed in the future.

Changes in Management

The Operating Agreement provides that the Manager may be removed as Manager at any time upon the vote of Holders owning more than 50% of the total outstanding Units entitled to vote, and Holders have the right to elect a successor Manager in place of the removed Manager by a similar vote. The Manager may only withdraw voluntarily from the Fund with the approval of Holders owning in excess of 50% of the Units entitled to vote on Fund matters. The Holders have no voice in the election of directors or appointment of officers of the Manager or its parent, ATEL Capital Group, and the capital stock of such entities can be transferred without the consent of the Fund or the Holders. The Manager may not transfer its interest as the Manager of the Fund without the consent of Members owning in excess of 50% of the total outstanding Units, unless such transfer is by means of a merger with or into an entity which succeeds to all of the assets of the Manager and of which at least 80% of the voting and beneficial interest is controlled by persons controlling 80% or more of the voting and beneficial interest of the Manager. Any entity to which the entire interest of the Manager in the Fund is transferred by merger in compliance with these terms may be substituted as the Manager by the filing of appropriate amendments to this Agreement without the further consent of Members.

If the Manager is removed and was the sole remaining Manager, the Fund will be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the removal of the Manager, elect a successor Manager and continue the Fund’s business on the same terms and conditions, but with a name which does not include or in any way refer to the name of the removed Manager. If the business of the Fund is continued, the removed Manager is entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the removed Manager and the remaining or new Managers, or, if they cannot agree, by arbitration. The Fund will pay to the removed Manager an amount equal to the then present fair market value of the interest so determined. If the removed Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of revenues and distributions the Manager would otherwise have received under the Operating Agreement had such Manager not withdrawn. If the Manager has been removed involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. See Section 17 of the Operating Agreement attached as Exhibit B to this Prospectus.

The Dealer Manager

ATEL Securities Corporation (the “Dealer Manager”) was organized in October 1985 principally for the purpose of assisting in the distribution of securities of programs to be sponsored by ATEL. The Dealer Manager became a member of the National Association of Securities Dealers, Inc. (now the Financial Industry Regulatory Authority or “FINRA”) in February 1986. The Dealer Manager is a wholly-owned subsidiary of ATEL Financial Services, LLC. The Dealer Manager will provide certain wholesaling services to the Fund in connection with the distribution of the Units offered hereby.

PRIOR PERFORMANCE INFORMATION

ATEL Managing Member, LLC, the Manager of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs and (v) supervising and arranging for the supervision of equipment management and marketing on leasing transactions.

In addition to the Fund, the Manager and/or its affiliates have sponsored fifteen prior public equipment leasing and financing programs, seven private equipment leasing and financing programs, and two prior private institutional equipment leasing programs. Fourteen of the prior public equipment leasing and financing programs (the “Prior Programs”) have investment objectives that are similar to those of the Fund, and each of these is described briefly below.

The first Prior Program, ATEL Cash Distribution Fund, LP (“ACDF”), commenced a public offering of up to $10,000,000 of its equity interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679. All of such equipment had been sold and the partnership was terminated as of December 31, 1997.

The second Prior Program, ATEL Cash Distribution Fund II, LP (“ACDF II”), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its equity interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536. All of such equipment had been sold and the partnership was terminated as of December 31, 1998.

The third Prior Program, ATEL Cash Distribution Fund III, LP (“ACDF III”), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its equity interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds were committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of approximately $99,629,942. All of such equipment had been sold and the partnership was terminated as of December 31, 2000.

The fourth Prior Program, ATEL Cash Distribution Fund IV, LP (“ACDF IV”), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of $108,734,880. All of such equipment had been sold as of December 31, 2004.

The fifth Prior Program, ATEL Cash Distribution Fund V, LP (“ACDF V”), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of $187,595,762 through September 30, 2012. On September 30, 2012, the Partnership was terminated, with all remaining net assets transferred to a liquidating trust. As of December 31, 2012, all equipment transferred to the liquidating trust had been sold.

The sixth Prior Program, ATEL Cash Distribution Fund VI, LP (“ACDF VI”), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of $208,320,158 as of June 30, 2013. Of such equipment, items representing an original purchase cost of $185,396,256 had been sold as of June 30, 2013. ACDF VI originally anticipated that it would liquidate approximately ten to eleven years following the November 1996 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The seventh Prior Program, ATEL Capital Equipment Fund VII, LP (“ACEF VII”), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,386 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $306,123,226 as of June 30, 2013. Of such equipment, items representing an original purchase cost of $250,033,975 had been sold as of June 30, 2013. ACEF VII originally anticipated that it would liquidate approximately ten to eleven years following the November 1998 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The eighth Prior Program, ATEL Capital Equipment Fund VIII, LLC (“ACEF VIII”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on December 7, 1998. ACEF VIII terminated its offering on November 30, 2000. As of that date, $135,701,380 of offering proceeds had been received from approximately 3,625 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $248,537,535 as of June 30, 2013. Of such equipment, items representing an original purchase cost of approximately $209,401,677 had been sold as of June 30, 2013. ACEF VIII originally anticipated that it would liquidate approximately ten to eleven years following the November 2000 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The ninth Prior Program, ATEL Capital Equipment Fund IX, LLC (“ACEF IX”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on January 16, 2001. ACEF IX terminated its offering as of January 15, 2003. As of that date, $120,652,160 of offering proceeds had been received from approximately 3,238 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF IX had acquired a variety of types of equipment and invested in notes receivable with a total cost of $192,299,637 as of June 30, 2013. Of such equipment, items representing an original purchase cost of approximately $119,789,439 had been sold or disposed as of June 30, 2013.

The tenth prior public program, ATEL Capital Equipment Fund X, LLC (“ACEF X”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on March 12, 2003. ACEF X terminated its offering on March 11, 2005. As of that date, $140,192,575 of offering proceeds had been received from approximately 3,228 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF X had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $212,175,017 as of June 30, 2013. Of such equipment, items representing an original purchase cost of approximately $94,328,712 had been sold or disposed as of June 30, 2013.

The eleventh prior public program, ATEL Capital Equipment Fund XI, LLC (“ACEF XI”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on April 11, 2005. The offering was terminated as of April 30, 2006. As of that date, $52,311,070 of offering proceeds had been received from approximately 1,180 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF XI had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $82,065,156 as of December June 30, 2013. Of such equipment, items representing an original purchase cost of approximately $46,639,555 had been sold or disposed as of June 30, 2013.

The twelfth prior public program, ATEL 12, LLC (“ATEL 12”), commenced a public offering of up to $200,000,000 of its limited liability company member interests on September 26, 2007. The offering was terminated as of September 25, 2009. As of that date, $30,021,320 of offering proceeds had been received from approximately 883 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 12 had acquired equipment and invested in notes receivable with a total purchase cost of $33,177,885 as of June 30, 2013. Of such equipment, items representing an original purchase cost of approximately $6,518,789 had been sold or disposed as of June 30, 2013.

The thirteenth prior public program, ATEL 14, LLC (“ATEL 14”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 7, 2009. The offering was terminated as of October 6, 2011. As of that date, $84,024,650 of offering proceeds had been received from approximately 2,169 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 14 had acquired equipment and invested in notes receivable with a total purchase cost of $85,879,534 as of June 30, 2013. Of such equipment, items representing an original purchase cost of approximately $4,347,461 had been sold or disposed as of June 30, 2013.

The fourteenth prior public program, ATEL 15, LLC (“ATEL 15”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 28, 2011. The offering will terminate on its second anniversary. As of June 30, 2013, $49,061,480 of offering proceeds had been received from approximately 1,410 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 15 had acquired equipment and invested in notes receivable with a total purchase cost of $30,092,152 as of June 30, 2013. Of such equipment, items representing an original purchase cost of approximately $697,246 had been sold or disposed as of June 30, 2013.

The fifteenth prior public program, ATEL Growth Capital Fund 8, LLC (“AGCF 8”), commenced a public offering of up to $75,000,000 of its limited liability company member interests on August 20, 2012. The offering will terminate on its second anniversary. As of June 30, 2013, $6,553,970 of offering proceeds had been received from approximately 169 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. AGCF 8 had acquired equipment and invested in notes receivable with a total purchase cost of $2,248,070 as of June 30, 2013, and had no sales or dispositions.

As discussed elsewhere in this Prospectus, fluctuations in demand for equipment may affect the ability of a leasing program to invest and reinvest its capital in a timely manner. Prior programs in their reinvestment stage may seek to acquire additional portfolio investments using leverage. Equipment lessors experienced a more difficult market in which to make suitable investments during recent periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Delays in investment may have a negative impact on ATEL 12, LLC, ATEL 14, LLC, and ATEL 15, LLC. The Manager believes that it has identified industry segments, lease markets and potential transaction structures that will permit these Prior Programs to pursue their investment objectives.

Each of the Prior Programs has had, as an investment objective, the reinvestment of cash flow after payment of debt service and certain minimum distributions. Reinvestment is intended to increase the size, diversification and return on their equipment portfolios. Adverse economic conditions during 1999 through 2003 affected the timing and terms of remarketing and re-leasing efforts by these Prior Programs. An extended remarketing cycle and lower lease rates have limited the ability of ACDF VI, LP, ACEF VII, LP and ACEF VIII, LLC to generate sufficient cash flow to permit significant reinvestment. In the future, adverse conditions in the general economy and equipment demand may also result in delays in leasing, re-leasing and disposition of equipment, and in reduced returns on invested capital. Factors which have in the recent past adversely affected the leasing market include: economic recession resulting in lower levels of capital expenditure by businesses; economic conditions have resulted in more used equipment becoming available on the market in turn resulting in downward pressure on prices and lease rates due to excess inventory; and, finally, the lowest interest rates in over fifty years have exerted downward pressure on lease rates and resulted in less demand for lease financing. In any event, there can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and lease financing in particular. These general economic factors and the stages in Prior Programs’ investment and disposition cycles have also affected the rates of distributions by Prior Programs. In particular, during the liquidation stages of Prior Programs, rates of distributions have varied from their operating stages and distributions have in some cases been suspended while a program’s debt is repaid from disposition proceeds before remaining net disposition proceeds are available to be distributed to investors.

As of June 30, 2013, the Prior Programs have acquired and financed equipment with a total purchase cost of approximately $1.8 billion during a period of over 27 years since the date the first Prior Program commenced operations. Aggregate losses from material lessee defaults on these transactions have been approximately $8.3 million, or approximately 0.034% of the assets acquired per annum, substantially less than the amount assumed by ATEL in structuring these portfolios as the losses to be anticipated in the ordinary course of leasing business. During the five year period ended December 31, 2012, leases originated, structured and placed by ATEL for Prior Programs and other lessees generated in excess of $500 million in lease payments receivable, and all such lease payment obligations were collected by the Prior Programs and other lessees, with no losses from material lease payment defaults during that period. There is no other identifiable trend in the frequency or amount of lessee defaults experienced by Prior Programs.

Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

The Prior Programs have investment objectives that are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies, the investment goals, the structure and terms of the offering, including methods of capitalization and management compensation, and the target investor group, including investor suitability and eligibility, of each program. Therefore, all of the information set forth in the tables included in this Exhibit A may be deemed to relate to programs with investment objectives similar to those of the Fund.

Other than as described above, none of the Prior Programs has experienced major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives. Each of the Prior Programs has provided its investors with regular cash distributions throughout its operating stage.

The following is a list of the tables set forth in Exhibit A:

Table I	—	Experience in Raising and Investing Funds
Table II	—	Compensation to the Sponsor
Table III	—	Operating Results of Prior Public Programs
Table IV	—	Results of Completed Programs
Table V	—	Sales or Disposals of Portfolio Investments by Prior Programs
Table VI	—	Acquisition of Portfolio Investments by Prior Programs

In Table I information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the nine-year period ended June 30, 2013, except that ATEL 15, LLC had not completed its offering as of that date.

In Table II information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the nine-year period ended June 30, 2013, except that ATEL 15, LLC had not completed its offering as of that date.

In Table III information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the nine-year period ended June 30, 2013, except that ATEL 15, LLC had not completed its offering as of that date, so the tabular information concerning ATEL 15, LLC does not reflect results of an operating period after completion of its funding.

Table IV includes information concerning the Prior Programs that had completed their respective operations during the eight-year period ended June 30, 2013.

Table V includes information regarding all dispositions of portfolio investments by the five most recent Prior Programs during the period ended June 30, 2013.

Table VI includes information regarding all acquisitions of portfolio investments by the five most recent Prior Programs during the period ended June 30, 2013.

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 600 Montgomery Street, 9th Floor, San Francisco, California 94111 or by calling the Manager at (415) 989-8800.

In addition to the Prior Programs, ATEL has sponsored seven private programs, all of which have completed their placements of equity interests through June 30, 2013. These private programs were formed to engage exclusively in growth capital financing, investment objectives that are significantly different than those of the Prior Programs.

ATEL Venture Fund, LLC (“AVF”) commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 1999. AVF terminated its offering as of August 31, 2001. As of that date, $8,846,000 of offering proceeds had been received from approximately 147 investors. All of the proceeds were committed to growth capital financing transactions, organization and offering expenses, working capital and capital reserves. AVF had acquired growth capital financing transactions representing a total capital investment of $11,560,698 as of June 30, 2013. Of such portfolio investments, transactions representing an original capital investment of approximately $11,551,648 had been sold or disposed as of June 30, 2013.

ATEL Growth Capital Fund, LLC (“AGCF”) commenced a private offering of up to $25,000,000 of its limited liability company shares on June 1, 2003. AGCF terminated its offering as of May 31, 2005. As of that date, $21,010,000 of offering proceeds had been received from approximately 329 investors. AGCF had acquired growth capital financing transactions representing a total capital investment of $37,520,775 as of June 30, 2013. Of such portfolio investments, transactions representing an original capital investment of approximately $34,597,149 had been sold or disposed as of June 30, 2013.

ATEL Growth Capital Fund II, LLC (“AGCF II”), commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 2005. AGCF II terminated its offering as of November 28, 2006. As of that date, $25,000,000 of offering proceeds had been received from approximately 378 investors. AGCF II had acquired growth capital financing transactions representing a total capital investment of $40,224,970 as of June 30, 2013. Of such portfolio investments, transactions representing an original capital investment of approximately $35,013,668 had been sold or disposed as of June 30, 2013.

ATEL Growth Capital Fund III, LLC (“AGCF III”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective November 29, 2006. AGCF III terminated its offering as of August 15, 2007. As of that date, $35,000,000 of offering proceeds had been received from approximately 421 investors. AGCF III had acquired growth capital financing transactions representing a total capital investment of $48,287,805 as of June 30, 2013. Of such portfolio investments, transactions representing an original capital investment of approximately $37,886,110 had been sold or disposed as of June 30, 2013.

ATEL Growth Capital Fund IV, LLC (“AGCF IV”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective August 1, 2007. AGCF IV terminated its offering as of January 22, 2009. As of that date, $34,995,000 of offering proceeds had been from approximately 411 investors. AGCF IV had acquired growth capital financing transactions representing a total capital investment of $42,598,679 as of June 30, 2013. Of such portfolio investments, transactions representing an original capital investment of approximately $29,006,423 had been sold or disposed as of June 30, 2013.

ATEL Growth Capital Fund V, LLC (“AGCF V”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective January 22, 2009. AGCF V terminated its offering as of July 31, 2010. As of that date, $17,085,000 of offering proceeds had been received from approximately 207 investors. AGCF V had acquired growth capital financing transactions representing a total capital investment of $22,130,350 as of June 30, 2013. Of such portfolio investments, transactions representing an original capital investment of approximately $12,337,046 had been sold or disposed as of June 30, 2013.

ATEL Growth Capital Fund VI, LLC (“AGCF VI”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective September 15, 2010. AGCF VI terminated its offering as of August 17, 2012. As of that date, $8,145,000 of offering proceeds had been received from approximately 97 investors. AGCF VI had acquired growth capital financing transactions representing a total capital investment of $7,263,761 as of June 30, 2013. Of such portfolio investments, transactions representing an original capital investment of approximately $922,168 had been sold or disposed as of June 30, 2013.

ATEL Leasing Income Fund L.P. was formed in May, 2010, to seek capital commitments from institutional investors for lease financing investments, and ATEL Leasing Income Fund II, L.P. was formed in February, 2013, also to seek capital commitments from institutional investors for lease financing investments. Each of these institutional programs has significantly different portfolio investment criteria and structures than those of the Prior Programs. Each also has distinctly different capital, management and compensation structures than those of the Prior Programs.

INCOME, LOSSES AND DISTRIBUTIONS

The taxable income and taxable loss of the Fund (the “Net Income and Net Loss”) and all Fund cash distributions shall be allocated 99.99% to investors and 0.01% to the Manager as the Carried Interest.

Allocations of Net Income and Net Loss

The Fund will close its books as of the end of each quarter and allocate Net Income, Net Loss and cash distributions on a daily basis, i.e., Fund items will be allocated to the investors in the ratio in which the number of Units held by each of them bears to the total number of Units held by all as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and cash distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and cash distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and cash distributions shall be apportioned in the ratio in which (i) the number of Units held by each investor multiplied by the number of days during the period the investor owned the Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss and cash distributions with respect to any quarter will be allocated to Units repurchased by the Fund during such quarter, and such Units will not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations. Transfers of Member interests will not be effective for any purpose until the first day of the following quarter.

Timing and Method of Distributions

Fund cash distributions are generally made and allocated to Holders on a quarterly basis. However, the Manager will determine amounts available for distributions on a monthly rather than quarterly basis. All investors will be entitled to elect to receive distributions monthly rather than quarterly by designating such election in a written request delivered to the Manager. An initial election to receive monthly rather than quarterly distributions may be made at the time of subscription by designating such election on the Subscription Agreement. Thereafter, each investor may, during each fiscal quarter, designate an election to change the timing of distributions payable to the investor for the ensuing fiscal quarter by delivering to the Manager a written request. Investors who have previously elected monthly distributions may at such time elect to return to quarterly distributions and those receiving quarterly distributions may elect monthly distributions for the following quarter. Distributions will be made by check payable to the record Holder unless another payee is designated in writing executed by the Holder. Holders may elect in writing to have distributions paid by wire transfer to designated accounts. Wire transfer instructions may be given upon subscription or may be provided at any time thereafter for subsequent distributions.

During the Fund’s offering and operating stages, extending through the end of a six-year period following the end of the offering of Units, the Fund expects to make regular cash distributions to investors. After the end of the Fund’s operating stage, the Fund intends to distribute to investors all available cash through the final liquidation of the Fund, which is expected to occur eight to ten years following the end of the offering period. During this liquidation stage, the timing and amount of distributions are expected to be less regular than during the operating stage.

Allocations of Distributions

Distributions will be allocated among investors on the same basis as Net Income and Net Loss. Amounts to be distributed will be determined after payment of Fund operating expenses, establishment or restoration of capital reserves deemed appropriate by the Manager, and, to the extent permitted, reinvestment in additional equipment.

A significant portion of each distribution is expected to constitute a return of capital for tax and accounting purposes. The Fund anticipates that income taxes on a portion of its distributions will be deferred by depreciation available from its equipment. To the extent Net Income is reduced by depreciation deductions, distributions will be considered return of capital for tax purposes and income tax will be deferred until subsequent years. Until investors receive total distributions equal to their original investment, a portion of each distribution will be deemed a return of capital rather than a return on capital for investment purposes. Notwithstanding the foregoing, however, the Manager intends to make distributions only out of cash from operations and cash from sales or refinancing and not out of capital reserves or offering proceeds held pending investment.

The Fund is intended to be self-liquidating. After the sixth year following the year in which the offering terminates, the Fund will distribute all available cash, other than reserves deemed required for the proper operation of its business, including reserves for the upgrading of equipment to preserve its value or to purchase equipment the Fund has committed to buy prior to the end of the reinvestment period. During this liquidation stage, rates of distributions may vary and distributions may be suspended while Fund debt is repaid from disposition proceeds before net disposition proceeds are distributed to Unit holders.

When the Fund liquidates, and after the Fund pays its creditors (including Unit holders who may be creditors), the Fund will distribute any remaining proceeds of liquidation in accordance with each Member’s positive Capital Account balance. As a result, if cash distributions are made during the period between the date investors are first admitted to the Fund and the end of the offering of Units, it is likely that different amounts would be distributable upon liquidation to the different investors, depending on their then Capital Account balances. This difference will be substantially reduced or eliminated by the special allocation to investors of gain from the sale of equipment, which could equalize their Capital Account balances. In particular, if distributions made during the offering period to investors who were admitted at the initial admission date reflect a return of capital (or to the extent that such investors receive allocations of net losses relating to the offering period), such investors will receive less on liquidation of the Fund than those who were admitted at the final admission date. Furthermore, to the extent that those investors who were admitted at the first admission date receive allocations of net profits relating to the offering period in excess of the distributions of cash for that same period, such investors will receive more distributions on liquidation than those Investors who are admitted at end of the offering. As noted above, any differences would be substantially reduced or eliminated to the extent the Manager equalizes Capital Accounts through special allocations of gain from the sale of equipment.

Reinvestment

The Fund has the power to reinvest revenues during the period ending six years after the year the offering ends. Before the Fund can reinvest in portfolio assets, however, the Fund must, at a minimum, distribute to Unit holders the greater of

(i) enough cash to allow an investor in a 31% federal income tax bracket to meet the federal and state income taxes due on income from the operations of the Fund; or

(ii) for each quarter during the Reinvestment Period, an amount equal to not less than 7% nor more than 9% per annum on investors’ original capital contributions. The rate within the foregoing 7% minimum and 9% maximum will otherwise equal an amount that is 4% over the average yield on five-year United States Treasury Bonds as of the end of the fiscal quarter immediately preceding the date of the distribution, as published in a financial newspaper of national distribution from time to time.

The following chart illustrates the anticipated cycle of distributions to investors during the Fund’s three basic stages, funding, operations and liquidation. The amount of distributions is expected to vary during the initial offering stage of the Fund, as it raises equity capital through the sale of Units, acquires its initial investment portfolio and leverages its portfolio. Then, distributions are expected to become level as the Fund is required during its six year operating stage to make minimum distributions to investors prior to any reinvestment of the Fund’s operating cash flow. There can be no assurance, however, as to the rate or availability of distributions during any period, or the rate of reinvestment, if any, during the operating stage. The availability of cash for distributions, and the rate of distributions, if any, during all stages will be dependent on the success of Fund operations and the Fund’s need to pay operating expenses, to repay debt, the terms of which may require suspension of distributions during some periods, and to establish necessary capital reserves. After the operating stage, the Fund is expected to enter into a two to four year liquidating stage during which all cash flow not required for Fund obligations, including repayment of debt and establishment of capital reserves, will be distributed to investors. Distributions during this period are expected to fluctuate as amounts vary depending on the rate of liquidation of the portfolio, the residual values realized upon expiration of leases and disposition of investment assets, the amount of remaining lease revenues, the amount of operating expenses incurred, the need to repay portfolio debt, and the establishment of necessary capital reserves. Investors should note that there can be no assurance as to the amount or timing of any distributions, or as to the duration of the Fund’s liquidation period and term to final liquidation, which, as described above, will depend on a number of factors affecting Fund operations.

Offering Stage:
Units are only sold during the offering period • Your money goes to work immediately  • ATEL has 6 months to invest it after the offering is terminated • Investment dollars are used to purchase equipment • Investors are extremely limited in their ability to sell units during the life of the Fund • Cash distributions are expected to begin immediately after minimum funding and are expected to be paid monthly or quarterly

Operating Stage and Reinvestment Period:
Equity raised during the offering period and, if available, excess operating revenues, may be used to make additional investments in equipment • Cash distributions are expected to be paid monthly or quarterly and are largely tax deferred • Depreciation on equipment leases may offset a portion of income to investors • The investment portfolio is actively managed throughout the life of the Fund

Liquidating Stage:
Liquidating stage expected to last around 2+ years • Investments will be sold at maturity and no new investments will be made • Distributions are paid periodically to investors and the amount will fluctuate

Return of Unused Capital

Any net offering proceeds received by the Fund during the first twelve months of the offering not committed to investment in portfolio assets by eighteen months after the beginning of the offering, and any offering proceeds received in a second year of the offering not committed to investment by a date six months after the end of the offering (except amounts used to pay operating expenses or required as capital reserves) will be distributed to investors pro rata as a return of capital. In addition, in order to refund to the investors the amount of Front End Fees attributable to such returned capital, the Manager has agreed to contribute to the Fund, and the Fund will distribute to investors pro rata, the amount by which the unused capital so distributed, divided by the percentage of offering proceeds remaining after payment of all Front End Fees, exceeds the amount of unused capital distributed.

Cash from Capital Reserve Account

The Operating Agreement requires that the Fund initially establish a cash reserve for general working capital purposes in an amount equal to not less than ½ of 1% of the offering proceeds (equal to $6,000 if the minimum Units are sold and $750,000 if the maximum Units are sold). Any cash reserves used need not be restored, and, if restored, may be restored from the operating revenues of the Fund. Distributions of cash reserves will be allocated and distributed in the same manner as cash proceeds from sales of equipment. Cash reserves that the Manager deems no longer required as capital reserves may be distributed or invested by the Fund.

Sources of Distributions — Accounting Matters

The amount of cash the Fund will distribute to investors each year is not the same as the amount of taxable income that is passed through to the investor. For example, the Fund may have tax deductions that do not represent direct cash expenses, so the Fund may have more cash available to distribute than it has taxable income. When an investor receives a distribution of more cash in a year than his share of income, he will be deemed to be receiving a return of his invested capital rather than investment income. Distributions by the Fund may be characterized differently for tax, accounting and economic purposes as a return of capital, investment income or a portion of each.

CAPITALIZATION

The capitalization of the Fund, as of the date of this Prospectus and as adjusted to reflect the issuance and sale of the Units offered hereby assuming the minimum 120,000 Units and the maximum 15,000,000 Units are sold, is as follows:

	As of the Date hereof	Minimum 120,000 Units	Maximum 15,000,000 Units
Units of Member Interest ($10 per Unit)	500	1,200,500	150,000,500
Total Capitalization	$500	$1,200,500	$150,000,500
Less Estimated Organization and Offering Expenses	—	150,000	18,750,000
Net Capitalization	$500	$1,050,500	$131,250,500

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Until receipt and acceptance of subscriptions for 120,000 Units, the Fund will not commence active operations.

After the minimum capital is received, subscription proceeds will be released to the Fund from escrow and applied to the payment or reimbursement of Organization and Offering Expenses, leaving estimated net proceeds available for investment and operations of $1,050,000. As additional subscriptions for Units are received, the Fund will experience a relative increase in liquidity and the Fund will experience a corresponding decrease in liquidity as capital is expended in the purchase of its portfolio investments.

The Fund will acquire its investments with cash and debt, and may leverage assets after acquiring them for cash in order to fund additional investments. The Fund may borrow on a secured or unsecured basis amounts up to 50% of the aggregate purchase price of its portfolio assets, and intends to borrow the maximum amount permitted. The Fund currently has no arrangements with, or commitments from, any lender with respect to debt financing. The Manager anticipates that any acquisition financing or other borrowing will be obtained from institutional lenders. Except as discussed below in connection with asset securitization financing, the Fund does not currently anticipate that it will engage in any material hedging transactions.

Until required for the acquisition or operation of portfolio investments, the offering proceeds will be held in short-term, liquid investments. The Fund is required by the Operating Agreement to establish an initial working capital reserve in the amount of ½ of 1% of the Gross Proceeds.

Depreciation

For financial reporting purposes, equipment on operating leases will generally be depreciated using the straight-line method, over periods equal to the terms of the related leases to the equipment, down to an amount equal to the estimated residual value of the equipment at the end of the related leases. The treatment for financial reporting purposes differs from cost recovery for tax purposes in which the IRS prescribes certain useful lives for each type of equipment and the Code provides specific accelerated rates of depreciation over those useful lives.

Inflation

The potential effects of inflation on the Fund are difficult to predict. If the general economy experiences significant rates of inflation, however, it could affect the Fund in a number of ways. The cost of portfolio investment acquisitions could increase with inflation, but cost increases could be offset by the Fund’s ability to increase lease rates in an inflationary market. Revenues from existing leases would not generally increase with inflation, as the Fund does not expect to provide for rent escalation clauses tied to inflation in its leases. Nevertheless, the anticipated residual values to be realized upon the sale or re-lease of equipment upon lease terminations (and thus the overall cash flow from the Fund’s leases) may be expected to increase with inflation as the cost of similar new and used equipment increases.

Interest Rates

Fluctuations in prevailing interest rates could also affect the Fund. The cost of capital reflected in interest rates is a significant factor in determining market lease rates and the pricing of lease financing generally. Higher interest rates could affect the cost of Fund borrowing, reducing its yield on leveraged investments or reducing the desirability of leverage. The Fund would also expect that increases or decreases in prevailing interest rates would generally result in corresponding increases or decreases in available lease rates on new leases. Except as discussed below, interest rate fluctuations would generally have little or no effect on existing leases, as rates on such leases would generally be fixed without any adjustment related to interest rates.

The Fund may incur short-term bridge financing bearing a variable interest rate, but this borrowing would involve little exposure to increased interest rates because of its limited term. However, the Manager expects that any asset securitization financing by the Fund will involve borrowing at a variable interest rate based on an established reference rate. The Manager would seek to mitigate the Fund’s exposure to increases in the interest rate by engaging in hedging transactions that would effectively fix the interest rate obligation of the Fund. The Manager’s policy will be to incur variable rate financing only under conditions and terms which limit the potential adverse effect on the Fund’s anticipated return on the related lease transactions. Other than in short-term bridge financing or asset securitization financing, the Manager will seek to avoid borrowing under terms which provide for a rate of interest which may vary. The Manager will attempt to limit any other variable interest rate borrowing to those instances in which the lessee agrees to bear the cost of any increase in the interest rate. If such debt is incurred without a corresponding variable lease payment obligation, the Fund’s interest obligations could increase while lease revenues remain fixed. Accordingly, a rise in interest rates may increase borrowing costs and reduce the amount of income and cash available for Distributions. Historically, the interest rates charged by major banks have fluctuated; as a result, the precise amount of interest which the Fund may be charged under such circumstances cannot be predicted.

Financial Reporting and Disclosure Status

Emerging Growth Companies and Smaller Reporting Companies

The Fund falls within the definition of an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933 (the “1933 Act”) and Section 3(a)(80) of the Securities Exchange Act of 1934 (the “1934 Act”), each adopted with the Jumpstart Our Business Startups (JOBS) Act. That definition includes all issuers with total annual gross revenues of less than $1,000,000,000 during their most recently completed fiscal years, except that it excludes an issuer if the first sale of common equity securities of such issuer pursuant to an effective registration statement under the 1933 Act occurred on or before December 8, 2011.

The Fund's Units will not be publicly traded and, as a consequence, the Fund will have no “public float” or reported aggregate secondary market value of the Units, its only class of outstanding equity securities.

Companies with a public float under $75 million are considered non-accelerated filers or “smaller reporting companies” as defined in Rule 405 promulgated by the SEC under the 1933 Act and Rule 12b-2 promulgated by the SEC under the 1934 Act. Because its Units cannot be publicly traded without causing adverse tax consequences to the Fund and its Unit holders, the Fund will be a smaller reporting company throughout its term, subject to changes in applicable law.

These filing status categories described above provide for certain reduced reporting, corporate governance and disclosure requirements and many of the reduced requirements applicable to emerging growth companies apply to smaller reporting companies regardless of their status as emerging growth companies. Set forth below is a summary of the exemptions available to emerging growth companies and the expected impact on the Fund's public reporting, governance and disclosure.

The Fund as an Emerging Growth Company

The Fund will continue to be characterized as an emerging growth company under the JOBS Act until the earliest of (a) the last day of the fiscal year during which it has total annual gross revenues of $1,000,000,000 or more (subject to inflation indexing); (b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of Units pursuant to this prospectus; (c) the date on which the Fund has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which such issuer is deemed to be a “large accelerated filer,” as that term is defined under regulations adopted under the 1934 Act. As described below, the Fund will not terminate its status as an emerging growth company under the clauses (a), (c) or (d), so it will terminate such status only on the fifth anniversary of its first sale of Units pursuant to this prospectus. The Fund's assets will consist primarily of equipment held for lease which will be subject to economic depreciation. While the residual value of the equipment upon disposition will be important in determining return on investment, the equipment portfolio as a whole will not appreciate in value. The Fund's revenues will generally be installments of rent and interest on loans, and sale proceeds from disposition of depreciated equipment, so will be limited by the value of its Portfolio Assets. Accordingly, because the Fund may raise not more than $150 million in equity capital and may not borrow an amount that exceeds 50% of the cost of its Portfolio Assets, it will never generate $1,000,000,000 in revenues so will not terminate its status as an emerging growth company under clause (a) above. The Fund cannot under its Operating Agreement issue debt securities, and, with the aforementioned limit on its total borrowing power, it will never issue $1,000,000,000 in non-convertible debt, so will not terminate emerging growth company status under clause (c) above. Under 1934 Act Rule 12b-2, a “large accelerated filer” is a registrant that, among other things, has “an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more.” As noted above, the Fund's total equity is limited and its business plan and portfolio restrictions will not generate capital appreciation for its investors. Also, as discussed elsewhere in this Prospectus, no public market will exist for the Units, so the Fund will not in any event have a market value for its sole class of equity, the Units, of $700 million or more, and will therefore never be deemed to be a “large accelerated filer” to terminate its status under clause (d) above.

The JOBS Act provides emerging growth companies with exemptions from certain executive compensation disclosure requirements. The JOBS Act exempts emerging growth companies from two corporate governance requirements under 1934 Act Section 14A(a) and (b) that public companies hold a non-binding shareholder advisory vote at least once every three years on executive compensation and a shareholder vote on executive severance payments known as golden parachutes. The JOBS Act exempts emerging growth companies from the requirement under Section 953(b) of the Dodd-Frank Act that public companies calculate and disclose the median compensation of all employees compared to the chief executive officer.

The JOBS Act provides that emerging growth companies need furnish only two years of audited financial statements along with their SEC-filed registration statement. Additionally, this statute phases in the requirement to provide financial data to the SEC so that an emerging growth company need not provide audited financial statements for periods prior to those provided with the registration statement.

In addition, emerging growth companies have the same extended compliance period for new or revised accounting standards issued by the Financial Accounting Standards Board (FASB) that are currently available to private companies, if those new or revised standards apply to companies that are not issuers. Moreover, an emerging growth company need only present selected financial data in its periodic reports for the earliest audited period presented in connection with its first registration statement.

The JOBS Act allows emerging growth companies to defer compliance with the requirement imposed by Sarbanes-Oxley Act Section 404(b) that it obtain an attestation report by its auditor with respect to management's assessment of the issuer's internal controls.

The JOBS Act exempts emerging growth companies from any regulations promulgated by the Public Company Accounting Oversight Board (PCAOB) that would require mandatory audit firm rotation (but does not exempt these companies from the five-year rotation of the audit firm partner mandated by Sarbanes-Oxley Act Section 203). Also, any additional rules adopted by the PCAOB after the date of enactment will not apply to an audit of any emerging growth company, unless the SEC determines that the application of those additional requirements is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

The JOBS Act allows an emerging growth company to forgo these regulatory exemptions afforded to emerging growth companies and instead opt in to certain regulatory requirements as it sees fit. However, emerging growth companies cannot selectively opt in to comply with new or revised accounting standards. They cannot select some standards to comply with and not others, but must comply with all such standards to the same extent as a non-emerging growth company. They must also continue to comply with the standards to the same extent that a non-emerging growth company has to comply with the standards for as long as the company remains an emerging growth company.

Under Section 107(b) of the JOBS Act, an emerging growth company must make its choice to opt in or opt out of the extended transition period for compliance with new or revised accounting standards at the time the company is first required to file a registration statement, periodic report or other report with the SEC and must notify the Commission of its choice. Accordingly, the Fund hereby elects to opt out of the extended transition period for complying with new or revised accounting standards applicable to emerging growth companies pursuant to Section 107(b) of the JOBS Act, and by filing the registration statement of which this prospectus is a part, the Fund has notified the SEC that it will not use the extension of time for compliance with new or revised accounting standards provided to emerging growth companies. This election by the Fund to forego such extension of time for compliance with new or revised accounting standards is irrevocable.

The Fund as a Smaller Reporting Company and the Expected Impact of JOBS Act on the Fund

As noted, the Fund will be a smaller reporting company under applicable 1933 Act and 1934 Act provisions and related SEC rules.

Certain of the exemptions afforded emerging growth companies under the JOBS Act are available in any event to issuers such as the Fund that are smaller reporting companies and other non-accelerated filers as those terms are defined under the 1933 Act and 1934 Act. For example, while emerging growth companies have a five year delay in the requirement that they obtain an annual independent auditor attestation on their internal controls and procedures, the Fund, as a smaller reporting company, is not subject to the attestation requirements under current law. Emerging growth companies may present only two years of audited statements and certain other financial disclosures in their registration statements and reports rather than three. The Fund has no prior operations and the two-year period already applies to companies such as the Fund as smaller reporting companies and non-accelerated filers.

Certain other reduced disclosure and corporate governance rules afforded emerging growth companies under the JOBS Act, such as those relating to executive officer compensation disclosure and shareholder advisory votes on executive compensation, may technically apply to the Fund, but are not expected to have any significant impact on its reporting. The Fund has no employees, the compensation of the Manager and its Affiliates is determined by the provisions of the Operating Agreement, and the Fund does not hold annual meetings. Accordingly, certain exemptions for emerging growth companies from requirements of disclosure of executive compensation in annual proxy statements and periodic advisory votes will have limited impact on the Fund and its Unit holders.

FEDERAL INCOME TAX CONSEQUENCES

Preface

This section of the Prospectus addresses all material federal income tax considerations which may be relevant to a “typical” investor. ATEL considers a typical investor to be a natural person who is a citizen of the United States. This section is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this section does not deal with all aspects that might be relevant to a particular prospective investor, in light of the investor’s personal circumstances. The tax treatment for non-typical investors may differ significantly from the tax consequences outlined in this section. Non-typical investors include trusts, corporations, tax-exempt organizations, employee benefit plans, and foreign investors. State and local tax consequences may differ from the federal income tax consequences described below.

It is impractical to set forth in this Prospectus all aspects of federal, state, local and foreign tax law which may affect an investment in the Fund. Nevertheless, as noted above, this section of the Prospectus addresses all material federal income tax considerations which may be relevant to a “typical” investor. The tax consequences of investing in Units will not be the same for all investors. A careful analysis of by each investor of the investor’s particular tax situation is required to evaluate this investment properly. Furthermore, the discussion of various aspects of federal, state, local and foreign taxation and of counsel’s opinion contained herein is based on the Internal Revenue Code, existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change. Therefore, ATEL urges each investor to consult with the investor’s own tax advisor prior to investing in Units.

As set forth in this Prospectus under “Investment Objectives and Policies — Principal Investment Objectives,” the Fund’s investment decisions in structuring its portfolio will be driven by the projected economic consequences of each transaction, primarily the cash return on cash invested. While the tax consequences of the Fund’s structure, including the pass through of income and loss, and of specific investments, including “true lease” status, amortization and cost recovery, are expected to affect the rates of return that may be realized by the Fund and its investors, the Fund’s investment decisions will not generally be based on tax consequences, but primarily on the lease and loan rates and projected sale and other residual proceeds to be realized from the investments.

Opinions of Derenthal & Dannhauser LLP

Derenthal & Dannhauser LLP is of the opinion that, for federal income tax purposes:

—	The Fund is classified as a partnership and not as an association taxable as a corporation.
—	The Fund will not be treated as a publicly traded partnership.
—	Upon admission to the Fund, an investor will be a Member of the Fund.
—	Each investor will be able to include in the tax basis of the investor’s Units the investor’s share of bona fide Fund nonrecourse liabilities.
—	The IRS will not significantly modify the allocations of taxable income and tax loss under the Operating Agreement.

In addition, to the extent the summaries of federal income tax consequences herein contain statements or conclusions of law, counsel is of the opinion that these statements or conclusions are correct under the Internal Revenue Code, applicable current and proposed IRS regulations, current published administrative positions of the IRS and judicial decisions.

The opinions of Derenthal & Dannhauser LLP are based upon the facts described in this Prospectus, and the assumption that the Fund will operate its business as described in this Prospectus. Any alteration of the facts may adversely affect the opinions rendered. Furthermore, the opinions of counsel are based upon existing law, which is subject to change either prospectively or retroactively.

Counsel’s tax opinions represent only Derenthal & Dannhauser LLP’s best legal judgment. The opinions have no binding effect on, or official status with, the IRS or any other government agency. The Fund has not requested an IRS ruling on any matter. There can be no assurance that the IRS will not challenge any of Derenthal & Dannhauser LLP’s conclusions.

There is one material federal income tax issue as to which counsel is unable to render, and therefore has not rendered an opinion. Counsel has not rendered an opinion as to the status of the Fund’s leases for federal tax purposes, inasmuch as such status is subject to the facts and circumstances of each lease transaction, and the specific terms of such transactions will not be known until the transactions are entered into by the Fund, and no such transactions are yet in place. Nevertheless, the Manager expects that most of the Fund’s leases will be treated by the Fund as “true leases” (see the discussion under “Tax Status of Leases” below). The Fund will use industry standard contracts and other agreements for such leases, and although no opinion of counsel will be rendered in this regard, the Manager, based on the extensive experience of its affiliates in the equipment leasing industry, does not believe there is any appreciable risk as a consequence. If a leasing transaction is treated as a sale or financing rather than a true lease, the investors would not be entitled to cost recovery deductions with respect to such leases. On the other hand, a portion of the lease rental payments would be deemed to constitute amortization of such financing or sales proceeds which would not be taxable. Inasmuch as the facts and circumstances of each lease transaction, and the tax consequences of each lease transaction, will not be known until the transactions are entered into by the Fund, counsel can render no opinion as to such tax consequences or as to the risk resulting from the absence of such opinion.

The Fund’s management will prepare its income tax information returns. The Fund will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized, the allocation of acquisition costs between equipment and management fees, and other similar items. Such matters will be handled by the Fund. Tax counsel to the Fund will not prepare or review the Fund’s income tax information returns.

Classification as a Partnership

The Manager and the Fund have represented to counsel that the Fund will not elect to be treated as a corporation for federal income tax purposes under the Internal Revenue Code Section 7701 Treasury Regulations. Based on such representation, Derenthal & Dannhauser LLP is of the opinion that the Fund will be classified as a partnership and will not be treated as an association taxable as a corporation for federal income tax purposes. Derenthal & Dannhauser LLP’s opinion is based upon ATEL’s factual representations and the continued effectiveness of the Treasury Regulations. If the Treasury Department were to amend its Regulations, it is possible that the Fund would not qualify as a partnership under the amended regulations.

Notwithstanding the preceding, if Units are considered publicly traded the Fund will be treated as a corporation under the publicly traded partnership provisions of Internal Revenue Code Section 7704. The Fund will be treated as publicly traded if Units are traded on an established securities market, or readily tradable on a secondary market or the substantial equivalent thereof. An established securities market includes a securities exchange as well as a regular over-the-counter market. Treasury Regulations under Internal Revenue Code Section 7704 state that a secondary market for an entity’s interests generally is indicated by the existence of a person standing ready to make a market in the interests, or where the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information on offers to buy, sell or exchange interests. Complicity or participation of the entity is relevant in determining whether there is public trading of its interests. A partnership will be considered as participating in public trading where trading in its interests is in fact taking place and the partnership’s governing documents impose no meaningful limitation on the holders’ ability to readily transfer their interests. A partnership’s right to refuse to recognize transfers is not a meaningful limitation unless such right actually is exercised.

Whether the Units will become readily tradable on a secondary market or the substantial equivalent thereof cannot be predicted with certainty. The Units will not be deemed readily tradable on a secondary market or the substantial equivalent thereof if any of the safe harbors included in the Treasury Regulations is satisfied. One of these is the 2% safe harbor. If the sum of the interests in Fund capital or profits that are sold or otherwise transferred during a tax year does not exceed 2% of the total interests in capital or profits, then a secondary market or its equivalent in Units will not exist.

The Fund has no control over an independent third person establishing a secondary market in Units. However, the Fund’s operating agreement requires that an investor obtain the consent of ATEL prior to any transfers of Units. ATEL intends to exercise its discretion in granting and withholding its consent to transfers so as to fall within the parameters of the 2% safe harbor. If the Fund complies with the 2% safe-harbor provision of the Treasury Regulations, Derenthal & Dannhauser LLP is of the opinion that the Fund will not be considered a publicly traded partnership.

If the Fund were treated for federal income tax purposes as a corporation in any year, (i) instead of there being no tax at the Fund level, the Fund would be required to pay federal income taxes upon its taxable income; (ii) state and local income taxes could be imposed on the Fund; (iii) losses of the Fund would not be reportable by the investors on their personal income tax returns; (iv) any distributions would be taxable to an investor as (a) ordinary income to the extent of current or accumulated earnings and profits, and (b) gain from the sale of the investor’s Units to the extent any distribution exceeded such earnings and profits and the tax basis of such Units; (v) distributions would be classified as portfolio income which would not be available to offset passive activity losses. See “Limitation on Deduction of Losses — Passive Loss Limitation” below. Also, a change in status from a partnership to a corporation could result in taxable income to an investor. The amount of taxable income would equal his share of the liabilities of the Fund over the adjusted basis of his Units.

Any of the foregoing would substantially reduce the effective yield on an investment in Units.

Allocations of Profits and Losses

In general, a partner’s distributive share of partnership income, gain, deduction or loss will be determined in accordance with the operating or partnership agreement. However, if such allocations do not have substantial economic effect, distributive shares will be determined in accordance with the partners’ interests in the partnership.

An allocation has economic effect under the Treasury Regulations if: (i) each partner’s share of partnership items is reflected by an increase or decrease in the partner’s capital account; (ii) liquidation proceeds are distributed in accordance with capital account balances; and (iii) any partner with a capital account deficit following the distribution of liquidation proceeds is required to restore such deficit.

An allocation can have economic effect even if a partner is not required to restore a deficit balance in his capital account, but only (i) to the extent the allocation does not reduce his capital account balance below zero; and (ii) if the operating or partnership agreement contains a qualified income offset. An agreement contains a qualified income offset if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution that reduces his capital account below zero will be allocated income or gain in an amount and manner sufficient to eliminate his deficit capital account balance as quickly as possible.

Special rules apply to the allocation of deductions attributable to nonrecourse debt. Such allocations will be respected under the Treasury Regulations if the partners who are allocated the deductions bear the burden of the future income related to the previous deductions. In particular, the following additional elements must be satisfied: (i) the operating or partnership agreement must provide for allocations of nonrecourse deductions in a manner consistent with allocations of some other significant partnership item related to the property securing the nonrecourse debt, provided such other allocations have substantial economic effect; (ii) all other material allocations and capital account adjustments under the operating or partnership agreement are recognized under the Treasury Regulations; and (iii) the operating or partnership agreement contains a minimum gain chargeback.

A minimum gain chargeback provides that, if there is a net decrease in partnership minimum gain during a tax year, all partners will be allocated items of partnership income and gain in proportion to, and to the extent of, an amount equal to the portion of such partner’s share of the net decrease in partnership minimum gain. The amount of partnership minimum gain is determined by computing the amount of gain, if any, that would be realized by the partnership if it disposed of the property subject to the nonrecourse liability in full satisfaction thereof.

The Fund’s operating agreement prohibits losses from being allocated to an investor that would cause a deficit capital account in excess of the investor’s share of Fund minimum gain. Nonrecourse deductions will be allocated in the same manner as operating profits and losses. The operating agreement contains a minimum gain chargeback provision and a qualified income offset provision that are intended to comply with the provisions of the Treasury Regulations. The operating agreement provides that capital accounts will be maintained in accordance with the provisions of the Treasury Regulations. The operating agreement also provides that proceeds on liquidation will be distributed in accordance with positive capital account balances. Therefore, Derenthal & Dannhauser LLP is of the opinion that the allocations included in the operating agreement would not be significantly modified if challenged by the IRS.

The economic effect of a partnership’s allocations also must be “substantial.” Under Section 1.704-1(b)(2)(iii) of the Treasury Regulations, the economic effect of an allocation is substantial if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. Notwithstanding the foregoing, the economic effect is not substantial if, at the time that the allocation becomes part of the partnership agreement, (i) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement, and (ii) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocations were not contained in the partnership agreement. The Regulations include a presumption that the book value of depreciable partnership property is presumed to be its fair market value, and adjustments to book value will be presumed to be matched by corresponding changes in fair market value. Counsel is of the opinion that the economic effect of the allocations in the Operating Agreement are substantial.

Income Recognition

The Fund will prepare its tax returns using the accrual method of accounting. Under the accrual method, the Fund will include in income items such as interest and rentals as and when earned by the Fund, whether or not received. Thus, the Fund may be required to recognize income sooner than would be the case under the cash receipts and disbursements method of accounting.

Some leases provide for varying rental payments over the years. Section 467 of the Internal Revenue Code can require a lessor to take such rental payments into income as if the rent accrued at a constant level rate. This provision applies to certain sale-leaseback transactions and certain long-term leases. Certain of the Fund’s leases may provide for varying rental payments. If so, Section 467 requires the Fund to accrue the rental payments on such leases at a constant level rate. This could result in investors receiving increased allocations of taxable income or reduced allocations of loss in earlier years, without any increase in distributions until subsequent years. An additional consequence could be a conversion of a portion of the Fund’s rental income from any such lease to interest income. Rental income generally constitutes passive income. Interest income generally constitutes portfolio income. See “Limitation on Deduction of Losses — Passive Loss Limitation.”

Taxation of Investors

As a partnership for federal income tax purposes, the Fund itself will not be subject to any federal income taxes. Nonetheless, the Fund will file federal partnership information tax returns for each calendar year.

Each investor will be required to report on his own federal income tax return his share of Fund items of income, gain, loss, deduction or credit. An investor will be subject to tax on his distributive share of Fund income whether or not any distribution is made to him.

If the amount of a distribution to an investor for any year exceeds the investor’s share of the Fund’s taxable income for the year, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis of the investor’s Units. Any amounts in excess of such tax basis generally will be taxable as a gain from the sale of a capital asset. However, all or a portion of a distribution to an investor in exchange for:

(i) an interest in inventory items which have substantially appreciated in value, or

(ii) unrealized receivables

will generally result in the receipt of ordinary income. The terms inventory items and unrealized receivables are specially defined for this purpose. The term unrealized receivables includes depreciation recapture, but only to the extent of the amount which would be treated as ordinary income upon a sale of the property.

Tax Status of Leases

Whether a specific lease is categorized as a lease (a “true lease”) rather than as a sale or a financing for federal income tax purposes involves a factual determination. Accordingly, no guarantee can be given that the Fund’s leases of equipment will be treated as leases by the IRS. A “true lease” means the Fund retains ownership of the equipment for tax purposes. The Fund has not yet entered into any leases, so no opinion of counsel has been rendered as to lease status. Moreover, the Fund does not expect to obtain an opinion of counsel regarding the status of any Fund leases. The Fund will utilize industry-standard leases for those leases that the Fund intends to treat as true leases. Consequently, the Manager does not believe there is any appreciable risk to the absence of an opinion of tax counsel.

If a leasing transaction is treated as a sale or financing rather than a true lease, the investors would not be entitled to cost recovery deductions with respect to such leases. On the other hand, a portion of the lease rental payments would be deemed to constitute amortization of such financing or sales proceeds which would not be taxable.

Limitation on Deduction of Losses

There are limitations on an investor’s ability to deduct his distributive share of Fund losses. Among them are: (i) losses will be limited to the extent of the investor’s tax basis in his Units; (ii) losses will be limited to the amounts for which the investor is deemed at risk; and (iii) losses will be limited to the investor’s income from passive activities. Deduction of losses attributable to activities not engaged in for profit also are limited. As the investment objectives of the Fund do not include generating deductible tax losses, the Manager does not anticipate that the following limitations will be of particular import to investors.

Tax Basis.  Initially, an investor’s tax basis for his Units will be equal to the price paid for the Units. Each investor will increase the tax basis for his Units by (i) his allocable share of the Fund’s taxable income; and (ii) any increase in his share of the Fund’s nonrecourse liabilities, and will decrease the tax basis for his Units by

—	his allocable share of the Fund’s tax loss,
—	the amount of any distributions, and
—	any reduction in his share of Fund nonrecourse liabilities.

If the tax basis of an investor should be reduced to zero, the amount of any distributions and any reduction in Fund nonrecourse liabilities will be treated as gain from the sale or exchange of the investor’s Units.

Subject to the other limitations discussed below, on his own federal income tax return an investor may deduct his share of the Fund’s tax loss to the extent of the tax basis for his Units. Fund losses which exceed his tax basis may be carried over indefinitely and, subject to the limitations discussed below, deducted in any year to the extent his tax basis is increased above zero.

At Risk Rules.  Under Internal Revenue Code Section 465, the amount of losses which may be claimed by an individual or a closely-held corporation from activities such as equipment leasing cannot exceed the amount which the investor has at risk with respect to such activities. A closely-held corporation is a corporation more than 50% of which is owned directly or indirectly by not more than five individuals.

The amount at risk is generally equal to the sum of money invested in the activity. In addition, an investor will be at risk with respect to any qualified nonrecourse financing used in the investment. An investor’s at risk amount will be decreased by his share of Fund losses and distributions. An investor’s at risk amount will be increased by his share of Fund income.

The total amount of money paid by each investor for his Units will be considered at risk. Fund indebtedness incurred in connection with equipment leasing activities is not expected to be considered at risk. Accordingly, an investor will only be able to deduct the investor’s share of Fund losses attributable to equipment leasing activities under the at risk rules in an amount equal to the purchase price of the investor’s Units, as adjusted for Fund income, losses and distributions. Any losses in excess of the investor’s at risk amount will be treated as a deduction in succeeding taxable years, again subject to the at risk limitations. An investor must recapture previously allowed losses if the investor’s amount at risk at the end of the year is reduced below zero.

Even if an investor can claim Fund losses under the at risk rules, the investor is still subject to the other limits on deduction discussed herein.

Under the Internal Revenue Code, the Fund will be permitted to aggregate its equipment leasing activities only with respect to equipment placed in service during the same taxable year. This could limit an investor’s deduction for losses with respect to certain equipment, even though the investor must recognize income with respect to other equipment.

Passive Loss Limitation.  Internal Revenue Code Section 469 limits the amount of losses that individuals and certain other taxpayers may claim from an activity in which the taxpayer does not materially participate. Under this limitation, net losses from a passive activity may only be deducted against net income from passive activities. Passive activity losses may not be used to offset compensation income or other forms of active income. Also, passive activity losses may not be used to offset interest, dividends and other forms of portfolio income.

To the extent the Fund enters into true leases for federal income tax purposes, the equipment leasing activities of the Fund will be passive activities. See “Tax Status of Leases” above in this section for a description of true leases. The real estate activities in which the Fund may engage would also constitute passive activities. Fund losses from passive activities are considered to be passive activity losses. Most investors will only be able to deduct their share of Fund passive activity losses to the extent they have passive income from other sources. Any excess Fund passive activity losses will be suspended and carried forward indefinitely. Suspended passive activity losses may be used to offset passive activity income in future years. Suspended passive activity losses also may be claimed in full against all types of income if an investor disposes of all of his Units in a fully taxable transaction to an unrelated person.

The Fund may have portfolio income:

—	to the extent of any interest income,
—	to the extent its investments constitute financing leases or secured loans, rather than true leases, and
—	to the extent of any dividends it receives from equity interests in growth capital lease investments.

The Fund’s receipt of the equity interests themselves may constitute a taxable event. The income therefrom could be passive or portfolio, depending upon the circumstances. Therefore, investors may be required to recognize taxable portfolio income and pay tax thereon in years in which they also are allocated passive losses which cannot be used by them. Counsel has rendered no opinion regarding the classification of financing leases, secured loans or equity interests.

The Manager anticipates that an insubstantial portion of the Fund’s income may constitute portfolio income.

The passive loss limitation is applied after the at risk limitation. Thus, if a loss is disallowed under the at risk rules for a particular year, it will not again be disallowed by the passive loss limitation for such year. Rather, for the year in which the investor becomes at risk in the activity, the suspended at risk loss will become subject to the passive loss limitation.

Cost Recovery

MACRS.  Under the Modified Accelerated Cost Recovery System, the cost of depreciable personal property placed in service after 1986 may be recovered using specified recovery methods over specified recovery periods.

Under MACRS the cost of most recovery property is recovered using the 200% declining balance method. For some recovery property, the 150% declining balance method is utilized. The recovery periods generally range from three to 20 years. Bonus depreciation may be claimed for certain property.

The amount by which cost recovery deductions using the 200% declining balance method exceeds the amount that would have been allowed using the 150% declining balance method will be an item of tax preference. See “Alternative Minimum Tax.”

Recapture.  All cost recovery deductions claimed by Fund investors will be subject to recapture at ordinary income rates upon the disposition of the equipment or the investor’s Units.

Limitations on the Use of MACRS.  Under certain circumstances, a taxpayer is required to recover the cost of property over a period longer than its MACRS recovery period. These circumstances include:

—	property used predominantly outside the United States,
—	property used by a foreign or tax-exempt entity, and
—	property owned by a partnership which has both a tax-exempt entity and a person who is not a tax-exempt entity as holders, unless certain exceptions apply.

In addition, under Internal Revenue Code Section 470, losses attributable to the leasing of tax-exempt use property (including property described in the preceding bullets) cannot be deducted currently, but must be deferred until there is income derived from such property or when the interest therein is completely disposed of, unless the lease complies with certain requirements. Because these facts depend upon leases that will be acquired or entered into in the future, no conclusion can be expressed now regarding the possible application of Internal Revenue Code Section 470 to leases of Fund property to tax-exempt entities.

Tax Consequences Respecting Equity Interests

The Internal Revenue Code includes a myriad of rules respecting the tax treatment of stock, stock options, stock warrants and similar items. A discussion of those provisions is beyond the scope of this prospectus. Investors should consult with their own tax advisors if they desire more information in that regard.

The Fund will have taxable income on the receipt of cash lease payments. Similarly, the Fund could have taxable income on the receipt of equity interests. However, the Fund’s receipt of equity interests will not provide cash for distribution to the investors. Any tax liability would be paid from an investor’s own funds.

Whether the Fund’s receipt of equity interests will result in income recognition will depend upon various factors, including

—	whether or not the transfer of the equity interests by the Fund is subject to restriction, and
—	the nature of the equity interests. For example, the receipt of marketable stock for no payment would almost always result in the recognition of income.

These factors will also determine the amount of income, if any, and its character for purposes of the passive activity rules. See “Limitation on Deduction of Losses — Passive Loss Limitation” above.

The Fund’s exercise of stock options, warrants and similar securities could result in the recognition of income.

Deductibility of Management Fees

The Fund will pay asset management fees for services to be rendered by ATEL. The Fund intends to deduct the asset management fees. It is possible that the IRS may challenge the deductibility of all or a portion of the asset management fees on the basis that

—	the amount thereof is excessive,
—	all or a portion thereof is payment for other services performed by, or other value provided by, the recipient thereof, or
—	payments for such services is not deductible.

If such a challenge by the IRS were successful, the asserted deductions would be reduced or eliminated.

Tax Liabilities in Later Years

It is possible that after some years of Fund operations an investor’s tax liabilities may exceed cash distributions to him in corresponding years. Such a situation would typically arise if the Fund’s nondeductible loan amortization payments on its equipment exceeded its depreciation deductions. It is possible in such a situation that an investor’s tax liabilities could exceed cash distributions. If so, such excess would be a nondeductible out-of-pocket expense to an investor. Based on historical experience with similar programs, ATEL does not believe these events are likely to occur.

Sales or Exchanges of Fund Property

On the disposition of property, the Fund will realize gain in an amount equal to the proceeds received minus the basis in the property. As a result of cost recovery deductions, most equipment is expected to have a zero basis. Proceeds received include any debt assumed by the transferee.

Gain realized by the Fund on a disposition of equipment will be taxed as ordinary income to the extent of prior cost recovery deductions taken by the Fund on the equipment. Unless the Fund is a dealer in the property sold, any other gain generally will be treated as capital gain.

A dealer is one who holds property primarily for sale to customers in the ordinary course of business. Whether property is so held as dealer property depends upon all of the facts and circumstances of the particular transactions. The Fund intends:

—	to purchase equipment for investment only,
—	to engage in the business of owning and operating such equipment, and
—	to make occasional sales thereof.

Accordingly, the Fund does not anticipate that it will be treated as a dealer with respect to any of its property. However, there is no assurance that the IRS will not take the contrary position.

As stated above, the Fund’s gain on a disposition of property will be measured by the difference between the disposition proceeds, and the Fund’s basis in the property. Disposition proceeds include the amount of any debt encumbering the property. Consequently, the amount of tax payable by an investor as a result of the disposition may exceed his share of the cash proceeds therefrom. In the event of a foreclosure of a debt on property owned by the Fund, the Fund would realize gain equal to the excess of such indebtedness over its adjusted tax basis of the property. In such event the investors would realize taxable income although they may not receive any cash distributions as a result of the foreclosure.

Disposition of Units

The amount of gain which an investor will realize upon the disposition of his Units will equal the excess of

—	the amount realized by the investor, over
—	the investor’s tax basis in the Units.

Conversely, the amount of loss which an investor will realize upon the disposition of his Units will equal the excess of

—	the investor’s tax basis, over
—	the amount realized for the Units.

The amount realized on the sale of the Units will include the investor’s share of any Fund liabilities. As a result, a disposition of Units may result in a tax liability in excess of the cash proceeds.

Such gain or loss generally will be capital gain or loss. In the case of an individual, any such gain will be subject to tax at a maximum rate of 15%, if the Units have been held for more than 12 months. However, any gain realized on the disposition of a Unit by an investor which is attributable to unrealized receivables or inventory items will be taxed at ordinary income rates. Unrealized receivables would include the investor’s share of previous Fund equipment cost recovery deductions. An investor must recognize such cost recovery recapture in the year of disposition, regardless of the amount of proceeds received in the year of disposition.

Liquidation of the Fund

The Operating Agreement provides that on liquidation of the Fund its assets will be sold. The sale proceeds will be distributed pursuant to the terms of the operating agreement. Each investor will realize his share of the gain or loss on the sale of Fund assets. In addition, each investor will recognize gain or loss measured by the difference between the cash he receives in liquidation and the adjusted tax basis of his Units. The cash an investor receives will include the cash constructively received as a result of relief of liabilities. Gain or loss recognized generally will constitute capital gain or loss. However, gain attributable to the recapture of equipment cost recovery deductions will be taxable as ordinary income. See “Sales or Exchanges of Fund Property.” It is anticipated that all or substantially all of any gains will be attributable to such deductions and taxed as ordinary income.

Fund Elections

Section 754 of the Internal Revenue Code permits an entity such as the Fund to elect to adjust the tax basis of its property

—	upon the transfer of units by sale or exchange or on the death of a holder, and
—	upon the distribution of property by the fund to a holder.

This is known as a Section 754 election. If the Fund were to make such an election, then transferees of Units would be treated, for the purpose of depreciation and gain, as though they had acquired a direct interest in Fund assets. Furthermore, under certain circumstances, the Fund would be required to make the foregoing adjustments.

A Section 754 election is complex. A Section 754 election increases the expense of tax accounting. As a result, ATEL does not intend to cause the Fund to make a Section 754 election, unless required to do so. If not, then an investor may have greater difficulty in selling his Units.

The Internal Revenue Code includes other elections. The Fund may make various elections for federal tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

Treatment of Gifts of Units

Generally, no gain or loss is recognized for federal income tax purposes as a result of a gift of property. There are exceptions to the general rule. If a gift of a Unit were made at a time when the investor’s allocable share of the Fund’s nonrecourse indebtedness exceeded the adjusted tax basis of his Unit, such investor would realize gain for federal income tax purposes upon the transfer of such Unit to the extent of such excess. A charitable contribution of Units also would result in income or gain to the extent that the transferor’s share of nonrecourse liabilities exceeded the adjusted tax basis in his Units. Gifts of Units may also result in gift tax liability pursuant to the rules applicable to all gifts of property.

Investment by Qualified Retirement Plans and IRAs

Qualified pension, profit-sharing, stock bonus plans, Keogh Plans and IRAs are generally exempt from taxation. A qualified retirement plan or an IRA will have tax liability to the extent that its unrelated business taxable income exceeds $1,000 during any fiscal year. Unrelated business taxable income is determined in accordance with Sections 511-514 of the Internal Revenue Code. The Fund will be engaged primarily in the business of equipment leasing. The share of a qualified retirement plan or an IRA of the Fund’s business income therefrom will constitute unrelated business taxable income. A qualified retirement plan or IRA will be required to report its pro rata share of such Fund income as unrelated business taxable income if and to the extent that the investor’s unrelated business taxable income from all sources exceeds $1,000 in any taxable year.

A portion of the gain from the sale of equipment subject to acquisition indebtedness also will be included in the unrelated business income of a tax-exempt entity. Indebtedness is acquisition indebtedness if it was incurred directly or indirectly in connection with the acquisition or improvement of the equipment. In addition,

—	gain which is characterized as ordinary income due to the recapture of cost recovery, or
—	gain from equipment which is inventory or property held primarily for sale to customers in the ordinary course of a trade or business will be unrelated business taxable income.

If a qualified retirement plan or IRA has unrelated business taxable income in excess of $1,000 for any year,

—	it is subject to income tax on the excess, and
—	it is obligated to file a tax return for such year.

Notwithstanding the preceding, a charitable remainder trust that recognizes unrelated business taxable income will be subject to an excise tax equal to 100% of such income. Any tax due should be paid directly from the tax-exempt entity. Payment of the tax by the beneficiary could have other adverse tax consequences.

All tax-exempt entities are urged to obtain the advice of a qualified tax advisor on the effect of an investment in Units.

Individual Tax Rates

General.  The highest individual federal income tax rate currently is 39.6%.

Capital Gains and Losses.  The excess of net long-term capital gains over short-term capital losses is referred to in the Internal Revenue Code as net capital gain. Currently, net capital gain of individuals is taxed at a 20% maximum rate.

Capital losses of individuals may offset capital gains plus only $3,000 of ordinary income in a year. Capital losses of corporations may offset capital gains only. Any remaining capital loss may be carried forward indefinitely.

Two Percent Floor on Miscellaneous Itemized Deductions.  Non-corporate investors may deduct itemized expenses only subject to certain limitations. Itemized deductions include expenses paid or incurred

—	for the production or collection of income,
—	for the management, conservation, or maintenance of property held for the production of income, or
—	in connection with the determination, collection or refund of a tax.

Alternative Minimum Tax

In addition to the regular income tax, the Internal Revenue Code includes an alternative minimum tax for non-corporate and corporate taxpayers. The base upon which the alternative minimum tax is imposed is equal to

—	the taxpayer’s taxable income,
—	subject to alternative minimum tax adjustments,
—	increased by items of tax preference, and

—	reduced by the applicable exemption amount for the year in question,

all as described below.

Under the alternative minimum tax, depreciation deductions on personal property are computed using the 150% declining balance method rather than the 200% declining balance method. A less favorable net operating loss deduction is used in lieu of the regular tax net operating loss deduction.

The itemized deductions allowable in computing alternative minimum taxable income include the following:

—	charitable contributions,
—	medical deductions in excess of 10% of adjusted gross income,
—	casualty losses,
—	interest on personal housing, and
—	other interest to the extent of net investment income.

No standard deduction is allowed, but an exemption amount is available as discussed below.

For corporations, the Internal Revenue Code requires an addition to taxable income of 75% of the amount by which adjusted current earnings exceeds alternative minimum taxable income.

In addition to the adjustments described above, alternative minimum taxable income is increased by the amount of items of tax preference. Tax preferences include excess depletion deductions, excess intangible drilling costs, tax-exempt interest, with certain exceptions, and the difference between the fair market value and the exercise price of stock acquired by exercise of an incentive stock option. No deduction is allowed for losses from a tax shelter farm activity.

Certain tax credits cannot be used to offset alternative minimum tax. Any excess tax credits are first carried back one year and then forward 20 years.

The alternative minimum tax for individuals is equal to:

—	26% of so much of the taxable excess as does not exceed $175,000, plus
—	28% of so much of the taxable excess as exceeds $175,000.

For this purpose, taxable excess means the amount by which alternative minimum taxable income exceeds the exemption amount. The exemption amounts are:

—	$78,750 for a married couple filing a joint return or a surviving spouse,
—	$50,600 for a single individual, and
—	$39,375 for a married individual filing a separate return or for an estate or trust.

The exemption amounts are phased out for investors with high alternative minimum taxable income.

The corporate alternative minimum tax is the amount, if any, by which:

—	20% of the excess of
—	the corporation’s alternative minimum taxable income, over
—	the exemption amount, exceeds
—	the corporation’s regular tax for the year.

The corporate exemption amount is $40,000. However, this exemption is reduced by 25% of the amount by which alternative minimum taxable income exceeds $150,000. The corporate alternative minimum tax does not apply to corporations which have elected to be subject to Subchapter S of the Internal Revenue Code. Rather, the alternative minimum tax applies to the shareholders of an S corporation.

The corporate alternative minimum tax has been repealed for small business corporations. A corporation that had average annual gross receipts of less than $5,000,000 for the three-year period beginning after December 31, 1993 is a small business corporation for its first taxable year beginning after December 31, 1997. A corporation that meets the $5,000,000 gross receipts test will continue to be treated as a small business corporation so long as its average gross receipts do not exceed $7,500,000.

Because the impact of the alternative minimum tax is dependent upon each investor’s particular tax situation, each prospective investor is urged to consult his own tax adviser as to the effect an investment in the Fund will have on the calculation of his alternative minimum tax liability.

Fund Tax Returns and Tax Information

The Fund will use the accrual method of accounting. The Fund will adopt the calendar year as its tax year. The Fund’s Operating Agreement requires the Fund to provide tax information to the investors within 75 days after the close of each Fund tax year. Some investors may be required to file their tax returns on or before March 15. If so, they may have to obtain an extension to file.

Each investor must file his tax return either

—	consistently with the information provided on the Fund’s informational return or
—	in a manner which notifies the IRS of any inconsistency.

Otherwise, the IRS could automatically assess and collect the tax, if any, attributable to the inconsistent treatment.

An investor will be required to inform the Fund of the sale or exchange of his Units within the earlier of

—	30 days of the transaction, or
—	January 15 of the calendar year following the calendar year in which the transaction occurs.

The Fund will be required to inform the IRS of each such transfer. The failure of an investor or of the Fund to file these notices may result in substantial penalties. The Fund also must inform both the seller and the buyer of Units of the proportionate interest of the transferred Units in the unrealized receivables and inventory items of the Fund. This notification must be made prior to February 1 of the calendar year following the calendar year in which the transaction occurs.

Audit of Tax Returns

The IRS could audit the Fund’s tax information returns. Any such audit could result in the audit of an investor’s tax return. An audit of an investor’s return could result in adjustments to items related to the Fund as well as items not related to the Fund.

The Internal Revenue Code treats a partnership as a separate entity for purposes of audit, settlement and judicial review. Thus, the IRS may audit and make a single determination of the propriety of a partnership’s treatment of partnership tax items at the partnership level. In general, a partnership’s tax matters partner represents the partnership and its partners in the event of an audit of the partnership’s tax returns. ATEL is the Fund’s tax matters partner. All partners are nevertheless entitled to participate in an audit and each partner may enter into a settlement agreement on his own behalf with the IRS.

If the IRS proposes any adjustments to the tax returns filed by the Fund or an investor, substantial legal and accounting expenses and deficiency interest and penalties may be incurred. The Fund will not bear any expense that may be incurred by an investor in connection with:

—	the investor’s participation in an audit of the Fund,
—	the audit of his tax returns, or
—	the determination or redetermination of his tax liability even though resulting solely from adjustments to the Fund’s tax returns.

Tax Shelters and Reportable Transactions

Under the American Jobs Creation Act of 2004, the rules requiring tax shelter registration have been repealed. Instead, “material advisers” to “reportable transactions” are required to file an information return for each reportable transaction. The information return must include a description of the transaction, a description of the potential tax benefits expected therefrom, and other information required by the Treasury Department. A “material advisor” is a person who (i) provides material aid, assistance or advice in organizing, managing, promoting, selling, implementing, carrying out, or insuring a reportable transaction, and (ii) derives gross income in excess of $250,000 or another amount as prescribed by the Treasury Department.

In addition, taxpayers must report on their individual returns or statements any information with respect to a reportable transaction which is required under Section 6011 of the Internal Revenue Code.

Under current Regulations, a “reportable transaction” is one which satisfies any of the following:

(a)	A listed transaction, which a transaction that is the same as or substantially similar to a type of transaction that the IRS has identified by notice, regulation or other form of published guidance, to be a tax avoidance transaction.
(b)	A confidential transaction, which is one that is offered by an advisor who places a limitation on disclosure by the taxpayer of the tax treatment or tax structure of the transaction and the limitation on disclosure protects the confidentiality of the advisor’s tax strategies.
(c)	A transaction with contractual protection, which is one for which the taxpayer or a related party has the right to a full or partial refund of fees if all or part of the intended tax consequences from the transaction are not sustained.
(d)	A loss transaction, which is any transaction resulting in the taxpayer claiming a loss under Internal Revenue Code Section 165 of at least (1) $10 million in any single year or $20 million in any combination of years for corporations; (2) $10 million in any single year or $20 million in any combination of years for partnerships that have only corporations as partners, or $2 million in any single year or $4 million in any combination of years for all other partnerships; (3) $2 million in any single year or $4 million in any combination of years for individuals, S corporations, or trusts; or (4) $50,000 in any single year for individuals or trusts if the loss arises from foreign currency transactions.
(e)	A transaction of interest, which is a transaction that is the same as or substantially similar to a type of transaction that the IRS has identified by notice, regulation or other form of published guidance, to be a transaction of interest.

The Fund Manager does not believe that investment in the Fund will constitute a reportable transaction pursuant to the foregoing.

Penalties and Interest

The penalty for a taxpayer’s failure to disclose a reportable transaction is $10,000 for a natural person and $50,000 for other persons, provided that for reportable transactions which are listed transactions, the foregoing amounts are increased to $100,000 and $200,000, respectively. These amounts are payable whether or not the transaction results in an underpayment of tax. In addition to such monetary penalty for failure to report, taxpayers subject to the reporting requirements of the Securities and Exchange Act of 1934 would be required to disclose in those reports such failure to report the reportable transaction, as well as any understatement penalty or gross valuation misstatement penalty (as described below) that result from the failure to report the listed or reportable transaction.

Additionally, Section 6662 of the Internal Revenue Code provides for uniform penalties at a flat rate of 20% in cases of negligence, substantial underpayments of tax and substantial valuation overstatements. In particular, a penalty may be imposed on any “substantial understatement of tax liability” equal to 20% of the amount of the underpayment of tax attributable to the understatement. For most taxpayers, a substantial understatement occurs when the understated tax liability exceeds the greater of 10% of the correct tax required to be shown on the return or $5,000. For a corporation other than an S corporation or a personal holding corporation, a substantial understatement occurs when the understated tax liability exceeds the lesser of 10% of the correct tax required to be shown on the return (or if greater, $10,000), or $10,000,000.

In determining if a substantial understatement exists (or in calculating any resulting penalty), the tax attributable to a particular item will generally not be included if (i) there is, or was, substantial authority for the tax treatment of that item by the taxpayer, or (ii) the relevant facts affecting the item’s tax treatment were adequately disclosed in the return or in a statement attached to the return on the required IRS Form and there is a reasonable basis for the tax treatment. Treasury Regulations provide that substantial authority exists with respect to the treatment of an item only if the weight of the authority supporting the treatment is substantial in relation to the weight of authorities supporting contrary treatment. Regulations also provide that reasonable basis is a relatively high standard of tax reporting, that is significantly higher than not frivolous or not patently improper.

Neither the substantial authority nor the full disclosure exceptions are applicable to deductions attributable to investments in a tax shelter claimed by corporations. For this purpose, a “tax shelter” includes a partnership if a significant purpose of the partnership is the avoidance or evasion of federal income tax. The Fund Manager does not believe that the principal purpose of the Fund is or will be the avoidance or evasion of federal income tax. If the Fund is found to be a “tax shelter” for purposes of Section 6662, the tax under Section 6662 would be operative unless, as required by Internal Revenue Code Section 6664, there was reasonable cause for taking the position relating to the understatement and the investor acted in good faith with respect to that position.

The foregoing provisions of Section 6662 do not apply, and the more stringent reasonable cause and good faith rules of new Section 6662A apply, in the case of an understatement resulting from an inadequately disclosed listed transaction or reportable avoidance transaction. Taxpayers who do not adequately disclose the transaction would be not be eligible for the reasonable cause exception and would be subject to a strict liability penalty equal to 30% of the understatement.

Interest rates for an underpayment of tax are set quarterly at the federal short-term rate plus 3%, except that the interest rate is set at the federal short-term rate plus 5% in the case of certain underpayments of tax by a C corporation. The rate for refunds on overpayments is set quarterly at the federal short-term rate plus 2%. Interest on underpayments or refunds is compounded daily. The Internal Revenue Code provides that interest will be imposed on penalties from the due date of the return (without regard to extensions) which gave rise to the penalty.

With regard to the tax consequences of an investment in Units, an investor’s use of counsel’s tax opinion letter is subject to the limitations of the Internal Revenue Code and Treasury Regulations as follows:

—	With respect to any material federal tax issue on which Derenthal & Dannhauser LLP has issued a “more likely than not” or more favorable opinion, its opinion may not be sufficient for an investor to use for the purpose of avoiding penalties relating to any substantial understatement of income tax under Section 6662(d) of the Internal Revenue Code.
—	ATEL has entered into a compensation arrangement with Derenthal & Dannhauser LLP to provide certain legal services to the Fund and its Affiliates, including its tax opinion letter. Consequently, tax counsel’s tax opinion letter was not written and cannot be used by an investor for the purpose of avoiding penalties relating to any reportable transaction understatement of income tax under Section 6662A of the Internal Revenue Code.

The limitations set forth above on an investor’s use of counsel’s tax opinion letter apply only for federal tax purposes. They do not apply to an investor’s right to rely on counsel’s tax opinion letter and the discussion in this “Federal Income Tax Consequences” section of this Prospectus under the federal securities laws.

Miscellaneous Fund Tax Aspects

—	Fees for the syndication of the Fund must be permanently capitalized.
—	Fund organization fees must be capitalized and may be amortized over a 180-month period.

—	Fund start-up expenditures must be capitalized and may be amortized over a period of 180 months, beginning with the date on which the business begins.

Foreign Tax Considerations for U.S. Investors

As noted above, the Fund may acquire equipment which is operated outside the United States. If so, investors may be required to file returns and pay taxes in foreign jurisdictions with respect to the income from such equipment. The income taxed by the foreign jurisdiction would be calculated according to the tax laws of the foreign jurisdiction. These tax laws may or may not correspond with applicable United States standards.

Investors who have foreign tax liabilities as a result of the purchase of Units may be entitled to a credit or a deduction for foreign taxes on their U.S. tax returns. The calculation of the foreign tax credit is quite complex. No assurance can be given that a credit or a deduction will be available. For example, a taxpayer generally cannot claim a credit for taxes on foreign source income in an amount greater than the taxes which would have been due had the taxes been computed under U.S. law. This could result in higher taxes for income from equipment located in a foreign jurisdiction than income from equipment located in the U.S. Each investor should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

U.S. Taxation of Foreign Persons

Special rules govern the U.S. federal income taxation of

—	nonresident alien individuals,
—	foreign corporations,
—	foreign partnerships, and
—	other foreign investors.

The rules are complex. No attempt is made herein to discuss the relevant rules. Foreign investors should consult their own tax advisors to fully determine the impact to them of United States federal, state and local income tax laws, including laws requiring withholding on Partnership income and/or distributions.

Future Federal Income Tax Changes

No one can predict what additional legislation, if any, may be proposed by

—	members of Congress
—	the current Administration, or
—	any subsequent administration.

No one can predict which proposals, if any, might ultimately be enacted. Moreover, no one can predict what changes may be made to existing Treasury Regulations, or what revisions may occur in IRS ruling policies. Any such changes may have a retroactive effect. Consequently, no assurance can be given that the federal income tax consequences of an investment in Units will continue to be as described in this Prospectus.

State and Local Taxes

In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes which may be imposed by various jurisdictions. An investor’s distributive share of the income, gain or loss of the Fund will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. Moreover, California and a number of other states in which the Fund may do business impose taxes on nonresident investors. The tax on nonresident investors generally is determined with reference to the pro rata share of Fund income derived from such states. Any tax losses associated with an investment in the Fund from operations in one state may not be available to offset income from other sources taxable in a different state.

California and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign investors. Any amounts withheld would be deemed to be a distribution to the investor. The deemed distribution would decrease the amount of any actual subsequent distribution. Investors may be allowed a credit for the amount withheld against any income tax imposed by their state of residency. The Fund cannot estimate the percentage of its income that will be from states which have adopted such withholding tax procedures. Therefore, the Fund cannot estimate the required withholding tax, if any.

Estate or inheritance taxes might be payable in any of the jurisdictions outlined above upon the death of an investor.

Investors may be subject to state tax rules which are less favorable than federal tax rules.

Need for Independent Advice

The foregoing is not intended as a substitute for careful tax planning. The income tax consequences associated with an investment in the Fund are complex and certain of them will not be the same for all taxpayers. Accordingly, each prospective purchaser of Units is strongly urged to consult his own tax advisors with specific reference to his own tax situation.

ERISA CONSIDERATIONS

Prohibited Transactions Under ERISA and the Internal Revenue Code

Section 4975 of the Internal Revenue Code (which applies to all Qualified Plans and IRAs) and Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (which does not apply to IRAs or to certain Qualified Plans that are not subject to ERISA’s fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” under the Internal Revenue Code. “Disqualified persons” include fiduciaries of the Qualified Plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other “disqualified persons.”

“Prohibited transactions” include any direct or indirect transfer or use of a Qualified Plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a Qualified Plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. Section 4975 of the Internal Revenue Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a Qualified Plan or IRA. Section 408(e)(2) of the Internal Revenue Code provides that an IRA will cease to be an IRA and will be treated as having immediately distributed all of its assets, if it engages in a prohibited transaction.

Plan Assets

If the Fund’s assets were determined under ERISA or the Internal Revenue Code to be “plan assets” of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the Manager or its Affiliates, and certain of the transactions described in this Prospectus in which the Fund might engage, including certain transactions with Affiliates of the Fund, might constitute prohibited transactions under the Internal Revenue Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, Qualified Plans (other than IRAs) might be deemed to have delegated their fiduciary responsibility to the Manager in violation of ERISA.

In some circumstances, ERISA and the Internal Revenue Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets and the manager of the entity becomes a fiduciary to the qualified plan or IRA. ERISA and the Internal Revenue Code, however, exempt from the look-through principle investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors. Under the Department of Labor’s current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities, such as the Units, which are undivided interests in the underlying assets of a collective investment entity such as the Fund, will not be treated as plan assets of qualified plan or IRA investors if:

—	the Units are deemed “publicly offered,” or
—	equity participation by benefit plan investors is not deemed “significant” because less than 25% of the Units are owned by qualified plans, IRAs and certain other employee benefit plans.

To qualify for the publicly-offered exception, Units must be freely transferable, owned by at least 100 investors independent of the Manager and of one another, and either (a) be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year during which the offering occurred. The Units are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether Units will qualify for the publicly-offered exception will depend whether they are freely transferable within the meaning of the Department of Labor’s regulations.

Whether Units are freely transferable is a factual determination. However, the Manager believes that the limits on assigning Units and substitution of investors contained in the Operating Agreement fall within the scope of certain restrictions that are permitted by the Department of Labor regulations as consistent with the determination that securities are “freely transferable,” and that, based on these regulations, such restrictions should not cause a determination that the Units are not freely transferable.

In order to qualify for the exception for insignificant benefit plan equity participation described above, “benefit plan investors” must at all times hold less than 25% of the value of any class of equity interest in the entity. For this purpose, the value of any equity interests held by a person (other than a “benefit plan investor”) who has discretionary authority or control with respect to the assets of an entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded. A “benefit plan investor” is any of the following:

—	any employee benefit plan (as defined in Section 3(3) of ERISA, which definition includes Qualified Plans), which is subject to the provisions of Title I of ERISA,
—	any plan described in Section 4975(e)(1) of the Internal Revenue Code (which description includes Qualified Plans and IRAs), and
—	any entity (such as a common or collective trust fund of a bank) whose underlying assets include plan assets by reason of a plan’s investment in the entity.

Whether the Fund’s assets will constitute “plan assets” will depend in large part on the Fund’s ability throughout its term to satisfy either the publicly-offered shares exception or the 25% ownership exception. The Manager will undertake to assure that the Fund at all times satisfies one or both of these exceptions.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan asset” question, a fiduciary’s decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether

—	the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA,
—	the purchase is prudent in light of the potential difficulties that may exist in liquidating Units,
—	the investment will provide sufficient cash distributions in light of the Qualified Plan’s likely required benefit payments,
—	after an acquisition of Units, the Qualified Plan’s investments taken as a whole are sufficiently diversified so as to minimize the risk of large losses,

—	the investment will result in recognition by the Qualified Plan of “unrelated business taxable income,”
—	the investment is made solely in the interests of plan participants, and
—	the fair market value of Units will be sufficiently ascertainable, with sufficient frequency, to enable the Qualified Plan to value its assets on an annual basis in accordance with the Qualified Plan’s rules and policies.

Prospective Qualified Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a Department of Labor advisory opinion indicate that in determining whether the assets of a Qualified Plan that has invested in an entity such as the Fund are sufficiently diversified, it may be relevant to look through the Qualified Plan’s interest in the entity to the underlying portfolio of assets owned by the entity, regardless of whether the entity’s underlying assets are treated as “plan assets” for the purpose of ERISA’s and the Internal Revenue Code’s prohibited transaction and other fiduciary duty rules.

SUMMARY OF THE OPERATING AGREEMENT

The Operating Agreement (attached as Exhibit B) is the governing instrument establishing the Fund’s right under the laws of the State of California to operate as a limited liability company, and contains the rules under which the Fund will be operated. Each subscriber for Units will execute the Operating Agreement by the subscriber’s execution of the Subscription Agreement (a specimen copy of which is attached to this Prospectus as Exhibit C) and tender of payment for the Units.

The following is a brief summary of the material provisions of the Operating Agreement. It is a summary only and it is recommended that each prospective investor review the Operating Agreement carefully in its entirety. Aspects of the Operating Agreement relating to allocations of Net Income, Net Loss and Distributions to Holders and reports to the Members are summarized elsewhere in this Prospectus (See the discussions in this Prospectus under the captions “Income, Losses and Distributions” above and “Reports to Holders” below.)

The Duties of the Manager

ATEL Managing Member, LLC is Manager of the Fund and has the exclusive management and control of all aspects of the business of the Fund. Affiliates of the Manager will perform certain asset acquisition, leasing, management and disposition services, as well as certain administrative services, for the Fund. In the course of its management, the Manager may, in its absolute discretion, acquire, hold title to, sell, re-lease or otherwise dispose of equipment and interests therein when and upon such terms as it determines to be in the best interest of the Fund and employ such persons, including Affiliates of the Manager, as it deems necessary for the efficient operation of the Fund. However, prior to the sale or other disposition of Substantially All of the Assets of the Fund in any single 12-month period, except upon liquidation of the Fund, Holders owning more than 50% of the total outstanding Units must consent to such sale or other disposition.

In addition, Section 15.4 of the Operating Agreement imposes a variety of other restrictions on the Manager’s authority in governing the Funds operations, including limits on transactions between the Manager and its Affiliates and the Fund, limits on Fund borrowing, and limits on Fund investments and reinvestment of cash flow. Among other things, Section 15.4 provides that the Manager and its Affiliates may not (i) cause the Fund to loan any funds or property to any Manager or Affiliate of a Manager; (ii) cause the Fund to borrow from any of the Manager or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the lender’s cost of funds, or, in any event, to cause the Fund to obtain “permanent financing” (defined as financing with a term in excess of 12 months) from any such Person; (iii) commingle Fund cash or assets with those of any other Person; (iv) cause the Fund to make distributions in kind except to a liquidating trust; (v) cause the Fund to pay, directly or indirectly, a commission or fee (except as otherwise expressly permitted under the Operating Agreement) to the Manager or its Affiliates in connection with the reinvestment or distribution of Cash Available for Distribution or of the proceeds of the resale, exchange or refinancing of Fund Portfolio Assets; or (vi) receive from the Fund a rebate or give-up or participate in any reciprocal business arrangements which would circumvent the provisions of the Agreement.

The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote. The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote. The Manager may not transfer its interest as the Manager of the Fund without the consent of Members owning in excess of 50% of the total outstanding Units, unless such a transfer is by means of a merger with or into an entity which succeeds to all of the assets of the Manager and of which at least 80% of the voting and beneficial interest is controlled by persons controlling 80% or more of the voting and beneficial interest of the Manager. Any entity to which the entire interest of the Manager in the Fund is transferred by merger in compliance with these terms may be substituted as the Manager by the filing of appropriate amendments to this Agreement without the further consent of Members.

Liability of Holders

A Holder’s capital is subject to the risks of the Fund’s business. He is not permitted to take any part in the management or control of the business and he may not be required to contribute additional capital at any time. Under the California Act, a Holder will not be liable for Fund obligations in excess of his unreturned capital contribution and share of undistributed profits. Notwithstanding the foregoing, a Holder will be liable to the Fund in an amount equal to any Distribution made by the Fund to such Holder to the extent that, immediately after the Distribution is made, all liabilities of the Fund, other than liabilities to Members on account of their interest in the Fund and liabilities as to which recourse of creditors is limited to specified property of the Fund, exceed the fair value of the Fund assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited is included in the Fund assets only to the extent that the fair value of the property exceeds such liability.

Term and Dissolution

The Fund was formed on December 27, 2012, and will continue until it has liquidated all of its assets or if other specified contingencies occur, as described in the following paragraph. The Fund intends to liquidate its assets and distribute the proceeds thereof beginning after the Reinvestment Period expires (at the end of the sixth calendar year following the year in which the offering of Units terminates) with final liquidation expected to occur approximately eight to ten years after the termination of the offering of Units. There can be no assurance as to the final liquidation date, however, as the Manager will direct the liquidation of Portfolio Assets in a manner it believes will best accomplish the Fund’s primary investment objectives. A Holder may not withdraw from the Fund prior to dissolution, but may assign his Units to others or may, under certain circumstances, request that the Fund repurchase his Units. See “Repurchase Plan” below under this caption.

The contingencies whereupon the Fund may be dissolved are as follows:

—	The Fund becomes insolvent or bankrupt;
—	The removal, adjudication of bankruptcy, insolvency, disability or incompetence or dissolution or death of the Manager unless (i) there is a remaining Manager, and the remaining Manager, within 45 days of the date of such event, elects to continue the business of the Fund or (ii) if, upon removal of the last remaining Manager, the Members holding in excess of 50% of the outstanding Units elect a successor Manager prior to the effective date of removal and such successor Manager elects to continue the business of the Fund;
—	An election to dissolve upon the vote of Members owning more than 50% of the total outstanding Units; or
—	The disposition of all interests in equipment and other assets of the Fund and the receipt by the Fund of the proceeds of such disposition.

In order to effect an orderly liquidation of the Fund’s assets in its liquidation stage, the Manager may cause the Fund to sell Portfolio Assets to a liquidating trust, or to the Manager or an Affiliate (other than another investor program), either in its own name, or as a trustee of a liquidating trust, provided that, in any sale to the Manager or an affiliate, all of the following conditions have been met:

—	the Fund has obtained, at its cost, two independent appraisals of the fair market value of the item or items of Portfolio Assets to be sold;
—	the sales price of the Portfolio Assets is at least equal to the average of the two appraised values;
—	the original cost of the Portfolio Assets sold in this manner does not represent in excess of 10% of the original cost of all Portfolio Assets acquired by the Fund during the term of the Fund;
—	such sale is effected in the best interests of the Fund and its Members for purposes of facilitating liquidation; and
—	the Portfolio Assets so sold is not resold to another investor program sponsored by the Manager or its Affiliates.

Voting Rights of Members

In any vote of the Members, each Member will be entitled to cast one vote for each Unit which such Member owns as of the date designated as the record date for such vote. Notwithstanding the foregoing, Units held by the Manager or any Affiliate of the Manager will not be entitled to vote, and will not be deemed to be “outstanding” for purposes of any vote, upon matters which involve a conflict between the interests of the Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of the Manager as Manager or any proposed amendment to the Operating Agreement which would expand or extend the rights, authorities or powers of the Manager. The Members have the right, by vote of Members owning more than 50% of the total outstanding Units, to vote upon:

(a) Removal or voluntary withdrawal of the Manager;

(b) Election of a successor Manager;

(c) Termination and dissolution of the Fund;

(d) Amendment of the Operating Agreement, provided such amendment is not for the purpose of reflecting the addition or substitution of Members, the reduction of Capital Accounts or for any other purposes prohibited under the Operating Agreement as described below;

(e) The sale or other disposition of Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund in the ordinary course of business; and

(f) The extension of the term of the Fund.

Without the consent of the Members to be adversely affected by the amendment, the Operating Agreement may not be amended so as to

—	convert a Holder into a Manager;
—	modify the limited liability of a Holder;
—	alter the interest of the Members in Net Income, Net Loss and Distributions; or
—	affect the status of the Fund as a partnership for federal income tax purposes.

Dissenters’ Rights and Limitations on Mergers and Roll-ups

Section 16.7 of the Operating Agreement provides that Members holding not less than 90% of the outstanding Units must approve any proposal that involves an acquisition, conversion, merger or consolidation transaction in which the Holders are issued new securities in the resulting entity. The rights of any dissenting Holders will be as provided under Section 16.7 and Sections 17600 through 17613 of the California Act. Such provisions generally give a dissenting Member the right, subject to certain procedural requirements, to require that the company repurchase the dissenting Member’s interest at a price equal to its fair market value.

Meetings

The Manager may at any time call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Members holding 10% or more of the total outstanding Units. Upon such written request of Members holding 10% or more of the total outstanding Units, such Members may propose a vote by all Members on any matter on which Members are entitled to vote under the Operating Agreement.

Books of Account and Records

The Manager is responsible for keeping books of account and records of the Fund reflecting all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. Such books of account and records will include the following:

(i) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Member;

(ii) A copy of the articles of organization and all amendments;

(iii) Copies of the Fund’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

(iv) Copies of the original of the Operating Agreement and all amendments;

(v) Financial statements of the Fund for the six most recent fiscal years; and

(vi) The Fund’s books and records for at least the current and past three fiscal years.

Such books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund for any purpose reasonably related to the interest of the Member in the Fund, including, without limitation, matters relating to the Member's voting rights under the Operating Agreement, and the exercise of the Member's rights under federal proxy laws. Upon the request of a Member for any purpose reasonably related to the interest of the Member in the Fund, including, without limitation, matters relating to the Member's voting rights under the Operating Agreement, and the exercise of the Member's rights under federal proxy laws, the Manager shall promptly deliver to such Member at the expense of the Fund a copy of the information described in (i), (ii) and (iv) above. In the event a Member is required to compel the Manager to produce the foregoing records as a result of the Manager’s breach of its obligation to deliver such information, the Manager shall reimburse the Member for all reasonable costs actually incurred in compelling production.

Status of Units

Each Unit will be fully paid and non-assessable and all Units have equal voting and other rights, except as noted above with respect to the voting of Units held by the Manager or its Affiliates.

Transferability of Units

The Fund may charge a reasonable transfer fee for processing requests for transfer of Units, and may condition the effectiveness of any proposed transfer of Units or an interest in Units on such representations, warranties, opinions of counsel, and other assurances as it considers appropriate as to:

(i) such assignment or transfer not resulting, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

(ii) the transferee not being a minor or an incompetent;

(iii) the transfer or assignment not violating federal or state securities laws;

(iv) the transferor or the transferee not holding Units representing Original Invested Capital of less than $5,000;

(v) such assignee or transferee being a Citizen of the United States;

(vi) such assignment or transfer not constituting a transfer “on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund;

(vii) such assignment or transfer not causing Fund assets to be deemed Plan Assets under ERISA; and

(viii) the transferor filing with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of the Operating Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the Manager.

In connection with state securities laws restrictions on transfer, Section 260.141.11 of the Rules of the California Commissioner of Corporations states:

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 of the Rules of the California Corporations Commissioner shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules of the California Corporations Commissioner), except: (1) to the issuer; (2) pursuant to the order or process of any court; (3) to any person described in Subdivision (i) of Section 25102 of the Corporations Code of the State of California or Section 260.105.14 of the Rules of the California Corporations Commissioner; (4) to the transferor’s ancestors, descendants, or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants, or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation inter vivos or on death; (7) by or through a broker-dealer licensed under the Corporations Code of the State of California (either acting as such or as a finder) to a resident of a foreign state, territory, or country who is neither domiciled in the State of California to the knowledge of the broker-dealer, nor actually present in the State of California if the sale of such securities is not in violation of any securities law of the foreign state, territory, or country concerned; (8) to a broker-dealer licensed under the Corporations Code of the State of California in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group; (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the California Corporations Commissioner’s written consent is obtained or is not required under Section 260.141.11 of the Rules of the California Corporations Commissioner; (10) by way of a sale qualified under Section 25111, 25112, 25113, or 25121 of the Corporations Code of the State of California, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Corporations Code of the State of California, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (13) between residents of foreign states, territories, or countries who are neither domiciled nor actually present in the State of California; (14) to the California State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or (15) by the California State Controller pursuant to the

Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under Section 260.141.11 of the Rules of the California Corporations Commissioner, (ii) delivers to each purchaser a copy of Section 260.141.11 of the Rules of the California Corporations Commissioner, and (iii) advises the California Corporations Commissioner of the name of each purchaser; (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by Section 260.141.11 of the Rules of the California Corporations Commissioner; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Corporations Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

Any assignment, sale, exchange or other transfer in contravention of any of the provisions of the Operating Agreement shall be void and ineffectual, and shall not bind or be recognized by the Fund.

An Assignee of Record will be entitled to receive allocations and Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units to him; provided, however, the Fund and the Manager will be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and will incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices requested to be given to Holders which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of an assignment of Units has passed. The effective date of an assignment of Units and the date on which the Assignee shall be deemed an Assignee of Record shall be the first day of the month following the later of (i) the date set forth on the written instrument of assignment, or (ii) the date on which the Fund has actual notice of the assignment.

All costs and expenses incurred by the Fund in connection with the transfer of a Unit shall be paid by the transferring Holder.

An Assignee may only be substituted as a Member in the place of the assignor with the prior consent of the Manager, which consent may be withheld in the Manager’s sole discretion. Any substituted Member must also agree to be bound by the provisions of the Operating Agreement. The Manager shall cause the Operating Agreement to be amended to reflect the substitution of Members at least once in each fiscal quarter.

The Manager will, with respect to any Units owned by it, enjoy all of the rights, other than the right to request that the Fund repurchase any such Units, and be subject to all of the obligations and duties of a Member, except as noted above under “Voting Rights of Members.”

Repurchase Plan

The Manager may, in its discretion, cause the Fund to repurchase Units upon the request of a Unit holder, but the Fund is in no event required to make any such repurchase. No such repurchase may be effected if it would impair the capital of the Fund or cause the Fund or any remaining Unit holder to suffer a material adverse tax consequence, and no repurchases will be made during the Liquidating Stage. If the Manager elects to repurchase Units, it may cause the Fund to repurchase Units on such terms as it deems appropriate under the circumstances and in the best interests of the Fund and the remaining Unit holders. It is the Fund’s intention that a voluntary repurchase would be for a price equal to the amount of the Capital Contribution made in connection with the original issue of the Units, less (i) the amount of Front End Fees allocable to that initial Capital Contribution, including the actual amount of retail selling commissions paid with respect to such original issuance, (ii) the amount of all distributions paid by the Fund on the Units from the date of original issuance through the date of repurchase; and (iii) appropriate adjustment for the amount, if any, of book income and loss allocated to the Units prior to the repurchase.

Unit Holders will have no right to any repurchase. There will be no appraisal of Units, and no repurchase of any Units held by the Manager and its Affiliates until all Member requests have been met. Only available Fund cash flow and reserves will be used to repurchase Units. Repurchase of a Member’s Units will be deemed a disposition of the investment and the consequences of dispositions of Units are discussed under “Federal Income Tax Consequences — Disposition of Units” above in this Prospectus.

The Manager will consider repurchase requests quarterly. All repurchase requests must be in writing. The Manager may, in its sole discretion, choose to terminate, amend or suspend the repurchase plan at any time without Member approval. The Manager will limit the number of Units repurchased during any calendar year to one percent (1%) of the weighted average number of Units outstanding during the calendar year, or one-quarter of one percent (0.25%) per quarter. Should the Manager receive requests for the repurchase of a total number of Units that would exceed the foregoing limits, the repurchase will be done on a pro rata basis according to the number of Units submitted by each Unit holder for repurchase on or before the end of each calendar quarter and the total amount allocated by the Manager for the repurchase of Units that quarter. The Manager will not give any other priority to a repurchase request.

Upon any repurchase of Units by the Fund, the Units will be canceled and will no longer be deemed to represent an interest in the Fund, and the interests of all other Unit holders will be adjusted accordingly.

In the event a Holder ceases to be a United States Citizen for any reason, he must immediately notify the Fund and may be required to tender his Units to the Fund for repurchase in order to protect the Fund’s interest in certain leases. The Fund will have the absolute right, but no obligation, to repurchase the Units for a price calculated as described above as payable in connection with voluntary repurchase requests.

Indemnification of the Manager

The Operating Agreement provides that the Manager and its affiliates who perform services for the Fund will be indemnified against any liability or loss arising out of any act or omission by any such Person when acting in connection with the business of the Fund, provided that such Person determines in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence, breach of fiduciary duty or misconduct. The Operating Agreement also provides that, to the extent permitted by law, the Fund will indemnify the Manager against liability and related expenses (including attorneys’ fees) incurred in dealing with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding sentence. A successful claim for such indemnification would deplete the Fund’s capital assets by the amount paid.

The Manager will not be indemnified against liabilities arising under the Securities Act of 1933. Furthermore, the Manager has agreed to indemnify the Fund against any loss or liability it may incur as a result of any violation of state or federal securities laws by the Manager or its Affiliates. The Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement, provided, however, that this will not preclude the naming of the Manager or any Affiliates as additional insured parties on policies obtained for the benefit of the Fund to the extent that there is no additional cost to the Fund.

Any such indemnification or agreement to hold harmless the Manager and its Affiliates is recoverable only out of the assets of the Fund and not from the Unit Holders.

The Manager will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund.

PLAN OF DISTRIBUTION

Distribution

The Units will be offered and sold on a “best efforts minimum/maximum” basis through ATEL Securities Corporation (the “Dealer Manager”), a broker-dealer which is an Affiliate of the Manager (see “Conflicts of Interest” and “Management”), and through other participating broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”). The Dealer Manager will manage the selling group and provide certain wholesaling services. The Dealer Manager may participate in the offering on the same basis as other broker-dealers. The Dealer Manager will only directly participate in the sales of Units in those jurisdictions in which it and its personnel are licensed to do so.

The Dealer Manager is a wholly-owned subsidiary of ATEL formed solely to manage offerings sponsored by ATEL and its Affiliates. No other broker dealer has or will have any material relationship with the Fund other than acting as a participating broker dealer in this offering through an underwriting agreement entered into with the Dealer Manager. The Dealer Manager will be an underwriter with respect to the offering of Units and all compensation received by the Dealer Manager in connection with the offering will be underwriting compensation.

The minimum offering amount is $1,200,000 (120,000 Units) and the maximum is $150,000,000 (15,000,000 Units).

The minimum subscription is 500 Units ($5,000). Additional investments may subsequently be made in a minimum amount of 50 Units ($500), and additional one-Unit ($10) increments.

The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Units will be sold.

Subscriptions will be effective only on acceptance by the Manager and the right is reserved to reject any subscription in whole or in part. The Fund will advise the subscriber of the acceptance or rejection of the subscription as soon as practicable after receipt of the subscription, but in no event more than 30 days following receipt. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold, and the Fund will promptly refund the amount of any such canceled subscription. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor’s subscription for Units upon admission to the Fund.

The offering will terminate on a date not later than two years from the date of this Prospectus. The offering of Units after the end of one year from the date hereof will be subject to renewal or re-qualification in all those jurisdictions requiring such renewal or re-qualification. However, the offering may be terminated at any time by the Manager. If subscriptions for a minimum of 120,000 Units have not been received and accepted prior to a date one year from the date of this Prospectus, all funds received will be promptly returned without deduction together with any interest earned thereon.

Selling Compensation and Certain Expenses

The Dealer Manager will receive selling commissions in an amount of up to 9% of the Gross Proceeds, and will reallow to participating broker-dealers selling commissions of up to 7% of the Gross Proceeds attributable to Units sold by them. Out of the 2% of the selling commissions retained by the Dealer Manager, it will pay, among other things, wholesaling compensation in the form of salaries and commissions to its personnel and marketing allowances and reimbursements to participating dealers. Clients of registered investment advisers who are referred to and acquire Units through the Dealer Manager may acquire Units net of the 7% retail selling commission, so will pay a net $9.30 per Unit, as described below under “Special Discounts.” No selling compensation will be paid to the registered investment adviser on such sales, and the only selling commission will be the 2% retained by the Dealer Manager. In addition, sales to certain other persons will be subject to discounted retail commissions, in each case as described below under “Special Discounts.”

The Fund, the Manager, or its affiliates, will pay or reimburse the Dealer Manager and participating dealers, or will otherwise bear, a portion of “underwriters’ expenses” incurred in connection with the offering. Such payments or reimbursements will constitute additional selling compensation in an amount up to 1% of the Gross Proceeds. These underwriters’ expenses include amounts paid by the Fund, the Manager or its Affiliates to the Dealer Manager and participating broker dealers relating to sales seminar costs and expenses; advertising and promotion expenses; travel, food and lodging costs; telephone expenses; and an allocable portion of the Dealer Manager’s salary expenses and legal fees borne by the Manager or its Affiliates. The Dealer Manager may also pay or reimburse such amounts to participating broker dealers out of the 2% commissions retained by it. All of such amounts paid to the Dealer Manager or participating broker dealers, all underwriters’ expenses borne on behalf of the Dealer Manager or any participating broker dealer by the Fund or any other party on its behalf, and all selling commissions are together deemed “underwriting compensation” paid in connection with the offering. The total of all underwriting compensation, including sales commissions, wholesaling salaries and commissions, retail and wholesaling expense reimbursements, seminar expenses and any other underwriters’ expenses or other forms of compensation paid to or for the Dealer Manager or participating broker-dealers, will not exceed 10% of the Gross Proceeds.

In addition to payment of selling commissions and other items of selling compensation, the Fund may pay or reimburse participating broker-dealers for accountable expenses incurred in connection with bona fide due diligence activities upon presentation of detailed, itemized invoices for such bona fide due diligence expenses. Bona fide due diligence expenses will include actual costs incurred by broker-dealers to review the business, financial statements, transactions, and investments of ATEL and its prior programs to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of ATEL and its personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with ATEL personnel, and ATEL’s outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting the ATEL offices, reviewing ATEL’s books and records and interviewing key ATEL personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the broker-dealer; and the internal costs of time and materials expended by broker-dealer personnel in this due diligence effort. ATEL will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

The Manager has agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

The Fund will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of Units.

Escrow Arrangements

Until the minimum number of subscriptions are received and the initial subscribers are admitted to the Fund, subscription checks will be made payable to, and subscription funds will be held in an escrow account at, U.S. Bank, National Association, San Francisco, California (the “Bank”). Until such time all participating broker-dealers will promptly, upon receipt of any and all wires, checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with a copy of the executed Subscription Agreement or copy of the signature page of such agreement, stating among other things, the name of the purchaser, current address, and the amount of the investment, to the Dealer Manager by noon of the next business day following receipt of such materials by the participating broker-dealers, and the Dealer Manager in turn will transmit subscription documents and funds to the Bank by noon of the second business day after the Dealer Manager receives same.

Subscription proceeds held in the escrow account will be invested in United States government securities, including Treasury bills, securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in banks and savings and loan associations which are insured by United States government agencies or deposits in members of the Federal Home Loan Bank System, as directed by the Manager. Subscribers may not withdraw funds from the escrow account. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be distributed to subscribers and allocated among them on the basis of the respective amounts of the subscriptions and the number of days that such amounts were on deposit in the escrow account.

Notwithstanding the foregoing, subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, such Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $7.5 million in Gross Proceeds.

The Original Invested Capital of the initial subscribers will be transferred from escrow to the Fund at any time after subscriptions for the minimum of 120,000 Units have been accepted by the Manager and received and collected by the bank escrow agent, and such subscribers will be admitted to the Fund within 15 days thereafter. Subsequent subscribers will have their subscriptions accepted or rejected within 30 days after receipt. Investors whose subscriptions are accepted will be admitted to the Fund promptly after such acceptance, but not later than 30 days thereafter. Rejected subscription funds will be promptly returned. If a minimum of $1,200,000 in cash subscriptions for Units is not received by a date one year from the date of this Prospectus, or if the offering is otherwise terminated prior to such minimum funding, all subscription proceeds deposited in the escrow account will be promptly returned to investors together with any interest earned on such proceeds during the escrow period.

The Bank’s sole role in this offering is that of escrow holder and as such it has not reviewed any of the offering materials and makes no representations whatsoever as to the nature of this offering or its compliance or lack thereof with any applicable state or federal laws, rules or regulations. The Bank neither endorses, recommends nor guarantees the purchase, value or repayment or any other aspect of an investment in the Units. The Bank does not represent the interests of the Members or potential investors. Its duties are limited as expressly set forth in the Escrow Agreement and interested parties may request a copy of the Escrow Agreement from the Manager. Pursuant to the terms of the Escrow Agreement, the Fund has directed the Bank to distribute to the subscribers any interest earned on funds held in escrow as described above under this caption.

Special Discounts

The Fund will sell Units subject to volume discounts to investors who purchase more than $500,000 of Units through the same participating broker dealer in this offering. The following table shows the discounted price per Unit and the reduced retail selling commissions payable for volume sales of Units.

Dollar Amount of Units	Retail Commission	Purchase Price per Unit
$1 – $500,000	7.0%	$10.00
$500,001 – $1,000,000	6.0%	$9.90
$1,000,001 – $2,000,000	5.0%	$9.80
$2,000,001 – $3,000,000	4.0%	$9.70
$3,000,001 – $5,000,000	3.0%	$9.60
$5,000,000 – above	2.0%	$9.50

The Fund will apply the reduced per Unit price and sales commission set forth in the table above to the entire purchase, not just the portion of the purchase which exceeds the $500,000 Unit purchase threshold. For example, a purchase of $1,500,000 of Units in a single transaction would result in a per Unit purchase price of $9.80 and retail sales commissions of 5.0% or $75,000.

To qualify for a volume discount as a result of multiple purchases of Units, the investor must use the same participating broker dealer and must mark the “Additional Investment” space on the subscription agreement. The Fund will not be responsible for failing to combine purchases if you fail to mark the “Additional Investment” space. Once an investor qualifies for a volume discount, the investor will be eligible to receive the benefit of such discount for subsequent purchases Units in this offering through the same participating broker dealer.

To the extent purchased through the same participating broker dealer, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;
•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;
•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and
•	all commingled trust funds maintained by a given bank.

In the event that a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the sales commissions payable and discounted Unit price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

The Manager and its Affiliates may, but do not currently intend to, acquire such number of Units as they determine. Except as noted below, any Units purchased by the Manager or its Affiliates will be purchased on the same terms as the other Units offered hereby. Such Units will be acquired solely for investment and not with a view to or for distribution. Any Units acquired by the Manager or its Affiliates and participating broker dealers or their affiliates will not be applied to the requirement that a minimum of 120,000 Units be purchased by all subscribers.

The Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may purchase Units in this offering net of the 7% retail selling commissions at a per Unit price of $9.30.

As discussed above, clients of an investment adviser which is registered under the Investment Advisers Act of 1940 who are referred to and purchase Units through the Dealer Manager may also purchase Units net of the 7% retail selling commissions at a per Unit price of $9.30, provided that

—	the client has been advised by such advisor over a continuous course of time on investments other than the purchase of Units,
—	the client is not being charged by the advisor or its Affiliates, other than as described herein, for the advice rendered by such advisor specifically in connection with the purchase of Units,
—	the investment advisor enters into an appropriate agreement with the Dealer Manager undertaking to comply with all securities laws relating to the offering of Units and representing the suitability for such clients of an investment in Units, and
—	either (i) the investment advisor is an Affiliate of a broker-dealer, and the transaction has the express approval of such broker-dealer Affiliate, or (ii) the investment advisor is not affiliated with any broker dealer.

The Dealer Manager may, at its sole discretion, enter into an agreement with a participating broker-dealer whereby such participating broker-dealer may aggregate subscriptions on part of a combined order for the purpose of offering investors reduced aggregate retail sales commissions. The specific terms of any such arrangement will be subject to negotiation between the Dealer Manager and the participating broker-dealer and will not reduce the amount of net proceeds available to the Fund from the sale of Units. Any reduction in the sales commissions would be prorated among the separate subscribers.

In no event will the net contribution to the Fund by any person be less than $9.30 per Unit. The Dealer Manager may require that any investor claiming the right to purchase on the foregoing terms demonstrate the basis for such right through reasonable documentation and certification. Sales to any such purchasers on such terms would be for investment purposes only, and the Fund and the Manager would not recognize any attempted transfer of such Units unless the Manager is satisfied that the original purchase was not made with a view to distribution of the securities and that any proposed transfer was in compliance with all applicable laws and regulations, including the FINRA Rules of Fair Practice.

State Requirements

In addition to the investor suitability and minimum investment standards established by the Fund and described under “Who Should Invest” above, the securities administrators of certain states have imposed more restrictive standards on investments in Units effected within their jurisdictions. Any such additional requirements imposed after the date of this Prospectus will be reflected in a supplement hereto, and investors are urged to review any such supplement to ascertain whether more restrictive standards are applicable to their investment.

REPORTS TO HOLDERS

The Fund fiscal year will be the calendar year; provided, however, that the Manager may, subject to the approval of applicable taxing authorities, adopt another fiscal year if they deem it to be in the Fund’s best interest.

The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members’ equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Such opinion shall also state that reported “Cash from Operations” is consistent with the definition of Cash from Operations herein. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns; (iii) a report of the business of the Fund, which shall include a status report for each portfolio investment which individually represents at least 10% of the Fund’s total investment portfolio indicating: (a) the condition of the Equipment and other investment assets, (b) how the Equipment and other assets are being used as of the end of the year (leased, operated, held for lease, repair, or sale), (c) the remaining term of the leases, (d) the projected use of Equipment for the next year (renewal of lease, re-lease, retirement, or sale), and (e) such other information relevant to the value or use of the Equipment as the Manager deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from: (a) Cash from Operations for that year, (b) Gross Operating Revenues of prior years held in reserves, (c) Cash from Sales or Refinancing, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location.

In addition to the foregoing information in annual reports, the Manager will disclose in each annual report filed with the Commission or distributed to investors pursuant to Section 13(a) of the Securities Exchange Act of 1934 an estimated value per Unit as of the end of the year that is the subject of the report, the method by which the value has been estimated, and the date of the data used to develop the estimated value.

Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund. The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash from Operations and Cash from Sales or Refinancing for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

The Manager shall have prepared, at Fund expense, after the end of each quarter in which equipment is acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Portfolio Assets, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such items of equipment (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 60 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him. Reports filed with the Securities and Exchange Commission, including all annual, quarterly and current reports, are available to be viewed and retrieved without charge on the Commission’s electronic data gathering and retrieval (EDGAR) system, at its internet web site at http:// www.sec.gov, and can be accessed with a search under the Fund’s name. Copies of such reports as filed with government agencies may also be requested directly from the Fund at the Fund’s web site, mailing address, telephone number and/or electronic mail address, in each case as provided in the quarterly and annual reports to be delivered to investors as described above.

SUPPLEMENTAL SALES MATERIAL

In addition to and apart from this Prospectus, the Fund may use certain sales material in connection with the offering of Units. In certain jurisdictions such sales material may not be available. This material will include information relating to this offering, the Manager and its Affiliates and brochures and articles and publications concerning equipment leasing.

The Fund will use only sales material which has been approved by such appropriate regulatory bodies as may be required. The offering is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, and is required to present a balanced discussion of the risks and rewards of investing in the Fund, such material does not purport to be complete, and should not be considered as part of this Prospectus or the registration statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said registration statement or as forming the basis of the offering of Units which are offered hereby.

LEGAL OPINIONS

The legality of the Units has been passed upon and the statements under the caption “Income Tax Consequences” as they relate to federal income tax matters have been reviewed and passed upon by Derenthal & Dannhauser LLP, Oakland, California.

EXPERTS

Moss Adams LLP, independent registered public accounting firm, have audited the Fund’s balance sheet as of December 31, 2012, and the related statements of changes in members’ capital and cash flows for the period from December 27, 2012 (date of inception) through December 31, 2012, as set forth in their report. The Fund has included the financial statement in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

Moss Adams LLP, independent certified public accountants, have audited the balance sheet of ATEL Managing Member, LLC as of December 31, 2012, as set forth in their report. The Fund has included the balance sheet in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements concerning the Fund’s objectives, plans, intentions, strategies, expectations, and predictions concerning the Fund’s future investment activities, results of operations and other future events or conditions based on views and opinions of the Manager. For this purpose, any statements contained herein that are not of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believes,” “may,” “will,” “could,” “intends,” “estimates,” “expects” or “might,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

It is important to note that actual results or activities or actual events or conditions could differ materially from those estimated or anticipated in such forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Fund. See “RISK FACTORS” and “MANAGEMENT — Conflicts of Interest” for a discussion of certain material factors which could cause the actual results or activities or actual events or conditions to differ from those anticipated. Although estimates and assumptions concerning potential investments are believed by the Manager to be reasonable, such estimates and assumptions are uncertain and unpredictable. To the extent that actual events differ materially from the Manager’s assumptions and estimates, actual results will differ from those expected.

ADDITIONAL INFORMATION

The Fund has filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this Prospectus. For further information, reference is made to the registration statement and the exhibits thereto which are available for inspection at no fee in the principal office of the Commission and its Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files annual, quarterly and current reports and other information with the Securities and Exchange Commission. Such reports, the registration statement and other information are available for inspection and copying at the above address, and are also available to be viewed and retrieved without charge on the Commission’s electronic data gathering and retrieval (EDGAR) system, at its internet web site at http:// www.sec.gov. In addition, photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations of the Commission. This Prospectus contains a fair summary of the material provisions of the exhibits filed with the Commission. This Prospectus does not knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements herein not misleading.

GLOSSARY

The following terms used in this Prospectus shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

“Acquisition Expenses” shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Portfolio Assets, whether or not acquired.

“Acquisition Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Portfolio Assets and the acquisition of other investments. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

“Affiliate” of a Person shall mean

—	any Person directly or indirectly controlling, controlled by or under common control with such Person;
—	any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person;
—	any officer, director, trustee or partner of such Person; and
—	if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

“Asset Management Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of the Operating Agreement.

“Asset Management Fee Limit” means the limit on fees calculated pursuant to Section 8.3 of the Operating Agreement.

“Assignee” shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

“Assignee of Record” shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

“ATEL” shall mean ATEL Capital Group and its Affiliates, including the Manager.

“Book Value of Fund Assets” shall mean, for any period, the aggregate book value of Fund assets as reported by the Fund in the audited or unaudited financial statements, as the case may be, filed by the Fund with the Securities and Exchange Commission in its most recent quarterly or annual report, or if the duty to file such reports has been suspended for any reason, in the audited or unaudited financial statements prepared by the Fund in accordance with generally accepted accounting principles for the most recent fiscal quarter or year, as the case may be.

“California Act” shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1 – 15, of the California Corporations Code, as it may be amended from time to time, or any successor California limited liability company statute.

“Capital Account” shall mean, with respect to any Member, such Member’s Capital Account determined in accordance with Section 6.7 of the Operating Agreement.

“Carried Interest” shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as a Member, pursuant to Sections 10.4 and 10.5 of the Agreement, for which cash consideration has neither been paid nor is to be paid.

“Cash from Operations” shall mean the excess of Gross Operating Revenues (which excludes revenues from investment sales or refinancing) over cash disbursements (including the Asset Management Fee and amounts reinvested by the Fund in Portfolio Assets) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Manager.

“Cash from Reserve Account” shall mean that portion of the Net Proceeds not utilized in the acquisition of equipment, including cash maintained according to the provisions of Section 9.4 of the Operating Agreement.

“Cash from Sales or Refinancing” shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any portfolio investment after payment of all expenses related to the transaction.

“Closing Date” shall mean such date designated by the Manager for the termination of the offering of Units, but not later than November 5, 2015. Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

“Distributions” shall mean any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Final Closing Date” shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the Manager.

“Fund” shall mean ATEL 16, LLC, the California limited liability company created under the Operating Agreement.

“Fund Manager” or “Manager” shall mean ATEL Managing Member, LLC (“ATEL”), a Nevada limited liability company, or any other Person or Persons which succeed it in such capacity. The Manager is referred to throughout the Prospectus as “ATEL” or the “Manager.”

“Fund Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(d)(1).

“Gross Proceeds” shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

“Gross Operating Revenues” shall mean all amounts derived by the Fund from the Portfolio Assets, including, without limitation, all lease and other financing revenues and all debt service payments, but excluding security deposits paid by lessees and revenues from the sale, refinancing, or other disposition of Portfolio Asset.

“High Quality Corporate Credits” means, for purposes of Fund’s investment policy, lessees or guarantors who:

—	have a credit rating by Moody’s Investors Service, Inc. of “Baa3” or better, or the credit equivalent as determined by the Manager; or
—	are public or private corporations with substantial revenues and histories of profitable operations, as well as established hospitals with histories of profitability or municipalities.

The Manager may determine that the credit equivalent of a Moody’s Baa3 rating applies to those lessees that are not rated by Moody’s, but which:

—	have comparable credit ratings as determined by other nationally recognized credit rating services;
—	although not rated by nationally recognized credit rating services, are believed by the Manager to have comparable creditworthiness; or
—	in the Manager’s opinion, as a result of guarantees provided, collateral given, deposits made or other security interests granted, have provided such safeguards of the Fund’s interest in the investment that the risk is equivalent to that involved in a transaction with a company with a credit rating of Baa3.

“Holders” shall mean owners of Units who are either Members or Assignees of Record, and reference to a “Holder” shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

“Initial Closing Date” shall mean the date on which subscribers for Units, other than the initial Holder, are first admitted to the Fund as Holders.

“Investment in Equipment” shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of equipment and other portfolio investments acquired by the Fund, including the principal amount advanced to a borrower by the Fund in any secured loan transaction, any amount of Gross Proceeds reserved pursuant to Section 9.4 of the Operating Agreement up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

“IRA” shall mean an individual retirement account qualifying under Section 408 of the Code.

“Liquidating Stage” shall mean the period commencing on a date six calendar years after the Final Closing Date and terminating on the date of the termination of the Fund.

“Members” shall mean the initial member of the Fund and any other Persons who are admitted to the Fund as additional or substituted members. Reference to a “Member” shall refer to any one of them.

“Net Income” or “Net Loss” shall mean the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

“Net Proceeds” shall mean the total Gross Proceeds less Organization and Offering Expenses.

“Net Worth” shall mean the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Offering Stage” shall mean the period commencing with the Initial Closing Date and ending on the Final Closing Date.

“Organization and Offering Expenses” shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of equipment.

“Original Invested Capital” shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

“Operating Agreement” or “Agreement” shall mean the Limited Liability Company Operating Agreement of ATEL 16, LLC, as it may be amended from time to time.

“Operating Stage” shall mean the period commencing on the Final Closing Date and ending on a date six calendar years after the Final Closing Date.

“Portfolio Assets” shall mean the personal and real property, as well as tangible and intangible rights and interests, acquired, held and owned by the Fund for investment purposes, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, loans, collateral, chattel paper, options, warrants, securities and other contract rights.

“Person” shall mean any natural person, partnership, corporation, association or other legal entity.

“Prospectus” shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

“Purchase Price of Portfolio Assets” shall mean the price paid upon the purchase of a particular Portfolio Asset (including the principal amount of any loan that is a Portfolio Asset) or all Portfolio Assets, as the case may be, including the amount of Acquisition Fees and all liens and mortgages on the Portfolio Assets, but excluding points and prepaid interest.

“Qualified Plan” shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

“Regulations” or “Treasury Regulations” shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Reinvestment Period” shall mean the period commencing with the Initial Closing Date and ending six calendar years after the Final Closing Date occurs.

“Roll-Up” shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

(a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following

(i) the Members’ voting rights;

(ii) the term of existence of the Fund;

(iii) the terms of compensation of the Manager and its Affiliates; or

(iv) the Fund’s investment objectives.

“Service” shall mean the United States Internal Revenue Service or its successor.

“Substantially All of the Assets” shall mean, unless the context otherwise dictates, portfolio investments representing 66  2/3% or more of the net book value of all portfolio investments as of the end of the most recently completed fiscal quarter.

“Unit” shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

“United States Citizen” shall mean a “citizen of the United States” as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

FINANCIAL STATEMENTS

Set forth below are the following financial statements:

ATEL 16, LLC
Report of Moss Adams, LLP, Independent Registered Public Accounting Firm	F-2
Balance Sheets as of June 30, 2013 (Unaudited) and December 31, 2012	F-3
Statements of Changes in Member’s Capital for the Periods from December 27, 2012 (Date of Inception) through December 31, 2012 and from January 1, 2013 through June 30, 2013 (Unaudited)	F-4
Statements of Cash Flows for the Periods from December 27, 2012 (Date of Inception) through June 30, 2013 (Unaudited) and from December 27, 2012 (Date of Inception) through December 31, 2012	F-5
Notes to Financial Statements	F-6
ATEL MANAGING MEMBER, LLC
Report of Moss Adams, LLP, Independent Certified Public Accountants	F-8
Balance Sheets as of June 30, 2013 (Unaudited) and December 31, 2012	F-9
Notes to Balance Sheets	F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Member of
ATEL 16, LLC

We have audited the accompanying balance sheet of ATEL 16, LLC (a development stage enterprise) (the “Fund”) as of December 31, 2012 and the related statements of changes in member’s capital and cash flows for the period from December 27, 2012 (date of inception) through December 31, 2012. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of ATEL 16, LLC (a development stage enterprise) (the “Fund”) at December 31, 2012 and its cash flow for the period from December 27, 2012 (date of inception) through December 31, 2012, in conformity with U.S. generally accepted accounting principles.

The accompanying balance sheet as of June 30, 2013 and the related statement of changes in member’s capital and cash flows and footnotes for the period December 27, 2012 (date of inception) though June 30, 2013 have been prepared by ATEL management without audit. We express no opinion or any other form of assurance on these financial statements or the related footnotes.

/s/ Moss Adams LLP
San Francisco, California
May 28, 2013

ATEL 16, LLC
(a development stage enterprise)

BALANCE SHEETS
AS OF JUNE 30, 2013 (Unaudited) AND DECEMBER 31, 2012

	June 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Cash	$500	$500
MEMBER’S CAPITAL
Commitments and Contingencies
Member’s capital	$500	$500

See accompanying notes to financial statements

ATEL 16, LLC
(a development stage enterprise)

STATEMENTS OF CHANGES IN MEMBER’S CAPITAL
FOR THE PERIODS FROM DECEMBER 27, 2012 (Date of Inception)
THROUGH DECEMBER 31, 2012
AND FROM JANUARY 1, 2013 THROUGH JUNE 30, 2013 (Unaudited)

	Other Members		Managing Member	Total
	Units	Amount
Member’s capital as of December 27, 2012 (Date of inception)	—	$—	$—	$—
Capital contribution	—	—	500	500
Balance, December 31, 2012	—	—	500	500
Capital contribution	—	—	—	—
Balance, June 30, 2013 (Unaudited)	—	$—	$500	$500

See accompanying notes to financial statements

ATEL 16, LLC
(a development stage enterprise)

STATEMENTS OF CASH FLOWS
FOR THE PERIODS FROM DECEMBER 27, 2012 (Date of Inception)
THROUGH JUNE 30, 2013 (Unaudited)
AND FROM DECEMBER 27, 2012 (Date of Inception) THROUGH DECEMBER 31, 2012

	December 27, 2012 through June 30, 2013	December 27, 2012 through December 31, 2012
	(Unaudited)
Financing activities
Capital contributions received	$500	$500
Net cash provided by financing activities	500	500
Cash at beginning of period	—	—
Cash at end of period	$500	$500

See accompanying notes to financial statements

ATEL 16, LLC
(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2013 (UNAUDITED) AND DECEMBER 31, 2012

Note 1 — Organization and Limited Liability Company Matters

Organization — ATEL 16, LLC (a development stage enterprise) (the “Company” or the “Fund”) was formed under the laws of the state of California on December 27, 2012 for the purpose of raising capital and originating equipment financing transactions and acquiring equipment to engage in equipment leasing and sales activities. The Managing Member of the Company is ATEL Managing Member, LLC (the “Managing Member”), a Nevada limited liability corporation. The Managing Member is controlled by ATEL Financial Services (“AFS”), wholly-owned subsidiary of ATEL Capital Group. The Fund may continue until terminated as provided in the Fund’s limited liability company operating agreement dated March 1, 2013 (the “Operating Agreement”). Contributions in the amount of $500 were received as of December 31, 2012, which represented the initial member’s capital investment. As a limited liability company, the liability of any individual member for the obligations of the Fund is limited to the extent of capital contributions to the Fund by the individual member.

As of June 30, 2013 and December 31, 2012, the Fund had not commenced operation other than those relating to organizational matters. The Managing and initial Member of the Fund has and will continue to incur costs in connection with the organization, registration and issuance of the limited liability company units (Units). The amount of such costs to be borne by the Fund is limited by certain provisions of the Operating Agreement.

Note 2 — Summary of Significant Accounting Policies

Cash — Cash is maintained in a non-interest bearing checking account.

Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from the estimates.

Income Taxes — The Fund does not provide for income taxes as all income and losses are the liability of the individual members and are allocated to the members for inclusion in their individual tax returns.

Subsequent Events — Subsequent events are events or transactions that occur after the balance sheet date but before the date the financial statements are available to be issued. Subsequent events that provide additional evidence about conditions that existed at the balance sheet date are considered in the preparation of the financial statements presented herein. Subsequent events that occur after the balance sheet date that do not provide evidence about conditions that existed as of the balance sheet date are considered for disclosure based upon their significance in relation to the Fund’s financial statements taken as a whole.

The Company has evaluated all events that have occurred after December 31, 2012, up until May 28, 2013, the date the financial statements were available for issuance. No events were identified through that date which indicated that adjustments were necessary to the financial statements as reported or that additional disclosures were necessary for other significant subsequent events.

The unaudited financial statements and related footnotes as of June 30, 2013 were prepared by management without audit and the Company has also evaluated subsequent events through September 13, 2013 for purposes of presenting the June 30, 2013 financial statements and related footnotes.

ATEL 16, LLC
(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2013 (UNAUDITED) AND DECEMBER 31, 2012

Note 3 — Member’s Capital

As of June 30, 2013 and December 31, 2012, 50 Units ($500) were issued and outstanding. The Fund is authorized to issue up to 15,000,000 additional Units.

The Fund’s net income or net losses are to be allocated 100% to the Members. From the commencement of the Fund until the initial closing date net income and net loss shall be allocated 99% to the Managing Member and 1% to the initial other members. Commencing with the initial closing date, net income and net loss shall be allocated 99.99% to the other members and 0.01% to the Managing Member.

Fund distributions are to be allocated 0.01% to the Managing Member and 99.99% to the other Members.

Note 4 — Commitments and Related Party Transactions

The terms of the Operating Agreement provide that the Managing Member and/or affiliates are entitled to receive certain fees, for equipment acquisition and asset management services and to receive reimbursements for payments made on the behalf of the Fund for certain operating expenses, which are more fully described in Section 8 of the Operating Agreement.

The Fund will pay selling commissions of up to 9% of the selling price of the Units to ATEL Securities Corporation (“ASC”), an affiliate of the Managing Member acting as Dealer Manager for the group of selling broker-dealers. ASC will in turn pay to participating broker-dealers selling commissions of up to 7% of the price of the Units sold by them, retaining the balance of 2%.

Note 5 — Syndication Costs Contingency through August 31, 2013

As of August 31, 2013, an affiliate of the Managing Member paid syndication costs amounting to $225,693. The Fund is obligated to reimburse the affiliate for such costs based upon a percentage of unit sales once the offering is granted effectiveness and the Fund accumulates subscriptions in excess of the minimum escrow requirements.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Member of
ATEL Managing Member, LLC

Report on Balance Sheet

We have audited the balance sheet of ATEL Managing Member, LLC as of December 31, 2012 and the related footnotes to the balance sheet.

Management’s Responsibility for the Balance Sheet and Related Footnotes

Management is responsible for the preparation and fair presentation of the balance sheet and the related footnotes, in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the balance sheet and the related footnotes that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the balance sheet and the related footnotes referred to above present fairly, in all material respects, the financial position of ATEL Managing Member, LLC as of December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

The accompanying balance sheet and related footnotes of ATEL Managing Member, LLC as of June 30, 2013 have been prepared and presented by ATEL management without audit. We express no opinion or any other form of assurance on this balance sheet or the related footnotes.

/s/ Moss Adams LLP
San Francisco, California
April 12, 2013

ATEL MANAGING MEMBER, LLC

BALANCE SHEETS
AS OF JUNE 30, 2013 (Unaudited) AND DECEMBER 31, 2012

	June 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,405,618	$27,906
Amounts due from ATEL 14, LLC	96,336	71,426
Amounts due from ATEL 15, LLC	—	11,507
Amounts due from managing member	2,477,970	3,057,247
Investment in ATEL 14, LLC, net of distributions	344	366
Investment in ATEL 15, LLC, net of distributions	444	466
Investment in ATEL 16, LLC	500	500
Total assets	$3,981,212	$3,169,418
LIABILITIES AND MEMBER’S EQUITY
Amounts due to ATEL 15, LLC	$1,755	$—
Amounts due to ATEL Growth Capital Partners 2 & 3, LLC	—	10,000
Total liabilities	1,755	10,000
Commitments and Contingencies
Member’s equity	3,979,457	3,159,418
Total liabilities and Member’s equity	$3,981,212	$3,169,418

See accompanying notes to financial statements

ATEL MANAGING MEMBER, LLC

NOTES TO BALANCE SHEETS
JUNE 30, 2013 (UNAUDITED) AND DECEMBER 31, 2012

Note 1 — Organization and Summary of Significant Accounting Policies

Organization — ATEL Managing Member, LLC (the “Company”) was formed under the laws of Nevada on April 2, 2009 to manage entities in the business of leasing and lending.

The Company is a wholly-owned subsidiary of ATEL Financial Services, LLC (the “managing member”).

The Company organizes and sponsors limited liability companies (the “Funds”) engaged in equipment leasing and sales activities. It also acts as a managing member of the Funds. Through these Funds, the Company derives various fees and also receives reimbursements for expenses incurred on behalf of these entities, of which certain fees and expenses reimbursements are allocated to the Company and the balance is allocated to other affiliated companies for services rendered to and costs incurred on behalf of the Funds under contract from the manager. The basis for determination of the types and amounts of these fees and reimbursements are provided in agreements with the funds and the affiliated companies.

The Company will continue in full force and effect until such time as the member elects to dissolve the Company or the Company is otherwise dissolved. As a limited liability company, the liability of the individual member for the obligations of the Company is limited to the extent of capital contributions to the Company by the individual members.

The accompanying financial statements are prepared in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Basis of Presentation — The accompanying balance sheets have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash and Cash Equivalents — Cash and cash equivalents include cash in banks and cash equivalent investments such as U.S. Treasury instruments with original and/or purchased maturities of ninety days or less.

Investment in Funds — The Company’s investments in the Funds are accounted for using the equity method whereby the investments are increased by earnings and specially allocated items and reduced by losses and distributions reflected net of cumulative distributions.

Use of Estimates — The preparation of the balance sheets in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets. Actual results could differ from those estimates.

Income Taxes — The Company does not provide for income taxes in its financial statements as all income, losses and specially allocated tax attributes are passed through to the member for inclusion in its individual tax returns.

The Company applies the Income Taxes Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), relating to accounting for uncertain tax positions. The ASC Income Taxes Topic prescribes a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined in the ASC Income Taxes Topic as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

ATEL MANAGING MEMBER, LLC

NOTES TO BALANCE SHEETS
JUNE 30, 2013 (UNAUDITED) AND DECEMBER 31, 2012

Note 1 — Organization and Summary of Significant Accounting Policies - (continued)

The Company has no uncertain tax positions based upon the criteria established under the ASC Income Tax Topic, whereby the effect of the uncertainty would be recorded if the outcome was considered was considered probable and was reasonably estimable.

Subsequent Events — Subsequent events are events or transactions that occur after the balance sheet date but before the date the financial statements are available to be issued. Subsequent events that provide additional evidence about conditions that existed at the balance sheet date are considered in the preparation of the financial statements presented herein. Subsequent events that occur after the balance sheet date that do not provide evidence about conditions that existed as of the balance sheet date are considered for disclosure based upon their significance in relation to the Fund’s financial statements taken as a whole.

The Company has evaluated all events that have occurred after December 31, 2012, up until April 12, 2013, the date the audited balance sheet was available for issuance. No events were identified through that date which indicated that adjustments were necessary to the balance sheets as reported or that additional disclosures were necessary for other significant subsequent events.

The unaudited balance sheet and related footnotes as of June 30, 2013 were prepared by management without audit and the Company has evaluated subsequent events through September 13, 2013 for purposes of presenting the June 30, 2013 balance sheet and related footnotes.

Note 2 — Member’s Capital, Distribution and Compensation

The respective Funds under management, ATEL 16, LLC (the “ATEL 16”), ATEL 15, LLC (the “ATEL 15”) and ATEL 14, LLC (the “ATEL 14”), are authorized under their Operating Agreements to each issue up to 15,000,000 units to other members of the Funds. The Company has a 7.5% carried interest in ATEL 14 and ATEL 15 and a .01% carried interest in ATEL 16.

All distributions and/or allocations of income or loss will be made by the Company to its managing member.

As of June 30, 2013 and December 31, 2012, $1,755 was due to and $11,507 was due from ATEL 15, respectively, relative to management fees and distributions. As of June 30, 2013 and December 31, 2012, $96,336 and $71,426, respectively was due from ATEL 14 for management fees and distributions.

Summarized information about these Funds as of June 30, 2013 and December 31, 2012, is included in the following table (000’s omitted):

	ATEL 16, LLC	ATEL 15, LLC	ATEL 14, LLC
As of June 30, 2013 (Unaudited)
Total assets	$—	$39,130	$65,672
Total liabilities	—	4,203	19,487
Income allocated to managing member	—	150	306
As of December 31, 2012
Total assets	$—	$28,513	$71,185
Total liabilities	—	3,768	20,113
Income allocated to managing member	—	118	613

ATEL MANAGING MEMBER, LLC

NOTES TO BALANCE SHEETS
JUNE 30, 2013 (UNAUDITED) AND DECEMBER 31, 2012

Note 3 — Related-Party Transactions

As of June 30, 2013 and December 31, 2012, advances of $2,477,970 and $3,057,247, respectively, were due from the Company’s managing member. The Company expects the outstanding balance as of June 30, 2013 to be settled in the normal course of business as cost reimbursements and management fees become payable from the managed Funds back to the Company and AFS. In addition, as of December, 31, 2012, $10,000 was due to an affiliated company for short-term advances; such amount was paid in early 2013.

EXHIBIT A

PRIOR PERFORMANCE INFORMATION

ATEL Managing Member, LLC, the Manager of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs and (v) supervising and arranging for the supervision of equipment management and marketing on leasing transactions.

In addition to the Fund, the Manager and/or its affiliates have sponsored fifteen prior public equipment leasing and financing programs seven prior private equipment leasing and financing programs, and two prior private institutional equipment leasing programs. Fourteen of the prior public equipment leasing and financing programs (the “Prior Programs”) have investment objectives that are similar to those of the Fund, and each of these is described briefly below.

The first Prior Program, ATEL Cash Distribution Fund, LP (“ACDF”), commenced a public offering of up to $10,000,000 of its equity interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679. All of such equipment had been sold and the partnership was terminated as of December 31, 1997.

The second Prior Program, ATEL Cash Distribution Fund II, LP (“ACDF II”), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its equity interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536. All of such equipment had been sold and the partnership was terminated as of December 31, 1998.

The third Prior Program, ATEL Cash Distribution Fund III, LP (“ACDF III”), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its equity interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds were committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of approximately $99,629,942. All of such equipment had been sold and the partnership was terminated as of December 31, 2000.

The fourth Prior Program, ATEL Cash Distribution Fund IV, LP (“ACDF IV”), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of $108,734,880. All of such equipment had been sold as of December 31, 2004.

The fifth Prior Program, ATEL Cash Distribution Fund V, LP (“ACDF V”), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of $187,595,762 through September 30, 2012. On September 30, 2012, the Partnership was terminated, with all remaining net assets transferred to a liquidating trust. As of December 31, 2012, all equipment transferred to the liquidating trust had been sold.

The sixth Prior Program, ATEL Cash Distribution Fund VI, LP (“ACDF VI”), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of $208,320,158 as of June 30, 2013. Of such equipment, items representing an original purchase cost of $185,396,256 had been sold as of June 30, 2013. ACDF VI originally anticipated that it would liquidate approximately ten to eleven years following the November 1996 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The seventh Prior Program, ATEL Capital Equipment Fund VII, LP (“ACEF VII”), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,386 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $306,123,226 as of June 30, 2013. Of such equipment, items representing an original purchase cost of $250,033,975 had been sold as of June 30, 2013. ACEF VII originally anticipated that it would liquidate approximately ten to eleven years following the November 1998 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The eighth Prior Program, ATEL Capital Equipment Fund VIII, LLC (“ACEF VIII”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on December 7, 1998. ACEF VIII terminated its offering on November 30, 2000. As of that date, $135,701,380 of offering proceeds had been received from approximately 3,625 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $248,537,535 as of June 30, 2013. Of such equipment, items representing an original purchase cost of approximately $209,401,677 had been sold as of June 30, 2013. ACEF VIII originally anticipated that it would liquidate approximately ten to eleven years following the November 2000 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The ninth Prior Program, ATEL Capital Equipment Fund IX, LLC (“ACEF IX”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on January 16, 2001. ACEF IX terminated its offering as of January 15, 2003. As of that date, $120,652,160 of offering proceeds had been received from approximately 3,238 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF IX had acquired a variety of types of equipment and invested in notes receivable with a total cost of $192,299,637 as of June 30, 2013. Of such equipment, items representing an original purchase cost of approximately $119,789,439 had been sold or disposed as of June 30, 2013.

The tenth prior public program, ATEL Capital Equipment Fund X, LLC (“ACEF X”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on March 12, 2003. ACEF X terminated its offering on March 11, 2005. As of that date, $140,192,575 of offering proceeds had been received from approximately 3,228 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF X had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $212,175,017 as of June 30, 2013. Of such equipment, items representing an original purchase cost of approximately $94,328,712 had been sold or disposed as of June 30, 2013.

The eleventh prior public program, ATEL Capital Equipment Fund XI, LLC (“ACEF XI”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on April 11, 2005. The offering was terminated as of April 30, 2006. As of that date, $52,311,070 of offering proceeds had been received from approximately 1,180 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF XI had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $82,065,156 as of June 30, 2013. Of such equipment, items representing an original purchase cost of approximately $46,639,555 had been sold or disposed as of June 30, 2013.

The twelfth prior public program, ATEL 12, LLC (“ATEL 12”), commenced a public offering of up to $200,000,000 of its limited liability company member interests on September 26, 2007. The offering was terminated as of September 25, 2009. As of that date, $30,021,320 of offering proceeds had been received from approximately 883 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 12 had acquired equipment and invested in notes receivable with a total purchase cost of $33,177,885 as of June 30, 2013. Of such equipment, items representing an original purchase cost of approximately $6,518,789 had been sold or disposed as of June 30, 2013.

The thirteenth prior public program, ATEL 14, LLC (“ATEL 14”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 7, 2009. The offering was terminated as of October 6, 2011. As of that date, $84,024,650 of offering proceeds had been received from approximately 2,169 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 14 had acquired equipment and invested in notes receivable with a total purchase cost of $85,879,534 as of June 30, 2013. Of such equipment, items representing an original purchase cost of approximately $4,347,461 had been sold or disposed as of June 30, 2013.

The fourteenth prior public program, ATEL 15, LLC (“ATEL 15”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 28, 2011. The offering will terminate on its second anniversary. As of June 30, 2013, $49,061,480 of offering proceeds had been received from approximately 1,410 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 15 had acquired equipment and invested in notes receivable with a total purchase cost of $30,092,152 as of June 30, 2013. Of such equipment, items representing an original purchase cost of approximately $697,246 had been sold or disposed as of June 30, 2013.

The fifteenth prior public program, ATEL Growth Capital Fund 8, LLC (“AGCF 8”), commenced a public offering of up to $75,000,000 of its limited liability company member interests on August 20, 2012, The offering will terminate on its second anniversary. As of June 30, 2013, $6,553,970 of offering proceeds had been received from approximately 169 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. AGCF 8 had acquired equipment and invested in notes receivable with a total purchase cost of $2,248,070 as of June 30, 2013, and had no sales of dispositions.

As discussed elsewhere in this Prospectus, fluctuations in demand for equipment may affect the ability of a leasing program to invest and reinvest its capital in a timely manner. Prior programs in their reinvestment stage may seek to acquire additional portfolio investments using leverage. Equipment lessors experienced a more difficult market in which to make suitable investments during recent periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Delays in investment may have a negative impact on ATEL 12, LLC, ATEL 14, LLC, and ATEL 15, LLC. The Manager believes that it has identified industry segments, lease markets and potential transaction structures that will permit these Prior Programs to pursue their investment objectives.

Each of the Prior Programs has had, as an investment objective, the reinvestment of cash flow after payment of debt service and certain minimum distributions. Reinvestment is intended to increase the size, diversification and return on their equipment portfolios. Adverse economic conditions during 1999 through 2003 affected the timing and terms of remarketing and re-leasing efforts by these Prior Programs. An extended remarketing cycle and lower lease rates have limited the ability of ACDF VI, LP, ACEF VII, LP and ACEF VIII, LLC to generate sufficient cash flow to permit significant reinvestment. In the future, adverse conditions in the general economy and equipment demand may also result in delays in leasing, re-leasing and disposition of equipment, and in reduced returns on invested capital. Factors which have in the recent past adversely affected the leasing market include: economic recession resulting in lower levels of capital expenditure by businesses; economic conditions have resulted in more used equipment becoming available on the market in turn resulting in downward pressure on prices and lease rates due to excess inventory; and, finally, the lowest interest rates in over fifty years have exerted downward pressure on lease rates and resulted in less demand for lease financing. In any event, there can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and lease financing in particular. These general economic factors and the stages in Prior Programs’ investment and disposition cycles have also affected the rates of distributions by Prior Programs. In particular, during the liquidation stages of Prior Programs, rates of distributions have varied from their operating stages and distributions have in some cases been suspended while a program’s debt is repaid from disposition proceeds before remaining net disposition proceeds are available to be distributed to investors.

As of June 30, 2013, the Prior Programs have acquired and financed equipment with a total purchase cost of approximately $1.8 billion during a period of over 27 years since the date the first Prior Program commenced operations. Aggregate losses from material lessee defaults on these transactions have been approximately $8.3 million, or approximately 0.034% of the assets acquired per annum, substantially less than the amount assumed by ATEL in structuring these portfolios as the losses to be anticipated in the ordinary course of leasing business. During the five year period ended December 31, 2012, leases originated, structured and placed by ATEL for Prior Programs and other lessees generated in excess of $500 million in lease payments receivable, and all such lease payment obligations were collected by the Prior Programs and other lessees, with no losses from material lease payment defaults during that period. There is no identifiable trend in the frequency or amount of lessee defaults experienced by Prior Programs.

Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

The Prior Programs have investment objectives that are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals, the structure and terms of the offering, including methods of capitalization and management compensation, and the target investor group, including investor suitability and eligibility, of each program. Therefore, all of the information set forth in the tables included in this Exhibit A may be deemed to relate to programs with investment objectives similar to those of the Fund.

Other than as described above, none of the Prior Programs has experienced major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives. Each of the Prior Programs has provided its investors with regular cash distributions throughout its operating stage.

The following is a list of the tables set forth in Exhibit A:

Table I	—	Experience in Raising and Investing Funds
Table II	—	Compensation to the Sponsor
Table III	—	Operating Results of Prior Public Programs
Table IV	—	Results of Completed Programs
Table V	—	Sales or Disposals of Portfolio Investments by Prior Programs
Table VI	—	Acquisition of Portfolio Investments by Prior Programs

In Table I information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the nine-year period ended June 30, 2013, except that ATEL 15, LLC had not completed its offering as of that date.

In Table II information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the nine-year period ended June 30, 2013, except that ATEL 15, LLC had not completed its offering as of that date.

In Table III information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the nine-year period ended June 30, 2013, except that ATEL 15, LLC had not completed its offering as of that date, so the tabular information concerning ATEL 15, LLC does not reflect results of an operating period after completion of its funding.

Table IV includes information concerning the Prior Programs that had completed their respective operations during the eight-year period ended June 30, 2013.

Table V includes information regarding all dispositions of portfolio investments by the five most recent Prior Programs during the period ended June 30, 2013.

Table VI includes information regarding all acquisitions of portfolio investments by the five most recent Prior Programs during the period ended June 30, 2013.

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 600 Montgomery Street, 9th Floor, San Francisco, CA 94111 or by calling the Manager at (415) 989-8800.

The disposition of equipment owned by Prior Programs after the end of the initial lease terms can be characterized in two main categories:

(1)	equipment that is “retained” by the lessee after the initial lease term (the lease “maturity” date); which may reflect
(i)	short term renewals by the lessees (for terms of less than 12 months),
(ii)	long term renewals by the lessees (for terms of at least 12 months), or
(iii)	equipment purchased by the lessee, and
(2)	equipment “returned” by the lessee to the Prior Program for sale or lease to another party.

The graphic below illustrates the rate of retention by lessees of equipment after maturity, or expiration of the initial lease terms, for equipment coming off lease through December 31, 2012, for the Prior Programs that had substantially completed their equipment portfolio investment stages as of such date, ACDF through ACEF XI.

90.2% RETAINED EQUIPMENT
37.6% PURCHASED BY LESSEE
32.3% LONG-TERM RENEWALS
20.3% SHORT-TERM RENEWALS
9.8% EQUIPMENT RETURNED
100%

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(on a percentage basis)
June 30, 2013
(Unaudited)

The following Table sets forth certain information concerning the experience of the Managing Member or its affiliates in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.

	ATEL Capital Equipment Fund X, LLC	ATEL Capital Equipment Fund XI, LLC	ATEL 12, LLC	ATEL 14, LLC	ATEL 15, LLC
EQUITY PROCEEDS
Dollar amount of equity offered	$150,000,000	$150,000,000	$200,000,000	$150,000,000	$150,000,000
Dollar amount of equity raised(5)	$140,192,575	$52,311,070	$30,021,320	$84,024,650	$49,061,480
Less: Offering expenses:
Selling commissions	9.00%	9.00%	9.00%	9.00%	9.00	%(6)
Organization and program expenses(1)	3.72%	5.16%	5.83%	4.79%	6.00	%(6)
Reserves	0.50%	0.50%	0.50%	0.50%	0.50%
Percent available for investment	86.78%	85.34%	84.67%	85.71%	84.50%
Acquisition costs:
Purchase price(2)	86.78%	85.34%	84.67%	85.71%	84.50%
Acquisition fees	—	—	—	—	—
	86.78%	85.34%	84.67%	85.71%	84.50%
Percent leverage(3)	43.58%	34.06%	25.27%	28.81%	8.78%
Date offering commenced:	Mar. 12, 2003	Apr. 11, 2005	Sept. 26, 2007	October 7, 2009	Oct. 28, 2011
Length of offering	24 Months	24 Months (4)	24 Months	24 Months	24 Months
Months to invest 90% of amount available for investment (measured from beginning of offering)	30 Months	18 Months	30 Months	30 Months	TBD

FOOTNOTES:

(1)	Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the General Partner/Managing Member.
(2)	Represents amounts paid to unrelated third parties for purchase of equipment under leases.
(3)	The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program (exclusive of short term lines of credit) through the date of this table by the aggregate original cost of all assets purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.
(4)	As of April 30, 2006, the Funds' offering of Limited Liability Company Units was terminated.
(5)	Dollar amount of equity raised is net of units rescinded, but includes units repurchased.
(6)	The ATEL 15, LLC organization and offering expenses represent amounts estimated through June 30, 2013 and are not final. Per the ATEL 15, LLC Limited Liability Company Operating Agreement, organization and offering expenses will not exceed 15% of the equity raised at such time as the offering is declared closed, but no later than October 27, 2013. At such time, the Manager guarantees repayment of any excess expenses above the determined limitation, which guarantee is without recourse to or reimbursement by ATEL 15, LLC. At June 30, 2013, organization and offering expenses incurred approximated 18% of the dollar amount of equity raised.

TABLE II
COMPENSATION TO THE SPONSOR
June 30, 2013
(Unaudited)

The following Table sets forth certain information concerning the compensation derived by the Managing Member or its affiliates. Amounts paid are from two sources: proceeds from the offering and gross revenues.

	ATEL Capital Equipment Fund X, LLC	ATEL Capital Equipment Fund XI, LLC	ATEL 12, LLC	ATEL 14, LLC	ATEL 15, LLC
Date offering commenced	Mar. 12, 2003	Apr. 11, 2005	Sept. 26, 2007	Oct. 7, 2009	Oct. 28, 2011
Date offering closed	Mar. 11, 2005	Apr. 30, 2006	Sept. 25, 2009	Oct. 6, 2011	TBD
Dollar amount raised	$140,192,575	$52,311,070	$30,021,320	$84,024,650	$49,061,480
Amounts paid to Managing Member or its affiliates from proceeds of offering:
Acquisition fees/Reimbursements of initial direct costs	$3,323,075	$693,056	$1,646,200	$3,215,524	$1,548,990
Selling commissions	12,620,632	4,709,346	2,701,919	7,562,219	4,415,488	(2)
Organization and program costs	5,215,924	2,701,433	1,751,091	4,022,383	2,943,689	(2)
Dollar amount of cumulative cash generated from operations before deducting payments to the Managing Member	$172,815,264	$61,425,112	$19,836,315	$25,247,947	$3,767,563
Cumulative amount paid to the Managing Member from operations:
Management fees	$8,899,347	$3,547,169	$894,041	$1,355,694	$109,068
Reimbursement of payroll and administrative costs	9,755,360	3,429,181	1,765,776	3,352,635	515,746
Acquisition and other operating expenses	7,390,338	3,164,570	2,036,658	4,243,621	1,548,990
Carried interest on distributions	8,251,641	2,988,636	985,920	1,541,439	267,805
Aggregate payments to Managing Member:(1)
2003	$7,727,135
2004	10,587,329
2005	6,365,478	$6,069,713
2006	3,981,351	4,341,576
2007	4,364,140	2,637,649	$904,688
2008	4,871,448	1,593,316	2,526,252
2009	3,374,008	1,400,781	3,138,382	$1,488,665
2010	3,573,068	1,455,117	1,135,559	6,374,061
2011	3,332,822	1,328,426	1,039,637	8,489,316	$307,586
2012	3,142,848	1,227,660	975,786	3,858,954	6,535,881
June 30, 2013	1,858,642	486,098	422,408	1,866,995	2,860,967
	$53,178,269	$20,540,336	$10,142,712	$22,077,991	$9,704,434

FOOTNOTES:

(1)	As of June 30, 2013. Includes payments and rights to payments of carried interest on fund distributions, management fees, incentive fees, reimbursements of syndication costs to the Managing Member (and affiliates), acquisition fees, initial direct costs on leases and reimbursements of administrative costs.
(2)	The ATEL 15, LLC organization and offering expenses represent amounts estimated through June 30, 2013 and are not final. Per the ATEL 15, LLC Limited Liability Operating Agreement, organization and offering expenses will not exceed 15% of the equity raised at such time as the offering is declared closed, but no later than October 27, 2013. At such time, the Manager guarantees repayment of any excess expenses above the determined limitation, which guarantee is without recourse to or reimbursement by ATEL 15, LLC. At June 30, 2013, organization and offering expenses incurred approximated $8.87 million.

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
June 30, 2013
(Unaudited)

The following Table summarizes the operating results of Prior Public Programs (ATEL Capital Equipment Fund X, LLC, ATEL Capital Equipment Fund XI, LLC, ATEL 12, LLC, ATEL 14, LLC and ATEL 15, LLC). The Prior Programs' records are maintained in accordance with generally accepted accounting principles for financial statement purposes.

	ATEL Capital Equipment Fund X, LLC
	Period Ended December 31,
	2003	2004	2005	2006
Months of operations	12	12	12	12
Gross revenue – lease and other	$896,923	$4,969,654	$12,154,273	$16,492,753
– gain (loss) on sales of assets	10,991	—	1,071,790	(1,542)
	907,914	4,969,654	13,226,063	16,491,211
Less Operating Expenses:(1)
Depreciation and amortization expense	814,426	3,704,572	8,542,118	12,245,345
Provision for losses and doubtful accounts	—	—	—	194,442
Interest expense	8,045	615	—	237,806
Acquisition expense	891,919	759,909	969,461	1,076,994
Cost reimbursements to Managing Member	52,495	352,537	757,715	846,239
Legal/Professional fees	56,764	91,488	598,416	1,124,207
Other	74,780	110,451	171,091	145,290
Management fee	48,550	211,761	620,277	775,640
Outside services	21,219	55,421	100,118	935,916
Taxes on income and franchise fees	32,608	73,439	161,000	182,779
	2,000,806	5,360,193	11,920,196	17,764,658
Net (loss) income – GAAP basis	$(1,092,892)	$(390,539)	$1,305,867	$(1,273,447)
Taxable loss from operations	$(760,855)	$(5,025,157)	$(4,201,316)	$(8,163,445)
Cash generated by operations(2)	$526,090	$2,345,839	$10,133,426	$13,369,359
Cash generated from sales(3)	257,206	—	2,051,588	264,183
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	98,028	939,305	2,028,792	3,083,208
	881,324	3,285,144	14,213,806	16,716,750
Less cash distributions to investors:
From operating cash flow	526,090	2,345,839	10,133,426	11,203,246
From sales	257,206	—	482,541	—
From refinancing	—	—	—	—
From other	144,652	3,348,505	—	—
Total distributions	927,948	5,694,344	10,615,967	11,203,246
Cash (deficiency) generated after cash distributions	$(46,624)	$(2,409,200)	$3,597,839	$5,513,504
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(31.71)	$(58.69)	$(28.36)	$(53.93)
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$8.82	$—
– Return of capital	41.80	71.90	68.66	80.01
	$41.80	$71.90	$77.48	$80.01
Sources (on a cash basis)
Sales	$11.58	$—	$3.52	$—
Refinancing	—	—	—	—
Operations	23.70	29.62	73.96	80.01
Other	6.52	42.28	—	—
Total	$41.80	$71.90	$77.48	$80.01
Amount invested in program equipment (cost, excluding acquisition fees)	$14,842,434	$42,851,084	$72,963,212	$113,619,060
Amount invested in program equipment (book value)	$13,884,039	$38,042,279	$58,641,893	$86,832,749
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	7.66%	22.11%	36.21%	56.57%

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
June 30, 2013
(Unaudited)

	ATEL Capital Equipment Fund X, LLC
	Period Ended December 31,
	2007	2008	2009	2010
Months of operations	12	12	12	12
Gross revenue – lease and other	$21,990,232	$24,669,794	$29,237,002	$27,643,296
– gain on sales of assets	568,682	1,072,034	358,500	330,456
	22,558,914	25,741,828	29,595,502	27,973,752
Less Operating Expenses:(1)
Depreciation and amortization expense	17,656,711	21,735,227	22,186,342	18,205,074
(Reversal of) provision for losses and doubtful accounts	(23,475)	490,485	586,583	311,928
Interest expense	1,392,696	2,465,797	2,749,172	3,018,965
Acquisition expense	688,091	1,411,824	139,159	295,242
Cost reimbursements to Managing Member	1,264,063	960,645	934,006	1,134,682
Legal/Professional fees	976,722	560,501	391,134	327,422
Other	206,434	279,681	145,145	248,065
Management fee	1,145,060	1,262,415	1,285,688	1,233,614
Outside services	777,437	138,659	94,428	122,309
Taxes on income and franchise fees	11,284	11,603	94,946	45,230
	24,095,023	29,316,837	28,606,603	24,942,531
Net (loss) income – GAAP basis	$(1,536,109)	$(3,575,009)	$988,899	$3,031,221
Taxable (loss) income from operations	$(7,608,019)	$(7,393,065)	$(437,974)	$1,511,650
Cash generated by operations(2)	$15,207,031	$19,048,832	$21,519,595	$19,184,517
Cash generated from sales(3)	3,256,614	3,420,383	1,506,388	2,285,140
Cash generated from refinancing	—	—	24,876,665	—
Cash generated from other(4)	3,425,407	3,120,538	2,568,372	2,610,342
	21,889,052	25,589,753	50,471,020	24,079,999
Less cash distributions to investors:
From operating cash flow	11,188,315	11,179,516	11,177,290	11,176,317
From sales	—	—	—	—
From refinancing	—	—	—	—
From other	—	—	—	—
Total distributions	11,188,315	11,179,516	11,177,290	11,176,317
Cash generated after cash distributions	$10,700,737	$14,410,237	$39,293,730	$12,903,682
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary (loss) income:
Operations	$(50.31)	$(48.93)	$(2.90)	$10.01
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
- Investment income	$—	$—	$6.55	$20.07
- Return of capital	79.99	79.99	73.45	59.92
	$79.99	$79.99	$80.00	$79.99
Sources (on a cash basis)
Sales	$—	$—	$—	$—
Refinancing	—	—	—	—
Operations	79.99	79.99	80.00	79.99
Other	—	—	—	—
Total	$79.99	$79.99	$80.00	$79.99
Amount invested in program equipment (cost, excluding acquisition fees)	$135,254,539	$170,944,000	$185,391,277	$186,519,041
Amount invested in program equipment (book value)	$89,668,884	$101,528,438	$92,520,406	$71,475,217
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	65.87%	80.97%	86.94%	82.01%

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
June 30, 2013
(Unaudited)

	ATEL Capital Equipment Fund X, LLC
	Period Ended December 31,
	2011	2012	June 30, 2013
Months of operations	12	12	6
Gross revenue – lease and other	$22,437,291	$20,121,396	$8,155,732
– gain on sales of assets	998,142	1,245,364	1,592,295
	23,435,433	21,366,760	9,748,027
Less Operating Expenses:(1)
Depreciation and amortization expense	12,994,443	9,150,976	3,368,140
Provision for losses and doubtful accounts	408,894	417,947	83,298
Interest expense	2,254,812	1,541,122	558,121
Acquisition expense	344,367	—	—
Cost reimbursements to Managing Member	1,264,063	1,264,063	924,852
Legal/Professional fees	202,192	202,041	94,918
Other	700,807	681,718	463,506
Management fee	806,513	1,029,168	480,661
Outside services	65,158	71,838	41,832
Taxes on income and franchise fees	85,000	117,749	90,917
	19,126,249	14,476,622	6,106,245
Net income – GAAP basis	$4,309,184	$6,890,138	$3,641,782
Taxable income from operations	$3,651,917	$7,333,316	$3,666,658	(6)
Cash generated by operations(2)	$16,321,599	$15,848,514	$5,013,776
Cash generated from sales(3)	4,169,604	3,886,471	4,171,456
Cash generated from refinancing	—	—	—
Cash generated from other(4)	2,560,793	2,383,451	1,099,171
	23,051,996	22,118,436	10,284,403
Less cash distributions to investors:
From operating cash flow	11,182,965	4,805,787	5,013,776
From sales	—	—	1,971,967
From refinancing	—	—	—
From other	—	—	—
Total distributions	11,182,965	4,805,787	6,985,743
Cash generated after cash distributions	$11,869,031	$17,312,649	$3,298,660
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income:
Operations	$24.18	$48.55	$24.28
Recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors on a GAAP basis:
- Investment income	$28.53	$34.40	$24.11
- Return of capital	51.51	—	25.89
	$80.04	$34.40	$50.00
Sources (on a cash basis)
Sales	$—	$—	$14.11
Refinancing	—	—	—
Operations	80.04	34.40	35.89
Other	—	—	—
Total	$80.04	$34.40	$50.00
Amount invested in program equipment (cost, excluding acquisition fees)	$193,813,669	$193,813,669	$193,813,669
Amount invested in program equipment (book value)	$60,249,772	$46,057,286	$39,080,440
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	77.70%	67.32%	58.37%

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
June 30, 2013
(Unaudited)

	ATEL Capital Equipment Fund XI, LLC
	Period Ended December 31,
	2005	2006	2007	2008	2009
Months of operations	12	12	12	12	12
Gross revenue – lease and other	$604,565	$7,061,142	$11,179,319	$12,545,058	$10,013,218
– gain on sales of assets	—	55,941	215,186	76,424	1,657,741
	604,565	7,117,083	11,394,505	12,621,482	11,670,959
Less Operating Expenses:(1)
Depreciation and amortization expense	219,754	5,160,659	8,698,372	10,180,940	8,014,308
Provision for losses and doubtful accounts	—	174,402	78,379	405,434	322,800
Interest expense	3,667	127,188	1,106,973	1,297,963	854,246
Acquisition expense	359,651	986,621	878,477	47,908	4,528
Cost reimbursements to Managing Member	74,734	448,508	523,111	498,053	348,835
Legal/Professional fees	112,150	213,137	415,934	265,327	168,752
Other	67,770	161,920	140,109	106,369	163,935
Outside Services	10,199	97,262	147,397	54,533	53,148
Management fee	19,895	367,978	629,306	647,577	656,082
	867,820	7,737,675	12,618,058	13,504,104	10,586,634
Net (loss) income – GAAP basis	$(263,255)	$(620,592)	$(1,223,553)	$(882,622)	$1,084,325
Taxable (loss) income from operations	$(330,642)	$(4,849,582)	$(5,874,603)	$(2,781,849)	$2,197,135
Cash generated by operations(2)	$1,523,982	$6,027,132	$6,396,153	$8,674,869	$7,634,803
Cash generated from sales(3)	—	55,941	2,800,069	1,222,135	8,125,877
Cash generated from refinancing	—	—	—	—	—
Cash generated from other(4)	262,401	2,021,872	2,745,862	2,314,195	1,247,566
	1,786,383	8,104,945	11,942,084	12,211,199	17,008,246
Less cash distributions to investors:
From operating cash flow	701,370	4,482,452	4,838,539	4,838,168	4,821,899
From sales	—	—	—	—	—
From refinancing	—	—	—	—	—
From other	—	—	—	—	—
Total distributions	701,370	4,482,452	4,838,539	4,838,168	4,821,899
Cash generated after cash distributions	$1,085,013	$3,622,493	$7,103,545	$7,373,031	$12,186,347
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary (loss) income:
Operations	$(24.10)	$(89.68)	$(103.87)	$(49.20)	$38.99
Recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—	$19.24
– Return of capital	55.27	89.61	92.49	92.50	73.26
	$55.27	$89.61	$92.49	$92.50	$92.50
Sources (on a cash basis)
Sales	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	—
Operations	55.27	89.61	92.49	92.50	92.50
Other	—	—	—	—	—
Total	$55.27	$89.61	$92.49	$92.50	$92.50
Amount invested in program equipment (cost, excluding acquisition fees)	$14,970,671	$42,086,103	$62,888,213	$63,431,613	$63,431,613
Amount invested in program equipment (book value)	$14,926,446	$37,190,929	$49,105,796	$39,489,975	$24,917,492
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	22.16%	62.05%	91.97%	92.78%	76.19%

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
June 30, 2013
(Unaudited)

	ATEL Capital Equipment Fund XI, LLC
	Period Ended December 31,
	2010	2011	2012	June 30, 2013
Months of operations	12	12	12	6
Gross revenue – lease and other	$8,242,155	$7,571,800	$6,074,038	$2,413,187
– gain on sales of assets	199,681	55,839	342,763	96,009
	8,441,836	7,627,639	6,416,801	2,509,196
Less Operating Expenses:(1)
Depreciation and amortization expense	6,212,056	4,458,523	2,950,996	1,216,467
Provision for losses and doubtful accounts	14,309	130,555	424,288	7,453
Interest expense	482,040	410,200	238,439	85,255
Acquisition expense	175,894	97,448	91,938	—
Cost reimbursements to Managing Member	476,941	473,950	424,008	161,042
Legal/Professional fees	171,946	105,991	99,561	52,827
Other	121,688	140,269	173,626	72,876
Outside Services	65,707	35,467	55,320	20,170
Management fee	411,567	364,041	321,017	129,707
	8,132,148	6,216,444	4,779,193	1,745,797
Net income – GAAP basis	$309,688	$1,411,195	$1,637,608	$763,399
Taxable income from operations	$790,864	$1,543,518	$2,714,340	$1,357,170	(6)
Cash generated by operations(2)	$6,069,352	$5,602,062	$4,991,467	$1,494,340
Cash generated from sales(3)	1,325,711	1,075,996	1,698,971	721,868
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	915,349	579,709	530,075	216,389
	8,310,412	7,257,767	7,220,513	2,432,597
Less cash distributions to investors:
From operating cash flow	4,819,107	4,818,839	4,818,828	1,494,340
From sales	—	—	—	721,868
From refinancing	—	—	—	—
From other	—	—	—	193,091
Total distributions	4,819,107	4,818,839	4,818,828	2,409,299
Cash generated after cash distributions	$3,491,305	$2,438,928	$2,401,685	$23,298
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income:
Operations	$14.04	$27.41	$48.20	$24.10
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$5.50	$25.06	$29.08	$13.56
– Return of capital	87.00	67.44	63.42	32.69
	$92.50	$92.50	$92.50	$46.25
Sources (on a cash basis)
Sales	$—	$—	$—	$13.85
Refinancing	—	—	—	—
Operations	92.50	92.50	92.50	28.69
Other	—	—	—	3.71
Total	$92.50	$92.50	$92.50	$46.25
Amount invested in program equipment (cost, excluding acquisition fees)	$66,324,200	$67,548,200	$67,548,200	$67,548,200
Amount invested in program equipment (book value)	$20,614,594	$16,144,265	$11,244,845	$9,291,748
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	74.00%	68.72%	55.72%	48.65%

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
June 30, 2013
(Unaudited)

	ATEL 12, LLC
	Period Ended December 31,
	2007	2008	2009	2010
Months of operations	11	12	12	12
Gross revenue – lease and other	$—	$770,099	$3,453,293	$4,061,571
– gain on sales of assets	—	—	—	843
	—	770,099	3,453,293	4,062,414
Less Operating Expenses:(1)
Depreciation and amortization expense	—	585,264	2,953,809	3,410,803
Provision for losses and doubtful accounts	—	—	393,903	482,289
Interest expense	1,407	17,431	65,248	94,535
Acquisition expense	—	316,736	764,508	278,323
Cost reimbursements to Managing Member and affiliate	4,238	105,148	238,331	435,065
Legal/Professional fees	5,272	34,513	78,126	141,965
Other	1,438	22,720	49,750	92,077
Outside services	190	17,725	29,743	84,860
Management fee	—	30,582	156,753	188,800
	12,545	1,130,119	4,730,171	5,208,717
Net loss – GAAP basis	$(12,545)	$(360,020)	$(1,276,878)	$(1,146,303)
Taxable loss from operations	$—	$(1,095,430)	$(2,509,312)	$(1,572,751)
Cash generated by operations(2)	$—	$159,920	$2,106,158	$3,562,834
Cash generated from sales(3)	—	—	—	185,307
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	—	30,939	513,320	349,504
	—	190,859	2,619,478	4,097,645
Less cash distributions to investors:
From operating cash flow	—	522,823	1,970,429	2,699,535
From sales	—	—	—	—
From refinancing	—	—	—	—
From other	—	—	—	—
Total distributions	—	522,823	1,970,429	2,699,535
Cash (deficiency) generated after cash distributions	$—	$(331,964)	$649,049	$1,398,110
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$—	$(143.86)	$(99.87)	$(48.50)
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—
– Return of capital	—	74.23	84.78	90.00
	$—	$74.23	$84.78	$90.00
Sources (on a cash basis)
Sales	$—	$—	$—	$—
Refinancing	—	—	—	—
Operations	—	74.23	84.78	90.00
Other	—	—	—	—
Total	$—	$74.23	$84.78	$90.00
Amount invested in program equipment (cost, excluding acquisition fees)	$—	$7,943,604	$17,506,005	$21,962,271
Amount invested in program equipment (book value)	$—	$7,453,704	$14,234,279	$15,184,193
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	0.00%	27.74%	61.13%	76.04%

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
June 30, 2013
(Unaudited)

	ATEL 12, LLC		June 30, 2013
	Period Ended December 31,
	2011	2012
Months of operations	12	12	6
Gross revenue – lease and other	$5,107,571	$4,546,000	$2,112,023
– gain on sales of assets	32,171	26,425	62,606
	5,139,742	4,572,425	2,174,629
Less Operating Expenses:(1)
Depreciation and amortization expense	3,795,192	3,088,055	1,422,266
Provision (reversal of provision) for losses and doubtful accounts	5,042	50,898	(15,366)
Interest expense	200,678	121,097	60,534
Acquisition expense	181,856	134,478	37,611
Cost reimbursements to Managing Member and affiliate	387,632	407,618	187,744
Legal/Professional fees	96,039	87,292	51,457
Other	92,444	136,270	66,370
Outside services	(18,164)	47,499	19,792
Management fee	225,255	207,779	84,872
	4,965,974	4,280,986	1,915,280
Net income – GAAP basis	$173,768	$291,439	$259,349
Taxable loss from operations	$(1,204,449)	$(1,096,802)	$(548,401	)(6)
Cash generated by operations(2)	$3,279,169	$3,452,032	$1,593,807
Cash generated from sales(3)	297,003	393,370	524,994
Cash generated from refinancing	—	—	—
Cash generated from other(4)	802,867	885,550	442,915
	4,379,039	4,730,952	2,561,716
Less cash distributions to investors:
From operating cash flow	2,699,086	2,693,873	1,347,331
From sales	—	—	—
From refinancing	—	—	—
From other	—	—	—
Total distributions	2,699,086	2,693,873	1,347,331
Cash generated after cash distributions	$1,679,953	$2,037,079	$1,214,385
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(37.15)	$(33.89)	$(16.95)
Recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$5.36	$9.01	$8.01
– Return of capital	84.63	80.98	37.00
	$89.99	$89.99	$45.01
Sources (on a cash basis)
Sales	$—	$—	$—
Refinancing	—	—	—
Operations	89.99	89.99	45.01
Other	—	—	—
Total	$89.99	$89.99	$45.01
Amount invested in program equipment (cost, excluding acquisition fees)	$25,134,454	$27,740,143	$28,635,590
Amount invested in program equipment (book value)	$14,320,660	$13,237,200	$12,245,317
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	86.92%	88.69%	85.23%

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
June 30, 2013
(Unaudited)

	ATEL 14, LLC				June 30, 2013
	Period Ended December 31
	2009	2010	2011	2012
Months of operations	9	12	12	12	6
Gross revenue – lease and other	$35,105	$1,441,507	$6,625,600	$11,915,377	$7,387,543
– gain on sales of assets	—	—	75,792	19,194	122,610
	35,105	1,441,507	6,701,392	11,934,571	7,510,153
Less Operating Expenses:(1)
Depreciation and amortization expense	29,317	888,266	4,580,907	9,014,114	5,644,656
Provision for losses and doubtful accounts	—	16,576	10,160	26,955	1,299
Interest expense	110	8,819	151,442	174,876	176,780
Acquisition expense	83,742	824,632	1,176,444	1,335,479	429,191
Cost reimbursements to Managing Member and affiliate	19,176	544,017	828,927	1,246,178	714,337
Legal/Professional fees	5,000	71,913	179,989	272,829	145,814
Other	6,427	322,850	875,249	1,086,866	764,769
Outside services	2,547	31,683	36,678	144,832	47,649
Management fee	663	68,579	333,608	561,589	391,255
	146,982	2,777,335	8,173,404	13,863,718	8,315,750
Net loss – GAAP basis	$(111,877)	$(1,335,828)	$(1,472,012)	$(1,929,147)	$(805,597)
Taxable loss from operations	$(147,928)	$(2,357,237)	$(7,189,982)	$(7,755,122)	$(3,877,561	)(6)
Cash generated by (used in) operations(2)	$1,140,787	$(1,111,705)	$2,729,367	$7,156,457	$4,839,652
Cash generated from sales(3)	—	—	953,104	127,612	818,886
Cash generated from refinancing	—	—	—	—	—
Cash generated from other(4)	—	328,328	817,951	2,064,333	1,598,106
	1,140,787	(783,377)	4,500,422	9,348,402	7,256,644
Less cash distributions to investors:
From operating cash flow	—	—	2,729,367	7,156,457	3,776,474
From sales	—	—	953,104	127,612	—
From refinancing	—	—	—	—	—
From other	—	1,633,146	1,542,227	277,777	—
Total distributions	—	1,633,146	5,224,698	7,561,846	3,776,474
Cash generated (deficiency) after cash distributions	$1,140,787	$(2,416,523)	$(724,276)	$1,786,556	$3,480,170
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(556.10)	$(98.48)	$(105.38)	$(85.42)	$(42.72)
Recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—	$—
– Return of capital	—	73.76	82.78	90.05	44.98
	—	$73.76	$82.78	$90.05	$44.98
Sources (on a cash basis)
Sales	$—	$—	$15.10	$1.52	$—
Refinancing	—	—	—	—	—
Operations	—	—	43.24	85.22	44.98
Other	—	73.76	24.44	3.31	—
Total	$—	$73.76	$82.78	$90.05	$44.98
Amount invested in program equipment (cost, excluding acquisition fees)	$1,646,068	$18,801,704	$43,363,166	$67,737,104	$73,664,771
Amount invested in program equipment (book value)	$1,642,139	$17,947,547	$38,206,429	$53,311,475	$53,369,779
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	2.23%	25.52%	58.79%	91.75%	99.29%

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
June 30, 2013
(Unaudited)

	ATEL 15, LLC		June 30, 2013
	Period Ended December 31
	2011	2012
Months of operations	10	12	6
Gross revenue – lease and other	$2,864	$1,492,967	$2,096,783
– (loss) gain on sales of assets	—	(34,496)	9,915
	2,864	1,458,471	2,106,698
Less Operating Expenses:(1)
Depreciation and amortization expense	—	1,064,108	1,571,855
Provision (reversal of provision) for losses and doubtful accounts	—	39	(39)
Interest expense	—	30,841	17,143
Acquisition expense	8,646	787,352	685,556
Cost reimbursements to Managing Member and affiliate	845	223,568	291,333
Legal/Professional fees	—	29,087	60,252
Other	2,351	142,975	173,555
Outside services	452	36,306	29,548
Management fee	57	44,587	64,424
	12,351	2,358,863	2,893,627
Net loss – GAAP basis	$(9,487)	$(900,392)	$(786,929)
Taxable loss from operations	$(8,494)	$(1,880,643)	$(940,322	)(6)
Cash generated by operations(2)	$41,259	$521,812	$762,883
Cash generated from sales(3)	—	157,533	334,804
Cash generated from refinancing	—	—	—
Cash generated from other(4)	—	630,399	722,537
	41,259	1,309,744	1,820,224
Less cash distributions to investors:
From operating cash flow	—	521,812	762,883
From sales	—	157,533	334,804
From refinancing	—	—	—
From other	—	493,233	585,385
Total distributions	—	1,172,578	1,683,072
Cash generated after cash distributions	$41,259	$137,166	$137,152
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(132.03)	$(107.27)	$(21.12)
Recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—
– Return of capital	—	72.30	40.87
	—	$72.30	$40.87
Sources (on a cash basis)
Sales	$—	$9.72	$8.13
Refinancing	—	—	—
Operations	—	32.17	18.53
Other	—	30.41	14.21
Total	$—	$72.30	$40.87
Amount invested in program equipment (cost, excluding acquisition fees)	$—	$19,383,115	$24,958,398
Amount invested in program equipment (book value)	$—	$18,123,043	$22,140,527
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	0.00%	76.87%	99.21%

FOOTNOTES:

(1)	Operating expenses include payroll and administrative cost reimbursements to the General Partner/Managing Member as follows:

	ATEL Capital Equipment Fund X, LLC	ATEL Capital Equipment Fund XI, LLC	ATEL 12, LLC	ATEL 14, LLC	ATEL 15, LLC
Year ended December 31, 2003	$52,495
2004	352,537
2005	757,715	$74,733
2006	846,239	448,508
2007	1,264,063	523,111	$4,238
2008	960,645	498,053	105,148
2009	934,006	348,835	238,331	$19,176
2010	1,134,682	476,941	435,065	544,017
2011	1,264,063	473,950	387,632	828,927	$845
2012	1,264,063	424,008	407,618	1,246,178	223,568
June 30, 2013	924,852	161,042	187,744	714,337	291,333
	$9,755,360	$3,429,181	$1,765,776	$3,352,635	$515,746
(2)	Cash generated by (used in) operations does not include the principal payments received on notes receivable or the principal portion of lease rentals received under direct financing leases. In the Funds' statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.
(3)	Cash generated from sales includes proceeds from early termination of notes receivable and equipment sales, where applicable.
(4)	Cash generated from other consists of the principal amortization of notes receivable and direct finance leases, where applicable. Such amounts are included throughout the table under the caption “Other”.
(5)	The percentage is calculated as a fraction, the numerator of which is the amount invested in program equipment (at cost) as of the end of the indicated period, net of all dispositions, and the denominator of which is the cumulative total of all equipment acquired by the program through the end of the latest period shown.
(6)	The taxable income or loss from operations is based on estimates for the period ended June 30, 2013.

TABLE IV
RESULTS OF COMPLETED PROGRAMS
June 30, 2013
(Unaudited)

Program name:	ATEL Cash Distribution Fund V, LP
Dollar amount of equity raised	$125,000,000
Assets purchased	$187,595,762
Date of Closing of Offering	November 15, 1994
Date of first sale of property	July 1, 1994
Date of final sale of property	December 1, 2012	(1)
Tax and distribution data per $1,000 limited partner investment through December 31, 2012:
Federal Income Tax Results:
Ordinary income:
Operations	$8.52
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
– Investment income	$208.43
– Return of capital	961.93
	1,170.36
Cash available for distribution, reinvested for investors' accounts	—
Total	$1,170.36
Sources (on a cash basis):
Sales	$249.14
Refinancing	—
Operations	868.26
Other	52.96
Total	$1,170.36

(1)	The final sale of property occurred from the ATEL Cash Distribution Fund V, L.P. Liquidating Trust (the “Trust”). The Trust was created on September 30, 2012 to liquidate and distribute the remaining assets of ATEL Cash Distribution Fund V, and to settle all remaining obligations of the Fund. The distribution data also includes distributions made from the Trust.

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS
(Unaudited)

This table provides asset disposition information for the five most recent ATEL sponsored Funds, ATEL Capital Equipment Fund X, LLC, ATEL Capital Equipment Fund XI, LLC, ATEL 12, LLC, ATEL 14, LLC, and ATEL 15, LLC as of June 30, 2013. Sales were for consideration unless otherwise noted. Interim rent (rent paid prior to formal commencement of a lease), hold-over rent (rent received after termination of the initial lease term, but before formal extension or disposition) and extension rent (rent paid after formal extension of a lease) are included in the “Payments Received” column. “Equipment Acquisition Cost” includes acquisition fees. Dispositions are shown on a per asset basis.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
ATEL Capital Equipment Fund X, LLC (ACEF 10)
Leases
A & G Coal Corporation	Mining	$3,248,020	$1,035,000	$2,989,945
Alliant Techsystems, Inc.	Other	211,654	60,000	174,084
Alliant Techsystems, Inc.	Material Handling	111,106	55,000	100,072
Allegheny Technologies, Inc.	Material Handling	115,140	37,000	113,966
Allegheny Technologies, Inc.	Material Handling	35,036	14,000	29,508
Allegheny Technologies, Inc.	Material Handling	447,794	117,000	376,899
Allegheny Technologies, Inc.	Material Handling	189,658	60,691	154,322
Allegheny Technologies, Inc.	Material Handling	184,494	52,000	205,701
Arbinet-Thexchange, Inc.	Telecommunications	654,526	397,586	461,477
Arsenal Digital Solutions	Computers	414,936	37,199	490,319
ARYx Therapeutics, Inc.	Research	182,125	15,870	157,610
ARYx Therapeutics, Inc.	Computers	115,279	5,764	130,391
Ball Corporation	Tier Sheets	3,833,143	1,164,930	4,043,606
Bayer Corporation	Heating & Air Conditioner	319,500	120,000	312,241
Bayer Corporation	Material Handling	36,675	7,500	45,185
Cargill Incorporated	Railroad	11,864	7,955	11,230
Cargill Incorporated	Railroad	11,864	13,409	12,791
Cargill Incorporated	Material Handling	13,985	5,000	11,461
Cargill Incorporated	Railroad	221,275	185,338	63,868
Cargill Incorporated	Railroad	11,864	5,279	12,419
Cargill Incorporated	Material Handling	96,537	43,000	105,721
Cargill Incorporated	Construction	166,942	59,870	125,026
Cargill Incorporated	Agriculture	352,952	215,000	291,901
Cargill Incorporated	Material Handling	30,363	7,250	30,193
Cargill Incorporated	Agriculture	118,846	38,750	100,141
Cargill Incorporated	Material Handling	100,455	20,200	107,304
Cargill Incorporated	Agriculture	81,587	36,000	72,858
Cargill Incorporated	Railroad	11,864	5,279	10,086
Cargill Incorporated	Railroad	11,864	5,279	13,674
C-B Gear & Machine, Inc.	Manufacturing	2,720,117	—	3,947,855
Colowyo Coal Company L.P.	Mining	2,000,000	1,421,252	1,316,425
Conagra Foods, Inc	Material Handling	771,064	555,780	338,342
Cummins Inc.	Material Handling	91,890	24,548	92,358
Cummins Inc.	Material Handling	53,023	26,471	30,821
Cummins Inc.	Material Handling	145,954	62,000	142,791

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Cummins Inc.	Material Handling	18,854	6,000	23,778
Cummins Inc.	Material Handling	115,358	29,000	93,495
Cummins Inc.	Material Handling	297,222	82,500	305,696
Cummins Inc.	Material Handling	58,190	15,000	54,890
Cummins Inc.	Material Handling	120,397	27,800	126,752
Cummins Inc.	Material Handling	31,905	7,000	34,866
Cummins Inc.	Material Handling	65,410	5,500	80,004
Cummins Inc.	Material Handling	209,025	140,558	85,347
Cummins Inc.	Material Handling	48,025	8,500	54,851
Cummins Inc.	Material Handling	25,925	26,861	4,202
Cummins Inc.	Material Handling	31,021	14,778	21,251
Cummins Inc.	Material Handling	25,110	4,000	26,550
Cummins Inc.	Material Handling	24,915	4,000	26,344
Cummins Inc.	Material Handling	44,905	15,000	45,437
Cummins Inc.	Material Handling	20,630	6,000	19,891
Cummins Inc.	Material Handling	18,675	6,000	15,964
Cummins Inc.	Material Handling	19,760	6,000	18,177
Cummins Inc.	Material Handling	282,150	59,500	298,552
Cummins Inc.	Material Handling	119,173	31,000	111,408
Cummins Inc.	Material Handling	30,520	10,200	27,453
Cummins Inc.	Material Handling	128,290	25,700	125,698
Cummins Inc.	Material Handling	97,242	24,750	104,128
Cummins Inc.	Material Handling	360,748	70,350	368,064
Cummins Inc.	Material Handling	118,925	37,850	113,665
Cummins Inc.	Material Handling	126,594	27,400	119,064
Cummins Inc.	Material Handling	26,278	7,500	26,307
Cummins Inc.	Material Handling	56,097	14,200	43,835
Cummins Inc.	Material Handling	129,827	35,500	117,518
Cummins Inc.	Material Handling	41,100	10,000	41,098
Cummins Inc.	Material Handling	150,095	52,000	152,740
Cummins Inc.	Material Handling	104,850	31,500	96,637
Cummins Inc.	Material Handling	8,250	2,650	11,931
Cummins Inc.	Material Handling	91,008	24,000	88,522
Cummins Inc.	Material Handling	109,570	28,000	104,653
Cummins Inc.	Material Handling	46,780	5,500	54,952
Cummins Inc.	Material Handling	79,575	15,000	76,742
Daimlerchrysler Corporation	Manufacturing	834,574	—	1,020,271
Daimlerchrysler Corporation	Manufacturing	1,529,308	271,671	2,127,458
Daimlerchrysler Corporation	Manufacturing	215,359	31,668	229,660
Daimlerchrysler Corporation	Manufacturing	172,849	23,800	207,817
Daimlerchrysler Corporation	Manufacturing	177,131	29,200	183,272
Daimlerchrysler Corporation	Material Handling	33,060	8,000	38,224
Daimlerchrysler Corporation	Material Handling	59,520	1,500	78,612
Daimlerchrysler Corporation	Material Handling	54,760	5,250	58,765
Ford Motor Company	Material Handling	174,331	1	178,805
Ford Motor Company	Material Handling	775,512	15,950	1,116,548

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
GE Aircraft Engines	Manufacturing	1,747,399	1,151,120	1,117,760
GE Aircraft Engines	Manufacturing	120,155	124,214	1,693
IBM Corporation	Research	335,468	95,366	219,396
IBM Corporation	Research	166,080	34,000	192,558
Illinois Power Company	Construction	157,188	63,000	135,584
International Paper Co.	Material Handling	341,640	137,884	299,990
International Paper Co.	Manufacturing	26,170	2,000	50,062
International Paper Co.	Material Handling	475,720	35,000	409,636
International Paper Co.	Construction	89,200	27,890	82,929
International Paper Co.	Material Handling	1,280,828	177,942	1,521,255
International Paper Co.	Material Handling	42,289	7,500	46,620
International Paper Co.	Material Handling	20,450	4,500	25,598
International Paper Co.	Material Handling	161,821	55,000	177,673
International Paper Co.	Material Handling	99,595	28,000	91,541
International Paper Co.	Material Handling	32,140	5,500	35,172
International Paper Co.	Material Handling	593,560	285,000	821,749
International Paper Co.	Material Handling	33,910	1,500	29,831
International Paper Co.	Construction	116,359	60,000	97,112
International Paper Co.	Material Handling	233,840	64,260	269,525
International Paper Co.	Material Handling	233,840	64,860	274,024
International Paper Co.	Material Handling	323,997	116,635	326,985
International Paper Co.	Material Handling	82,697	21,500	78,278
International Paper Co.	Construction	41,472	5,350	42,877
International Paper Co.	Material Handling	22,943	5,120	31,235
International Paper Co.	Construction	670,286	250,000	528,429
International Paper Co.	Construction	262,021	50,000	319,895
International Paper Co.	Construction	289,149	145,000	251,584
Kaiser Foundation Hospitals	Computers	940,946	152,713	904,407
Kaiser Foundation Hospitals	Computers	105,488	2,452	102,902
Kaiser Foundation Hospitals	Computers	33,288	774	32,081
Kraft Foods Global, Inc.	Material Handling	319,105	20,000	370,576
Kraft Foods Global, Inc.	Material Handling	659,602	100,500	686,303
Lafarge North America, Inc.	Forklifts & Trackmobile Railcar Mover	1,852,957	558,000	1,571,443
Lafarge North America, Inc.	Material Handling	75,091	15,000	118,914
Lafarge North America, Inc.	Material Handling	58,594	14,500	50,616
Lafarge North America, Inc.	Material Handling	234,375	42,250	349,650
Lafarge North America, Inc.	Material Handling	558,308	92,500	710,106
Lafarge North America, Inc.	Material Handling	933,264	182,000	1,027,220
Lafarge North America, Inc.	Material Handling	197,073	41,000	217,846
Lafarge North America, Inc.	Material Handling	1,044,126	219,700	1,000,535
Martin Marietta Aggregates	Railroad	175,711	225,188	50,400
Meadwestvaco Corporation	Construction	169,850	50,000	209,842
Meadwestvaco Corporation	Material Handling	131,469	58,102	102,154
Meadwestvaco Corporation	Material Handling	528,531	35,000	486,580
Meadwestvaco Corporation	Material Handling	176,995	47,600	141,062
Meadwestvaco Corporation	Material Handling	141,307	39,500	121,181

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Meadwestvaco Corporation	Material Handling	27,198	3,500	25,866
Meadwestvaco Corporation	Material Handling	100,036	26,500	87,760
Meadwestvaco Corporation	Material Handling	231,420	32,060	180,963
Meadwestvaco Corporation	Material Handling	91,343	20,140	93,755
Meadwestvaco Corporation	Material Handling	43,945	11,000	41,433
Meadwestvaco Corporation	Material Handling	74,037	35,000	66,631
Meadwestvaco Corporation	Material Handling	103,296	48,000	87,052
Meadwestvaco Corporation	Material Handling	24,412	12,000	20,464
Meadwestvaco Corporation	Material Handling	28,540	11,500	25,371
Meadwestvaco Corporation	Material Handling	25,824	12,000	20,330
Meadwestvaco Corporation	Material Handling	48,632	20,000	36,105
Meadwestvaco Corporation	Material Handling	76,725	19,000	57,065
Meadwestvaco Corporation	Computers	411,863	20,800	395,543
Meadwestvaco Corporation	Computers	411,863	20,800	420,259
Meadwestvaco Corporation	Material Handling	79,400	67,022	39,993
Meadwestvaco Corporation	Material Handling	129,458	33,750	113,183
Meadwestvaco Corporation	Material Handling	415,374	84,000	334,108
Meadwestvaco Corporation	Material Handling	51,879	13,500	46,342
Meadwestvaco Corporation	Material Handling	549,458	73,120	400,964
Meadwestvaco Corporation	Material Handling	130,882	19,820	123,836
Meadwestvaco Corporation	Material Handling	320,792	56,000	284,308
Meadwestvaco Corporation	Material Handling	93,669	17,070	80,114
Meadwestvaco Corporation	Material Handling	497,808	50,473	445,164
Meadwestvaco Corporation	Material Handling	215,772	35,250	166,790
Meadwestvaco Corporation	Trucks And Trailers	74,103	79,937	44,143
Meadwestvaco Corporation	Material Handling	571,669	101,570	474,257
Meadwestvaco Corporation	Logging & Lumber	3,877,113	1,680,291	4,229,114
Meadwestvaco Corporation	Logging & Lumber	602,759	261,228	765,537
Meadwestvaco Corporation	Material Handling	375,500	125,000	409,219
Newell Rubbermaid, Inc.	Manufacturing	10,316	6,962	5,453
Newell Rubbermaid, Inc.	Material Handling	102,755	22,000	99,923
Newell Rubbermaid, Inc.	Miscellaneous	39,521	6,000	45,915
Newell Rubbermaid, Inc.	Material Handling	225,768	40,800	219,668
Newell Rubbermaid, Inc.	Material Handling	182,361	68,381	136,505
Newell Rubbermaid, Inc.	Material Handling	233,688	94,050	161,903
Newell Rubbermaid, Inc.	Material Handling	24,628	8,000	19,741
Newell Rubbermaid, Inc.	Material Handling	77,557	19,500	77,410
Newell Rubbermaid, Inc.	Material Handling	23,597	6,100	22,547
Newell Rubbermaid, Inc.	Material Handling	109,905	26,000	106,231
Newell Rubbermaid, Inc.	Material Handling	181,040	59,500	140,968
Newell Rubbermaid, Inc.	Material Handling	143,857	29,000	116,812
Newell Rubbermaid, Inc.	Material Handling	209,745	46,000	174,707
Newell Rubbermaid, Inc.	Material Handling	22,005	4,900	23,750
Newell Rubbermaid, Inc.	Material Handling	89,218	32,000	72,905
Newell Rubbermaid, Inc.	Material Handling	56,907	16,000	56,316
Newell Rubbermaid, Inc.	Material Handling	81,981	24,000	70,146

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Newell Rubbermaid, Inc.	Material Handling	80,364	12,185	112,439
Newell Rubbermaid, Inc.	Material Handling	120,538	33,000	113,445
New NGC, Inc.	Mining	761,364	50,000	928,175
New NGC, Inc.	Construction	609,733	217,731	610,034
Owens & Minor Distribution, Inc.	International Tractor	65,701	60,037	24,939
Ryder Integrated Logistics	Material Handling	254,929	11,625	316,358
Ryder Integrated Logistics	Material Handling	49,953	18,000	56,441
Ryder Integrated Logistics	Material Handling	677,872	53,125	815,251
Ryder Integrated Logistics	Material Handling	21,698	8,000	24,004
Ryder Integrated Logistics	Material Handling	30,319	7,000	25,536
Ryder Integrated Logistics	Cleaning & Maintenance	37,104	3,500	40,043
Ryder Integrated Logistics	Material Handling	21,497	7,000	15,663
Ryder Integrated Logistics	Material Handling	85,988	28,500	62,650
Ryder Integrated Logistics	Cleaning & Maintenance	37,043	4,800	40,520
Ryder Integrated Logistics	Material Handling	38,446	5,500	36,737
Ryder Integrated Logistics	Material Handling	112,397	17,761	131,116
Ryder Integrated Logistics	Material Handling	340,959	59,239	397,742
Ryder Integrated Logistics	Cleaning & Maintenance	37,378	5,500	35,724
Ryder Integrated Logistics	Material Handling	203,981	30,000	177,648
Ryder Integrated Logistics	Material Handling	160,720	30,000	141,889
Ryder Integrated Logistics	Material Handling	244,470	36,000	212,919
Schenker, Inc.	Material Handling	1,036,661	135,002	1,433,002
Schenker, Inc.	Material Handling	580,993	90,811	737,669
Sussex Ambulance Service	Transportation other	1,164,625	48,912	1,445,146
Sussex Ambulance Service	Transportation other	554,563	12,922	648,301
Sussex Ambulance Service	Transportation other	162,536	35,058	203,373
Sussex Ambulance Service	Transportation other	419,180	29,897	531,568
Sussex Ambulance Service	Transportation other	1,408,680	107,950	1,462,942
Sussex Ambulance Service	Transportation other	590,358	88,404	622,027
Sussex Ambulance Service	Transportation other	387,153	28,827	414,641
Sussex Ambulance Service	Transportation other	1,689,189	60,194	2,041,664
Sussex Ambulance Service	Transportation other	661,924	15,373	746,028
Union Electric Company	Construction	250,069	101,232	183,129
Union Electric Company	Construction	686,730	365,000	606,415
Union Pacific Railroad Company	Railroad	173,000	221,343	—
Union Pacific Railroad Company	Railroad	20,500	7,128	22,317
Union Pacific Railroad Company	Railroad	123,000	52,724	128,185
Union Pacific Railroad Company	Railroad	82,000	34,227	84,500
UPS Ground Freight, Inc.	Transportation other	848,881	109,620	843,571
UPS Ground Freight, Inc.	Transportation other	1,543,420	225,000	1,515,640
UPS Ground Freight, Inc.	Transportation other	3,835,451	624,419	4,397,593
UPS Ground Freight, Inc.	Transportation other	239,082	63,509	239,686
Wal-Mart Transportation, LLC	Trucks And Trailers	69,313	65,584	8,638
Wal-Mart Transportation, LLC	Trucks And Trailers	139,586	95,051	74,214
Wal-Mart Transportation, LLC	Trucks And Trailers	71,554	59,426	22,524
Washington Group International	Construction	1,531,500	570,000	1,583,685

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Washington Group International	Construction	1,528,902	1,035,220	967,619
Washington Group International	Construction	1,786,406	643,500	2,801,008
West Fraser Timber Co., Ltd	Material Handling	193,300	65,000	175,603
Whirlpool Corporation	Material Handling	18,956	8,350	14,423
Whirlpool Corporation	Material Handling	150,320	12,550	178,233
Whirlpool Corporation	Material Handling	286,830	74,400	283,914
Whirlpool Corporation	Material Handling	33,078	6,000	42,652
Whirlpool Corporation	Material Handling	19,144	4,000	21,384
Whirlpool Corporation	Material Handling	146,976	20,615	157,994
Whirlpool Corporation	Material Handling	479,948	59,028	508,382
Whirlpool Corporation	Material Handling	349,950	73,853	412,708
Whirlpool Corporation	Material Handling	118,080	18,000	128,116
Whirlpool Corporation	Material Handling	10,639	900	10,407
Whirlpool Corporation	Material Handling	67,666	12,550	61,132
Whirlpool Corporation	Material Handling	780,864	61,000	876,701
Whirlpool Corporation	Material Handling	36,450	5,900	41,115
Whirlpool Corporation	Material Handling	140,453	32,000	196,557
		80,678,479	21,714,763	82,975,542
Loans
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	281,385	95,070
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	183,742	385,576
Altierre Corporation	Senior Term Loan – Blanket	250,000	—	243,022
Alveolus, Inc.	Senior Term Loan – Blanket	375,000	—	436,587
Alveolus, Inc.	Senior Term Loan – Blanket	125,000	83,703	56,179
Arsenal Digital Solutions	Computers	50,515	—	61,115
Asempra Technologies, Inc.	Senior Term Loan – Blanket	200,000	85,618	139,527
Aspen Aerogels, Inc.	Manufacturing Production Equipment	583,333	—	809,201
Axial Biotech, Inc.	Senior Term Loan – Blanket	60,991	26,395	45,250
Boingo Wireless, Inc.	Computer Networking Equipment	194,743	—	223,640
Cedar Point Communications Inc	Computer Networking Equipment	750,000	—	908,854
Chelsio Communications, Inc.	Computer Networking Equipment	27,600	—	31,540
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	70,587	219,760
Convio, Inc.	Computer Equipment	160,117	—	194,113
Convio, Inc.	Computer Networking Equipment	104,079	—	125,801
Convio, Inc.	Computer Equipment	50,656	—	60,612
Cornice, Inc.	Computer Equipment & Fixtures	195,757	15,909	70,365
Cymbet Corporation	Thin Film Deposition Equipment	38,439	—	46,792
Danger, Inc.	Computers & Networking Equipment	433,264	279,889	226,123
Delivery Agent, Inc.	Senior Term Loan – Blanket	250,000	107,889	179,423
Doppelganger Studios, Inc.	Computers	31,922	267	35,912
Doppelganger Studios, Inc.	Computers	165,695	619	187,327
Dorado Network Systems Corp	Furniture & Fixtures	87,430	—	97,562
Dorado Network Systems Corp	Computers	89,066	—	102,284
Dorado Network Systems Corp	Computers	48,084	—	53,642
Dorado Network Systems Corp	Computers	62,910	—	71,386
Good Technology, Inc.	Computers	1,500,000	1,191,450	547,677

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Helijet International Inc.	Aviation	536,000	440,000	731,113
Lightship Holding, Inc.	Computers	375,000	214,388	212,059
Linden Research, Inc.	Computer & Networking Equipment	324,769	—	376,441
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	500,000	—	589,421
Miasole	Research	132,253	—	149,113
On24, Inc.	Computers	779,214	—	950,651
Openpages, Inc.	Various Computer Equipment	583,333	—	702,261
Razz, Inc.	Senior Term Loan – Blanket	62,160	19,452	52,962
Razz, Inc.	Senior Term Loan – Blanket	61,590	—	32,106
Renal Solutions, Inc.	Senior Term Loan	500,000	162,675	447,296
Revver, Inc.	Senior Term Loan – Blanket	1,200,000	347,951	618,988
Silverpop Systems, Inc.	Computers	349,645	87,188	320,630
Sling Media, Inc.	Computers & Networking Equipment	214,877	—	248,682
Sling Media, Inc.	Computers & Networking Equipment	78,991	—	91,418
Solaria Corporation	Manufacturing	1,176	353	1,057
Solaria Corporation	Manufacturing	365,839	18,923	423,334
Starcite, Inc.	Computers	175,000	—	199,921
Technorati, Inc.	Various Computer Equipment	492,585	—	573,616
		13,650,233	3,618,383	12,375,409
		$94,328,712	$25,333,146	$95,350,951
ATEL Capital Equipment Fund XI, LLC (ACEF 11)
Leases
Allegheny Tech	Material Handling	$177,873	$46,000	$148,749
Allegheny Tech	Material Handling	26,977	7,000	26,836
Allegheny Tech	Material Handling	157,592	41,600	150,411
Allegheny Tech	Material Handling	264,917	115,000	218,970
Allegheny Tech	Material Handling	41,289	7,850	40,941
Allegheny Tech	Material Handling	7,769	2,750	7,328
Central Illinois Public Svc Co.	Construction	274,972	95,000	280,102
Daimlerchrysler Corporation	Material Handling	1,241,387	265,472	1,529,660
Daimlerchrysler Corporation	Material Handling	108,340	22,900	115,818
Daimlerchrysler Corporation	Material Handling	20,972	1,000	27,050
Daimlerchrysler Corporation	Material Handling	31,584	3,000	44,440
Daimlerchrysler Corporation	Material Handling	126,336	12,500	151,117
East Midlands Ambulance Service NHS Trust	Motor Vehicles	630,400	5,571	764,281
East Midlands Ambulance Service NHS Trust	Motor Vehicles	63,295	18,751	50,603
East Midlands Ambulance Service NHS Trust	Motor Vehicles	230,003	40,331	394,721
East Midlands Ambulance Service NHS Trust	Motor Vehicles	466,246	64,808	538,589
East Midlands Ambulance Service NHS Trust	Motor Vehicles	178,851	44,150	192,676
East Midlands Ambulance Service NHS Trust	Motor Vehicles	1,937,276	58,899	2,245,945
East Midlands Ambulance Service NHS Trust	Motor Vehicles	189,339	5,354	248,967
East Midlands Ambulance Service NHS Trust	Motor Vehicles	93,110	22,075	91,713
East Midlands Ambulance Service NHS Trust	Motor Vehicles	512,103	24,834	597,422
East Midlands Ambulance Service NHS Trust	Motor Vehicles	35,344	7,453	40,955
East Midlands Ambulance Service NHS Trust	Motor Vehicles	34,068	7,184	40,225
Illinois Power Company	Construction	68,743	24,000	70,108

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
International Paper Co.	Material Handling	127,732	12,500	110,885
International Paper Co.	Material Handling	140,712	32,000	156,767
International Paper Co.	Construction	239,979	40,688	208,964
International Paper Co.	Material Handling	348,975	66,000	388,542
International Paper Co.	Material Handling	150,445	29,500	138,995
International Paper Co.	Material Handling	44,829	18,000	48,139
International Paper Co.	Material Handling	118,115	23,500	112,140
International Paper Co.	Material Handling	282,095	41,000	243,745
International Paper Co.	Material Handling	146,975	24,000	119,327
International Paper Co.	Material Handling	268,791	42,000	215,123
International Paper Co.	Material Handling	63,462	12,000	38,003
International Paper Co.	Material Handling	93,516	20,680	93,991
International Paper Co.	Material Handling	84,100	14,641	130,443
International Paper Co.	Material Handling	59,710	26,756	42,121
International Paper Co.	Material Handling	62,520	8,416	54,620
International Paper Co.	Material Handling	48,990	9,000	50,283
International Paper Co.	Material Handling	59,848	7,300	78,202
International Paper Co.	Logging & Lumber	376,000	150,000	369,378
International Paper Co.	Motor Vehicles	68,000	20,250	80,274
International Paper Co.	Material Handling	55,414	12,500	63,128
International Paper Co.	Logging & Lumber	369,260	265,324	138,889
International Paper Co.	Construction	300,282	110,418	272,305
International Paper Co.	Material Handling	1,388,145	635,948	1,070,643
International Paper Co.	Construction	94,919	47,500	89,135
International Paper Co.	Material Handling	70,848	12,500	91,184
International Paper Co.	Construction	213,150	61,115	218,878
International Paper Co.	Construction	153,424	69,000	153,521
International Paper Co.	Material Handling	121,070	60,000	132,190
Meadwestvaco Corporation	Material Handling	66,009	15,500	64,323
Meadwestvaco Corporation	Material Handling	466,150	70,000	431,246
Meadwestvaco Corporation	Material Handling	132,018	15,500	108,548
Meadwestvaco Corporation	Trucks and Trailers	369,934	163,610	368,144
New Ngc, Inc.	Material Handling	41,800	11,000	38,312
New Ngc, Inc.	Material Handling	42,227	11,000	39,049
New Ngc, Inc.	Material Handling	103,095	30,000	85,864
New Ngc, Inc.	Material Handling	585,862	128,500	574,207
New Ngc, Inc.	Material Handling	90,524	12,000	93,733
New Ngc, Inc.	Material Handling	725,233	268,000	670,630
New Ngc, Inc.	Material Handling	366,864	70,170	323,338
New Ngc, Inc.	Material Handling	307,713	77,000	275,841
New Ngc, Inc.	Material Handling	312,816	59,556	271,945
New Ngc, Inc.	Material Handling	116,604	24,000	104,614
New Ngc, Inc.	Material Handling	414,647	71,500	493,632
New Ngc, Inc.	Material Handling	398,977	80,000	345,991
New Ngc, Inc.	Material Handling	15,328	2,500	17,032
New Ngc, Inc.	Material Handling	42,227	8,000	39,049

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
New Ngc, Inc.	Material Handling	165,950	42,500	163,527
Ryder Integrated Logistics, Inc.	Material Handling	313,644	18,000	407,231
Ryder Integrated Logistics, Inc.	Material Handling	33,832	5,000	32,644
Ryder Integrated Logistics, Inc.	Material Handling	84,210	24,500	105,812
Ryder Integrated Logistics, Inc.	Material Handling	308,770	50,000	232,785
Ryder Integrated Logistics, Inc.	Material Handling	28,070	4,500	21,162
Ryder Integrated Logistics, Inc.	Material Handling	73,471	14,000	55,391
Ryder Integrated Logistics, Inc.	Material Handling	28,070	7,000	21,162
Ryder Integrated Logistics, Inc.	Material Handling	28,070	5,000	21,162
Ryder Integrated Logistics, Inc.	Material Handling	28,070	4,500	21,162
Ryder Integrated Logistics, Inc.	Material Handling	349,864	27,500	453,525
Ryder Integrated Logistics, Inc.	Material Handling	236,250	26,250	270,324
Ryder Integrated Logistics, Inc.	Material Handling	38,372	7,000	34,190
Ryder Integrated Logistics, Inc.	Material Handling	40,570	14,200	42,453
Ryder Integrated Logistics, Inc.	Material Handling	52,760	10,968	42,119
Ryder Integrated Logistics, Inc.	Material Handling	14,584	3,032	13,550
Ryder Integrated Logistics, Inc.	Material Handling	19,802	3,500	17,728
Tyson Foods, Inc.	Trucks & Trailers	50,420	39,857	23,756
UPS Ground Freight, Inc.	Trucks & Trailers	646,536	93,600	711,229
UPS Ground Freight, Inc.	Trucks & Trailers	1,623,440	423,391	1,480,366
UPS Ground Freight, Inc.	Trucks & Trailers	808,170	144,036	847,598
Union Pacific Railroad Company	Railroad	201,177	246,192	6,639
Union Pacific Railroad Company	Railroad	27,861	15,324	22,746
Union Pacific Railroad Company	Railroad	28,177	15,712	21,689
Union Pacific Railroad Company	Railroad	20,500	7,128	22,324
Union Pacific Railroad Company	Railroad	123,000	52,724	135,471
Verso Paper Holdings, LLC	Construction	375,912	305,767	189,452
Washington Group International	Construction	8,609,840	7,253,200	3,425,107
Whirlpool Corporation	Material Handling	573,666	42,000	518,634
Whirlpool Corporation	Material Handling	1,142,508	166,500	1,095,405
Whirlpool Corporation	Material Handling	468,727	45,400	523,284
Whirlpool Corporation	Material Handling	636,700	107,000	800,352
Whirlpool Corporation	Material Handling	438,600	50,600	519,552
		34,687,713	13,209,735	29,572,471
Loans
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	263,141	95,070
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	180,488	594,576
Altierre Corporation	Miscellaneous office equipment	125,000	—	146,511
Alveolus, Inc.	Senior Term Loan – Blanket	375,000	—	436,587
Alveolus, Inc.	Senior Term Loan – Blanket	125,000	83,703	56,179
Arsenal Digital Solutions	Computer Hardware & Software	1,015,693	390,090	1,249,170
Asempra Technologies, Inc.	Senior Term Loan – Blanket	200,000	85,618	139,527
Axial Biotech, Inc.	Senior Term Loan – Blanket	60,991	22,512	49,437
Axogen Corporation	Miscellaneous office equipment	125,000	14,746	152,751
Boingo Wireless, Inc.	Computer Equipment	123,802	—	137,519
Chelsio Communications, Inc.	Computer Equipment	27,600	—	31,540

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Convio, Inc.	Computer Equipment	108,635	—	130,213
Convio, Inc.	Computer Equipment	51,483	—	63,899
Convio, Inc.	Computers & Networking Equipment	104,079	—	125,801
Convio, Inc.	Computer Equipment	50,656	—	60,612
Cornice, Inc.	Computer Equipment & Fixtures	195,757	15,909	49,689
Cymbet Corporation	Thin Film Deposition Equipment	504,213	—	611,441
Danger, Inc.	Computers & Networking Equipment	433,264	261,776	517,316
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	52,887	89,712
Good Technology, Inc.	Computer Equip & Office Furniture	1,500,000	1,191,450	398,311
Linden Research, Inc.	Computer & Networking Equipment	324,769	—	376,441
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	750,000	—	884,132
On24, Inc.	Computer Equipment	62,353	—	76,709
Openpages, Inc.	Various Computer Equipment	237,345	—	285,493
Razz, Inc.	Senior Term Loan – Blanket	62,160	21,601	73,332
Razz, Inc.	Senior Term Loan – Blanket	61,590	—	32,106
Renal Solutions, Inc.	Senior Term Loan – Blanket	500,000	162,673	431,899
REPLY! INC.	Senior Term Loan – Blanket	1,000,000	173,489	1,067,007
Revver, Inc.	Senior Term Loan – Blanket	1,201,998	347,951	374,022
Silverpop Systems, Inc.	Computer & Network Equipment	170,551	87,188	116,963
Sling Media, Inc.	Computers & Networking Equipment	214,877	—	248,682
Sling Media, Inc.	Computers & Networking Equipment	78,991	—	91,418
Solaria Corporation	Manufacturing	1,176	353	1,057
Solaria Corporation	Manufacturing	365,839	18,535	423,334
Technorati, Inc.	Computer Equip & Office Furniture	111,374	—	130,104
Technorati, Inc.	Computer Equip & Office Furniture	724,446	—	842,837
		11,951,842	3,374,110	10,591,397
		$46,639,555	$16,583,845	$40,163,868
ATEL 12, LLC (ATEL 12)
Leases
IBM Corporation	Research	$707,852	$133,476	$773,754
IBM Corporation	Business Services	166,576	75,000	98,914
Meadwestvaco Corporation	Material Handling	346,679	51,811	310,106
Meadwestvaco Corporation	Material Handling	50,216	22,000	39,075
Meadwestvaco Corporation	Material Handling	87,562	20,140	71,637
Meadwestvaco Corporation	Material Handling	81,988	23,113	63,929
Meadwestvaco Corporation	Material Handling	181,636	54,250	151,423
Meadwestvaco Corporation	Material Handling	26,728	8,500	23,548
Newell Rubbermaid, Inc.	Material Handling	57,048	18,000	22,610
Newell Rubbermaid, Inc.	Material Handling	863,177	216,200	823,928
Newell Rubbermaid, Inc.	Cleaning & Maintenance	40,152	9,000	43,341
Newell Rubbermaid, Inc.	Material Handling	830,564	161,035	941,090
SVC Manufacturing, Inc.	Material Handling	382,425	49,000	359,792
Ryder Integrated Logistics, Inc.	Material Handling	242,872	37,500	268,675
Ryder Integrated Logistics, Inc.	Transportation	20,467	6,665	14,503
Ryder Integrated Logistics, Inc.	Transportation	1,030	335	730
Ryder Integrated Logistics, Inc.	Material Handling	108,935	15,500	120,254

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)		Payments Received(3)
Ryder Integrated Logistics, Inc.	Material Handling	32,900	1,750		37,219
		4,228,807	903,275		4,164,528
Loans
Altierre Corporation	Miscellaneous office equipment	125,000	—		138,372
Amyris, Inc.	Testing & Lab Equipment	200,000	196,860		29,440
Axial Biotech, Inc.	Miscellaneous office equipment	60,991	22,512		49,437
Axial Biotech, Inc.	Miscellaneous office equipment	60,991	26,395		45,250
Axogen Corporation	Miscellaneous office equipment	250,000	29,491		305,502
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	70,587		219,760
Delivery Agent, Inc.	Miscellaneous office equipment	125,000	52,887		89,712
Ipierian, Inc.	Research	29,169	—		36,237
Ipierian, Inc.	Research	97,457	—		121,589
Ipierian, Inc.	Research	122,470	—		150,409
Ipierian, Inc.	Research	150,000	44,787		139,509
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	68,904	52,894		27,654
Novavision Inc.	Miscellaneous office equipment	750,000	—		373,839
		2,289,982	496,413		1,726,710
		$6,518,789	$1,399,688		$5,891,238
ATEL 14, LLC (ATEL 14)
Leases
Cargill, Inc.	Material Handling	$20,160	$2,268		$20,410
Cargill, Inc.	Construction	164,405	56,000		149,347
Cargill, Inc.	Material Handling	22,990	6,315		23,924
Cargill, Inc.	Material Handling	55,204	15,457		58,748
Mosaic Crop Nutrition, LLC	Railroad	262,680	229,748		164,158
		525,439	309,788		416,587
Loans
Amyris, Inc.	Testing & Lab Equipment	746,238	705,418		153,785
Amyris, Inc.	Testing & Lab Equipment	200,000	196,860		29,440
Complete Genomics, Inc.	Senior Term Loan – Blanket	500,000	141,174		439,520
Five 9, Inc.	Computers & Networking Equipment	203,332	—		260,115
Intelepeer, Inc.	Senior Term Loan – Blanket	249,375	260,771	(4)	—
Ipierian, Inc.	Research	114,729	6,884		140,901
Ipierian, Inc.	Research	245,974	73,443		228,770
Kaminario, Inc.	Computers	500,000	332,635		246,583
Raydiance, Inc.	Senior Term Loan – Blanket	250,000	133,400		165,985
Renew Data Corp	Computers	812,374	—		982,712
		3,822,022	1,850,585		2,647,811
		$4,347,461	$2,160,373		$3,064,398

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
ATEL 15, LLC (ATEL 15)
Leases
Sabic Innovative Plastics US, LLC	Railroad	$168,639	$149,033	$11,152
Sabic Innovative Plastics US, LLC	Railroad	28,607	8,500	2,789
		197,246	157,533	13,941
Loans
Kaminario, Inc.	Computers	500,000	332,635	246,583
		500,000	332,635	246,583
		$697,246	$490,168	$260,524
		$152,531,763	$45,967,220	$144,730,979

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS FOOTNOTES

(1)	“Acquisition Cost” is the actual cost of the item of equipment or the principal amount of the note secured by equipment, including acquisition fees and any other expenditures incurred by the prior program in the acquisition of the asset.
(2)	“Sale Price & Other” are the actual cash proceeds received upon the sale, early termination or casualty of the equipment on lease termination, or upon final liquidation of a note, net of any direct out-of pocket closing costs incurred by the prior program in connection with such sale or other disposition.
(3)	“Payments Received” are the gross amounts of lease rents or installments of principal and interest on notes received during the holding period for the asset, other than sale or disposition proceeds, less any direct out-of pocket costs incurred by the prior program during the holding period of the investment directly related to that particular investment transaction.
(4)	This transaction represents a non-cash exchange of the note receivable for a direct equity investment. The amount under “Sale Price & Other” column is the net book value of the note receivable that was exchanged for the direct equity investment and resulted in no gain or loss on the disposition of the note receivable.

Past performance is not necessarily indicative of future performance.

TABLE VI
ACQUISITION OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS
(Unaudited)

The following is a summary of Equipment acquisitions/Note fundings and Lessees/Borrowers by ATEL Capital Equipment Fund X, LLC, ATEL Capital Equipment Fund XI, LLC, ATEL 12, LLC, ATEL 14, LLC, and ATEL 15, LLC. These are the five most recent prior programs sponsored by the Managing Member and its affiliates which had similar investment objectives. Information concerning the prior programs’ Equipment acquisition/Note fundings is current through June 30, 2013.

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
ATEL Capital Equipment Fund X, LLC (ACEF 10)
Leases
A & G Coal Corporation	Caterpillar Wheel Loader	$3,248,020	10/18/2006
Aircraft Service International	Nve Millennium Carts and Trucks	3,025,661	10/13/2006
Arbinet-Thexchange, Inc.	Telecommunications Equipment	654,526	7/16/2003
ARYx Therapeutics, Inc.	Computer Hardware & Software	297,404	4/1/2003
Allegheny Tech	Lift Trucks	1,825,609	5/7/2007
Alliant Techsystems	Fork Lift	1,143,491	3/23/2007
Arsenal Digital Solutions	Various Computer Hardware/Office Furniture	414,936	12/23/2003
Ball Corporation	Tier Sheets	3,883,098	8/13/2003
Bayer Corporation	Clark Forklifts	1,002,579	3/31/2006
Bridgestone America Tire Operations, LLC	Trucks And Trailers	229,653	12/18/2009
Cargill Incorporated	Railroad	12,080,852	3/25/2005
Colowyo Coal Company L.P.	Mining	2,000,000	4/25/2003
Conagra Foods	Crane	771,064	1/31/2007
Cudd Pressure Control, Inc.	Construction	798,913	12/11/2009
Cummins Inc.	Forklifts/Lift Trucks	6,019,622	12/28/2006
Daimlerchrysler Corporation	Self-Guided Automation System	2,363,882	11/8/04
Daimlerchrysler Corporation	Forklifts	2,623,942	6/9/2006
Ford Motor Company	Motor Vehicle	1,397,852	4/5/2005
Ford Motor Company	Batteries	174,331	4/5/2005
GE Aircraft Engines	Grinders	6,290,546	7/9/2008
Illinois Power Company	Ditch Witch W/Trailer	157,188	6/27/2006
Illinois Central Railroad Company	Gondola Coal Cars	204,003	11/30/2011
International Paper Co.	Motor Vehicle	4,575,149	4/1/2004
International Paper Co.	Construction Equipment	9,801,068	5/20/2005
Interstate Commodities, Inc.	Covered Hopper Railcars	4,455,000	8/18/2011
IBM Corporation	Digital Analyzer Oscilloscope	928,306	3/26/2007
Kaiser Foundation Hospitals	Computer Hardware	1,079,722	10/7/2003
Kraft Foods Global, Inc.	Batteries	300,334	12/29/2006
Kraft Foods Global, Inc.	Forklift Trucks	869,817	12/29/2006
Lafarge North America Inc.	Forklifts & Trackmobile Railcar Mover	5,367,644	3/31/04
Martin Marietta	Railcars	2,928,524	8/31/07
MeadWestvaco Corporation	Forklifts And Lumber Equipment	12,215,975	4/28/2005
Midwest Energy Resources Co.	Cat Track Type Tractor	205,998	4/24/2008
New Ngc, Inc.	Tractor, Mining Shovel And Bulldozer	1,894,964	5/12/2011
Newell Rubbermaid, Inc.	Caterpillar C4000 Lp Forklifts	4,494,209	11/21/2006
Owens & Minor Distribution, Inc.	International Tractor	65,701	1/15/2010
Ryder Integrated Logistics	Forklifts	6,071,775	2/23/2007
Schenker, Inc.	Forklifts	1,751,250	9/12/2008
Solvay Soda Ash Joint Venture	Shearer & Compressors	2,445,894	6/6/2007
Sussex Ambulance Service	Motor Vehicles	10,031,933	12/7/2004
The Sabine Mining Company	Bucyrus Erie Waling Draglines	24,009,673	8/19/2009
The Scotts Company, LLC	Trucks And Trailers	86,523	12/18/2009
Tin, Inc. DBA Temple-Inland	Broderson Crane	115,220	9/11/2009

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
Tyson Foods, Inc.	Refrigerated Trailers	4,187,100	12/29/2006
Union Electric Company	Hydrovac Module W/Chassis	936,799	7/19/2007
Union Pacific Railroad Company	Refrigerator Box Cars	12,150,043	5/26/2006
UPS Ground Freight, Inc.	Over The Road Tractors	6,466,833	4/2/2004
Wal-Mart Transportation, LLC	Refrigerated Trailers	12,649,501	1/22/2008
Washington Group International	Cat Wheel Loader	4,846,808	9/30/2005
Western Fuels Association, Inc	110-Ton Coalporter/Coalgon	4,565,000	5/30/2008
Whirlpool Corporation	Fork Trucks, Batteries, Chargers	3,709,734	8/15/2006
		193,813,669
Loans
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	11/21/2006
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	11/1/2007
Alveolus, Inc.	Senior Term Loan – Blanket	500,000	8/24/2005
Altierre Corporation	Senior Term Loan – Blanket	250,000	10/3/2008
Arsenal Digital Solutions	Various Computer Hardware/Office Furniture	50,515	8/11/2004
Asempra Technologies, Inc.	Senior Term Loan – Blanket	200,000	10/31/2007
Aspen Aerogels, Inc.	Manufacturing/Production Equip	583,333	10/28/2004
Axial Biotech, Inc.	Senior Term Loan – Blanket	125,000	5/30/2008
Boingo Wireless, Inc.	Computer Hardware & Software	194,743	8/27/2004
Cedar Point Communications Inc.	Computer Networking Equipment	750,000	7/28/2004
Chelsio Communications, Inc.	Various Computer Equip	27,600	10/17/2005
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	12/17/2010
Convio, Inc.	Computer Equip & Office Furniture	314,852	3/31/2006
Cornice, Inc.	Computer Equipment & Fixtures	195,757	5/22/2006
Cymbet Corporation	Thin Film Disposition Equipment	38,439	5/1/2006
Danger, Inc.	Computers	433,264	1/22/2007
Delivery Agent, Inc.	Senior Term Loan – Blanket	250,000	12/17/2008
Doppelganger Studios, Inc.	Computer Equip & Office Furniture	197,617	8/3/2005
Dorado Network Systems Corp	Computer Equip & Office Furniture	287,489	5/28/2004
Good Technology, Inc.	Computer Hardware	1,500,000	4/5/2006
Helijet International Inc.	Sikorsky Helicopters (40% Trust)	2,680,000	4/2/2004
Lightship Holding, Inc.	Computer Hardware	375,000	6/4/2004
Linden Research, Inc.	Computer & Networking Equipment	324,769	7/31/2007
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	500,000	11/1/2005
Miasole	Lab & Computer Equipment	132,253	12/28/2004
New Ngc, Inc.	New Gypsum Manufacturing Facility	2,503,105	12/30/2005
On24, Inc.	Computer Equip & Office Furniture	779,214	8/31/2004
Openpages, Inc.	Computer & Office Equip, Furniture	583,333	3/22/2005
Razz, Inc.	Senior Term Loan – Blanket	123,750	8/31/2006
Renal Solutions, Inc.	Senior Term Loan	500,000	7/29/2005
Revver, Inc.	Senior Term Loan – Blanket	1,200,000	12/29/2006
Silverpop Systems, Inc.	Computer & Network Equipment	349,645	9/1/2004
Sling Media	Computers & Network Equipment	293,868	3/7/2007
Solaria Corporation	Manufacturing Equipment	367,015	10/31/2007
Starcite, Inc.	Computer Equip & Office Furniture	175,000	6/30/2004
Technorati, Inc.	Computer Equip & Office Furniture	492,587	9/30/2005
		18,361,348
		$212,175,017

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
ATEL Capital Equipment Fund XI, LLC (ACEF 11)

Leases
Aircraft Services International	Deicer Trucks	$1,657,669	6/8/2007
Allegheny Tech	Lift Trucks	798,023	9/10/2007
Allegheny Tech	Truck Crane	142,989	2/15/2008
Alliant Techsystems	Fork Lift	1,320,178	7/27/2007
Bayer Corporation	Automated Varian Nmr System	724,571	7/29/2005
Central Illinois Public Svc Co	Ditch Witches W/Trailers	343,715	1/31/2006
Daimler Chrysler Corporation	Forklift, Tractor, Battery And Charger	3,141,964	2/17/2006
East Midlands Ambulance Svc	Emergency Vehicles	4,552,783	11/2/2005
East Of England	Ford Focus Rv Vehicles	413,922	9/6/2006
International Paper Co.	Motor Vehicle	6,199,972	1/5/2006
International Paper Co.	Logging Equipment	2,685,628	3/16/2006
Lyondell Chemical Company	Tank Barge	1,414,911	2/27/2007
MeadWestvaco Corporation	Hyster Lift Trucks W/Clamps	1,034,111	11/1/2005
New Ngc, Inc.	Caterpillar and Yale Lift Trucks	6,129,911	11/1/2006
Nomac Drilling, LLC	Drilling Rigs	2,892,587	12/17/2010
Ryder Integrated Logistics Inc.	Forklifts/Pickers/Reach Trucks/Sweep Trucks	2,784,110	2/7/2006
Tin, Inc. Dba Temple-Inland	Peterson Portable Recycler	643,105	2/10/2006
Tyson Foods, Inc.	Refrigerated Trailers	3,795,420	12/29/2006
Union Pacific Railroad Company	Refrigerator Box Cars	11,924,442	10/21/2005
UPS Ground Freight, Inc.	Over The Road Tractors	3,078,146	1/18/2006
Washington Group International	Haul Trucks	8,609,840	7/13/2007
Whirlpool Corporation	Forklifts, Batteries, Chargers	3,260,203	12/30/2005
		67,548,200
Loans
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	11/21/2006
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	11/1/2007
Altierre Corporation	Senior Term Loan – Blanket	125,000	10/3/2008
Alveolus, Inc.	Senior Term Loan – Blanket	500,000	8/24/2005
Arsenal Digital Solutions	Various Computer Equipment	1,015,693	12/30/2005
Asempra Tech	Senior Term Loan – Blanket	200,000	10/31/2007
Axial Biotech, Inc.	Senior Term Loan – Blanket	125,000	3/28/2008
Axogen Corporation	Senior Term Loan – Blanket	125,000	4/21/2008
Boingo Wireless, Inc.	Various Computer Equipment	123,802	11/1/2005
Chelsio Communications, Inc.	Various Computer Equip	27,600	10/17/2005
Convio, Inc.	Computer Equip & Office Furniture	314,852	3/31/2006
Cornice, Inc.	Computer Equipment & Fixtures	195,757	5/22/2006
Cymbet Corporation	Thin Film Deposition Equipment	504,213	12/30/2005
Danger Inc.	Computer & Network Equipment	433,264	1/22/2007
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	12/17/2008
Good Technology, Inc.	Computer Equipment & Fixtures	1,500,000	4/5/2006
Linden Research Inc.	Computer Equipment & Fixtures	324,769	7/31/2007
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	750,000	11/1/2005
New Ngc, Inc.	New Gypsum Manufacturing Facility	2,503,105	12/30/2005
On24, Inc.	Various Computer Equipment	62,353	11/30/2005
Openpages, Inc.	Computer & Office Equip, Furniture	237,345	12/1/2005
Razz, Inc.	Senior Term Loan-Blanket	123,750	8/31/2006
Renal Solutions, Inc.	Senior Term Loan	500,000	7/29/2005
Reply Inc!	Senior Term Loan – Blanket	1,000,000	9/12/2007
Revver, Inc.	Senior Term Loan – Blanket	1,200,000	12/29/2006

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
Silverpop Systems, Inc.	Computer & Network Equipment	170,551	6/30/2006
Sling Media	Computer & Network Equipment	293,868	3/7/2007
Solaria Corporation	Manufacturing Equipment	367,015	10/31/2007
Technorati, Inc.	Computer Equip & Office Furniture	835,819	9/30/2005
		14,516,956
		$82,065,156
ATEL 12, LLC (ATEL 12)
Leases
Aircraft Service International, Inc.	De-Icer & Refueling Trucks	$2,166,665	9/8/2009
Alliant Techsystems Inc.	Manufacturing Equipment	895,447	2/27/2013
Anadarko Petroleum Corporation	John Deere Motor Grader	248,919	10/30/2008
Bayer Corporation	Arburg Moulding Machine	862,699	6/19/2009
Cargill, Inc.	Hyster Forklift/Infratec Analyzer	63,094	12/16/2008
Cummins Inc.	Industrial Cart	782,867	7/23/2009
GE Aircraft Engines	Forklifts, Truck	160,207	10/17/2008
IBM Corporation	Ultraflex Test Systems/Digital Analyzers	6,568,639	2/12/2009
Lafarge North America, Inc.	Cat Off Highway Truck	584,478	1/28/2011
MeadWestvaco Corporation	Lift Trucks/Dump Truck	1,679,699	9/30/2008
Midwest Energy Resources Co.	Caterpillar D11T Tractor	1,542,367	6/10/2008
Newell Rubbermaid, Inc.	Lift Trucks/Batteries/Sweeper Package	2,764,027	9/22/2008
Nomac Drilling, LLC	Drilling Rigs	2,892,588	12/17/2010
SVC Manufacturing, Inc.	Komatsu Lift Trucks/Batt/Chgr	1,309,739	1/26/2009
Ryder Integrated Logistics, Inc.	Pallet, Lift Trucks/Sweeper Package	1,643,604	9/23/2008
Tyson Foods, Inc.	Refrigerated Trailers	1,566,720	12/23/2010
Wal-Mart Transportation, LLC	6-Gt.Danes/35-Refridge Trailers	2,903,831	3/14/2008
		28,635,590
Loans
Adesto Technologies Corp	Computer Equip & Office Furniture	146,118	7/29/2010
Altierre Corporation	Senior Term Loan – Blanket	908,334	10/3/2008
Amyris, Inc.	Testing & Lab Equipment	200,000	11/5/2010
Axial Biotech, Inc.	Senior Term Loan – Blanket	250,000	3/28/2008
Axogen Corporation	Senior Term Loan – Blanket	250,000	4/21/2008
Bloom Energy Corporation	Manufacturing Equipment	400,000	12/31/2012
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	12/17/2010
Cytomx Therapeutics, Inc.	Lab Equipment	50,000	1/31/2013
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	12/17/2008
Enevate Corporation	Research Equipment & Office Furniture	41,476	3/28/2013
Five 9, Inc.	Computer & Networking Equipment	203,367	9/30/2010
Forma Therapeutics, Inc.	Senior Term Loan – Blanket	250,000	5/1/2012
Ipierian, Inc.	Test/Lab Equipment & Software	399,096	9/30/2009
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	68,904	7/6/2010
Novavision Inc.	Senior Term Loan – Blanket	750,000	6/10/2008
On24, Inc.	Computer & Networking Equipment	250,000	7/30/2010
		4,542,295
		$33,177,885

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
ATEL 14, LLC (ATEL 14)
Leases
Alliant Techsystems Inc.	Manufacturing Equipment	$1,796,587	2/27/2013
Amyris, Inc.	Testing & Lab Equipment	125,000	12/29/2011
Bayer Corporation	Wheel Loaders	206,503	1/28/2011
Building Materials Corporation of America	Covered Hopper Railcars	814,200	7/31/2012
Cargill, Inc.	Wheel Loader/Railcar Mover	5,459,705	1/12/2010
Cummins Inc.	Forklifts	8,438,954	3/7/2011
Ecdc Environmental, LLC	Intermodal Flat Cars Railroad	1,226,598	7/29/2011
E.I. Dupont De Nemours and Company	Gravity Covered Hopper Cars	719,675	2/28/2013
Essroc Cement Corporation	Covered Hopper Railcars	618,322	11/20/2012
Firstenergy Generation Corp.	Crawler Dozer	1,175,000	12/9/2011
GE Aviation	Liechti Go Mill	5,198,556	8/14/2012
IBM Corporation	Digital Analyzers	8,725,241	6/29/2011
International Paper Co.	Tractors	215,979	12/4/2009
Interstate Commodities, Inc.	Covered Hopper Railcars	8,910,000	8/18/2011
Kabam, Inc.	Computer & Networking Equipment	793,700	12/21/2011
The Kansas City Southern Railway Company	100-Ton Box Cars	4,220,000	12/12/2012
Lafarge North America, Inc.	Cat Off Highway Truck	2,348,553	1/28/2011
MeadWestvaco Corporation	Lift Trucks/Dump Truck	656,042	1/5/2011
Mississippi Power Company	Tractor	948,508	12/3/2009
Mosaic Crop Nutrition, LLC	Cover Hopper Railcars	3,283,500	7/28/2010
Newell Rubbermaid, Inc.	Crown Stockpickers	1,384,658	11/30/2010
Nomac Drilling, LLC	Drilling Rigs	4,829,825	12/17/2010
PCS Nitrogen, Inc.	Covered Hopper Railcars	978,500	6/8/2012
Ryder Integrated Logistics, Inc.	Forklifts	131,516	1/21/2010
Sematech, Inc.	Tokyo Electron Adhesive Coater	2,250,000	6/28/2013
Tyson Foods, Inc.	Refrigerated Trailers	4,651,200	10/19/2010
U.S. Silica	Gravity Covered Hopper	901,143	11/20/2012
VF Jeanswear Limited Partnership	Great Dane Dry Van Trailers	940,000	6/14/2011
Wal-Mart Transportation, LLC	Utility Refrigerated Trailer	1,717,306	4/25/2011
		73,664,771
Loans
Altierre Corporation	Senior Term Loan – Blanket	783,333	7/20/2012
Amyris, Inc.	Testing & Lab Equipment	946,238	8/31/2010
Audiencescience Inc.	Computer Equipment & Fixtures	529,383	5/5/2011
Bloom Energy Corporation	Manufacturing Equipment	1,500,000	12/31/2012
Complete Genomics, Inc.	Senior Term Loan – Blanket	500,000	12/17/2010
Cytomx Therapeutics, Inc.	Lab Equipment	250,000	5/31/2012
Defense.net, Inc.	Computer & Networking Equipment	250,000	6/20/2013
EcoATM, Inc.	Vending Equipment	1,000,000	10/1/2012
Edeniq, Inc.	Plant/Lab/Office Equipment	761,649	4/20/2012
Enevate Corporation	Research Equipment & Office Furniture	250,000	12/26/2012
Five 9, Inc.	Computer & Networking Equipment	203,332	5/20/2010
Forma Therapeutics, Inc.	Senior Term Loan – Blanket	1,000,000	2/3/2012
Intelepeer, Inc.	Unsecured Note	249,375	9/21/2012
Ioxus, Inc.	Manufacturing Equipment	300,000	6/29/2012
Ipierian, Inc.	Test/Lab Equipment & Software	360,703	6/28/2010
Kabam, Inc.	Computer & Networking Equipment	205,644	12/21/2011
Kaminario, Inc.	Working Capital Loan	500,000	12/16/2011
LS9, Inc.	Manufacturing Equipment	300,000	5/8/2012
On24, Inc.	Computer & Networking Equipment	278,763	10/28/2010

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
Raydiance, Inc.	Senior Term Loan – Blanket	250,000	6/30/2011
Renew Data Corp	Computer & Networking Equipment	812,374	6/7/2010
Soraa, Inc.	Furniture & Fixtures	983,969	4/2/2012
		12,214,763
		$85,879,534
ATEL 15, LLC (ATEL 15)
Leases
Alliant Techsystems Inc.	Manufacturing Equipment	$1,820,560	2/27/2013
Amyris, Inc.	Testing & Lab Equipment	125,000	12/29/2011
Cargill, Inc.	Hyster Forklift/Sprayer/Tractor	446,538	4/30/2013
Cummins Inc.	Tow Tractors/Batteries/Chargers	709,511	12/7/2011
E.I. Dupont De Nemours and Company	Gravity Covered Hopper Cars	719,911	2/28/2013
Essroc Cement Corporation	Gravity Covered Hopper Cars	588,878	11/20/2012
GE Aviation	Liechti Go-Mill 350	6,238,268	8/28/2012
IBM Corporation	Fei Ion Beam/Electron Microscope	3,491,355	5/4/2012
The Kansas City Southern Railway Company	100-Ton Boxcars	4,220,000	12/12/2012
Meadwestvaco Corporation	Tennant Scrubber Sweeper	285,070	12/18/2012
Sabic Innovative Plastics US, LLC	Covered Hopper Rail Cars	1,737,500	6/8/2012
Sanjel (Usa), Inc.	Gravity Covered Hopper Cars	1,449,000	12/14/2012
Sematech, Inc.	Tokyo Electron Adhesive Coater	2,250,000	6/28/2013
U.S. Silica	Gravity Covered Hopper Cars	876,807	11/20/2012
		24,958,398
Loans
Bloom Energy Corporation	Manufacturing Equipment	1,000,000	12/31/2012
Cytomx Therapeutics, Inc.	Lab Equipment	250,000	5/31/2012
Defense.net, Inc.	Computer & Networking Equipment	250,000	6/20/2013
EcoATM, Inc.	Mobile Device Recycling Kiosks	249,785	10/1/2012
Edeniq, Inc.	Plant/Lab/Office Equipment	500,000	4/20/2012
Forma Therapeutics, Inc.	Computer & Networking Equipment	850,000	2/3/2012
Ioxus, Inc.	Manufacturing Equipment	250,000	6/29/2012
Kaminaro, Inc.	Working Capital Loan	500,000	12/16/2011
LS9, Inc.	Manufacturing Plant Equipment	300,000	5/8/2012
Soraa, Inc.	Furniture & Fixtures	983,969	4/2/2012
		5,133,754
		$30,092,152
		$443,389,744

TABLE VI
ACQUISITION OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS FOOTNOTES

(1)	“Acquisition Cost” includes either amounts committed to lessees for funding by the program, or the actual equipment acquisition cost, less any acquisition fees. All figures are rounded.
(2)	“Acquisition Date” represents the date the portfolio asset was acquired. In the case of multiple leases or loans to a lessee or borrower, the date of the initial acquisition is shown.

EXHIBIT B

ATEL 16, LLC

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

November 1, 2013

ATEL 16, LLC

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

B-ii

B-iii

B-iv

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT
OF ATEL 16, LLC

THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT entered into as of the 1st day of March, 2013, by ATEL Managing Member, LLC, a California limited liability company (the “Manager”), as the Managing Member and initial Member, whereby it agreed to form a limited liability company pursuant to the California Limited Liability Company Act is hereby amended and restated in its entirety this 1st day of November, 2013, to read as set forth below (the “Agreement”).

1.  NAME AND PRINCIPAL PLACE OF BUSINESS

The name of the Fund shall be ATEL 16, LLC or such other name as the Manager shall hereafter designate in writing to the Members. The Fund’s principal place of business shall be 600 Montgomery Street, 9th Floor, San Francisco, California 94111, or such other place or places in the State of California as the Manager may hereafter determine.

2.  DEFINITIONS

The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

“Acquisition Expenses” shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Portfolio Assets, whether or not acquired.

“Acquisition Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Portfolio Assets. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance if any, in such Member’s Capital Account as of the end of the Fund taxable year, after giving effect to the following adjustments: (a) Crediting to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) Debiting from such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5) and (6). This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Affiliate” of a Person shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or partner of such Person and (iv) if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

“Asset Management Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of this Agreement.

“Asset Management Fee Limit” means the limit on the Asset Management Fee calculated pursuant to Section 8.3 of this Agreement.

“Assignee” shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Member nor an Assignee of Record.

“Assignee of Record” shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

“Book Value of Fund Assets” shall mean, for any period, the aggregate book value of Fund assets as reported by the Fund in the audited or unaudited financial statements, as the case may be, filed by the Fund with the Securities and Exchange Commission in its most recent quarterly or annual report, or if the duty to file such reports has been suspended for any reason, in the audited or unaudited financial statements prepared by the Fund in accordance with generally accepted accounting principles for the most recent fiscal quarter or year, as the case may be.

“California Act” or “California Limited Liability Company Act” shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time, or any successor California limited liability company statute.

“Capital Account” shall mean, with respect to any Member, such Member’s Capital Account determined in accordance with Section 6.7.

“Carried Interest” shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as Manager, pursuant to Sections 10.4 and 10.5 of this Agreement, for which cash consideration has neither been paid nor is to be paid.

“Cash from Operations” shall mean the excess of Gross Operating Revenues over cash disbursements (including the Asset Management Fee, debt service and amounts reinvested by the Fund in Portfolio Assets in compliance with Section 15.4.18) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Manager. Cash from Operations shall not include Cash from Sales or Refinancing or Cash from Reserve Account.

“Cash from Reserve Account” shall mean that portion of the Net Proceeds not utilized in the acquisition of Portfolio Assets, including cash maintained according to the provisions of Section 9.4.

“Cash from Sales or Refinancing” shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any assets held by the Fund (including insurance proceeds or lessee indemnity payments arising from the loss or destruction of any Portfolio Assets through casualty) after payment of all expenses and liabilities related to the transaction; provided, however that Cash from Sales or Refinancing shall not include Cash from Reserve Account or Cash from Operations.

“Closing Date” shall mean such date designated by the Manager for the termination of the offering of Units, but not later than two years from the date of the Prospectus. Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

“Distributions” shall mean any cash, tax credits or other property allocated to or distributed to Holders and the Manager arising from their respective interests in the Fund, but shall not include any compensation payable to the Manager under the provisions of Article 8 or Article 9, except as otherwise provided herein.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Final Closing Date” shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Portfolio Assets to any of its employees unless such Persons are Affiliates of the Manager.

“Fund” shall mean the limited liability company created under this Agreement.

“Fund Minimum Gain” shall have the meaning ascribed to the term “partnership minimum gain” in Regulations Section 1.704-2(d)(1).

“Gross Income” shall mean the gross income of the Fund within the meaning of section 61(a) of the Code.

“Gross Proceeds” shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

“Gross Operating Revenues” shall mean all amounts derived by the Fund from the Portfolio Assets, including, without limitation, all lease and other financing revenues and all debt service payments, but excluding security deposits paid by lessees and revenues from the sale, refinancing, or other disposition of Portfolio Assets.

“Holders” shall mean owners of Units who are either Members or Assignees of Record, and reference to a “Holder” shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

“Independent Expert” shall mean a person with no current material or prior business or personal relationship with the Manager or any of its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work.

“Initial Closing Date” shall mean the date on which subscribers for Units, other than the initial Holders, are first admitted to the Fund as Holders.

“Investment in Equipment” shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of Portfolio Assets acquired by the Fund, any amount of Gross Proceeds reserved pursuant to Section 9.4 hereof up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

“IRA” shall mean an individual retirement account qualifying under Section 408 of the Code.

“Leasing Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial lease of Portfolio Assets acquired by the Fund.

“Liquidating Stage” shall mean the period commencing on a date six calendar years after the Final Closing Date and terminating on the date of the termination of the Fund.

“Manager” or “ Managing Member ” shall mean ATEL Managing Member, LLC, a California limited liability company, or any other Person or Persons which succeed it in such capacity.

“Members” shall mean the Manager, the initial Member and any other Persons who are admitted to the Fund as additional or substituted Members. Reference to a “Member” shall refer to any one of them.

“Member Nonrecourse Debt” has the meaning ascribed to the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” shall have the meaning ascribed to the term “partner nonrecourse debt minimum gain” in Regulations Sections 1.704-2(i)(2).

“Net Income” or “Net Loss” shall mean the taxable income or taxable loss of the Fund (including the Fund’s share of income or loss of any partnership, venture or other entity which owns a particular item of Portfolio Assets), as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss.

“Net Proceeds” shall mean the total Gross Proceeds less Organization and Offering Expenses.

“Net Worth” shall mean the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Nonrecourse Deductions” shall mean items of Fund loss, deductions or Code Section 705(a)(2)(B) expenditures which are attributable to Nonrecourse Liabilities.

“Nonrecourse Liability” means a Fund liability with respect to which no Member or Related Person bears the economic risk of loss.

“Offering Stage” shall mean the period commencing with the Initial Closing Date and ending on the Final Closing Date.

“Operating Agreement” or “Agreement” shall mean this Limited Liability Company Operating Agreement of ATEL 16, LLC, as it may be amended from time to time.

“Operating Stage” shall mean the period commencing on the Final Closing Date and ending on a date six calendar years after the Final Closing Date.

“Organization and Offering Expenses” shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Portfolio Assets.

“Original Invested Capital” shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

“Person” shall mean any natural person, partnership, corporation, association or other legal entity.

“Portfolio Assets” shall mean the personal and real property, as well as tangible and intangible rights and interests, acquired, held and owned by the Fund for investment purposes, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, loans, collateral, chattel paper, options, warrants, securities and other contract rights.

“Prospectus” shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

“Purchase Price of Portfolio Assets” shall mean the price paid upon the purchase of a particular Portfolio Asset (including the principal amount of any loan that is a Portfolio Asset) or all Portfolio Assets, as the case may be, and including the amount of Acquisition Fees, and all liens and mortgages on the Portfolio Assets, but excluding points and prepaid interest.

“Qualified Plan” shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

“Regulations” shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Reinvestment Period” shall mean the period commencing with the Initial Closing Date and ending on a date six calendar years after the Final Closing Date occurs.

“Related Person” means a Person having a relationship with a Member that is described in Regulations Section 1.752-4(b).

“Roll-Up” shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

(a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) the Members voting rights;

(ii) the term of existence of the Fund;

(iii) the terms of compensation of the Manager and its Affiliates; or

(iv) the Fund’s investment objectives.

“Roll-Up Entity” means the partnership, trust, corporation or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Service” shall mean the United States Internal Revenue Service or its successor.

“Sponsor” shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include the Program itself or a Person whose only relation with the Program is that of an independent Portfolio Assets manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

“Substantially All of the Assets” shall mean, unless the context otherwise dictates, Portfolio Assets representing 66 2/3% or more of the net book value of all Portfolio Assets as of the end of the most recently completed fiscal quarter.

“Unit” shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 (regardless of discounted commissions) and shall entitle the Holder thereof to the rights herein provided.

“United States Citizen” shall mean a “citizen of the United States” as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statue.

3.  BUSINESS AND PURPOSE

The primary purpose of the Fund is to purchase, own, lease and sell various types of Portfolio Assets pursuant to such arrangements as the Manager in its discretion may enter into on behalf of the Fund. The Fund may enter into ventures, partnerships and other business arrangements with respect to Portfolio Assets to the extent deemed prudent by the Manager in order to achieve successful operations for the Fund, subject to the provisions of Section 15.4.8. The Fund may also engage in such other lawful activities as may be deemed by the Manager to be incident to its primary purpose or prudent and in the Fund’s best interest. The Fund’s investment objectives shall be those set forth in the Prospectus, including all limitations on investment in specific types of Portfolio Assets set forth in the Prospectus, and the Manager may not make any material change to such investment objectives without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

4.  TERM

The Fund commenced as of the 27th day of December, 2012, and shall continue until terminated in accordance with the provisions of this Agreement.

5.  MANAGER

The Manager has contributed capital to the Fund as the initial Member, as provided in Section 6.1 below, and at all times during the existence of the Fund the Manager shall have a present and continuing interest in Net Income, Net Losses and Distributions according to the provisions of Article 10.

6.  INITIAL AND ADDITIONAL MEMBERS

6.1 Initial Member.  ATEL Managing Member, LLC, as the initial Member, has contributed the sum of $500 to the capital of the Fund and has received 50 Units in return therefor.

6.2 Additional Members.  The Fund intends to sell and issue to Holders not less than 120,000 nor more than 15,000,000 additional Units and to admit as additional Members the Persons who contribute cash to the capital of the Fund for such Units.

6.3 Conditions to Admission.  Subject to the provisions of Section 6.6, each Person who acquires any such additional Units shall become a Member in the Fund at such time as he has: (i) purchased 500 or more Units, (ii) contributed the sum of $10 in cash for each Unit purchased (or such lesser net amount as may be provided in accordance with the terms described in the Prospectus under “Plan of Distribution”), (iii) executed and filed with the Fund a written instrument which sets forth an intention to become a Member and requests admission to the Fund in that capacity, together with such other instruments as the Manager may deem necessary or desirable to effect such admission, including the written acceptance and adoption by such Person of the provisions of this Agreement, and (iv) the Manager accepts such Person as a Member in the Fund.

6.4 Admission as a Member.  Each Person who subscribes for Units under Section 6.2 shall be admitted to the Fund promptly after the Manager’s acceptance of such subscription, but, except as provided in Section 6.6, in no event later than 30 days after the receipt by the Fund of such subscription.

6.5 Limitation on Additional Issuance.  The Fund shall not issue any additional Units after the Final Closing Date.

6.6 Escrow.  All Original Invested Capital of Holders shall be received by the Fund in trust, and shall be deposited in an escrow account with a banking institution designated by the Manager as escrow holder for the Original Invested Capital, until such time as subscriptions for a total of 120,000 Units, in addition to the Unit purchased by the initial Holder, representing Original Invested Capital of $1,200,000 have been deposited therein. Not less than 15 days after receipt of a minimum of $1,200,000 of such additional Original Invested Capital, the Fund will admit subscribers into the Fund as additional Holders. At the time a subscriber is admitted as a Holder, the escrow holder shall transfer the subscriber’s Original Invested Capital to the Fund. If the $1,200,000 minimum is not obtained on or before a date one year from the date of the Prospectus, all Original Invested Capital will be promptly refunded to the investors. In any event, any interest earned on Original Invested Capital while in escrow shall be paid to investors.

6.7 Capital Account.  An individual Capital Account shall be maintained for each Member. The Capital Account of a Member shall consist of the Original Invested Capital of such Member, increased by (i) any additional contributions to capital and (ii) such Member’s share of Fund Net Income, and decreased by (i) Distributions to such Member and (ii) such Member’s share of Fund Net Loss. In the event a Member transfers all or a portion of his Units, the Assignee shall succeed to the Capital Account of the transferor (as adjusted for all events preceding the date the transferee is deemed admitted to the Fund under Section 10.3.1) according to the number of Units, and the allocable portion of the transferor’s Capital Account, so transferred. No Holder shall have the obligation to restore any deficit in his Capital Account upon termination or dissolution of the Fund. The foregoing provisions of this Section 6.7 are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

7.  LIABILITY AND STATUS OF MEMBERS

Holders shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Fund, except to the extent, but only to the extent, a Holder would be required to return any Distribution from the Fund pursuant to Section 17254(e) of the California Act.

8.  COMPENSATION TO THE MANAGER AND/OR AFFILIATES

8.1 General Limitation.  The Manager and its Affiliates shall receive compensation only as specified by this Agreement. In addition to the compensation provided herein, the Manager will hold the Carried Interest and be entitled to receive Distributions as provided in Article 10, and receive reimbursement of costs and expenses advanced as provided in Article 9. The Manager may delegate to its Affiliates all or a portion of its management duties hereunder, and may assign all or a portion of its compensation hereunder to one or more such Affiliates or other parties in its discretion. The Fund shall not pay, directly or indirectly, a commission or fee, except as expressly permitted in Section 8.2 below, to the Manager or its Affiliates in connection with any reinvestment or Distribution of Cash from Operations or Cash from Sales or Refinancing.

8.2 Asset Management Fee.  The Fund will pay the Manager an Asset Management Fee calculated as provided in this Section 8.2 as compensation for the Manager’s services in supervising management of the Fund’s Portfolio Assets and its operations, and for establishing and overseeing the Fund's policies and procedures and supervising the administrative and other services required by the Fund. The Asset Management Fee will be paid on a monthly basis. The amount of the Asset Management Fee payable in any year will be reduced for that year to the extent that it would otherwise exceed the Asset Management Fee Limit. Any such reduction in the Asset Management Fee would be deferred until any subsequent period during which it could be paid without exceeding the Asset Management Fee Limit. Subject to the foregoing limitation, the Asset Management Fee will be calculated and paid monthly in arrears as follows:

8.2.1 Offering Stage.  The Asset Management Fee payable for services rendered during the Offering Stage will be equal to an annualized 1.25% of the aggregate Purchase Price of Portfolio Assets acquired by the Fund through the end of each month during the period.

8.2.2 Operating Stage.  The Asset Management Fee payable for the services rendered during the Operating Stage and the first two years of the Liquidating Stage will be equal to an annualized 1.75% of the aggregate net Portfolio Assets, calculated for each month during the period as the aggregate Purchase Price of Portfolio Assets as of the end of the month, less the amount of the aggregate Purchase Price of Portfolio Assets attributable to Portfolio Assets which have been sold or otherwise disposed by the Fund through the end of the month.

8.2.3 Liquidating Stage.  The Asset Management Fee payable for services rendered during the remainder of the Liquidating Stage will be equal to an annualized 1.75% of the Book Value of Fund Assets less total cash reported as of the end of the most recent prior fiscal quarter or year, as the case may be.

8.3 Asset Management Fee Limit.  The Asset Management Fee Limit will be calculated each year during the Fund’s term by calculating the maximum amount of fees that would be payable to the Manager from the Initial Closing Date through the end of the year in question under Article IV, Sections C through G, and Article V, Section F, of the North American Securities Administrators Association Statement of Policy on Equipment Programs in effect as of the initial effective date of the Fund’s Registration Statement on Form S-1 for the initial public offering of its Units (the “NASAA Guidelines”). For purposes of the application of the NASAA Guidelines, all Portfolio Assets will be deemed “Equipment” as defined in the NASAA Guidelines. To the extent that the total amount paid to the Manager through the end of such year as the Asset Management Fee and the Carried Interest would cause the total compensation to exceed the aggregate amount of fees that would have been payable as calculated under the NASAA Guidelines through the end of that year, the Asset Management Fee and/or Carried Interest for that year will be reduced to equal the maximum aggregate fees that would have been payable under the NASAA Guidelines through the end of that year. The limitations set forth in this Section 8.3 will be subject to adjustment pursuant to the limitations imposed under Section 15.7 relating to the Minimum Investment in Equipment.

8.4 Other Services.  Except as set forth in this Article 8 and Article 9 hereof, no other services may be performed by the Manager or its Affiliates for the Fund except in extraordinary circumstances (which shall be defined as an emergency situation requiring immediate action by the Manager or its Affiliate and the service is not immediately available from an unaffiliated party). Any such other services must meet the following criteria: (i) the compensation, price or fee therefor must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods which could reasonably be made available to the Fund and shall be on competitive terms, (ii) the fees and other terms of the contract shall be fully disclosed to Holders, (iii) the Manager or its Affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Fund and as an ordinary and ongoing business and at least 75% of such Person’s gross revenues from such activity must be derived from other than Affiliates of the Manager, and (iv) all services for which the Manager or its Affiliates are to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid, which contract may only be modified by a vote of the majority of the Holders. Said contract shall contain a clause allowing termination without penalty on 60 days notice.

8.5 Payment of Fees on Removal.  Should the Manager be removed from the Fund according to provisions of Article 17, any portion of any fee payable to the Manager according to the provisions of this Article 8 which is then accrued and due, but not yet paid, shall be paid by the Fund to the Manager in cash within 30 days of the date of expulsion as stated in the written notice of expulsion.

8.6 Employment of Broker-Dealers.  The Fund may employ underwriters and selected broker-dealers, including Affiliates of the Manager as set forth in the Prospectus, for the sale of Units.

9.  FUND EXPENSES AND RESERVES

9.1 Reimbursement of Manager.  Except as set forth in this Article 9, all of the Fund’s expenses shall be billed directly to and paid by the Fund. The Manager and its Affiliates may be reimbursed for the following Fund expenses: (i) Organization and Offering Expenses not in excess of 15% of Gross Proceeds (or an amount equal to 13% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000); (ii) the actual cost of goods and materials used for and by the Fund and obtained from entities unaffiliated with the Manager; and (iii) administrative services necessary to the prudent operation of the Fund, provided that such reimbursement for administrative services will be at the lower of (A) the actual cost of such services, or (B) the amount which the Fund would be required to pay independent parties for comparable administrative services in the same geographic location.

9.2 Limitation on Reimbursement.  The Manager and its Affiliates will not be reimbursed by the Fund for the following expenses:

9.2.1 Services for which the Manager or its Affiliates are entitled to compensation in the form of a separate fee pursuant to Article 8 hereof;

9.2.2 Rent or depreciation, utilities or capital equipment and other administrative items of the Sponsor;

9.2.3 Salaries, fringe benefits, travel expenses or administrative items incurred by or allocated to any Controlling Person of the Manager or its Affiliates. For purposes of this subparagraph, “Controlling Person” shall mean any person, regardless of title, who performs executive or senior management functions for the Manager or its Affiliates similar to those of executive management or senior management, and directors, or those holding 5% or more equity interest in the Manager or its Affiliates; or persons having the power to direct or cause the direction of the Manager or Affiliates through ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer be considered a Controlling Person;

9.2.4 Organization and Offering Expenses of the Fund to the extent such Organization and Offering Expenses exceed 15% of the Gross Proceeds (or an amount equal to 13% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000), and the Manager guarantees payment of any such excess expenses, which guarantee is without recourse to, or reimbursement by, the Fund; and

9.2.5 All other expenses which are unrelated to the business of the Fund.

9.3 Fund Expenses.  Subject to Sections 9.1 and 9.2, the Fund shall pay all expenses of the Fund which may include, but are not limited to: (i) all costs of personnel employed by the Fund and involved in the business of the Fund (which may include personnel who are employed by a Manager or one or more Affiliates), (ii) all taxes and assessments on Portfolio Assets and other taxes applicable to the Fund, (iii) legal, appraisal, audit, accounting, brokerage and other fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Fund or in connection with the business of the Fund, (v) Front End

Fees, subject to the limitation set forth in Section 15.7 requiring a minimum Investment in Equipment, and other fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, lease brokers, insurance brokers and other agents, (vi) expenses in connection with the ownership and operation of the Portfolio Assets, (vii) the cost of insurance as required in connection with the business of the Fund, (viii) expenses of organizing, revising, amending, converting, modifying or terminating the Fund, (ix) the cost of preparation and dissemination of the informational material and documentation relating to potential sale or other disposition of Portfolio Assets, (x) costs incurred in connection with any litigation in which the Fund is involved, as well as the examination, investigation or other proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith, (xi) costs of any computer equipment or services used for or by the Fund, (xii) costs of any accounting, or statistical bookkeeping services and equipment necessary for the maintenance of the books and records of the Fund, and (xiii) the costs of supervision and expenses of professionals employed by the Fund in connection with any of the foregoing, including attorneys, accountants and appraisers.

9.4 Reserves.  The Fund shall initially establish a cash reserve for general working capital purposes in an amount equal to at least one-half of 1% of the Gross Proceeds. Upon the disposition of each Portfolio Asset, any cash reserve which was specifically allocated to that Portfolio Asset need not be maintained thereafter, but may be applied as reserves for other Portfolio Assets. Any cash reserve used as aforesaid need not be restored and if restored, may be restored out of Gross Operating Revenues.

10.  ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS

10.1 Allocation of Net Income and Net Loss Prior to Initial Closing Date.  From the commencement of the Fund until the Initial Closing Date Net Income and Net Loss shall be allocated 99% to the Manager and 1% to the initial Holders.

10.2 Allocation of Net Income and Net Loss After Initial Closing Date.

10.2.1 Commencing with the Initial Closing Date, Net Income and Net Loss shall be allocated 99.99% to the Holders and 0.01% to the Manager.

10.2.2 Notwithstanding Section 10.2.1 of this Agreement, items of Net Loss arising out of the Fund’s payment of expenditures classified as syndication expenses pursuant to Regulations section 1.709-2(b) with respect to each Unit shall be specially allocated to the Holder who acquires such Unit.

10.3 Special Allocations

10.3.1 Except as provided in section 10.3.2, Net Income, Net Loss and Distributions allocable to the Holders shall be determined on a quarterly basis and shall be allocated among the Holders in the ratio in which the number of Units held by each of them bears to the total number of Units held by all Holders as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and Distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and Distributions shall be apportioned among the Holders in the ratio in which (i) the number of Units held by each Holder multiplied by the number of days during such period that such Holder was the owner of such Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss or Distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations.

10.3.2 Notwithstanding anything in this Agreement to the contrary, the following items of Fund income and loss shall be specially allocated to the Members in the manner described below:

(i) Gain characterized as recapture income under Sections 1245 or 1250 of the Code shall be allocated to those Members who claimed the deductions giving rise to such recapture income.

(ii) Except as provided in Section 10.3.2(iii) and 10.3.2(iv), in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections

1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations or any other event creates an Adjusted Capital Account Deficit for such Member, items of Fund gross income and gain (consisting of a pro rata portion of each item of the Fund’s income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 10.3.2(ii) is intended to comply with the qualified income offset requirement in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(iii) If there is a net decrease in Member Nonrecourse Debt Minimum Gain, each Member with a share of the Member Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain during such year. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 10.3.2(iii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(iv) If there is a net decrease in Fund Minimum Gain during any Fund taxable year, each Member shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Fund Minimum Gain during such year (within the meaning of Section 1.704-2(g)(2) of the Regulations). The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This Section 10.3.2(iv) is intended to comply with the minimum gain chargeback requirement contained in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(v) After giving effect to the allocations set forth in Sections 10.3.2(ii), (iii) and (iv), in the event any Member receives any actual or deemed distribution (i.e., under section 752 of the Code) during a taxable year which exceeds the adjusted tax basis of such Member’s Units at the end of such taxable year (determined immediately before giving effect to such distribution), such Member shall be allocated an amount of gross income or gain equal to such excess.

(vi) In the event any fee to which the Manager or an Affiliate thereof is entitled is treated as a Fund distribution by the Service, a special allocation of Fund gross income shall be made annually to the Manager or an Affiliate thereof in an amount equal to any such recharacterized fee for that taxable year.

(vii) The Manager will specifically allocate items of gain from the sale or other disposition of items of Portfolio Assets for any year in which the sale or disposition of any item of Portfolio Assets occurs (and, if necessary, subsequent years) to any Holder in such amounts and in such manner so as to equalize the Capital Account balances of the Holders; provided, however, that such allocations are reasonably consistent with, and reasonably supportable under, the Code.

(viii) Net Loss shall not be allocated to any Holder if such allocation would cause or increase an Adjusted Capital Account Deficit for such Holder at the end of any Fund taxable year, and any such Net Loss shall instead be allocated to the Manager. This limitation shall be applied on a Holder by Holder basis so as to allocate the maximum permissible Net Loss to each Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

(ix) To the extent an adjustment is made to the adjusted tax basis of any Fund asset pursuant to Code Section 734(b) or Code Section 743(b), the Members’ Capital Accounts shall be adjusted as provided in Regulations Section 1.704-1(b)(2)(iv)(m).

(x) Except as otherwise provided herein, Nonrecourse Deductions shall be allocated 99.99% to the Holders and 0.01% to the Manager.

(xi) Any deduction attributable to Member Nonrecourse Debt shall be allocated to the Members that bear the economic risk of loss for the Member Nonrecourse Debt.

10.4 Distribution of Cash from Operations.  Cash from Operations shall be distributed 99.99% to the Holders and 0.01% to the Manager.

10.5 Distribution of Cash from Sales or Refinancing.  Cash from Sales or Refinancing shall be distributed 99.99% to the Holders and 0.01% to the Manager.

Notwithstanding anything to the contrary herein, however, no cash Distribution shall be made to a Holder to the extent that, after giving effect to all allocations under sections 10.1, 10.2 and 10.3 which would accompany such Distribution (including allocations of gross income and gain under section 10.3.2(iv)), such Distribution would exceed the tax basis of the Holder to whom such Distribution is otherwise payable.

10.6 Distributions of Cash from Reserve Account.  Distributions of Cash from Reserve Account, if any, shall be distributed in the same manner as Cash from Sales or Refinancing.

10.7 Determination of Amounts to be Distributed.  The Manager shall have sole discretion in determining the amount of any Distributions. Subject to provisions of Section 15.4.18 of this Agreement, the Manager may use any funds of the Fund not distributed to Holders to purchase additional Portfolio Assets during the Reinvestment Period or otherwise as permitted by this Agreement; provided, however, that the Manager will not reinvest in Portfolio Assets, but will first distribute, subject to payment of any obligations of the Fund, such available Cash from Operations and Cash from Sales or Refinancing as may be necessary to cause total Distributions to Holders not less the greater of the following amounts:

10.7.1 During the Offering Stage and Reinvestment Period only, subject to a minimum distribution equal to 7% of the Original Invested Capital with respect to a Holder's Units and a maximum distribution equal to 9% of such Original Invested Capital, the Fund will distribute an amount equal to 4% over the average yield on five-year United States Treasury Bonds as of the end of the fiscal quarter immediately preceding the date of the distribution, as published in a financial newspaper of national distribution from time to time during the Reinvestment Period; or

10.7.2 Such amounts with respect to each year which are sufficient to allow a Holder in a 31% federal income tax bracket (but not a higher bracket) to pay the federal income taxes and state income taxes due with respect to Net Income derived by him from the Fund for such year.

10.8 Consent to Allocations.  The methods hereinabove set forth by which Distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Member as an express condition to becoming a Member.

10.9 Limitation on Distributions.  All Distributions are subject to the payment of Fund expenses, including fees and compensation payable to the Manager and its Affiliates, and to maintenance and repair of Portfolio Assets.

10.10 Allocation to Manager.  To the extent that the Fund shall be entitled to any deduction for federal income tax purposes as a result of any interest in Net Income or Net Loss granted to a Manager, such deduction shall be allocated for federal income tax purposes to such Manager.

10.11 Return of Unused Capital.  In the event that any portion of the Net Proceeds received by the Fund during the first twelve months after the date of the Prospectus is not invested or committed for investment within eighteen months of the date of the Prospectus, or in the event any portion of the Net Proceeds received by the Fund thereafter is not invested or committed for investment within six months from the Final Closing Date (except for any amounts used to pay Fund operating expenses, including amounts set aside for reserves as set forth in Section 9.4), such portion of the Net Proceeds shall be distributed to the Holders pro rata by the Fund as a return of capital. In addition, the Manager shall contribute to the Fund, and the Fund shall distribute pro rata to the Holders, the amount by which (x) the amount of unused capital distributed pursuant to the foregoing sentence, divided by (y) the percentage of the Gross Proceeds which remain after payment of all Front End Fees, exceeds the unused capital so distributed. For the purposes of this Section 10.11, Gross Proceeds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding for the investment of such proceeds were executed at any time prior to the end of said period, regardless of whether any such investment is actually consummated, and to the extent any funds have been reserved to make contingent payments in connection with any Portfolio Assets, regardless of whether any such payment is actually made.

10.12 Distributions in Kind.  Distributions in kind shall not be permitted except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Fund, and the distribution of cash in accordance with the terms of the Agreement.

10.13 Withholding Taxes.

10.13.1 In the event the Fund pays to any federal, state or local government authority any amount of tax, penalty, interest, fee or other expenditure which is attributable to the particular status of one or more Holders including, without limitation, the status of a Holder as a nonresident of California or any other state, country or other jurisdiction imposing such a charge, the Manager shall treat such tax, penalty, interest or fee, and in its discretion may treat other related Fund expenditures, as a distribution of Cash from Operations or Cash from Sales or Refinancing, as appropriate, to such Holders. Such a distribution shall reduce the amount of Cash from Operations or Cash from Sales or Refinancing otherwise payable by the Fund to such Holders. Such Holders shall be distributed any refund of any such tax, penalty, interest or other amounts received by the Fund; provided, however, that the distribution due such Holders shall be reduced by any Fund expenses (and such expenses shall be specially allocated to such Holders) incurred in connection with the payment or obtaining of the refund of such taxes, penalties, interest or other amounts and the Fund shall have no duty or obligation to seek to obtain or collect any such refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any government authority. The Manager may require from a Holder the appropriate documentation with respect to any distribution hereunder.

10.13.2 As security for any withholding tax or other amount referred to in section 10.14.1 or other liability or obligation to which the Fund may be subject as a result of any act or status of any Holder, the Fund shall have (and each Holder hereby grants to the Fund) a security interest in all Cash from Operations or Cash from Sales or Refinancing distributable to such Holder to the extent of the amount of such withholding tax or other liability or obligation. The Fund shall have a right of set-off against any such distributions of Cash from Operations or Cash from Sales or Refinancing in the amount of such withholding tax or other liability or obligation.

11.  ASSIGNMENT OF FUND INTERESTS

11.1 Limitations on Transfer.  A Holder may not transfer all or part of his legal and equitable interest in his Units except in compliance with the provisions of this Agreement. The Fund may charge a reasonable transfer fee for processing requests for transfer of Units, and may condition any proposed transfer on receipt by the Fund of such representations and warranties of the transferor and the assignee, opinions of counsel for the Fund and other assurances as it may deem necessary and appropriate to ensure that:

11.1.1 such assignments or transfers do not result, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

11.1.2 the assignee is not a minor or an incompetent;

11.1.3 the transfer or assignment does not violate federal or state securities laws;

11.1.4 the transferor or the assignee does not hold Units representing Original Invested Capital of less than $5,000;

11.1.5 such assignee is a Citizen of the United States;

11.1.6 such assignment or transfer does not cause the assets of the Fund to be deemed “plan assets” for ERISA purposes;

11.1.7 such assignment or transfer does not constitute a transfer “on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise cause any potential adverse effect on the tax status of the Fund or the tax consequences applicable to the Fund; and

11.1.8 the transferor files with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of this Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and is in all other respects satisfactory in form and substance to the Manager.

11.2 Distributions and Effective Date of Transfer.  An Assignee of Record shall be entitled to receive Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units; provided, however, that notwithstanding anything herein to the contrary, the Fund and the Manager shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices required to be given to Holders hereunder, which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of the assignment has passed. The effective date of such assignment on which the Assignee shall be deemed an Assignee of Record shall be the last day of the first full calendar month following the later of (i) the date set forth on the written instrument of assignment or (ii) the date on which the Fund has actual notice of the assignment of Units and has received complete documentation of the assignment. Notwithstanding anything to the contrary contained herein, no Distributions shall be made in any calendar quarter with respect to Units repurchased by the Fund during such calendar quarter.

11.3 Governmental Restrictions.  No assignment, sale, transfer, exchange or other disposition of Units may be made except in compliance with the then applicable rules of any applicable governmental authority. All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such securities shall bear, the following legend condition:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

No transfer of any such Unit shall be made unless the transferor shall have obtained, if necessary, the written consent of the California Commissioner of Corporations to such transfer.

11.4 Non-Complying Transfers.  Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article 11 shall be void and shall not bind or be recognized by the Fund.

11.5 Misrepresentation and Forfeit.  Subject to the discretion of the Manager, in the event a Holder who originally obtained Units in the Fund’s offering or any Assignee, Assignee of Record or substituted Member (i) misrepresented that he was a Citizen of the United States, or that it was not an IRA or Qualified Plan or purchasing on behalf of an IRA or Qualified Plan, or (ii) such person fails to remain a Citizen of the United States, or a subsequent transferee of Units is not or fails to remain a Citizen of the United States, then, if the Manager reasonably deems that the Fund will fail certain citizenship requirements with respect to its Portfolio Assets, or that such Holder’s status may cause the Funds assets to be deemed “plan assets” under ERISA, then the Holder of such Units may be required to forfeit such Units to the Fund and no longer be entitled to receive cash Distributions or allocations of the Fund or Fund reports and will no longer have voting privileges as a Holder of Units, although such Holder may realize proceeds upon the transfer of his Units to a person whose status does not conflict with the Fund’s restrictions on Unit ownership, which subsequent transferee would be entitled to the full economic benefits and other privileges attributable to such Units as an Assignee, Assignee of Record or substituted Member, as the case may be.

12.  SUBSTITUTED MEMBERS

12.1 Limitations on Substitution.  No Assignee shall have the right to become a substituted Member of the Fund in place of his assignor unless all of the following conditions are first satisfied:

12.1.1 A duly executed and acknowledged written instrument of assignment covering no less than 500 Units shall have been filed with the Fund, which instrument shall specify the number of Units being assigned and set forth the intention of the assignor that the Assignee succeed to the assignor’s interest as a substituted Member.

12.1.2 The assignor and Assignee shall have executed and acknowledged such other instruments as the Manager may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement, as the same may be amended and his execution, acknowledgment and delivery to the Manager of a special power of attorney, the form and content of which are described herein;

12.1.3 The written consent of the Manager to such substitution shall have been obtained, the granting of which may be withheld by the Manager in its sole discretion, and any exercise of such discretion intended to preserve the tax consequences of Unit ownership shall presumptively be deemed reasonable;

12.1.4 A transfer fee not to exceed $100 shall have been paid to the Fund to cover all reasonable expenses connected with such substitution; and

12.1.5 The transfer and substitution complies with the provisions of Section 11.1 and 11.3 of this Agreement.

12.2 Consent to Admission.  By executing or adopting this Agreement, each Holder hereby consents to the admission of additional or substituted Holders by the Manager and to any Assignee becoming a substituted Holder, in accordance with the provisions herein.

12.3 Amendment of Agreement.  The Manager shall cause this Agreement to be amended to reflect the admission and/or substitution of Members at least once in each fiscal quarter.

13.  REPURCHASE OF UNITS

13.1 In the event a Holder ceases to be a United States Citizen for any reason whatsoever, he may be required, in the Manager’s discretion, to tender his Units to the Fund for repurchase as of the date of such event. The Fund will have the absolute right, but not the obligation, to purchase such Units at a price determined as provided in Section 13.2 below, in all cases determined as of the last day of the quarter prior to the fiscal quarter during which such Units are repurchased. If the Fund is unable, or for any reason it is not in the Fund’s best interests, to redeem such Units, such failure to redeem will not affect the forfeit of rights set forth in Section 11.5 by those Holders who have misrepresented their status or failed to maintain such status. IT SHOULD BE NOTED THAT THE FUND WILL NOT BE OBLIGATED TO PURCHASE UNITS FROM HOLDERS WHO CEASE TO BE UNITED STATES CITIZENS.

13.2 The Manager may otherwise use available Reserves to repurchase Units, in its sole discretion; provided, the Fund shall never be required to repurchase any Units; and, provided further, that any such repurchase shall not impair the capital of the Fund, or cause the Fund or any of its remaining Members to incur an adverse tax consequence as a result of such repurchase. If the Manager elects to repurchase Units, it may cause the Fund to repurchase Units on such terms as it deems appropriate under the circumstances and in the best interests of the Fund and the remaining Unit holders. It is the Fund's intention that a voluntary repurchase would be for a repurchase price equal to the amount of the Capital Contribution made in connection with the original issue of the Units, less (i) the amount of Front End Fees allocable to that initial Capital Contribution, including the actual amount of retail selling commissions paid with respect to such original issuance, (ii) the amount of all distributions paid by the Fund on the Units from the date of original issuance through the date of repurchase; and (iii) appropriate adjustment for the amount, if any, of book income and loss allocated to the Units prior to the repurchase.

The Manager will limit the number of Units repurchased during any calendar year to one percent (1%) of the weighted average number of Units outstanding during the calendar year, or one-quarter of one percent (0.25%) per quarter. Should the Manager receive requests for the repurchase of a total number of Units that would exceed the foregoing limits, and elect to repurchase tendered Units, any repurchase will be done on a pro rata basis according to the number of Units submitted by each Unit holder for repurchase on or before the end of each calendar quarter and the total amount allocated by the Manager for the repurchase of Units that quarter. The Manager will not give any other priority to a repurchase request.

13.3 Upon the repurchase of any Units by the Fund, the repurchased Units shall be canceled and shall no longer be deemed to represent an interest in the Fund. The Manager shall cause this Agreement to be amended to reflect the change in the interests of the Holders (including the person whose Units were repurchased) in the Net Income, Net Loss and Distributions of the Fund at least once in each fiscal quarter.

13.4 Neither the Manager nor its Affiliates may request the Fund to repurchase any Units owned by them, except with respect to a pro rata repurchase pursuant to an offer available to all Holders on the same terms and conditions.

14.  BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

14.1 Books of Account and Records.  The Manager shall, for income tax purposes, keep adequate books of account and records of the Fund wherein shall be recorded and reflected all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. The Fund’s books will be maintained on the accrual basis.

14.1.1 Such books of account and records shall include the following:

(i) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Member, which list shall be updated at least quarterly to reflect changes in the information contained therein;

(ii) A copy of the Articles of Organization and all amendments, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

(iii) Copies of the Fund’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

(iv) Copies of the original of this Agreement and all amendments;

(v) Financial statements of the Fund for the six most recent fiscal years; and

(vi) The Fund’s books and records for at least the current and past three fiscal years.

14.1.2 Such books of account and records shall be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during normal business hours and at any other reasonable time, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund for any purpose reasonably related to the interest of the Member in the Fund, including, without limitation, matters relating to the Member's voting rights under the Operating Agreement, and the exercise of the Member's rights under federal proxy laws.

14.1.3 Upon the request of a Member for any purpose reasonably related to the interest of the Member in the Fund, including, without limitation, matters relating to the Member's voting rights under the Operating Agreement, and the exercise of the Member's rights under federal proxy laws, the Manager shall mail to such Member within ten days of the request a copy of the information described in Section 14.1.1(i), (ii) and (iv). The information described in Section 14.1.1(i) shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Fund may require payment of a reasonable charge for copy work.

14.1.4 If the Manager neglects or refuses to exhibit, produce or mail a copy of the information in Section 14.1.1(i) above as requested and required under this Agreement, the Manager shall be liable to the Member requesting the information for the costs, including attorneys’ fees, incurred by the Member for compelling production of the information and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting person as a Member relative to the affairs of the Fund. The Manager may require that a Member requesting the information in Section 14.1.1(i) above represent that the list is not requested for a commercial purpose unrelated to the Member’s interest in the Fund. The remedies provided hereunder to Members requesting copies of the information in Section 14.1.1(i) above are in addition to, and shall not in any way limit, other remedies available to Members under federal law or the laws of any state. Furthermore, the Manager may defer the provision of such information unless and until the Manager reasonably determines that any such representations by the requesting party are in true and made in good faith. Furthermore, the Manager’s obligation to provide information pursuant to this Article 14 shall in no event require the Manager to disclose material non public information in violation of applicable Federal securities laws nor to violate applicable privacy regulations governing disclosure of non public personal information of Members or Assignees.

14.1.5 Subject to any change pursuant to Section 15.2.8, all books and records of the Fund shall be kept on the basis of an annual accounting period ending December 31, except for the final accounting period which shall end on the dissolution or termination of the Fund. All references herein to a “year of the Fund” are to such an annual accounting period, and all references to a Fund “quarter” shall refer to a calendar quarter unless and until such periods are changed by an amendment hereto. Accelerated methods of depreciation with respect to Fund assets and other elections available to the Fund may be used by the Fund for purposes of reporting federal or state income taxes.

14.2 Audited Annual Financial Statements.  The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members’ equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Such opinion shall also state that reported “Cash from Operations” is consistent with the definition of Cash from Operations herein. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

14.3 Other Annual Reporting.  The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns; (iii) a report of the business of the Fund, which shall include for each of the Portfolio Assets which individually represents at least 10% of the Fund’s total investment in Portfolio Assets as of the date of final investment of the Net Proceeds, a status report to indicate: (a) the condition of the Portfolio Asset, (b) how the Portfolio Asset is being used as of the end of the year (leased, operated, held for lease, repair, or sale), (c) the remaining term of any lease of the Portfolio Asset, (d) the projected use of Portfolio Asset for the next year (renewal of lease, re-lease, retirement, or sale), and (e) such other information relevant to the value or use of the Portfolio Asset as the Manager deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from: (a) Cash from Operations for that year, (b) Gross Revenues of prior years held in reserves, (c) Cash from Sales or Refinancing, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location. Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund. In addition to the foregoing, the Manager will disclose in each annual report filed with the Commission or distributed to investors pursuant to Section 13(a) of the Securities Exchange Act of 1934 an estimated value per Unit as of the end of the year that is the subject of the report, the method by which the value has been estimated, and the date of the data used to develop the estimated value.

14.4 Quarterly Reports.  The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

14.5 Unaudited Quarterly Financial Statements.  The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of cash flows for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

14.6 Other Quarterly Reports.  The Manager shall have prepared, at Fund expense, after the end of each quarter in which Portfolio Assets are acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Portfolio Assets, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such Portfolio Assets (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 60 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

14.7 Tax Returns.  The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

14.8 Governmental Reports.  The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him.

14.9 Maintenance of Suitability Records.  The Manager, at Fund expense, shall maintain for a period of at least six years, a record of the information obtained to indicate that a Holder meets the suitability standards set forth in the Prospectus.

15.  RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES OF THE MANAGER.

15.1 Services of the Manager.  The Manager shall be responsible for providing the following services to the Fund:

15.1.1 Supervising the organization of the Fund and the offering and sale of Units;

15.1.2 Supervising Fund management, which includes (i) establishing policies for the operation of the Fund; (ii) causing the Fund’s agents or employees to arrange for the provision of services necessary to the operation of the Fund (including Portfolio Assets management and investor, accounting and legal services, and services relating to Distributions and reporting by the Fund); (iii) approving actions to be taken by the Fund; (iv) providing advice, consultation, analysis and supervision with respect to the functions of the Fund as an owner of the Portfolio Assets (including, without limitation, decisions regarding adjustments to rental schedules, the sale or disposition of Portfolio Assets and compliance with federal, state and local regulatory requirements and procedures); (v) executing documents on behalf of the Fund; (vi) having a fiduciary responsibility for the safekeeping and use of all cash and other assets of the Fund, whether or not in the Manager’s immediate possession or control; and (vii) making all decisions as to accounting matters; and

15.1.3 Approval of the terms of the sale or other disposition of Portfolio Assets, including establishing the terms for and arranging any such transaction.

15.2 Authority of the Manager.  The conduct of the Fund’s business shall be controlled solely by the Manager in accordance with this Agreement. The Manager shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in its immediate possession or control, and shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Fund business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Section 15.4, include the right, authority and power:

15.2.1 To acquire, lease, sell, hold and dispose of Portfolio Assets, interests therein or appurtenances thereto, as well as personal or mixed property connected therewith, including the purchase, lease, improvement, maintenance, exchange, trade or sale of such Portfolio Assets, at such price, rental or amount, for cash, securities (in compliance with appropriate securities regulations) or other property, and upon such terms, as the Manager deems in its sole discretion, to be in the best interest of the Fund.

15.2.2 To place record title to, or the right to use Fund assets in, the name or names of a nominee or nominees, trustee or trustees for any purpose convenient or beneficial to the Fund;

15.2.3 To acquire and enter into any contract of insurance which the Manager deems necessary or appropriate for the protection of the Fund and the Manager, for the conservation of Fund assets, or for any purpose convenient or beneficial to the Fund;

15.2.4 To employ Persons in the operation and management of the business of the Fund including, but not limited to, supervisory managing agents, insurance brokers, real estate, equipment and lease brokers and Persons to perform, on behalf of the Fund, the activities enumerated in Section 15.2.1, on such terms and for such compensation as the Manager shall determine, subject, however, to the limitations with respect thereto as set forth in Article 8; provided that no Person is employed to provide duplicative services; and provided further that agreements with the Manager or its Affiliates for the services set forth in Article 8 shall contain the terms and limitations as to fees and expenses as set forth in said Article 8 and any of such agreements shall be terminable immediately upon dissolution of the Fund under Section 19.1;

15.2.5 To prepare or cause to be prepared reports, statements and other relevant information for distribution to Holders, as provided in Article 14 and as they otherwise deem appropriate;

15.2.6 To open accounts and deposit and maintain cash and assets in the name of the Fund in banks or savings and loan associations; provided, however, that the Fund’s cash and other assets shall not be commingled with the assets of any other Person;

15.2.7 To cause the Fund to make or revoke any of the elections referred to in the Code;

15.2.8 To select as the Fund’s accounting year a calendar year or such fiscal year as approved by the Service;

15.2.9 To determine the appropriate accounting method or methods to be used by the Fund;

15.2.10 To offer and sell Units in the Fund directly or through any licensed Affiliate of the Manager or nonaffiliate and to employ personnel, agents and dealers for such purpose;

15.2.11 To amend this Agreement to reflect the addition or substitution of Holders, the reduction of capital accounts upon the return of capital to Members or the change in the interests of the Holders in the Net Income, Net Loss and Distributions of the Fund after the repurchase of Units;

15.2.12 To require in all Fund obligations that the Manager shall not have any personal liability thereon but that the Person contracting with the Fund is to look solely to the Fund and its assets for satisfaction of such obligations; and in the event that the Manager has personal liability with respect to any such obligation, the Manager may require satisfaction of any such liability prior to satisfaction of obligations with respect to which the Manager has no personal liability; provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all Fund obligations are satisfied in accordance with prudent business practices as to the time and manner of payment;

15.2.13 To execute and file certificates of amendment and cancellation of the articles of organization, and certificates of dissolution of the Fund;

15.2.14 Subject to the provisions of Article 10, to determine the amount of Cash from Operations and Cash from Sales or Refinancing used to purchase additional Portfolio Assets and to make Distributions;

15.2.15 To purchase Portfolio Assets in its own name, the name of an Affiliate or in the name of a nominee, a trust or a corporation or otherwise and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such Portfolio Assets or completion of manufacture of the Portfolio Asset, or any other purpose related to the business of the Fund; provided, however that: (i) the transaction is in the best interest of the Fund; (ii) such Portfolio Asset is purchased by the Fund for a purchase price no greater than the cost of such Portfolio Asset to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by this Agreement; (iii) there is no difference in interest terms of the loans secured by the Portfolio Asset at the time acquired by the Manager or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by this Agreement; and (v) all income generated by, and all expenses associated with, Portfolio Assets so acquired shall be treated as belonging to the Fund; and, in order to effect an orderly liquidation of the Fund’s assets in its liquidation stage, to cause the Fund to sell Portfolio Assets to a liquidating trust, or to the Manager or an Affiliate (other than another investor program), either in its own name, or as a trustee of a liquidating trust, provided that, in any sale to the Manager or an Affiliate, all of the following conditions have been met: (vi) the Fund has obtained, at its cost, two independent appraisals of the fair market value of the Portfolio Assets to be sold; (vii) the sales price of the Portfolio Assets is at least equal to the average of the two appraised values; (viii) the original cost of the Portfolio Assets sold pursuant to this provision does not represent in excess of 10% of the original cost of all Portfolio Assets acquired by the Fund during the term of the Fund; (ix) such sale is effected in the best interests of the Fund and its Members for purposes of facilitating liquidation; and (x) the Portfolio Assets so sold are not resold to another investor program sponsored by the Manager or its Affiliates.

15.2.16 Subject to Sections 15.4.21 and 15.4.22, to borrow money and, if security is required therefor, to mortgage or subject any Portfolio Assets to any other security device, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as the Manager, in its sole discretion, deems to be in the best interests of the Fund;

15.2.17 To invest (i) the Gross Proceeds or Net Proceeds temporarily prior to investment in Portfolio Assets, (ii) other funds of the Fund prior to the investment in Portfolio Assets or the distribution to Holders and (iii) the Fund’s capital reserves, in short-term, highly liquid investments where there is appropriate safety of principal;

15.2.18 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Manager, without the consent of any of the Holders

(i) to add to the representations, duties or obligations of the Manager or its Affiliates, or surrender any right or power granted to the Manager or its Affiliates herein, for the benefit of the Holders;

(ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement provided that no amendment hereunder will change the voting rights of Holders;

(iii) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state “Blue Sky” administrator or similar such official, which addition or deletion is deemed by such staff or official to be for the benefit or protection of all Holders; or

(iv) to amend the provisions of Article 10 of this Agreement relating to the allocations of Net Income, Net Loss and Distributions among Members or any other provisions hereof if the Fund is advised at any time by the Fund’s accountants or legal counsel that the allocations or such other provisions set forth in this Agreement are unlikely to be respected, either because of promulgation of Regulations under Sections 704 or 706 of the Code or other developments in the law, but only to the minimum extent necessary in accordance with such advice of accountants and/or counsel to cause such provisions of this Agreement to be respected. Such amendment or amendments made by the Manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the Manager to the Fund and the Holders, and no such amendment or amendments shall give rise to any claim or cause of action by any Holder.

15.2.19 To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, and to take all such action in connection therewith as the Manager shall deem necessary or appropriate.

15.3 General Powers and Fiduciary Duty.  The Manager shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities provided for the manager of a limited liability company under the California Act. Notwithstanding any other provision of this Agreement, in no event may the Manager modify or compromise, by contract or otherwise, its fiduciary duty to the Fund or the Holders, whether such duty is imposed under the common law or by statute.

15.4 Limitations on Manager’s Authority.  Neither the Manager nor any Affiliate shall have the authority to:

15.4.1 Enter into contracts with the Fund which would bind the Fund after the expulsion, adjudication of bankruptcy or insolvency of a Manager, or continue the business of the Fund with Fund assets after the occurrence of such an event;

15.4.2 Grant to the Manager or any Affiliate an exclusive listing for the sale of Fund assets, including Portfolio Assets;

15.4.3 Sell Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund in the ordinary course of business in accordance with the plan of liquidation disclosed in its Prospectus, or upon its termination and dissolution;

15.4.4 Pledge or encumber Substantially All of the Assets in a single transaction or in multiple transactions in the same twelve-month period other than in connection with the acquisition or improvement of assets or the refinancing of existing obligations;

15.4.5 Alter the primary purpose of the Fund as set forth in Article 3;

15.4.6 Receive from the Fund a rebate or give-up or participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement, nor shall any such person permit any reciprocal business arrangement which would circumvent the restrictions herein against dealing with the Manager and its Affiliates;

15.4.7 Sell or lease any Portfolio Assets to any entity in which a Manager or any Affiliate has an interest, other than a joint venture or similar program which complies with the conditions set forth in Section 15.4.8 hereof or in a transaction that complies with the conditions set forth in Section 15.2.15;

15.4.8 Cause the Fund to invest in any program, partnership or other venture unless: (i) the other Member or joint owner is not a Manager (but it may be an Affiliate of a Manager, provided the Affiliate is formed and operated for the primary purpose of investment in and operation of or gain from similar Portfolio Assets, and has substantially identical investment objectives to those of the Fund); (ii) such joint venture owns and operates particular Portfolio Assets and the Fund or the Fund and Affiliate, as the case may be, acquire the controlling interest in such partnership, or joint venture; (iii) the agreement of joint venture does not authorize the Fund to do anything as a Member or joint venturer with respect to the Portfolio Assets which the Fund, or a Manager, could not do directly because of the provisions of this Agreement; (iv) the Fund’s investment is on substantially the same terms and conditions as the investment of any Affiliate; (v) no compensation (other than as provided for by this Agreement) is received in connection therewith by the Manager or any of its Affiliates, there are no duplicate fees and such investment shall not result in the impairment, abrogation or circumvention of any of the terms or provisions of this Agreement; (vi) the joint venture is in the best interest of both co-venturers; and (vii) in joint venture arrangements with an Affiliate of a Manager, if all of the following additional conditions are met: the compensation of the Manager is substantially identical to that received by the sponsor of such Affiliate, the Fund has a right of first refusal to buy, if such Affiliate wishes to sell, Portfolio Assets held in the joint venture, and the joint venture is established either for the purpose of effecting appropriate diversification of the Fund’s investment portfolio or for the purpose of relieving the Manager or its Affiliates or nominees from a commitment entered into pursuant to Section 15.2.15 of this Agreement; for the purposes of this Section, a controlling interest shall include: (1) ownership of more than 50% of the venture’s capital or profits; or (2) provisions in the venture agreement giving the Fund, or the Fund and an Affiliate, as the case may be, effective control;

15.4.9 Except as provided in the Sections 15.2.15, 15.4.7 and 15.4.8, purchase or lease Portfolio Assets from the Fund or sell or lease Portfolio Assets to the Fund;

15.4.10 Cause the Fund to loan any funds or property to any Manager or Affiliate of a Manager;

15.4.11 Cause the Fund to borrow from any of the Manager or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the lender’s cost of funds, or, in any event, to cause the Fund to obtain “permanent financing” (defined as financing with a term in excess of 12 months) from any such Person;

15.4.12 Cause the Fund to exchange Units for property other than cash;

15.4.13 Do any action in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Fund;

15.4.14 Confess a judgment against the Fund in connection with any threatened or pending legal action;

15.4.15 Possess any Portfolio Assets or assign the rights of the Fund in specific Portfolio Assets for other than a Fund purpose;

15.4.16 Admit a Person as a Manager except with the consent of the Holders as provided in Article 17 hereof;

15.4.17 Perform any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel’s opinion) which would, at the time such act occurred, subject any Holder to liability as a Manager in any jurisdiction;

15.4.18 Reinvest any funds of the Fund after the end of the Reinvestment Period other than to invest in Portfolio Assets pursuant to commitments entered into prior to the expiration of the Reinvestment

Period or in Portfolio Assets to be acquired in connection with other Portfolio Assets under an existing lease, or reinvest in any Portfolio Assets during the Reinvestment Period unless such reinvestment is effected for all Holders on the same terms and is otherwise in compliance with Section 10.7 hereof;

15.4.19 Invest any of the Gross Proceeds in Portfolio Assets which is non-income producing;

15.4.20 Employ, or permit any Person to employ, the funds or assets of the Fund in any manner except for the exclusive benefit of the Fund; this provision shall not prohibit the Manager from causing Fund cash or assets to be deposited in a separate Fund account with a bank or other financial institution which aggregates all funds held on behalf of the Manager and its Affiliates in calculating qualifying balances for purposes of discounts on service charges or other account benefits, provided that the Fund benefits on a pro rata basis from any such discounts or other favorable terms, and, provided further, that no creditor of any party other than the Fund shall have any recourse to funds held in the Fund’s separate account;

15.4.21 Incur any indebtedness wherein the lender will have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profit, capital or property of the Fund other than as a secured creditor; or incur any indebtedness specifically for the purpose of funding operating distributions, provided however that the Fund may enter into refinancing transactions with respect to its Portfolio Assets and distribute net proceeds from any such refinancing to the extent consistent with its investment objectives;

15.4.22 Incur aggregate Fund borrowings which, as of the date of the final investment of the Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred, are in excess of 50% of the purchase price of all Portfolio Assets on a combined basis. “Purchase price” for purposes of this Section 15.4.22 shall mean the sum of the cash down payment and any indebtedness incurred in connection with the acquisition of a Portfolio Asset by the Fund, or to which the Portfolio Asset is taken subject, plus any Acquisition Fees paid, but does not include loan points, prepaid interest, or other prepaid expenses;

15.4.23 Commingle Fund cash or assets with those of any other Person;

15.4.24 Except as otherwise provided herein, cause the Fund to enter into any transaction with any other partnership in which a Manager or any of its Affiliates have an interest, including, but not limited to, any transaction involving the sale, lease or purchase of any Portfolio Asset to or from the Fund, the rendering of services to or from the Fund, or the lending of any monies or other property to or from the Fund;

15.4.25 Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the Manager shall not be prohibited from paying the normal sales commissions payable to a registered broker-dealer or other properly-licensed Person for selling Units;

15.4.26 Operate the Fund in such a manner as to have the Fund classified as an “investment company” for purposes of the Investment Company Act of 1940;

15.4.27 Except as provided herein, invest any of the Gross Proceeds in units of limited partnership interest, junior mortgages or deeds of trust, or other similar instruments or obligations;

15.4.28 Cause the Fund to enter into any agreements with a Manager or any Affiliate of a Manager which are not subject to termination without penalty by either party upon not more than 60 days’ written notice, except for agreements which comply with the provisions of Section 15.2.15 or those which comply with the provisions of Section 15.4.8 and relate to the purchase of Portfolio Assets by the Fund and an Affiliate as joint venturers;

15.4.29 Cause the Fund to acquire any single Portfolio Asset that has a contract purchase price in excess of $3,000,000, unless prior to final funding of the acquisition it obtains an appraisal of the Portfolio Asset from a qualified independent third party appraiser, including a future value appraisal of any equipment acquired as a Portfolio Asset;

15.4.30 Cause the Fund to invest cash in an aggregate amount in excess of $30,000,000 in Portfolio Assets leased to a single lessee.

15.5 Limitation on Manager’s Liability.  The Manager shall have no personal liability for the repayment of the Original Invested Capital of any Holder or to repay the Fund any portion or all of any negative balance in its Capital Account. The return of Original Invested Capital will be dependent on the Fund’s ability to generate distributions to Unit Holders. Notwithstanding the foregoing, this provision shall not limit the Manager’s liability for any loss or damage incurred by it by reason of any act performed or omitted to be performed by it when acting in connection with the business of the Fund for which the Manager is not entitled to indemnification as provided in Article 20 hereof.

15.6 Tax Matters Partner.  The Manager is hereby designated as the “Tax Matters Partner” in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given therein, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of Members. The designation made in this paragraph is hereby consented to by each Member as an express condition to becoming a Member. The Fund hereby indemnifies the Manager from and against any damages or losses (including attorney’s fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as tax matters Member, subject to the same conditions under which indemnification is provided the Manager in Article 20 hereof.

15.7 Minimum Investment in Equipment/Maximum Front-End Fees.  The Manager must commit not less than 85.875% of the Gross Proceeds to Investment in Equipment, with the balance thereof available to pay Organization and Offering Expenses and Front End Fees, however designated. Under the North American Securities Administrators Association, Inc. (“NASAA”) Statement of Policy concerning Equipment Programs, as amended through October 24, 1991 (referred to herein as the “NASAA Guidelines”), the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, which shall be deemed to be Portfolio Assets for the purposes of this Agreement, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund’s Portfolio Assets; or (ii) 75% of such Gross Proceeds. The maximum amounts to be paid under the terms of this Agreement are subject to the application of the Asset Management Fee Limit provided in Section 8.3, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee and the Carried Interest to an aggregate not to exceed the maximum amount of fees that would be payable to the Manager under specified provisions of the NASAA Guidelines. Upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Portfolio Assets and establishment of final levels of permanent portfolio debt encumbering such Portfolio Assets, the Manager shall calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under the NASAA Guidelines and compare such total permitted fees to the total of the Asset Management Fee and Carried Interest. If and to the extent that the fees exceed the Asset Management Fee Limit provided in Section 8.3, the fees payable to the Manager and its Affiliates shall be reduced as described herein. In such event, Section 8.3 of this Agreement shall be amended immediately to reduce the amounts calculated as the Carried Interest by an amount sufficient to cause the total of such compensation to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. A comparison of the Front End Fees actually paid by the Fund and the NASAA Guideline maximums fixed as set forth above shall be repeated, and any required adjustments shall be made, at least annually thereafter.

15.8 Reliance on Manager’s Authority.  The Manager shall conduct the business of the Fund, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage the Fund business and affairs in an efficient manner. Any Person dealing with the Fund or the Manager may rely upon a certificate signed by the Manager as authority with respect to: (i) the identity of the Manager or any Holder hereof; (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Manager or are in any other manner germane to the affairs of the Fund; (iii) the Persons who are authorized to execute and deliver any instrument or document on behalf of the Fund; or (iv) any act or failure to act by the Fund as to any other matter whatsoever involving the Fund or any Members.

16.  RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS

16.1 Limitation on Member Authority.  Members shall take no part in the control, conduct or operation of the Fund and shall have no right or authority to act for or bind the Fund except as expressly provided herein.

16.2 Voting Rights.  Members shall have the right, by the vote of Members who own more than 50% of the total outstanding Units entitled to vote (a “majority-in-interest”), and without the necessity of concurrence by the Manager, to approve the following matters affecting the basic structure of the Fund:

16.2.1 Removal or withdrawal of a Manager;

16.2.2 Subject to the further requirements of Article 17, continuation of the Fund and election of a successor Manager upon the termination of a Manager;

16.2.3 Termination and dissolution of the Fund;

16.2.4 Amendment of this Agreement, provided such amendment is not for any of the purposes set forth in Sections 16.4 or 16.5, and provided, further, that the Members shall have the right to approve or disapprove by separate vote each proposed amendment to this Agreement;

16.2.5 The pledge or granting of a security interest in, or sale of, Substantially All of the Assets in a single transaction, or in multiple transactions in the same twelve-month period, except to the extent the Manager is permitted to do so in the ordinary course of business or liquidation as provided in Section 15; and

16.2.6 The extension of the term of the Fund.

16.3 Voting Procedures.  In any vote of the Members, each Member shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by a Manager or an Affiliate of a Manager will not be entitled to vote, and will not be considered to be “outstanding” Units for purposes of any vote, upon matters which involve a conflict between the interests of such Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of such Manager or on any proposed amendment to this Agreement which would expand or extend the rights, authorities or powers of such Manager.

16.3.1 Meetings of the Members to vote upon any matters as to which the Members are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the Manager or by one or more Members holding more than 10% of the outstanding Units by delivering written notice, either in person or by registered mail, of such meeting to the Manager. Promptly, but in any event within 10 days following receipt of such request, the Manager shall cause a written notice, either in person or by certified mail, to be given to the Members entitled to vote at such meeting, which notice shall state that a meeting will be held at the time and place specified in the request, or, if none, at a time and place fixed by the Manager which is to be convenient to the Members as a group, and which is not less than 15 days nor more than 60 days after the mailing of the notice of the meeting; provided, however, that such maximum period for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain the qualification with the California Commissioner of Corporations of the matters to be acted upon at such meeting, the clearance by the Securities and Exchange Commission or other appropriate governing agency of the solicitation materials to be forwarded to Members in connection with such meeting or any other administrative authorizations which may be required. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Members and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Fund.

16.3.2 In order to establish the Members of record entitled to act upon matters by vote or written consent, the Manager or Members holding more than 10% of the Units may fix in advance a record date (the “Record Date”) which is not more than 60 nor less than 10 days prior to the date of the meeting or the date upon which written consents are to be delivered. If no Record Date is fixed in the notice of meeting or action by written consent, the Record Date shall be deemed to be at the close of business on the business day next preceding the date on which notice is given. A new Record Date shall be fixed if a meeting is adjourned for more than 45 days from the date set for the original meeting.

16.3.3 Upon adjournment of a meeting to another time or place, notice of the new time or place shall be announced at the meeting at which adjournment is taken. If the adjournment is for more than 45 days or if, after the adjournment, a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

16.3.4 Personal presence of the Members at a meeting shall not be required, provided that sufficient Units are represented at the meeting, by Members appearing in person and/or by duly executed proxies, to take any action proposed for a vote at such meeting. Attendance by a Member at any meeting and voting in person shall revoke any proxies of such Member submitted with respect to action proposed to be taken at such meeting. Submission of a later proxy with respect to any action shall revoke an earlier one as to such action. Only the votes, whether in person or by proxy, of Members holding Units as of the Record Date established for such meeting shall be counted.

16.3.5 Any matter as to which the Members are authorized to take action under this Agreement or under law may be taken by the Members without a meeting and shall be as valid and effective as action taken by the Members at a meeting duly assembled, if written consents to such action by the Members are (i) signed by the Members entitled to vote upon such action at a meeting who held, as of the Record Date for such actions, the number of Units required to authorize such action and (ii) delivered to the Manager as of the date set for such action. Any action taken without a meeting shall be effective 15 days after the required minimum number of Members have signed the consent and shall be effective immediately if the Manager and Members holding at least 90% of the outstanding Units as of the Record Date have signed the consent.

16.3.6 In the event that there shall be no Manager, the Members may take action without a meeting by the written consent of Members having the requisite voting power of the Members entitled to vote.

16.4 Limitations on Member Rights.  No Holder shall have the right or power to: (i) withdraw or reduce his contribution to the capital of the Fund except as a result of the repurchase of the Units as provided in Article 13, the dissolution of the Fund or as otherwise provided by law, (ii) bring an action for partition against the Fund, (iii) cause the termination and dissolution of the Fund by court decree or otherwise, except as set forth in this Agreement, or (iv) demand or receive property other than cash in return for his contribution. No Holder shall have priority over any other Holder either as to the return of contributions of capital or as to Net Income, Net Loss or Distributions. Other than upon the termination and dissolution of the Fund as provided by this Agreement there has been no time agreed upon when the contribution of each Holder may be returned.

16.5 Limitations on Power to Amend Agreement.  Except as provided in Section 15.2.18, and notwithstanding anything to the contrary contained in this Agreement, this Agreement may not, without the consent of each of the Members who would be adversely affected thereby, be amended to:

16.5.1 Convert a Holder into a Manager;

16.5.2 Modify the limited liability of a Holder;

16.5.3 Alter the interest of any Member in Net Income, Net Loss or Distributions; or

16.5.4 Affect the status of the Fund as a partnership for federal income tax purposes.

16.6 Member List.  Upon the written request of a Member and for any non-commercial purpose reasonably related to the exercise of rights under this Agreement, the Manager will furnish to such Member or his representative, at his expense, a list containing the name and address of, and the Units held of record by, each Member, as provided in Section 14.1.3.

16.7 Dissenters’ Rights and Limitations on Mergers and Roll-ups.

16.7.1 Any proposal that the Fund enter into a Roll-Up will require approval by Members of not less than 90% of the outstanding Units. Members who dissent with respect to a Roll-Up proposal will have the rights of a dissenting Member as provided under Sections 15679.1 through 15679.14 of the California Act. The Fund shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest or any other costs of the transaction in the event the Roll-Up is not approved by the Members as provided herein.

16.7.2 In connection with a proposed Roll-Up, an appraisal of all Fund assets shall be obtained from a competent, independent expert (defined as a Person with no current material or prior business or personal relationship with the Manager or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work). If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Fund assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Fund’s assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Fund assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Fund and its Holders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Holders in connection with a proposed Roll-Up transaction.

16.7.3 In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up transaction shall offer to Holders who vote “no” on the proposal the choice of:

(a) accepting the securities offered in the proposed Roll-Up transaction; or

(b) one of the following:

(i) remaining as Holders in the Fund, and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Holders’ pro-rata share of the appraised value of the net assets of the Fund.

16.7.4 The Fund shall not participate in any proposed Roll-Up transaction which would result in Holders having democracy rights which are less than those provided for under this Agreement. If the resulting entity is a corporation, the voting rights of Holders shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

16.7.5 The Fund shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Fund shall not participate in any proposed Roll-Up transaction which would limit the ability of a Holder to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Holder.

16.7.6 The Fund shall not participate in any proposed Roll-Up Transaction in which Holders’ rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

17.  TERMINATION OF A MANAGER AND TRANSFER OF THE MANAGER’S INTEREST

17.1 Removal or Withdrawal.  The following conditions shall govern the voluntary withdrawal or removal of the Manager:

17.1.1 The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote.

17.1.2 The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote. Written notice of removal of the Manager shall be served either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

17.2 Other Terminating Events.  In the event of the adjudication of bankruptcy, filing of a certificate of dissolution, death or adjudication of insanity or incompetency of the Manager (each of such events, as well as removal, resignation and withdrawal of a Manager, being herein referred to as a “Terminating Event”), the Fund shall be dissolved and shall be liquidated under the provisions of Article 19, subject to the provisions of Section 17.3.

17.3 Election of Successor Manager; Continuation of Fund Business.  The following provisions shall govern the election of a successor Manager and continuation of the business of the Fund upon the occurrence of a Terminating Event with respect to a Manager (the “Retiring Manager”):

17.3.1 If at the time of a Terminating Event the Fund has one or more Managers other than the Retiring Manager, any remaining Manager or a majority-in-interest of the Members may elect, within 90 days thereafter, to continue the Fund business, in which case the Fund shall not dissolve. So long as there is at least one remaining Manager which so elects, or if a majority-in-interest of the Members so elect and a remaining Manager does not so elect, any remaining Manager which is not willing to elect to continue the Fund business will be deemed to have been removed from the Fund by vote of the Members.

17.3.2 If at the time of a Terminating Event the Retiring Manager is the sole remaining Manager, the Fund shall be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the occurrence of the Terminating Event, elect a successor Manager and continue the Fund’s business on the same terms and conditions as are contained herein, but with a name which does not include or in any way refer to the name of any Retiring Manager.

17.4 Admission of Successor or Additional Manager.  The following conditions shall be satisfied before any Person shall become a successor Manager or an additional Manager:

17.4.1 Such Person shall have been elected in accordance with Section 17.3 or 17.6;

17.4.2 Such Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement;

17.4.3 If such Person is a corporation, it shall have provided the Fund with evidence satisfactory to counsel for the Fund of its authority to become a Manager and to be bound by this Agreement; and

17.4.4 Any amendments and filings required or appropriate under the California Act shall have been made.

17.5 Effect of a Terminating Event.  Upon the occurrence of a Terminating Event, the following provisions shall be applicable:

17.5.1 The Retiring Manager shall immediately cease to be a Manager and shall not have any right to participate in the management of the affairs of the Fund or to receive any fees under this Agreement not already paid or earned; provided, however, that the Retiring Manager shall receive all amounts then accrued and payable by the Fund and shall be, and shall remain, liable as a Manager for all obligations and liabilities incurred by the Fund prior to the effective date of the Terminating Event, but shall be free from any obligation or liability incurred on account of the activities of the Fund from and after such time.

17.5.2 If the business of the Fund is continued, as aforesaid, the Retiring Manager shall be entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the Retiring Manager and the remaining or new Managers, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of such arbitration shall be borne equally by the Fund and the Retiring Manager, and such arbitration shall be conducted in San Francisco, California unless otherwise agreed by both parties. The Fund shall forthwith pay to the Retiring Manager an amount equal to the then present fair market value of the interest so determined. If the Retiring Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of distributions the Retiring Manager would otherwise have received under this Agreement had such Manager not been terminated. If the Retiring Manager has been terminated involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. Such payment when made shall constitute complete and full discharge of all amounts to which the Retiring Manager is entitled in respect to such interest.

17.5.3 All executory contracts between the Fund and the Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may be terminated by the Fund effective upon written notice to the party so terminated. The Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may also terminate and cancel any such executory contract effective upon 60 days’ prior written notice of such termination and cancellation given to the remaining or new Manager or Members, if any, or to the Fund.

17.6 Election of Additional Manager.  Members owning in excess of 50% of the outstanding Units may at any time and from time to time elect an additional Manager, and, upon satisfaction of the conditions set forth in Section 17.4, the Person so elected shall be admitted as an additional Manager. Admission of an additional Manager shall not cause dissolution of the Fund.

17.7 Assignment or Transfer of Manager’s Interest.  The Manager may not transfer its interest as a Member in, or as the Manager of, the Fund without the consent of Members owning in excess of 50% of the total outstanding Units, unless such a transfer is by means of a merger with or into an entity which succeeds to all of the assets of the Manager and of which at least 80% of the voting and beneficial interest is controlled by Persons controlling 80% or more of the voting and beneficial interest of the assigning Manager. Any entity to which the entire interest of a Manager in the Fund is transferred by merger in compliance with this Section 17.7 shall be substituted as a Manager by the filing of appropriate amendments to this Agreement. Notwithstanding the foregoing, the Manager may delegate to any of its subsidiaries or other Affiliates responsibility for specific services to be performed for the Fund and may assign all or a portion of the compensation due the Manager to such subsidiaries or other Affiliates.

17.8 Members’ Participation in Manager’s Bankruptcy.  In the event the Manager is subject to a voluntary or involuntary petition for reorganization or liquidation under the federal Bankruptcy Act, the Manager will cause separate counsel to be retained on behalf of the Fund, at Fund expense, to represent the Members’ interests in the bankruptcy action. In such event, the Fund will also bear any reasonable and necessary expenses of a duly appointed committee of Members incurred while acting on behalf of all of the Members as a group in connection with such bankruptcy action.

18.  CERTAIN TRANSACTIONS

The Manager and its Affiliates, the Holders, any shareholder, officer, director, Member or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management and brokerage of assets, property and rights similar to the Portfolio Assets. Except as described in the Prospectus, and subject to their fiduciary duties to the Fund, neither the Manager nor its Affiliates shall be obligated to present to the Fund any particular investment opportunity, regardless of whether such opportunity is of such character that the Fund could take advantage thereof if it were presented to the Fund, and the Manager and its Affiliates shall have the right to take for their own accounts (individually or otherwise) or to recommend to others any such investment opportunity.

19.  TERMINATION AND DISSOLUTION OF THE FUND

19.1 Termination and Dissolution.  The Fund shall be terminated and dissolved upon the earliest to occur of the following:

19.1.1 The withdrawal, removal, adjudication of bankruptcy, insolvency, insanity or incompetency, death or dissolution of a Manager unless a remaining Manager or a majority-in-interest of the Members, within 90 days of the date of such event, elects to continue the business of the Fund, and, if necessary, elects a replacement Manager, in the manner provided in Article 17; provided that expenses incurred on behalf of the Manager and/or Members in the continuation or reformation, or attempted continuation or reformation, of the Fund hereunder shall be deemed expenses of the Fund;

19.1.2 The Members owning more than 50% of the total outstanding Units vote in favor of dissolution and termination of the Fund; or

19.1.3 The Fund disposes of all interests in Portfolio Assets and its other assets and receives final payment in cash of the proceeds of such dispositions.

19.2 Accounting and Liquidation.  Upon the dissolution and termination of the Fund for any reason, the Manager shall take full account of the Fund assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

19.2.1 To the payment of creditors of the Fund but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Fund assets;

19.2.2 To the repayment of any outstanding loans made by the Manager to the Fund; and

19.2.3 To the Manager and Holders in accordance with their respective Capital Account balances, after giving effect to all allocations described in Article 10 of this Agreement; provided, however, that prior to any allocation under Section 10 of this Agreement, Gross Income shall be specially allocated to the Manager to the extent, if any, necessary to cause its Capital Account balance to be zero as of the close of such final taxable year (after crediting the Manager’s Capital Account with the Manager’s share of Fund Minimum Gain). For purposes of making the foregoing allocation, Net Income and Net Loss for the final taxable year of the Fund shall first tentatively be computed by including all Gross Income as an element thereof; then, to the extent, if any, that the Capital Account balance of the Manager is negative as of the close of such final taxable year (after giving effect to all Fund distributions), Gross Income shall be separately stated and allocated away from the Holders and to the Manager pursuant to this Section 19.2.3.

19.2.4 Distributions in liquidation shall be made by the end of the taxable year in which the liquidation occurs or, if later, within 90 days of the liquidating event and shall otherwise comply with Regulations Section 1.704-1(b).

20.  INDEMNIFICATION

20.1 Indemnification of the Manager.  The Fund, its receiver or its trustee, shall indemnify, save harmless and pay all judgments and claims against the Manager and any of its Affiliates who perform services for the Fund from any liability, loss or damage incurred by them or the Fund by reason of any act performed or omitted to be performed by them when acting in connection with the business of the Fund, including costs and attorneys’ fees and any amounts expended in the settlement of any claims or liability, loss or damage; provided, however, that, if such liability, loss or claim arises out of any action or inaction of the Manager or Affiliates who perform services for the Fund, the Manager or Affiliates who perform services for the Fund must have determined, in good faith, that such course of conduct was in the best interest of the Fund and did not constitute fraud, negligence, breach of fiduciary duty or misconduct by the Manager or Affiliates who perform services for the Fund; and provided further, that any such indemnification shall be recoverable only from the assets of the Fund and not from the assets of the Holders. All judgments against the Fund and the Manager, wherein a Manager is entitled to indemnification, must first be satisfied from Fund assets before such Manager may be held responsible. Persons entitled to indemnification hereunder shall be entitled to receive advances for attorney’s fees and other legal costs and expenses arising out of claims made against them, provided that (i) no such advances may be made for such fees, costs or expenses resulting from claims made by Holders; and (ii) advances for such fees and expenses relating to claims made by parties other than Holders may only be made if the action relates to the performance of duties or services by the indemnified party on behalf of the Fund, the indemnified party obtains an opinion of independent counsel that such party will be entitled to indemnification pursuant to this Agreement under the specific circumstances of the claim in question, and the indemnified party undertakes in writing prior to receipt of such advances that such party will repay in full any such advanced funds together with interest thereon in the event that, upon the ultimate disposition of the claim, the party would not be entitled to indemnification hereunder. Nothing contained herein shall constitute a waiver by a Holder of any right which he may have against any party under federal or state securities laws.

20.2 Limitations on Indemnification.  Notwithstanding anything to the contrary contained in the foregoing Section 20.1, neither the Manager nor any of its Affiliates performing services for the Fund nor any party acting as a broker-dealer shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving violations of state or federal securities laws by the Manager or by any Affiliate performing services for the Fund; or (ii) any liability imposed by law, such as liability for fraud, bad faith or negligence; provided, however, that indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (x) approves the settlement and finds that indemnification of any payment in settlement and related costs should be made; or (y) approves indemnification of litigation costs if a successful defense is made, or a dismissal with prejudice is obtained, as to the indemnitee on the merits of each count involving alleged securities law violations; and (z) the parties seeking indemnification apprise the court of the positions of the securities law administrators of any state in which the Units were offered or sold, including the Massachusetts Securities Division, and the Securities and Exchange Commission with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, the Manager shall indemnify the Fund against any loss or liability which it may incur as a result of the violation by the Manager or any of its Affiliates performing services for the Fund of any state or federal securities laws. Any indemnification or agreement to hold harmless the Manager and its Affiliates provided herein is recoverable only out of the assets of the Fund and not from the Holders.

20.3 Insurance.  The Fund shall not pay for any insurance covering liability of the Manager or any of its Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Fund from purchasing and paying for such types of insurance, including extended coverage liability and casualty and worker’s compensation, as would be customary for any Person owning comparable Portfolio Assets and engaged in a similar business or from naming the Manager and any of its Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Fund.

21.  MISCELLANEOUS

21.1 Counterparts.  This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

21.2 Successors and Assigns.  The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the respective Members.

21.3 Severability.  In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

21.4 Notices.  All notices under this Agreement shall be in writing and shall be given to the Person entitled thereto, by personal service or by mail, posted to the address maintained by the Fund for such Person or at such other address as he may specify in writing.

21.5 Captions.  Article and section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

21.6 Number and Pronouns.  Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa.

21.7 Manager Address.  The address of the Manager is:

ATEL Managing Member, LLC
600 Montgomery Street, 9th Floor
San Francisco, California 94111

21.8 Member Addresses.  The names, addresses and capital contributions of the Members are set forth on Exhibit I attached hereto, which exhibit shall be maintained at the principal place of business of the Fund.

21.9 Construction.  Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of California and that the Fund shall be governed by the California Act, as amended, governing limited liability companies formed under California law.

21.10 Qualification to Do Business.  In the event the business of the Fund is carried on or conducted in states in addition to the State of California, then the parties agree that this Fund shall exist under the laws of each state in which business is actually conducted by the Fund, and they severally agree to execute such other and further documents as may be required or requested in order that the Manager may qualify the Fund to conduct business in such states. The power granted to the Manager under this Agreement shall include the full authority for the Manager to perform the ministerial duty of qualifying the Fund under the laws of any state in which it is necessary to file documents or instruments of qualification. A Fund office or principal place of business in a state may be designated from time to time by the Manager.

INITIAL MEMBER:

ATEL MANAGING MEMBER, LLC, Manager

By: /s/ Dean L. Cash Dean L. Cash, President

EXHIBIT I

Schedule of Members

Name Address	Capital Contribution
ATEL Managing Member, LLC 600 Montgomery Street 9th Floor San Francisco, CA 94111	$500/50 Units

EXHIBIT C

HOW TO INVEST

TO THE INVESTOR:

Prior to the satisfaction of the escrow condition (sale of 120,000 Units), make your check payable to “U.S. Bank—ATEL 16 Escrow.” Thereafter, make your check payable to “ATEL 16, LLC”. Investments must be made in increments of $10, with a minimum of $5,000 in most states. See the discussion under “Who Should Invest—State Requirements” in the Prospectus for exceptions.

IMPORTANT INSTRUCTIONS:

Fully complete sections 1, 2, and 3 of the Subscription Agreement.
All subscribers must: 1) sign each appropriate section where indicated, 2) initial each appropriate section (sections 3A—3E) where indicated on the bottom of the subscription agreement.
If you would like your distributions sent to an address other than your own (mutual fund, bank, etc.), please fill in the Distribution Instructions section (section 6).
ADD-ON INVESTMENTS
The Subscription Agreement accompanying additional investments in ATEL 16, LLC must have an authorized signature of a Registered Principal or Branch Manager of the Broker/Dealer, but does not require the signature of the investor. Add-on investments must bear the exact name in which the previous investment was registered, or a new signed Subscription Agreement will be required.
FOREIGN INVESTOR OPTION
As described in the Prospectus, the Manager has elected to permit limited investment in Units by investors who are not U.S. citizens. In section 1 of the Subscription Agreement there are three boxes, one of which must be checked to indicate whether an investor is a resident alien, nonresident alien or U.S. citizen residing outside the United States. If none of the three boxes is checked, the executed Subscription Agreement will constitute the investor’s representation that he or she is a U.S. citizen residing in the United States.

TO THE SELLING REPRESENTATIVE:

Please complete the Broker/Dealer Information section (Box 7) using your office address rather than the home office address. This section must be completed for all investments, including add-on investments by previous subscribers. Please make sure that the exact same name is used for the registered owner if the investment is an additional subscription. Also please make sure that the investor satisfies any other special investment standards imposed by the state in which he or she resides, as set forth in the Prospectus under the caption “Who Should Invest—State Requirements.”

Please have the Subscription Agreement signed by your branch manager or other authorized signatory.

Retain the blue copy for the Broker/Dealer and the green copy for the investor unless otherwise specified by your Broker/Dealer. All IRA investments must be submitted directly to the Custodian for completion—the Custodian will forward the Subscription Agreement to ATEL. Mail the original white copy and pink and yellow copies to the following address, as appropriate:

During the Escrow Period:	After the Escrow Period:
ATEL Securities Corporation	U.S. Postal Service Mail:
Subscription Processing Desk	ATEL 16, LLC
The Transamerica Pyramid	P.O. Box 670363
600 Montgomery Street, 9th Floor	Dallas, TX 75267-0363
San Francisco, CA 94111
(415)989-8800 or (800)543-ATEL	For Federal Express, UPS, DHL or other
E-Mail ais@atel.com	express delivery services:
Comerica Bank Lockbox Dept M/C 6530
ATEL 16, LLC Box 670363
1508 West Mockingbird Lane
Dallas, TX 75235

ATEL 16, LLC

The investor whose signature appears in Section 2 on the reverse side hereof (the “Investor”) hereby subscribes for the number of Units of ATEL 16, LLC (the “Fund”) set forth in Section 1 of this Subscription Agreement in the manner described in the Prospectus to which this agreement is an exhibit (the “Prospectus”). Prior to the satisfaction of the escrow condition (sale of 120,000 Units), there is transmitted herewith as the subscription price a check payable to “U.S. Bank—ATEL 16 Escrow” in the amount required to purchase such Units ($10 per Unit, subject to any applicable discount). Such funds will be promptly transmitted (as defined in Rule 15c2-4 under the Securities Exchange Act of 1934 and NASD Notice to members 84-64). No subscription funds will be released to the Fund unless and until subscriptions for a minimum of 120,000 units have been received and collected by the escrow agent prior to a date 12 months after the date of the Prospectus. After the escrow condition of 120,000 Units sold has been satisfied, checks should be made payable to “ATEL 16, LLC”. Minimum initial investment is 500 Units.

This subscription may be canceled by the subscriber at any time during a period of five days after the subscriber has submitted this executed Subscription Agreement to the Fund. No sale of Units will be completed until at least five business days after the subscriber has received a copy of the final Prospectus. The Fund will advise the subscriber of the acceptance or rejection of the subscription as soon as practicable after receipt of the subscription, but in no event more than 30 days following receipt. A SALE OF UNITS CANNOT BE COMPLETED UNTIL FIVE (5) DAYS AFTER THE INVESTOR HAS RECEIVED THE FINAL PROSPECTUS. UPON ACCEPTANCE THE INVESTOR WILL RECEIVE A WRITTEN CONFIRMATION OF PURCHASE.

The transferability of the Units will be governed by the Operating Agreement set forth as Exhibit B to the Prospectus, and all applicable laws, and the Investor must have adequate means of providing for his current needs and personal contingencies and must have no need for liquidity in this investment.

The Investor may not be able to consummate a sale or transfer of the Units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and the Units, or any document of assignment or transfer evidencing the Units, will bear a legend reflecting the substance of the foregoing understanding if such Units have been issued pursuant to qualification under the California Corporate Securities Law of 1968.

The undersigned acknowledges that U.S. Bank, National Association is acting only as an escrow agent in connection with the offering of the Units, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Units.

Operating Agreement

The Investor agrees that if this subscription is accepted it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if accepted as a holder of the Units (“Holder”), the Investor shall be bound by the terms and conditions of the Operating Agreement set forth as Exhibit B to the Prospectus. Execution of this subscription and payment for the Units will constitute execution by the Subscriber of the Operating Agreement in the form set forth as Exhibit B to the Prospectus and as amended by any supplement to the Prospectus.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

Note—Please type or print legibly when completing the Subscription Agreement.

Section 1: Units Purchased.

x	Fill in the total dollar amount and the number of Units to be acquired. Please note there are no fractional Units. All purchases must be in increments of $10 or full Unit purchases.
x	Indicate whether this is an original investment in the Fund or an additional investment to an existing Fund account with the exact same registration by checking the appropriate box. Please note the minimum requirements. Only the dollar amount, subscriber name and broker/dealer information sections of the subscription forms need be completed for additional subscriptions by the same investor.

Section 2: Registered Owner.

x	Fill in the name(s) and addresses for the investment as they should appear in the registration.
x	Check the applicable citizenship status boxes.
x	Enter the appropriate taxpayer identification number for this investment, depending on the type of ownership. For IRAs and Keoghs please include both the custodian’s taxpayer identification and investor’s social security number.
x	Please read the Subscription Agreement, then sign and date the form.

Single Ownership—one signature required

Joint Tenants—all parties must sign

Community Property—one signature required

Tenants in Common—all parties must sign

Tenants in Entirety—one signature required

In all other cases, the custodian, trustee, general partner or authorized corporate officer must sign. Where the documents establishing such representative capacity require more than one signature for execution of instruments on behalf of the represented entity, then all signatures required by such documents are required here.

Section 3: Subscriber Information

x	Each item must be initialed.

Section 4: Legal Form of Ownership.

x	Mark only one box. Fill in any information requested and note whose signature(s) is (are) required in Section 2.
Investors who wish to hold record ownership of Units through a non-California domiciled entity (for example, a non-California corporation or partnership), may incur significant California tax consequences from holding record ownership in that form. Investors should consult their professional advisers concerning these important potential California tax consequences.

Section 5: Investor Mailing Address.

x	Fill in name and address if different from Section 1, as with IRAs and Keoghs.

Section 6: Distribution Instructions.

x	Complete this section to elect distribution and delivery options (including a direct deposit/ACH option) for your distribution checks. Investors must keep current the distribution delivery address, and the Fund may charge an investor its cost to reissue any checks which are returned to the Fund as undeliverable due to the investor's failure to maintain on the Fund's records a current distribution delivery address in a timely manner. Custodial accounts may not accept direct deposits. Please check with your custodian.

Section 7: Broker/Dealer Information.

x	Fill in the name of the licensed Broker/Dealer firm, the name of the Account Executive, and the telephone number and mailing address of the Account Executive. The name, address and phone number of the Account Executive are required so he/she can receive copies of all investor communications.
x	An authorized Branch Manager or Registered Principal of the Broker/Dealer firm must sign the form. Orders cannot be accepted without Broker/Dealer authorization and the Blue Sky jurisdiction in which the sale occurred.

Mailing Address.

Mail the completed form with a check payable as indicated in Section 1 to:
For all subscriptions during the Escrow period:
ATEL Securities Corporation
Attention: Subscription Processing Desk
600 Montgomery Street, 9th Floor
San Francisco, CA 94111

For subscriptions after the Escrow period:
U.S. Postal Service Mail:
ATEL 16, LLC
P.O. Box 670363
Dallas, TX 75267-0363

For Federal Express, UPS, DHL or other express delivery services:
Comerica Bank Lockbox Dept M/C 6530
ATEL 16, LLC Box 670363
1508 West Mockingbird Lane
Dallas, TX 75235

If you have any additional questions about completing this Subscription Agreement, please call ATEL Securities Corporation Subscription Processing Desk at (800) 543-ATEL.

ATEL 16, LLC •   SUBSCRIPTION AGREEMENT

Please type or print the following information:

1. UNITS PURCHASED

Make checks payable to “U.S. Bank—ATEL 16 Escrow” until the minimum offering condition has been satisfied, and thereafter checks should be made payable to “ATEL 16”

$  is hereby delivered for the purchase of  Units and should be registered as indicated in the Registered Owner section below.

☐	INITIAL INVESTMENT $10 per unit, subject to any discount ($5,000/500 Unit Minimum, unless a higher minimum is required in the investor’s state – see the Prospectus)
☐	ADDITIONAL INVESTMENT ($500/50 Units, unless a higher minimum is required in the investor’s state – see the Prospectus)

2. REGISTERED OWNER.

Name(s) and addresses will be recorded exactly as printed below. (Include custodial address if applicable.)

☐ Mr.   ☐ Ms.   ☐ Mr. and Mrs.   ☐ Mrs.

Investor(s) Name and/or

Custodian/Nominee

Investor Name(s)

Address

City  State  Zip Code

Investor Phone Number ()  E-mail

Investor Account # (if any)

The Internal Revenue Service does not require consent to any provision of this document other than the certifications required to avoid backup withholding.

X  Date

Subscriber’s Signature

X  Date

Subscriber/Custodian/Nominee or Authorized Signature

☐	Check if you are a resident alien.
☐	Check if you are a nonresident alien (please include W-8 form).
☐	Check if you are a U.S. citizen residing outside the U.S.

TAXPAYER IDENTIFICATION NUMBER Note: If the account is in more than one name, the number should be that of the first person listed.

☐☐ - ☐☐☐☐☐☐☐

Include BOTH numbers for IRAs and Keoghs.

SOCIAL SECURITY NUMBER

☐☐☐ - ☐☐ - ☐☐☐☐

HAVE YOU INVESTED IN ANY PRIOR ATEL FUND?

☐ YES     ☐ NO

No representations should be relied upon other than those contained in the Prospectus, as amended and/or supplemented. The subscriber represents, warrants and agrees as set forth on the reverse side of this signature page; further, the undersigned declares under penalty of perjury that to the best of the subscriber’s knowledge the information supplied above is true and correct and may be relied upon by the Manager and the Fund in connection with the subscriber’s investment as a Holder in the Fund. The subscriber hereby subscribe(s) for the purchase of fully-paid and non-assessable Units of the Fund as indicated.

3. SUBSCRIBER INFORMATION (EACH ITEM MUST BE INITIALED):

In order to induce the Manager to accept this subscription, the Investor hereby confirms that (initial in the space provided):

INITIAL HERE > _________	A. The Investor satisfies the minimum income and/or net worth standards imposed by the jurisdiction in which he/she resides as set forth in the Prospectus under “Who Should Invest.” Unless the standards are varied by the investor’s state, minimum standards require that the investor must have (a) a net worth of at least $250,000 in excess of his investment in Units, or (b) a net worth of at least $70,000 in excess of his investment in Units and a minimum of $70,000 in annual gross income. In all cases net worth is exclusive of home, home furnishings and automobiles. The Investor further represents that he/she satisfies the following additional standards or understands the additional state admonitions imposed by the jurisdiction if he/she resides in the jurisdictions identified below: If you are a resident of Arizona, California, Iowa, Kentucky, Michigan, Missouri, Nebraska, North Dakota, Oregon, or Tennessee, this investment may not exceed 10% of the investor's liquid Net Worth. Investors in Massachusetts and Alabama may not invest, in the aggregate, more than 10% of their liquid Net Worth in this and similar direct participation investments. The Idaho Securities Bureau, the Office of the Kansas Securities Commissioner, and the Maine Office of Securities each recommends that investors in their respective states not invest, and according to the Ohio Division of Securities, the New Mexico Securities Division and the New Jersey Bureau of Securities, it shall be unsuitable for an investor in those states to invest, in the aggregate, more than 10% of the investor's liquid Net Worth in this and similar direct participation investments. In all cases, “liquid Net Worth” is defined as that portion of Net Worth (total assets less total liabilities) which consists of cash, cash equivalents and readily marketable securities, and is determined excluding consideration of the investor's home, home furnishings and automobiles.

INITIAL HERE > _________	B. The Investor represents that the Investor has received a copy of the final Prospectus.
INITIAL HERE > _________	C. The Investor acknowledges that an investment in Units is not liquid.
INITIAL HERE > _________	D. If the undersigned is acting in a representative capacity for a corporation, partnership, trust or other entity, or as agent for any person or entity, he or she hereby represents and warrants that he or she has full authority to enter into this agreement in such capacity.
INITIAL HERE > _________	E. If the undersigned is purchasing the Units subscribed for hereby in a fiduciary capacity, the representations and warranties herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.
INITIAL HERE > _________	F. CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER. The Undersigned certifies that: (1) the number herein is a correct Social Security or Taxpayer Identification Number; (2) the undersigned is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all dividends or interest, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding (if the undersigned is currently subject to backup withholding, he has stricken the language in this clause (2) before signing); and (3) the undersigned is a U.S. Person (that is, an individual that is a U.S. Citizen or resident; a partnership, corporation, company or association created or organized in the United States or under United States laws; or any estate [other than a foreign estate] or trust).

4. LEGAL FORM OF OWNERSHIP (Check Only One)

Investors who wish to hold record ownership of Units through a non-California domiciled entity (for example, a non-California corporation or partnership), may incur significant California tax consequences from holding record ownership in that form. Investors should consult their professional advisers concerning these important potential California tax consequences.

☐ Single Ownership	☐ IRA regular rollover Roth	☐ Pension Plan
☐ Joint Tenants With Rights of Survivorship	☐ Trust – Trust Date ☐☐ ☐☐ ☐☐	☐ Profit Sharing Plan
☐ Husband and Wife as Community Property	(Month/Day/Year)	☐ Corporation
☐ Tenants in Common	☐ Non Qualified Custodian Account	☐ Partnership
☐ Tenants in Entirety	☐ Custodian for	☐ Non-Profit Organization
☐ Sep IRA	☐ UGMA / UTMA – State of:	☐ Other

5. INVESTOR MAILING ADDRESS

(if different from above, as with IRAs and Keoghs)

Name

Name

Address

City  State  Zip Code

Investor Phone Number ()

6. DISTRIBUTION INSTRUCTIONS

☐	Please make distributions for my account: ☐ Monthly ☐ Quarterly
☐	Please deposit directly into the following account: ☐ Checking ☐ Savings
(for direct deposit (“ACH”), enclose a voided check and complete instructions below)—Custodial accounts may not accept direct deposits. Please check with your custodian.
☐	Send distributions to a party other than the registered owner
☐	Send distributions to registered owner’s address above.

Receiving Entity

Address

City  State  Zip Code

Account Number  ABA Number

7. BROKER/DEALER INFORMATION

The Broker/Dealer must sign below to complete order. Broker/Dealer hereby warrants that it is a duly licensed Broker/Dealer and may lawfully offer Units in the state designated as the Investor’s residence and, further, that it has reasonable grounds to believe, based on information obtained from the Investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the Broker/Dealer, that the investor meets the minimum suitability standards for investors in the Investor’s state of residence and that investment in the Fund is suitable for the Investor in light of his/her financial position, net worth and other suitability characteristics, and that the Broker/Dealer has informed the Investor as to the limited liquidity and marketability of the Units. The undersigned Broker/Dealer warrants that a current Prospectus was delivered to the Investor.

Licensed Firm Name

Account Executive Name  B/D Rep #

A/E Mailing Address  Suite #

City  State  Zip Code

Telephone Number ()  Fax ()

E-mail

X  Date

Authorized signature (Branch Manager or Registered Principal).
Order cannot be accepted without signature above and Blue Sky jurisdiction designation below.

This transaction, for purposes of Blue Sky jurisdiction, took place in the State of .

ACCEPTANCE BY MANAGER—FOR MANAGER’S USE ONLY	RETURN TOP 3 COPIES: WHITE - ATEL COPY, YELLOW - BROKER/DEALER
Received and Subscription Accepted	COPY, PINK - INVESTOR COPY RETAIN: BLUE - BROKER/DEALER COPY, GREEN - INVESTOR COPY ____
ATEL Managing Member, LLC
By
Amount Date B/D Rep #

Printed on Recycled Paper

The Fund has not authorized anyone to give any information or to make any representations other than those contained in this Prospectus in connection with the offer of its Units, and unauthorized information or representations must not be relied upon. This Prospectus is not an offer or solicitation by anyone in any state or other jurisdiction in which the offer or solicitation is not authorized or in which the person making an offer is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus or any Supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof; however, if any material change not contemplated hereby occurs while this Prospectus is required to be delivered, this Prospectus will be amended or supplemented accordingly.

Until a date 90 days after the effective date of this Prospectus, all dealers effecting transactions in the registered securities, whether or not participating in this distribution may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ATEL 16, LLC is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not regulated by that Act.

Member FINRA
ATEL SECURITIES CORPORATION
600 Montgomery Street, 9th FLOOR
SAN FRANCISCO, CA 94111
1.800.543.ATEL — FAX 415.989.2536
EMAIL ASC@ATEL.COM — www.atel.com

SUPERSEDES PRIOR
SUPPLEMENTS

ATEL 16, LLC

SUPPLEMENT
DATED APRIL 1, 2015
TO
PROSPECTUS DATED NOVEMBER 5, 2013
OF
ATEL 16, LLC (The “Fund”)

The Fund’s Prospectus is hereby supplemented as set forth herein. This supplement is a part of and must be accompanied by the Fund’s Prospectus dated November 5, 2013. Terms not otherwise defined herein have the meaning defined in the Prospectus.

STATUS OF THE OFFERING

As of March 6, 2014, the Fund had received and accepted subscriptions in excess of 120,000 Units for total subscription proceeds in excess of the minimum offering amount of $1,200,000. Such amount excludes Pennsylvania subscriptions. Consequently, the offering proceeds were released to the Fund from the escrow account in which they were held. Pennsylvania subscriptions are subject to a separate escrow agreement and are released to the Fund only at such time as total subscription proceeds received and accepted by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal to not less than $7,500,000 in gross proceeds. Total contributions to the Fund exceeded $7,500,000 on June 19, 2014. As of March 27, 2015, the Fund has received and accepted subscriptions for a total of 2,666,726 Units, for total offering proceeds in the amount of $26,667,260. All such total gross offering proceeds have been committed to portfolio acquisition costs, offering and organization expenses allocable to such proceeds, and capital reserves.

PORTFOLIO ACQUISITIONS AND TRANSACTIONS

Set forth below is a summary of the portfolio acquisitions and transactions entered into or identified by the Fund as of March 27, 2015.

ATEL 16, LLC
PORTFOLIO ACQUISITIONS AND TRANSACTIONS
(Unaudited)

Lessee/Borrower	Investment Type	Commence Date(s)(1)	Price(2)	Credit Quality(3)	Term(4)
AEP Generating Company	Coal Transloading Terminal	7/25/14	$5,000,000	HQC	108
Argos Ready Mix (Carolinas) Corp.	Chevrolet/Ford Utility Trucks	3/1/15	604,265	QC	48
Argos Ready Mix (Carolinas) Corp.	Ford Utility Trucks	TBD	193,217	HQC	48
Bayer Corporation	John Deere 8235R Cab Over Tractor	10/1/14	191,000	HQC	36
Bayer Corporation	Toyota Forklifts/Batt/Chargers	12/1/14	65,948	HQC	60
Cargill, Inc.	Capacity Yard Tractor	7/31/14	87,500	HQC	72
Cargill, Inc.	Case Ih Titan Fertilizer Spreader	9/16/14	256,538	HQC	60
Cargill, Inc.	Hyster Forklifts	10/22/14	103,647	HQC	36
Cargill, Inc.	Linde Forklifts	11/5/14	101,550	HQC	36
Cargill, Inc.	Volvo Wheel Loader	1/28/15	274,930	HQC	60
Chiquita	Refrigerated Containers	TBD	5,500,000	HQC	50
Digital Ocean, Inc.	Various	5/16/14	236,935	GC	36
Kinestral Technologies, Inc.	Test & Lab Equipment	5/1/14	129,928	GC	30
Newell Rubbermaid Inc.	Lift Trucks W/Optimization System	6/1/14	413,592	HQC	36
Robert Bosch	Plastic Injection Molding Machines	TBD	1,455,760	HQC	84
Robert Bosch	Nissei Hydraulic Press	TBD	947,000	HQC	84
Robert Bosch	Digital Scanning System	TBD	342,340	HQC	36
Schenker Logistics, Inc.	Crown Forklifts And Batteries	3/1/14	526,819	HQC	36
Schenker Logistics, Inc.	Crown Lift Trucks And Batteries	5/1/14	385,480	HQC	36
Schenker Logistics, Inc.	Lift /Pallet Trucks/Batteries	6/1/14	286,422	HQC	36
Schenker Logistics, Inc.	Crown Stand-Up Lift Trucks	7/1/14	139,684	HQC	36
Schenker Logistics, Inc.	Advanced Sweeper-Scrubber Hybrid	2/1/15	159,480	HQC	60
Schenker Logistics, Inc.	Materials Handling equipment	TBD	—	HQC	TBD
Signature Flight Support Corporation	Eagle Aircraft Tug	8/1/14	53,738	HQC	60
Signature Flight Support Corporation	Eagle Aircraft Tug	8/1/14	79,086	HQC	60
Signature Flight Support Corporation	Eagle Aircraft Tug	8/1/14	48,775	HQC	60
Signature Flight Support Corporation	Ground Support	TBD	123,087	HQC	TBD
Signature Flight Support Corporation	Jet Fuelers	TBD	940,178	HQC	TBD
Tegile Systems, Inc.	Data Storage	5/1/14	113,344	GC	36
			$18,760,242

(1)	In many cases, a portfolio financing transaction is funded over a period of time according to the lessee’s or borrower’s requirements. Therefore, “Commence Date(s)” expressed as a range represents multiple lease and loan commencement dates occurring or anticipated under the same transaction line.
(2)	“Acquisition Price” includes either amounts committed to lessees or borrowers by the Fund, or actual transaction acquisition costs as of March 27, 2015. All figures are rounded to the nearest dollar. The Manager and its affiliates acquire transactions on behalf of the Fund and other affiliated investor programs. For any transactions which are not fully funded, the “Acquisition Price” reflects the amount of any transaction commitment allocated to the Fund. The amounts may change as a result of ongoing funding, allocation to other programs or other factors. To the extent that the transaction is not fully funded, the information in the table represents the Managing Member’s best estimates as to the size, timing and terms of the transaction upon full funding, based on the outstanding commitment and the intended allocation to the Fund, its discussions with the lessee or borrower, the current and anticipated availability of Fund capital and other factors. There can be no assurance, however, that the portion of the transaction which has not been funded will be completed as described. Acquisition Price includes both the cash payment portion of the purchase cost plus any indebtedness incurred in connection with the acquisition. The Fund intends to acquire its initial investments primarily with cash, and to incur leverage later in its acquisition stage.
(3)	“Credit Quality” listed as “HQC” indicates that the lessee, borrower or a guarantor satisfies the criteria necessary to qualify the transaction as a “high quality corporate credit,” as that term is defined for purposes of the Fund’s investment policies on page 35 of the Prospectus under the caption “Description of Lessees and Borrowers.” For lessees and borrowers that are not within that definition, the Credit Quality is listed as “GC,” which indicates growth capital and other investments as described on page 39 of the prospectus under the caption “Growth Capital Financing.”
(4)	“Term” is expressed in terms of months, although actual repayment terms may be monthly, quarterly, semiannual or annual.

DISTRIBUTIONS

The Unitholders of record are entitled to certain distributions as provided under the Operating Agreement. The Company commenced periodic distributions beginning with the month of April 2014. Additional distributions have been made through December 31, 2014. The rate for monthly distributions from 2014 operations was $0.06 per Unit for the period from April through December 2014. The rate for each of the quarterly distributions paid in 2014 was $0.18 per Unit.

Cash distributions were paid by the Fund to Unitholders of record as of November 30, 2014, and paid through December 31, 2014. The distributions may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital (including escrow interest) or a portion of each. Generally, the portion of each cash distribution by a company which exceeds its net income for the fiscal period would constitute a return of capital. The Fund is required by the terms of its Operating Agreement to distribute the net cash flow generated by its investments in certain minimum amounts during the Reinvestment Period before it can reinvest its operating cash flow in additional portfolio assets. See the discussion in the Prospectus under “Income, Losses and Distributions.” Accordingly, the amount of cash flow from Fund investments distributed to Unitholders will not be available for reinvestment in additional portfolio assets.

The cash distributions were based on current and anticipated gross revenues from the loans funded and equity investments acquired. During the Fund’s acquisition and operating stages, the Fund may incur short term borrowing to fund regular distributions of such gross revenues to be generated by newly acquired transactions during their respective initial fixed terms. As such, all Fund periodic cash distributions made during these stages have been, and are expected in the future to be, based on the Fund’s actual and anticipated gross revenues to be generated from the binding initial terms of the loans and investments funded.

The following table summarizes distribution activity for the Fund from inception through December 31, 2014:

Distribution Period(1)	Paid	Return of Capital		Distribution of Income		Total Distribution		Total Distribution per Unit (2)	Weighted Average Units Outstanding(3)
Monthly and quarterly distributions
Nov 2013 – Mar 2014
(Distribution of all escrow interest)	Jun 2014	$—		$17		$17		n/a	n/a
Mar 2014-Nov 2014	Apr 2014- Dec 2014	452,924		—		452,924		0.51	896,524
		$452,924		$17		$452,941		$0.51
Source of distributions
Lease and loan payments and sales proceeds received		$452,924	100.00%	$—	0.00%	$452,924	100.00%
Interest income		—	0.00%	17	100.00%	17	0.00%
Debt against non-cancellable firm term payments on leases and loans		—	0.00%	—	0.00%	—	0.00%
		$452,924	100.00%	$17	100.00%	$452,941	100.00%

(1)	Investors may elect to receive their distributions either monthly or quarterly. See “Timing and Method of Distributions” on Page 67 of the Prospectus.
(2)	Total distributions per Unit represents the per Unit distributions rate for those units which were outstanding for all of the applicable period.
(3)	Balance shown represents weighted average units for the period from March 6 – November 30, 2014.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Statements contained under this caption and elsewhere in this Supplement, may be forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the economic recession and changes in general economic conditions, including fluctuations in demand for equipment, lease rates, and interest rates, may result in delays in investment and reinvestment, delays in leasing, re-leasing, and disposition of equipment, and reduced returns on invested capital. The Company’s performance is subject to risks relating to lessee and borrower defaults and the creditworthiness of its lessees and borrowers. The Company’s performance is also subject to risks relating to the value of its equipment at the end of its leases, which may be affected by the condition of the equipment, technological obsolescence and the markets for new and used equipment at the end of lease terms. See the more detailed discussion under “Risk Factors” in the Prospectus. Investors are cautioned not to attribute undue certainty to these forward-looking statements, which speak only as of the date of this Supplement. We undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Supplement or to reflect the occurrence of unanticipated events, other than as required by law.

Overview

ATEL 16, LLC (the “Company” or the “Fund”) was formed under the laws of the state of California on December 27, 2012 for the purpose of raising capital and originating equipment financing transactions and acquiring equipment to engage in equipment leasing and sales activities. The offering of the Company was granted effectiveness by the Securities and Exchange Commission as of November 5, 2013.

The Company is conducting a public offering of 15,000,000 Limited Liability Company Units (“Units”), at a price of $10 per Unit. The offering will continue until the earlier of a period of two years from the date of the prospectus or until sales of the limited liability company Units to the public reach $150,000,000. As of March 6, 2014, subscriptions for the minimum number of Units (120,000, representing $1,200,000), excluding subscriptions from Pennsylvania investors, had been received and the Fund requested subscription proceeds to be released from escrow. On that date, the Company commenced initial operations and continued in its development stage activities until transitioning to an operating enterprise during the second quarter of 2014. Pennsylvania subscriptions are subject to a separate escrow and are released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $7,500,000 in gross proceeds. Total contributions to the Fund exceeded $7,500,000 on June 19, 2014. The Fund is actively raising capital and, as of March 27, 2015, has received cumulative contributions in the amount of $26,667,260, inclusive of the $500 initial member’s capital investment.

Results of Operations

As of December 31, 2014, there were concentrations (greater than or equal to 10% as a percentage of total equipment cost) of equipment leased to lessees and/or financed for borrowers in certain industries as follows:

Percentage of Total Equipment Cost
Industry	2014
Utilities	63%
Transportation	17%

During 2014, certain lessees and/or financial borrowers generated significant portions (defined as greater than or equal to 10%) of the Company’s total leasing and lending revenues as follows:

		Percentage of Total Leasing and Lending Revenues
Lessee	Type of Equipment	2014
AEP Generating Company	Coal terminal	53%
Schenker Logistics, Inc.	Materials handling	30%

These percentages are not expected to be comparable in future periods due to anticipated changes in the mix of investments and/or lessees as a result of normal business activities.

It is the Company’s objective to maintain a 100% utilization rate for all equipment purchased in any given year. All equipment transactions are acquired subject to binding lease commitments, so equipment utilization is expected to remain high during the funding period and throughout the reinvestment stage. Initial lease terms of these leases are generally from 18 to 72 months, and as they expire, the Company will attempt to re-lease or sell the equipment. All of the Company’s leased property was acquired beginning in March 2014 through December 2014. The utilization percentage of existing assets under lease was 100% at December 31, 2014.

Cost reimbursements to the Managing Member and/or affiliates are based on its costs incurred in performing administrative services for the Company. These costs are allocated to each managed entity based on certain criteria such as total assets, number of investors or contributed capital based upon the type of cost incurred.

The Company had a net loss of $364,302 for the year ended December 31, 2014. Such net loss was comprised of total expenses amounting to $1,273,220 partially offset by total revenues of $908,918.

Total expenses were primarily comprised of the following: depreciation expense, acquisition expense, outside services, costs reimbursed to the affiliates, asset management fees paid to the Manager and professional fees which, combined, totaled $1,183,083 or 93% of total expenses. The remainder of the Company’s expenses for the year, which totaled $90,137, was mostly related to bank charges, amortization of initial direct costs, taxes, interest and other expense.

Total revenues mainly consisted of $852,070 of operating lease revenues, $40,077 of interest income derived from the Fund’s investments in notes receivable, $10,584 of unrealized gains on fair valuation of warrants, and $6,004 of other income related to program fees paid to the Fund by finance borrowers.

Capital Resources and Liquidity

The Company’s cash and cash equivalents totaled $9,261,573 and $500 at December 31, 2014 and December 31, 2013, respectively. The liquidity of the Company will vary in the future, increasing to the extent cash flows from leases and proceeds of asset sales exceed expenses and decreasing as lease assets are acquired, as distributions are made to the Members and to the extent expenses exceed cash flows from leases and proceeds from asset sales.

Cash Flows

The following table sets forth summary cash flow data:

2014
Net cash provided by (used in):
Operating activities	$719,983
Investing activities	(8,462,853)
Financing activities	17,003,943
Net increase in cash and cash equivalents	$9,261,073

During 2014, the Company’s primary source of liquidity was subscription proceeds from the public offering of Units which totaled $20,533,650 for the year. As of December 31, 2014, cumulative capital contributions totaling $20,534,150 (2,053,415 Units) have been received.

During 2014, cash was primarily used to purchase equipment, fund investments in notes receivable, pay commissions and syndication costs associated with the offering, and pay distributions.

Cash used to purchase equipment and fund investments in notes receivable during 2014 amounted to $7,883,686 and $480,207, respectively. Moreover, commissions and syndication costs paid during 2014 totaled $3,076,721; and, distributions paid to the Managing Member and Other Members totaled $452,986.

The Company’s cash as of December 31, 2013 totaled $500 representing the initial member’s capital investment.

Revolving credit facility

Effective January 7, 2014, the Company has been added as a participant with AFS and certain of its affiliates in a revolving credit facility (the “Credit Facility”) with a syndicate of financial institutions. The Credit Facility is comprised of a working capital facility to AFS, an acquisition facility (the “Acquisition Facility”) and a warehouse facility (the “Warehouse Facility”) to AFS, the Company and affiliates, and a venture facility available to an affiliate. The line was set at $75,000,000 with an expiration date of June 2015. The lending syndicate providing the Credit Facility will have a blanket lien on all of the Company’s assets as collateral for any and all borrowings under the Acquisition Facility, and on a pro-rata basis under the Warehouse Facility. Such Credit Facility includes certain financial covenants. There has been no utilization of the available line of credit since the Fund’s participation in the Credit Facility.

Distributions

The Company commenced periodic distributions beginning with the month of April 2014. Additional distributions have been made consistently through December 31, 2014. See “Distributions” above for additional information regarding the distributions.

Commitments and Contingencies and Off-Balance Sheet Transactions

Commitments and Contingencies

At December 31, 2014, there were commitments to purchase lease assets and fund investments in notes receivable totaling $4,371,691 and $1,258,186, respectively. These amounts represent contract awards which may be canceled by the prospective borrower/investee or may not be accepted by the Company. There were no cancellations subsequent to year-end.

Off-Balance Sheet Transactions

None.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company evaluated the impact of the new standard on its financial statements and has determined that such impact is virtually non-existent as the new revenue guideline does not affect revenues from leases and loans, which comprise the majority of the Company’s revenues.

In August 2014, the FASB issued Accounting Standards Update 2014-15, Presentation of Financial Statements — Going Concern (subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The new standard provides guidance relative to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. Management is currently evaluating the standard and its operational and related disclosure requirements.

Critical Accounting Policies and Estimates

The policies discussed below are considered by management of the Company to be critical to an understanding of the Company’s financial statements because their application requires significantly complex or subjective judgments, decisions, or assessments, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described in the following paragraphs. The Company also states these accounting policies in the notes to the financial statements and in relevant sections in this discussion and analysis. For all of these policies, management cautions that future events rarely develop exactly as forecast, and the best estimates routinely require adjustment.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Such estimates primarily relate to the determination of residual values at the end of the lease term and expected future cash flows used for impairment analysis purposes and for determination of the allowance for doubtful accounts and reserve for credit losses on notes receivable.

Equipment on operating leases and related revenue recognition:

Equipment subject to operating leases is stated at cost. Depreciation is being recognized on a straight-line method over the terms of the related leases to the equipment’s estimated residual values. Off-lease equipment is generally not subject to depreciation. The Company depreciates all lease assets, in accordance with guidelines consistent with ASC 840-20-35-3, over the periods of the lease terms contained in each asset’s respective lease contract to the estimated residual value at the end of the lease contract. All lease assets are purchased only concurrent with the execution of a lease commitment by the lessee. Thus, the original depreciation period corresponds with the term of the original lease. Once the term of an original lease contract is completed, the subject property is typically sold to the existing user, re-leased to the existing user, or, when off-lease, is held for sale. Assets which are re-leased continue to be depreciated using the terms of the new lease agreements and the estimated residual values at the end of the new lease terms, adjusted downward as necessary. Assets classified as held-for-sale are carried at the lower of carrying amount, or the fair value less cost to sell (ASC 360-10-35-43).

The Company does not use the equipment held in its portfolio, but holds it solely for lease and ultimate sale. In the course of marketing equipment that has come off-lease, management may determine at some point that re-leasing the assets may provide a superior return for investors and would then execute another lease. Upon entering into a new lease contract, management will estimate the residual value once again and resume depreciation. If, and when, the Company, at any time, determines that depreciation in value may have occurred with respect to an asset held-for-sale, the Company would review the value to determine whether a material reduction in value had occurred and recognize any appropriate impairment. All lease assets, including off-lease assets, are subject to the Company’s quarterly impairment analysis, as described below. Maintenance costs associated with the Fund’s portfolio of leased assets are expensed as incurred. Major additions and betterments are capitalized.

Operating lease revenue is recognized on a straight-line basis over the term of the underlying leases. The initial lease terms will vary as to the type of equipment subject to the leases, the needs of the lessees and the terms to be negotiated, but initial leases are generally on terms from 36 to 120 months. The difference between rent received and rental revenue recognized is recorded as unearned operating lease income on the balance sheet.

Operating leases are generally placed in a non-accrual status (i.e., no revenue is recognized) when payments are more than 90 days past due. Additionally, management considers the equipment underlying the lease contracts for impairment and periodically reviews the credit worthiness of all operating lessees with payments outstanding less than 90 days. Based upon management’s judgment, the related operating leases may be placed on non-accrual status. Leases placed on non-accrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid lease payments is probable. Until such time, revenues are recognized on a cash basis.

Recorded values of the Company’s leased asset portfolio are reviewed each quarter to confirm the reasonableness of established residual values and to determine whether there is indication that an asset impairment might have taken place. The Company uses a variety of sources and considers many factors in evaluating whether the respective book values of its assets are appropriate. In addition, the company may direct a residual value review at any time if it becomes aware of issues regarding the ability of a lessee to continue to make payments on its lease contract. An impairment loss is measured and recognized only if the estimated undiscounted future cash flows of the asset are less than their net book value. The estimated undiscounted future cash flows are the sum of the residual value of the asset at the end of the asset’s lease contract and undiscounted future rents from the existing lease contract. The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the marketplace are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. Impairment is measured as the difference between the fair value (as determined by a valuation method using discounted estimated future cash flows, third party appraisals or comparable sales of similar assets as applicable based on asset type) of the asset and its carrying value on the measurement date. Upward adjustments for impairments recognized in prior periods are not made in any circumstances.

Notes receivable, unearned interest income and related revenue recognition:

The Company records all future payments of principal and interest on notes as notes receivable, which are then offset by the amount of any related unearned interest income. For financial statement purposes, the Company reports only the net amount of principal due on the balance sheet. The unearned interest is recognized over the term of the note and the income portion of each note payment is calculated so as to generate a constant rate of return on the net balance outstanding. Any fees or costs related to notes receivable are recorded as part of the net investment in notes receivable and amortized over the term of the loan.

Allowances for losses on notes receivable are typically established based on historical charge off and collection experience and the collectability of specifically identified borrowers and billed and unbilled receivables. Notes are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and/or interest when due according to the contractual terms of the note agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. If it is determined that a loan is impaired with regard to scheduled payments, the Company will perform an analysis of the note to determine if an impairment valuation reserve is necessary. This analysis considers the estimated cash flows from the note, or the collateral value of the property underlying the note when note repayment is collateral dependent. Any required valuation reserve is charged to earnings when determined; and notes are charged off to the allowance as they are deemed uncollectible.

Notes receivable are generally placed in a non-accrual status (i.e., no revenue is recognized) when payments are more than 90 days past due. Additionally, management periodically reviews the creditworthiness of companies with note payments outstanding less than 90 days. Based upon management’s judgment, the related notes may be placed on non-accrual status. Notes placed on non-accrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid receivable is probable. Until such time, all payments received are applied only against outstanding principal balances.

Initial direct costs:

The Company capitalizes initial direct costs (“IDC”) associated with the origination and funding of lease assets and investments in notes receivable. IDC includes both internal costs (e.g., the costs of employees’ activities in connection with successful lease and loan originations) and external broker fees incurred with such originations. The costs are amortized on a lease by lease (or note by note) basis based on actual contract term using a straight-line method for operating leases and the effective interest rate method for direct financing leases and notes receivable. Upon disposal of the underlying lease and loan assets, both the initial direct costs and the associated accumulated amortization are relieved. Costs related to leases or notes receivable that are not consummated are not eligible for capitalization as initial direct costs and are expensed as acquisition expense.

Acquisition expense:

Acquisition expense represents costs which include, but are not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, accounting fees and expenses and miscellaneous expenses related to the selection and acquisition of equipment which are reimbursable to the Managing Member under the terms of the Operating Agreement. As the costs are not eligible for capitalization as initial direct costs, such amounts are expensed as incurred.

Asset valuation:

Recorded values of the Company’s leased asset portfolio are periodically reviewed for impairment. An impairment loss is measured and recognized only if the estimated undiscounted future cash flows of the asset are less than their net book value. The estimated undiscounted future cash flows are the sum of the estimated residual value of the asset at the end of the asset’s expected holding period and estimates of undiscounted future rents. The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. Impairment is measured as the difference between the fair value (as determined by a valuation method using discounted estimated future cash flows, third party appraisals or comparable sales of similar assets as applicable based on asset type) of the asset and its carrying value on the measurement date.

EXPERTS

Moss Adams LLP, independent registered public accounting firm, has audited the Fund’s balance sheets as of December 31, 2014 and 2013, and the related statements of operations, changes in members’ capital, and cash flows for the years then ended, as set forth in their report. The Fund has included the financial statements in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

Moss Adams LLP, independent auditors, has audited the balance sheets of ATEL Managing Member, LLC as of December 31, 2014 and March 31, 2014 as set forth in their report. The Fund has included the balance sheets in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

Set forth below are the following financial statements:

ATEL 16, LLC
Report of Moss Adams, LLP, Independent Registered Public Accounting Firm	S-F-2
Balance Sheets, December 31, 2014 and December 31, 2013	S-F-3
Statement of Operations for the year ended December 31, 2014	S-F-4
Statements of Changes in Members’ Capital for the period from December 31, 2012 (date of inception) through December 31, 2013 and for the year ended December 31, 2014	S-F-5
Statements of Cash Flows for the year ended December 31, 2014 and for the period from December 31, 2012 (date of inception) through December 31, 2013	S-F-6
Notes to Financial Statements	S-F-7
ATEL MANAGING MEMBER, LLC
Report of Moss Adams, LLP, Independent Certified Public Accountants	S-F-21
Balance Sheets, December 31, 2014 and March 31, 2014	S-F-22
Notes to Balance Sheets, December 31, 2014 and March 31, 2014	S-F-23

S-F-1

FINANCIAL INFORMATION — DECEMBER 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Members
ATEL 16, LLC

We have audited the accompanying balance sheets of ATEL 16, LLC (the “Company” or the “Fund”) as of December 31, 2014 and 2013, and the related statement of operations for the year ended December 31, 2014, and statements of changes in members’ capital, and cash flows for the year ended December 31, 2014 and for the period from December 27, 2012 (date of inception) through December 31, 2013. These financial statements are the responsibility of the Management of the Company’s Managing Member. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATEL 16, LLC (the “Company” or the “Fund”) as of December 31, 2014 and 2013, and the results of its operations for the year ended December 31, 2014, and its cash flows for the year ended December 31, 2014 and for the period from December 27, 2012 (date of inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

San Francisco, California
March 27, 2015

S-F-2

ATEL 16, LLC

BALANCE SHEETS
DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS
Cash and cash equivalents	$9,261,573	$500
Accounts receivable, net	10,378	—
Notes receivable, net of unearned interest income of $62,648 as of December 31, 2014	374,159	—
Fair value of warrants	10,584	—
Investments in equipment and leases, net of accumulated depreciation of $679,770 at December 31, 2014	7,484,768	—
Prepaid expenses and other assets	19,101	—
Total assets	$17,160,563	$500
LIABILITIES AND MEMBERS’ CAPITAL
Accounts payable and accrued liabilities:
Managing Member	$1,148	$—
Affiliates	266,235	—
Accrued distributions to Other Members	121,676	—
Other	136,816	—
Unearned operating lease income	116,235	—
Total liabilities	642,110	—
Commitments and contingencies
Members’ capital:
Managing Member	—	500
Other Members	16,518,453	—
Total Members’ capital	16,518,453	500
Total liabilities and Members’ capital	$17,160,563	$500

See accompanying notes.

S-F-3

ATEL 16, LLC

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

2014
Revenues:
Leasing and lending activities:
Operating lease revenue	$852,070
Notes receivable interest income	40,077
Unrealized gain on fair valuation of warrants	10,584
Interest income	183
Other	6,004
Total revenues	908,918
Expenses:
Depreciation of operating lease assets	679,770
Asset management fees to Managing Member	60,201
Acquisition expense	196,080
Cost reimbursements to affiliates	93,087
Amortization of initial direct costs	25,706
Interest expense	4,472
Professional fees	49,922
Outside services	104,023
Taxes on income and franchise fees	7,600
Bank charges	26,195
Other	26,164
Total expenses	1,273,220
Net loss	$(364,302)
Net loss:
Managing Member	$(443)
Other Members	(363,859)
$(364,302)
Net loss per Limited Liability Company Unit (Other Members)	$(0.36)
Weighted average number of Units outstanding	1,001,451

See accompanying notes.

S-F-4

ATEL 16, LLC

STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL
FOR THE PERIOD FROM DECEMBER 27, 2012 (Date of Inception)
THROUGH DECEMBER 31, 2013 AND FOR THE
YEAR ENDED DECEMBER 31, 2014

		Amount
	Units	Other Members	Managing Member	Total
Member’s capital as of December 27, 2012 (Date of Inception)	—	$—	$—	$—
Capital contribution	50	—	500	500
Balance December 31, 2013	50	—	500	500
Capital contributions	2,053,365	20,533,650	—	20,533,650
Less selling commissions to affiliates	—	(1,846,018)	—	(1,846,018)
Syndication costs	—	(1,230,703)	—	(1,230,703)
Distributions to Other Members ($0.57 per Unit)	—	(574,617)	—	(574,617)
Distributions to Managing Member	—	—	(57)	(57)
Net loss	—	(363,859)	(443)	(364,302)
Balance December 31, 2014	2,053,415	$16,518,453	$—	$16,518,453

See accompanying notes.

S-F-5

ATEL 16, LLC

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2014
AND FOR THE PERIOD FROM DECEMBER 27, 2012 (Date of Inception)
THROUGH DECEMBER 31, 2013

	2014	For the Period From December 27, 2012 (Date of Inception) Through December 31, 2013
Operating activities:
Net loss	$(364,302)	$—
Adjustment to reconcile net loss to cash provided by operating activities:
Depreciation of operating lease assets	679,770	—
Amortization of initial direct costs	25,706	—
Unrealized gain on fair valuation of warrants	(10,584)	—
Changes in operating assets and liabilities:
Accounts receivable	(10,378)	—
Prepaid expenses and other assets	(19,101)	—
Accounts payable, Managing Member	1,136	—
Accounts payable, other	35,266	—
Accrued liabilities, affiliates	266,235	—
Unearned operating lease income	116,235	—
Net cash provided by operating activities	719,983	—
Investing activities:
Purchases of equipment on operating leases	(7,883,686)	—
Payments of initial direct costs	(206,359)	—
Note receivable advances	(480,207)	—
Principal payments received on notes receivable	107,399	—
Net cash used in investing activities	(8,462,853)	—
Financing activities:
Selling commissions to affiliates	(1,846,018)	—
Syndication costs paid to Managing Member and affiliates	(1,230,703)	—
Distributions to Other Members	(452,941)	—
Distributions to Managing Member	(45)	—
Capital contributions	20,533,650	500
Net cash provided by financing activities	17,003,943	500
Net increase in cash and cash equivalents	9,261,073	500
Cash and cash equivalents at beginning of year	500	—
Cash and cash equivalents at end of year	$9,261,573	$500
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$4,472	$—
Cash paid during the year for taxes	$1,600	$—
Schedule of non-cash investing and financing transactions:
Distributions payable to Other Members at year-end	$121,676	$—
Distributions payable to Managing Member at year-end	$12	$—
Purchases of equipment on operating leases, included in accounts payable, other	$101,550	$—

See accompanying notes.

S-F-6

ATEL 16, LLC

NOTES TO FINANCIAL STATEMENTS

1. Organization and Limited Liability Company matters:

ATEL 16, LLC (the “Company” or the “Fund”) was formed under the laws of the state of California on December 27, 2012 for the purpose of raising capital and originating equipment financing transactions and acquiring equipment to engage in equipment leasing and sales activities. The Managing Member of the Company is ATEL Managing Member, LLC (the “Managing Member” or the “Manager”), a Nevada limited liability company. The Managing Member is controlled by ATEL Financial Services, LLC (“AFS”), a wholly-owned subsidiary of ATEL Capital Group (“ACG” or “ATEL”). The Fund may continue until terminated as provided in the ATEL 16, LLC limited liability company operating agreement dated November 1, 2013 (the “Operating Agreement”). Contributions in the amount of $500 were received as of December 31, 2012, which represented the initial member’s capital investment. As a limited liability company, the liability of any individual member for the obligations of the Fund is limited to the extent of capital contributions to the Fund by the individual member.

The offering of the Company was granted effectiveness by the Securities and Exchange Commission as of November 5, 2013. The offering will continue until the earlier of a period of two years from that date or until sales of the limited liability company units (Units) to the public reach $150,000,000. As of March 6, 2014, subscriptions for the minimum number of Units (120,000, representing $1,200,000), excluding subscriptions from Pennsylvania investors, had been received and the Fund requested subscription proceeds to be released from escrow. On that date, the Company commenced initial operations and continued in its development stage activities until transitioning to an operating enterprise during the second quarter of 2014. Pennsylvania subscriptions are subject to a separate escrow and are released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $7,500,000 in gross proceeds. Total contributions to the Fund exceeded $7,500,000 on June 19, 2014.

As of December 31, 2014, cumulative contributions totaling $20,534,150 have been received, inclusive of the $500 initial member’s capital investment. As of such date, a total of 2,053,415 Units were issued and outstanding. The Fund is actively raising capital and, as of February 28, 2015, has received cumulative contributions in the amount of $24,045,920, inclusive of the $500 initial member’s capital investment.

The Fund, or Managing Member on behalf of the Fund, has and will continue to incur costs in connection with the organization, registration and issuance of the Units. The amount of such costs to be borne by the Fund is limited by certain provisions of the Operating Agreement.

The Company’s principal objectives are to invest in a diversified portfolio of investments that will (i) preserve, protect and return the Company’s invested capital; (ii) generate regular cash distributions to Unitholders during the Offering Stage and Operating Stages of the Fund, any balance remaining after required minimum distributions, equal to not less than 7% nor more than 9% per annum on investors’ Original Invested Capital, during the Operating Stage, to be used to purchase additional investments during the Reinvestment Period (the first six years after the year the offering terminates); and (iii) provide additional cash distributions during the Liquidating Stage, commencing with the end of the Operating Stage/Reinvestment Period and continuing until all investment portfolio assets have been sold or otherwise disposed. The Company is governed by the Operating Agreement.

Pursuant to the terms of the Operating Agreement, the Managing Member and/or its affiliates receives compensation for services rendered and reimbursements for costs incurred on behalf of the Company (See Note 6). The Company is required to maintain reasonable cash reserves for working capital, the repurchase of Units and contingencies. The repurchase of Units is solely at the discretion of AFS.

S-F-7

ATEL 16, LLC

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies:

Basis of presentation:

The accompanying balance sheets as of December 31, 2014 and 2013, and the related statement of operations as of December 31, 2014, and statements of changes in member’s capital, and cash flows for the year ended December 31, 2014 and for the period from December 27, 2012 (date of inception) through December 31, 2013 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission.

In preparing the accompanying financial statements, the Company has reviewed, as determined necessary by the Managing Member, events that have occurred after December 31, 2014, up until the issuance of the financial statements. No events were noted which would require disclosure in the footnotes to the financial statements.

Cash and cash equivalents:

Cash and cash equivalents include cash in banks and cash equivalent investments such as U.S. Treasury instruments with original and/or purchased maturities of ninety days or less.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates. Such estimates primarily relate to the determination of residual values at the end of the lease term and expected future cash flows used for impairment analysis purposes and determination of the allowance for doubtful accounts and reserve for credit losses on notes receivable.

Accounts receivable:

Accounts receivable represent the amounts billed under operating and direct financing lease contracts, and notes receivable which are currently due to the Company. Allowances for doubtful accounts are typically established based on historical charge off and collection experience and the collectability of specifically identified lessees and borrowers, and invoiced amounts. Accounts receivable deemed uncollectible are charged off against the allowance on a specific identification basis. Recoveries of amounts that were previously written-off are recorded as other income in the period received.

Credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk include cash and cash equivalents, operating and direct financing lease receivables, notes receivable and accounts receivable. The Company places the majority of its cash deposits in noninterest-bearing accounts with financial institutions that have no less than $10 billion in assets. Such deposits are insured up to $250 thousand. The remainder of the Funds’ cash is temporarily invested in U.S. Treasury denominated instruments. The concentration of such deposits and temporary cash investments is not deemed to create a significant risk to the Company. Accounts and notes receivable represent amounts due from lessees or borrowers in various industries, related to equipment on operating and direct financing leases or notes receivable.

Equipment on operating leases and related revenue recognition:

Equipment subject to operating leases is stated at cost. Depreciation is being recognized on a straight-line method over the terms of the related leases to the equipment’s estimated residual values. Off-lease equipment is generally not subject to depreciation. The Company depreciates all lease assets, in accordance with guidelines consistent with ASC 840-20-35-3, over the periods of the lease terms contained in each asset’s

S-F-8

ATEL 16, LLC

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

respective lease contract to the estimated residual value at the end of the lease contract. All lease assets are purchased only concurrent with the execution of a lease commitment by the lessee. Thus, the original depreciation period corresponds with the term of the original lease. Once the term of an original lease contract is completed, the subject property is typically sold to the existing user, re-leased to the existing user, or, when off-lease, is held for sale. Assets which are re-leased continue to be depreciated using the terms of the new lease agreements and the estimated residual values at the end of the new lease terms, adjusted downward as necessary. Assets classified as held-for-sale are carried at the lower of carrying amount, or the fair value less cost to sell (ASC 360-10-35-43).

The Company does not use the equipment held in its portfolio, but holds it solely for lease and ultimate sale. In the course of marketing equipment that has come off-lease, management may determine at some point that re-leasing the assets may provide a superior return for investors and would then execute another lease. Upon entering into a new lease contract, management will estimate the residual value once again and resume depreciation. If, and when, the Company, at any time, determines that depreciation in value may have occurred with respect to an asset held-for-sale, the Company would review the value to determine whether a material reduction in value had occurred and recognize any appropriate impairment. All lease assets, including off-lease assets, are subject to the Company’s quarterly impairment analysis, as described below. Maintenance costs associated with the Fund’s portfolio of leased assets are expensed as incurred. Major additions and betterments are capitalized.

Operating lease revenue is recognized on a straight-line basis over the term of the underlying leases. The initial lease terms will vary as to the type of equipment subject to the leases, the needs of the lessees and the terms to be negotiated, but initial leases are generally on terms from 36 to 120 months. The difference between rent received and rental revenue recognized is recorded as unearned operating lease income on the balance sheet.

Operating leases are generally placed in a non-accrual status (i.e., no revenue is recognized) when payments are more than 90 days past due. Additionally, management considers the equipment underlying the lease contracts for impairment and periodically reviews the credit worthiness of all operating lessees with payments outstanding less than 90 days. Based upon management’s judgment, the related operating leases may be placed on non-accrual status. Leases placed on non-accrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid lease payments is probable. Until such time, revenues are recognized on a cash basis.

Recorded values of the Company’s leased asset portfolio are reviewed each quarter to confirm the reasonableness of established residual values and to determine whether there is indication that an asset impairment might have taken place. The Company uses a variety of sources and considers many factors in evaluating whether the respective book values of its assets are appropriate. In addition, the company may direct a residual value review at any time if it becomes aware of issues regarding the ability of a lessee to continue to make payments on its lease contract. An impairment loss is measured and recognized only if the estimated undiscounted future cash flows of the asset are less than their net book value. The estimated undiscounted future cash flows are the sum of the residual value of the asset at the end of the asset’s lease contract and undiscounted future rents from the existing lease contract. The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the marketplace are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. Impairment is measured as the difference between the fair value (as determined by a valuation method using discounted estimated future cash flows, third party appraisals or comparable sales of similar assets as applicable based on asset type) of the asset and its carrying value on the measurement date. Upward adjustments for impairments recognized in prior periods are not made in any circumstances.

S-F-9

ATEL 16, LLC

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

Notes receivable, unearned interest income and related revenue recognition:

The Company records all future payments of principal and interest on notes as notes receivable, which are then offset by the amount of any related unearned interest income. For financial statement purposes, the Company reports only the net amount of principal due on the balance sheet. The unearned interest is recognized over the term of the note and the income portion of each note payment is calculated so as to generate a constant rate of return on the net balance outstanding. Any fees or costs related to notes receivable are recorded as part of the net investment in notes receivable and amortized over the term of the loan.

Allowances for losses on notes receivable are typically established based on historical charge off and collection experience and the collectability of specifically identified borrowers and billed and unbilled receivables. Notes are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and/or interest when due according to the contractual terms of the note agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. If it is determined that a loan is impaired with regard to scheduled payments, the Company will perform an analysis of the note to determine if an impairment valuation reserve is necessary. This analysis considers the estimated cash flows from the note, or the collateral value of the property underlying the note when note repayment is collateral dependent. Any required valuation reserve is charged to earnings when determined; and notes are charged off to the allowance as they are deemed uncollectible.

Notes receivable are generally placed in a non-accrual status (i.e., no revenue is recognized) when payments are more than 90 days past due. Additionally, management periodically reviews the creditworthiness of companies with note payments outstanding less than 90 days. Based upon management’s judgment, the related notes may be placed on non-accrual status. Notes placed on non-accrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid receivable is probable. Until such time, all payments received are applied only against outstanding principal balances.

Initial direct costs:

The Company capitalizes initial direct costs (“IDC”) associated with the origination and funding of lease assets and investments in notes receivable. IDC includes both internal costs (e.g., the costs of employees’ activities in connection with successful lease and loan originations) and external broker fees incurred with such originations. The costs are amortized on a lease by lease (or note by note) basis based on actual contract term using a straight-line method for operating leases and the effective interest rate method for direct financing leases and notes receivable. Upon disposal of the underlying lease and loan assets, both the initial direct costs and the associated accumulated amortization are relieved. Costs related to leases or notes receivable that are not consummated are not eligible for capitalization as initial direct costs and are expensed as acquisition expense.

Acquisition expense:

Acquisition expense represents costs which include, but are not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, accounting fees and expenses and miscellaneous expenses related to the selection and acquisition of equipment which are reimbursable to the Managing Member under the terms of the Operating Agreement. As the costs are not eligible for capitalization as initial direct costs, such amounts are expensed as incurred.

Asset valuation:

Recorded values of the Company’s leased asset portfolio are periodically reviewed for impairment. An impairment loss is measured and recognized only if the estimated undiscounted future cash flows of the asset are less than their net book value. The estimated undiscounted future cash flows are the sum of the estimated

S-F-10

ATEL 16, LLC

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

residual value of the asset at the end of the asset’s expected holding period and estimates of undiscounted future rents. The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. Impairment is measured as the difference between the fair value (as determined by a valuation method using discounted estimated future cash flows, third party appraisals or comparable sales of similar assets as applicable based on asset type) of the asset and its carrying value on the measurement date.

Investment in securities:

From time to time, the Company may purchase securities of its borrowers or receive warrants to purchase securities in connection with its lending arrangements.

Purchased securities

Purchased securities are generally not registered for public sale and are carried at cost. Such securities are adjusted to fair value if the fair value is less than the carrying value and such impairment is deemed by the Managing Member to be other than temporary. Factors considered by the Managing Member in determining fair value include, but are not limited to, available financial information, the issuer’s ability to meet its current obligations and indications of the issuer’s subsequent ability to raise capital.

Warrants

Warrants owned by the Company are not registered for public sale, but are considered derivatives and are reflected at an estimated fair value on the balance sheet as determined by the Managing Member. The Company received its first warrants during the second quarter of 2014, and recorded unrealized gains totaling $10,584 during 2014. Such amount was also the value of the warrants as of December 31, 2014. There were no net exercises of warrants during 2014.

Segment reporting:

The Company is organized into one operating segment for the purpose of making operating decisions or assessing performance. Accordingly, the Company operates in one reportable operating segment in the United States.

The Company’s principal decision makers are the Managing Member’s Chief Executive Officer and its Chief Financial Officer and Chief Operating Officer. The Company believes that its financing business operates as one reportable segment because: a) the Company measures profit and loss at the portfolio assets level as a whole; b) the principal decision makers do not review information based on any operating segment other than the equipment financing transaction portfolio; c) the Company does not maintain discrete financial information on any specific segment other than its equipment financing operations; d) the Company has not chosen to organize its business around different products and services other than equipment financing; and e) the Company has not chosen to organize its business around geographic areas.

The primary geographic region in which the Company seeks financing opportunities is North America. Currently, 100% of the Company’s operating revenues and long-lived assets relate to customers domiciled in North America.

Unearned operating lease income:

The Company records prepayments on operating leases as a liability under the caption of unearned operating lease income. The liability is recorded when prepayments are received and recognized as operating lease revenue over the period to which the prepayments relate using a straight-line method.

S-F-11

ATEL 16, LLC

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

Income Taxes:

The Company is treated as a partnership for federal income tax purposes. Pursuant to the provisions of Section 701 of the Internal Revenue Code, a partnership is not subject to federal income taxes. Accordingly, the Company has provided current franchise income taxes for only those states which levy income taxes on partnerships. For the year ended December 31, 2014, the related provision for state income taxes was $7,600. The Company was not operational prior to the first quarter of 2014. The Company does not have any entity level uncertain tax positions. The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions and is generally subject to examination by U.S. federal (or state and local) income tax authorities for three years from the filing of a tax return.

The tax bases of the Company’s net assets and liabilities vary from the amounts presented in these financial statements at December 31, 2014 as follows:

2014
Financial statement basis of net assets	$16,518,453
Tax basis of net assets (unaudited)	19,609,914
Difference	$(3,091,461)

The primary differences between the tax bases of net assets and the amounts recorded in the financial statements are the result of differences in accounting for syndication costs and differences between the depreciation methods used in the financial statements and the Company’s tax returns.

The following reconciles the net loss reported in these financial statements to the loss reported on the Company’s federal tax return (unaudited) for the year ended December 31, 2014:

2014
Net loss per financial statements	$(364,302)
Tax adjustments (unaudited):
Adjustment to depreciation expense	(202,674)
Adjustments to revenues	116,235
Other	(20,509)
Loss per federal tax return (unaudited)	$(471,250)

Per Unit data:

Net loss and distributions per Unit are based upon the weighted average number of Other Members Units outstanding since commencement of its operations.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company evaluated the impact of the new standard on its financial statements and has determined that such impact is virtually non-existent as the new revenue guideline does not affect revenues from leases and loans, which comprise the majority of the Company’s revenues.

In August 2014, the FASB issued Accounting Standards Update 2014-15, Presentation of Financial Statements — Going Concern (subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to

S-F-12

ATEL 16, LLC

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

Continue as a Going Concern. The new standard provides guidance relative to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. Management is currently evaluating the standard and its operational and related disclosure requirements.

3. Concentration of credit risk and major customers:

The Company leases equipment to lessees and provides debt financing to borrowers in diversified industries. Leases and notes receivable are subject to the Managing Member’s credit committee review. The leases and notes receivable provide for the return of the equipment to the Company upon default.

As of December 31, 2014, there were concentrations (greater than or equal to 10% as a percentage of total equipment cost) of equipment leased to lessees and/or financed for borrowers in certain industries as follows:

Percentage of Total Equipment Cost
Industry	2014
Utilities	63%
Transportation	17%

During 2014, certain lessees and/or financial borrowers generated significant portions (defined as greater than or equal to 10%) of the Company’s total leasing and lending revenues as follows:

		Percentage of Total Leasing and Lending Revenues
Lessee	Type of Equipment	2014
AEP Generating Company	Coal terminal	53%
Schenker Logistics, Inc.	Materials handling	30%

These percentages are not expected to be comparable in future periods due to anticipated changes in the mix of investments and/or lessees as a result of normal business activities.

4. Notes receivable, net:

The Company has various notes receivables from borrowers who have financed the purchase of equipment through the Company. The terms of the notes receivable are from 30 to 36 months and bear interest at rates ranging from 11.26% to 17.31% per annum. The notes are secured by the equipment financed. The notes mature from 2016 through 2017. There were neither impaired notes nor notes placed in non-accrual status as of December 31, 2014. The Company had no notes receivable outstanding prior to the second quarter of 2014.

S-F-13

ATEL 16, LLC

NOTES TO FINANCIAL STATEMENTS

4. Notes receivable, net: - (continued)

As of December 31, 2014, the minimum future payments receivable are as follows:

Year ending December 31, 2015	$196,478
2016	185,768
2017	53,210
435,456
Less: portion representing unearned interest income	(62,648)
372,808
Unamortized initial direct costs	1,351
Notes receivable, net	$374,159

IDC amortization expense related to notes receivable and the Company’s operating leases for the year ended December 31, 2014 are as follows:

2014
IDC amortization – notes receivable	$838
IDC amortization – lease assets	24,868
Total	$25,706

5. Investment in equipment and leases, net:

The Company’s investment in leases consists of the following:

	Balance December 31, 2013	Additions	Depreciation/ Amortization Expense	Balance December 31, 2014
Net investment in operating leases	$—	$7,985,236	$(679,770)	$7,305,466
Initial direct costs, net of accumulated amortization of $24,868 at December 31, 2014	—	204,170	(24,868)	179,302
Total	$—	$8,189,406	$(704,638)	$7,484,768

Impairment of investments in leases:

Recorded values of the Company’s leased asset portfolio are reviewed each quarter to confirm the reasonableness of established residual values and to determine whether there is indication that an asset impairment might have taken place. The Company uses a variety of sources and considers many factors in evaluating whether the respective book values of its assets are appropriate. In addition, the company may direct a residual value review at any time if it becomes aware of issues regarding the ability of a lessee to continue to make payments on its lease contract. An impairment loss is measured and recognized only if the estimated undiscounted future cash flows of the asset are less than their net book value. The estimated undiscounted future cash flows are the sum of the residual value of the asset at the end of the asset’s lease contract and undiscounted future rents from the existing lease contract. The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the marketplace are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. Impairment is measured as the difference between the fair value (as determined by a valuation method using discounted estimated future cash flows, third party appraisals or comparable sales of similar assets as applicable based on asset type) of the asset and its carrying value on the measurement date. Upward adjustments for impairments recognized in prior periods are not made in any circumstances. As a result of these reviews, management determined that no impairment losses existed as of December 31, 2014.

S-F-14

ATEL 16, LLC

NOTES TO FINANCIAL STATEMENTS

5. Investment in equipment and leases, net: - (continued)

The Company utilizes a straight-line depreciation method for equipment in all of the categories currently in its portfolio of lease transactions. Depreciation expense on the Company’s equipment totaled $679,770 for the year ended December 31, 2014. IDC amortization expense related to the Company’s operating leases totaled $24,868 for the year ended December 31, 2014.

All of the Company’s leased property was acquired beginning in March 2014 through December 2014.

Operating leases:

Property on operating leases consists of the following:

	Balance December 31, 2013	Additions	Reclassifications or Dispositions	Balance December 31, 2014
Coal terminal	$—	$5,000,000	$—	$5,000,000
Materials handling	—	2,023,142	—	2,023,142
Transportation	—	523,957	—	523,957
Agriculture	—	256,538	—	256,538
Aviation	—	181,599	—	181,599
	—	7,985,236	—	7,985,236
Less accumulated depreciation	—	(679,770)	—	(679,770)
Total	$—	$7,305,466	$—	$7,305,466

The average estimated residual value for assets on operating leases was 59% of the assets’ original cost at December 31, 2014. There were no operating leases in non-accrual status as of December 31, 2014.

As of December 31, 2014, the aggregate amounts of future minimum lease payments receivable are as follows:

Operating Leases
Year ending December 31, 2015	$1,717,049
2016	628,895
2017	296,109
2018	88,068
2019	66,433
Thereafter	7,044
$2,803,598

The useful lives for each category of leases is reviewed at a minimum of once per quarter. As of December 31, 2014, the respective useful lives of each category of lease assets in the Company’s portfolio are as follows (in years):

Equipment category	Useful Life
Coal terminal	50 – 60
Aircraft ground support	15 – 20
Agriculture	7 – 10
Materials handling	7 – 10
Transportation	7 – 10

S-F-15

ATEL 16, LLC

NOTES TO FINANCIAL STATEMENTS

6. Related Party Transactions:

The terms of the Operating Agreement provide that the Managing Member and/or affiliates are entitled to receive certain fees, for equipment acquisition and asset management services and to receive reimbursements for payments made on behalf of the Fund for certain operating expenses, which are more fully described in Section 8 of the Operating Agreement.

The Operating Agreement allows for the reimbursement of costs incurred by the Managing Member and/or affiliates for providing administrative services to the Company. Administrative services provided include Company accounting, investor relations, legal counsel and equipment financing documentation. The Managing Member is not reimbursed for services whereby it is entitled to receive a separate fee as compensation for such services, such as management of investments.

Cost reimbursements to the Managing Member or its affiliates are based on its costs incurred in performing administrative services for the Company. These costs are allocated to each managed entity based on certain criteria such as managed assets, number of investors or contributed capital based upon the type of cost incurred. The Managing Member believes that the costs reimbursed are the lower of (i) actual costs incurred on behalf of the Company or (ii) the amount the Company would be required to pay independent parties for comparable administrative services in the same geographic location.

Each of ATEL Leasing Corporation (“ALC”) and AFS is a wholly-owned subsidiary of ATEL Capital Group and performs services for the Company. Acquisition services, equipment management, lease administration and asset disposition services are performed by ALC; and investor relations, communications services and general administrative services are performed by AFS.

During its offering period, the Fund will pay selling commissions of up to 9% of the selling price of the Units to ATEL Securities Corporation (“ASC”), an affiliate of the Managing Member acting as Dealer Manager for the group of selling broker-dealers. ASC will in turn pay to participating broker-dealers selling commissions of up to 7% of the price of the Units sold by them, retaining the balance of 2%.

For the year ended December 31, 2014, the Managing Member and/or affiliates earned commissions and fees, and billed for reimbursements pursuant to the Operating Agreement as follows:

2014
Selling commissions, equal to 9% of the selling price of the Limited Liability Company Units, deducted from Other Members capital	$1,846,018
Reimbursement of other syndication costs to Managing Member and/or affiliates, deducted from Other Members capital	1,230,703
Administrative costs reimbursed to Managing Member and/or affiliates	93,087
Asset management fees to Managing Member	60,201
Acquisition and initial direct costs paid to Managing Member	402,439
$3,632,448

7. Syndication Costs:

Syndication costs are reflected as a reduction to Members’ capital as such costs are netted against the capital raised. The amount shown is primarily comprised of selling commissions as well as fees pertaining to the organization of the Fund, document preparation, regulatory filing fees, and accounting and legal costs. Syndication costs totaled $3,076,721 for the year ended December 31, 2014.

The Operating Agreement places a limit for syndication cost reimbursements to the Managing Member and/or affiliates. When added to selling commissions, such cost reimbursements may not exceed a total equal to 15% of all offering proceeds. As of December 31, 2014, the Company did not record syndication costs in excess of the limitation. The limitation on the amount of syndication costs pursuant to the Operating

S-F-16

ATEL 16, LLC

NOTES TO FINANCIAL STATEMENTS

7. Syndication Costs: - (continued)

Agreement is determined on the date of termination of the offering. At such time, the Manager guarantees repayment of any excess syndication costs (above the limitation) which it may have collected from the Company, which guarantee is without recourse or reimbursement by the Fund.

8. Borrowing facilities:

Effective January 7, 2014, the Company has been added as a participant with AFS and certain of its affiliates in a revolving credit facility (the “Credit Facility”) with a syndicate of financial institutions. The Credit Facility is comprised of a working capital facility to AFS, an acquisition facility (the “Acquisition Facility”) and a warehouse facility (the “Warehouse Facility”) to AFS, the Company and affiliates, and a venture facility available to an affiliate. The line was set at $75,000,000 with an expiration date of June 2015. The lending syndicate providing the Credit Facility will have a blanket lien on all of the Company’s assets as collateral for any and all borrowings under the Acquisition Facility, and on a pro-rata basis under the Warehouse Facility. Such Credit Facility includes certain financial covenants. There has been no utilization of the available line of credit since the Fund’s participation in the Credit Facility.

9. Commitments:

At December 31, 2014, there were commitments to purchase lease assets and fund investments in notes receivable totaling $4,371,691 and $1,258,186, respectively. These amounts represent contract awards which may be canceled by the prospective borrower/investee or may not be accepted by the Company. There were no cancellations subsequent to year-end.

10. Guarantees:

The Company enters into contracts that contain a variety of indemnifications. The Company’s maximum exposure under these arrangements is unknown. However, based upon the Manager’s experience, there have not been any prior claims or losses pursuant to these types of contracts and the expectation of risk of loss is remote.

The Managing Member knows of no facts or circumstances that would make the Company’s contractual commitments outside standard mutual covenants applicable to commercial transactions between businesses. Accordingly, the Company believes that these indemnification obligations are made in the ordinary course of business as part of standard commercial and industry practice, and that any potential liability under the Company’s similar commitments is remote. Should any such indemnification obligation become payable, the Company would separately record and/or disclose such liability in accordance with GAAP.

11. Members’ Capital:

A total of 2,053,415 and 50 Units were issued and outstanding as of December 31, 2014 and December 31, 2013, respectively, including the 50 Units issued to the initial Member (Managing Member). The Fund is authorized to issue up to 15,000,000 Units in addition to the Units issued to the initial Member.

The Company has the right, exercisable in the Manager’s discretion, but not the obligation, to repurchase Units of a Unitholder who ceases to be a U.S. Citizen, for a price equal to 100% of the holder’s capital account. The Company is otherwise permitted, but not required, to repurchase Units upon a holder’s request. The repurchase of Fund Units is made in accordance with Section 13 of the Amended and Restated Limited Liability Company Operating Agreement. The repurchase would be at the discretion of the Manager on terms it determines to be appropriate under given circumstances, in the event that the Manager deems such repurchase to be in the best interest of the Company; provided, the Company is never required to repurchase any Units. Upon the repurchase of any Units by the Fund, the tendered Units are cancelled. Units repurchased in prior periods were repurchased at amounts representing the original investment less cumulative distributions

S-F-17

ATEL 16, LLC

NOTES TO FINANCIAL STATEMENTS

11. Members’ Capital: - (continued)

made to the Unitholder with respect to the Units. All Units repurchased during a quarter are deemed to be repurchased effective the last day of the preceding quarter, and are not deemed to be outstanding during, or entitled to allocations of net income, net loss or distributions for the quarter in which such repurchase occurs.

The Fund’s net income or net losses are to be allocated 100% to the Members. From the commencement of the Fund until the initial closing date, net income and net loss shall be allocated 99% to the Managing Member and 1% to the initial other members. Commencing with the initial closing date, net income and net loss shall be allocated 99.99% to the Other Members and 0.01% to the Managing Member.

Fund distributions are to be allocated 0.01% to the Managing Member and 99.99% to the Other Members. The Company commenced periodic distributions, based on cash flows from operations, during the second quarter of 2014.

Distributions to the Other Members for the year ended December 31, 2014 were as follows:

2014
Distributions	$574,617
Weighted average number of Units outstanding	1,001,451
Weighted average distributions per Unit	$0.57

12. Fair value measurements:

Fair value measurements and disclosures are based on a fair value hierarchy as determined by significant inputs used to measure fair value. The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 — Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuations in which all significant inputs are observable in the market.

Level 3 — Valuation is modeled using significant inputs that are unobservable in the market. These unobservable inputs reflect the Company’s own estimates of assumptions that market participants would use in pricing the asset or liability.

At December 31, 2014, only the Company’s warrants were measured on a recurring basis. As of the same date, the Company had no assets or liabilities that required measurement at fair value on a non-recurring basis. By comparison, at December 31, 2013, the Company had no assets or liabilities that require measurement at fair value on a recurring or non-recurring basis.

The Company’s valuation policy is determined by members of the Asset Management, Credit and Accounting departments. Whenever possible, the policy is to obtain quoted market prices in active markets to estimate fair values for recognition and disclosure purposes. Where quoted market prices in active markets are not available, fair values are estimated using discounted cash flow analyses, broker quotes, information from third party remarketing agents, third party appraisals of collateral and/or other valuation techniques. These techniques are significantly affected by certain of the Company’s assumptions, including discount rates and estimates of future cash flows. Potential taxes and other transaction costs are not considered in estimating fair values. As the Company is responsible for determining fair value, an analysis is performed on prices obtained from third parties. Such analysis is performed by asset management and credit department personnel who are

S-F-18

ATEL 16, LLC

NOTES TO FINANCIAL STATEMENTS

12. Fair value measurements: - (continued)

familiar with the Company’s investments in equipment, notes receivable and equity securities of venture companies. The analysis may include a periodic review of price fluctuations and validation of numbers obtained from a specific third party by reference to multiple representative sources.

The measurement methodology is as follows:

Warrants (recurring)

Warrants owned by the Company are not registered for public sale, but are considered derivatives and are carried on the balance sheet at an estimated fair value at the end of the period. The valuation of the warrants was determined using a Black-Scholes formulation of value based upon the stock price(s), the exercise price(s), the volatility of comparable venture companies, and a risk free interest rate for the term(s) of the warrant exercise(s). The Company received its first warrants during the second quarter of 2014. As of December 31, 2014, the calculated fair value of the Fund’s warrant portfolio was $10,584. Such valuation is classified within Level 3 of the valuation hierarchy.

The following table reconciles the beginning and ending balances of the Company’s Level 3 recurring assets:

Level 3 Assets
Balance at December 31, 2013	$—
Unrealized gain on warrants, net recorded during the year	10,584
Balance at December 31, 2014	$10,584

The following table summarizes the valuation techniques and significant unobservable inputs used for the Company’s recurring fair value calculation categorized as Level 3 in the fair value hierarchy at December 31, 2014:

December 31, 2014
Name	Valuation Frequency	Valuation Technique	Unobservable Inputs	Range of Input Values
Warrants	Recurring	Black-Scholes formulation	Stock price	$1.00 – $2.31
			Exercise price	$1.00 – $2.31
			Time to maturity (in years)	5.20
			Risk-free interest rate	1.68%
			Annualized volatility	100%

The following disclosure of the estimated fair value of financial instruments is made in accordance with the guidance provided by the Financial Instruments Topic of the FASB Accounting Standards Codification. Fair value estimates, methods and assumptions, set forth below for the Company’s financial instruments, are made solely to comply with the requirements of the Financial Instruments Topic and should be read in conjunction with the Company’s financial statements and related notes.

The Company has determined the estimated fair value amounts by using market information and valuation methodologies that it considers appropriate and consistent with the fair value accounting guidance. Considerable judgment is required to interpret market data to develop the estimates of fair value. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Cash and cash equivalents

The recorded amounts of the Company’s cash and cash equivalents approximate fair value because of the liquidity and short-term maturity of these instruments.

S-F-19

ATEL 16, LLC

NOTES TO FINANCIAL STATEMENTS

12. Fair value measurements: - (continued)

Notes receivable

The fair value of the Company’s notes receivable is generally estimated based upon various methodologies deployed by financial and credit management including, but not limited to, credit analysis, third party appraisal and/or discounted cash flow analysis based upon current market valuation techniques and market rates for similar types of lending arrangements, which may consider adjustments for impaired loans as deemed necessary.

The following tables present estimated fair values of the Company’s financial instruments in accordance with the guidance provided by the Financial Instruments Topic of the FASB Accounting Standards Codification at December 31, 2014 and 2013:

	December 31, 2014
	Carrying Amount	Level 1	Level 2	Level 3	Total
Financial assets:
Cash and cash equivalents	$9,261,573	$9,261,573	$—	$—	$9,261,573
Notes receivable, net	374,159	—	—	374,159	374,159
Fair value of warrants	10,584	—	—	10,584	10,584

	December 31, 2013
	Carrying Amount	Level 1	Level 2	Level 3	Total
Financial assets:
Cash and cash equivalents	$500	$500	$—	$—	$500

S-F-20

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Member
ATEL Managing Member, LLC

Report on Balance Sheets

We have audited the balance sheets of ATEL Managing Member, LLC as of December 31, 2014 and March 31, 2014 and the related footnotes to the balance sheets.

Management’s Responsibility for the Balance Sheets and Related Footnotes

Management is responsible for the preparation and fair presentation of the balance sheets and the related footnotes, in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of balance sheets and the related footnotes that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these balance sheets and related footnotes based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets and related footnotes are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the balance sheets and related footnotes. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the balance sheets and related footnotes, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the balance sheets and related footnotes in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the balance sheets and related footnotes.

We believe that the audit evidence obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the balance sheets and the related footnotes referred to above present fairly, in all material respects, the financial position of ATEL Managing Member, LLC as of December 31, 2014 and March 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/ Moss Adams, LLP
San Francisco, California
April 1, 2015

S-F-21

ATEL MANAGING MEMBER, LLC

BALANCE SHEETS
DECEMBER 31, 2014 AND MARCH 31, 2014

	December 31, 2014	March 31, 2014
ASSETS
Cash and cash equivalents	$818,753	$1,270,070
Amounts due from ATEL 14, LLC	65,696	62,993
Amounts due from ATEL 15, LLC	51,177	48,348
Amounts due from ATEL 16, LLC	1,148	550
Amounts due from Member	1,622,383	4,084,889
Investment in ATEL 14, LLC net of distributions	288	310
Investment in ATEL 15, LLC net of distributions	388	410
Investment in ATEL 16, LLC net of distributions	483	500
Total assets	$2,560,316	$5,468,070
LIABILITIES AND MEMBER’S EQUITY
Total liabilities	$—	$—
Commitments and contingencies
Member’s equity	2,560,316	5,468,070
Total liabilities and member’s equity	$2,560,316	$5,468,070

See accompanying notes to Balance Sheets.

S-F-22

ATEL MANAGING MEMBER, LLC

NOTES TO BALANCE SHEETS
DECEMBER 31, 2014 AND MARCH 31, 2014

Note 1 — Organization

ATEL Managing Member, LLC (the “Company”) was formed under the laws of Nevada on April 2, 2009 to manage entities in the business of leasing and lending.

The Company is a wholly-owned subsidiary of ATEL Financial Services, LLC (the “Member”).

The Company organizes and sponsors limited liability companies engaged in equipment leasing and sales activities (the “Funds”), and also acts as a managing member of the Funds. The Company derives various fees from these Funds and also receives reimbursements for expenses incurred on behalf of the Funds, of which certain fees and expenses reimbursements are allocated to the Company and the balance is allocated to other affiliated companies for services rendered to, and costs incurred on behalf of the Funds under contract from the Member. The bases for determination of the types and amounts of these fees and reimbursements are provided in agreements with the Funds and the affiliated companies.

The Company will continue in full force and effect until such time as the Member elects to dissolve the Company or the Company is otherwise dissolved. As a limited liability company, the liability of the Member for the obligations of the Company is limited to the extent of capital contributions made by the Member.

Note 2 — Basis of Presentation and Significant Accounting Policies

Basis of Presentation — The accompanying balance sheets have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates — The preparation of the balance sheets in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets. Actual results could differ from those estimates.

Cash and cash equivalents — Cash and cash equivalents include cash in banks and cash equivalent investments such as U.S. Treasury instruments with original and/or purchased maturities of ninety days or less.

Investment in Funds — The Company’s investments in the Funds are accounted for using the equity method whereby the investments are increased by earnings and specially allocated items and reduced by losses and distributions reflected net of cumulative distributions.

Income Taxes — The Company does not provide for income taxes in its financial statements as all income, losses and specially allocated tax attributes are passed through to the Member for inclusion in its individual tax returns.

The Company applies the Topic of the Financial Accounting Standards Board Accounting Standards Codification relating to accounting for uncertain tax positions (“ASC Income Taxes Topic”). The ASC Income Taxes Topic prescribes a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined in the ASC Income Taxes Topic as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

The Company has no uncertain tax positions based upon the criteria established under the ASC Income Tax Topic, whereby the effect of the uncertainty would be recorded if the outcome was considered probable and was reasonably estimable.

Subsequent Events — Subsequent events are events or transactions that occur after the balance sheet date but before the date the financial statements are available to be issued. Subsequent events that provide

S-F-23

ATEL MANAGING MEMBER, LLC

NOTES TO BALANCE SHEETS
DECEMBER 31, 2014 AND MARCH 31, 2014

Note 2 — Basis of Presentation and Significant Accounting Policies - (continued)

additional evidence about conditions that existed at the balance sheet date are considered in the preparation of the financial statements presented herein. Subsequent events that occur after the balance sheet date that do not provide evidence about conditions that existed as of the balance sheet date are considered for disclosure based upon their significance in relation to the Company’s financial statements taken as a whole.

The Company has evaluated all events that have occurred after December 31, 2014, up until April 1, 2015, the date the audited balance sheets were available for issuance. Except as noted in Note 3, no events were identified through that date which indicated that adjustments were necessary to the balance sheets as reported or that additional disclosures were necessary for other significant subsequent events.

Note 3 — Member’s Capital, Distribution and Compensation

The respective Funds under management, ATEL 16, LLC (“ATEL 16”), ATEL 15, LLC (“ATEL 15”) and ATEL 14, LLC (“ATEL 14”), were each authorized under their respective Operating Agreements to issue up to 15,000,000 units to other members of the Funds. The Company has a 7.5% carried interest in ATEL 14 and ATEL 15 and a .01% carried interest in ATEL 16.

All distributions and/or allocations of income or loss will be made by the Company to the Member.

At December 31, 2014 and March 31, 2014, $65,696 and $62,993, were respectively due from ATEL 14 for management fees and distributions of carried interest. Amounts due from ATEL 15 for management fees and distributions of carried interest as of December 31, 2014 and March 31, 2014 were $51,177 and 48,348, respectively. Amounts due from ATEL 16 for management fees and distributions of carried interest at December 31, 2014 and March 31, 2014 were $1,148 and $550, respectively.

Subsequent to year end, the Company declared a distribution to decrease the amounts due from the Member. The impact is reflected on the December 31, 2014 balance sheet as a reclassification, and offset, against member’s equity with the intent that the amount not be repaid.

Summarized information about these Funds as of December 31, 2014 and March 31, 2014 is included in the following table (000’s omitted):

	ATEL 16, LLC	ATEL 15, LLC	ATEL 14, LLC
As of December 31, 2014
Total assets	$17,161	$61,013	$58,555
Total liabilities	642	20,701	23,055
Income allocated to managing member	—	483	612
As of March 31, 2014 (unaudited)
Total assets	$3,128	$65,159	$69,610
Total liabilities	593	19,716	28,600
Income allocated to managing member	—	121	612

Note 4 — Related-Party Transactions

As of December 31, 2014 and March 31, 2014, advances of $1,622,383 and $4,084,889, respectively, were due from the Member. The Company expects the outstanding balance as of December 31, 2014 to be settled in the normal course of business as cost reimbursements and management fees become payable from the managed Funds back to the Company and Member. In addition, no amounts were due to affiliated companies at either December 31, 2014 or March 31, 2014.

S-F-24

EXHIBIT A

PRIOR PERFORMANCE INFORMATION

ATEL Managing Member, LLC, the Manager of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs and (v) supervising and arranging for the supervision of equipment management and marketing on leasing transactions.

In addition to the Fund, the Manager and/or its affiliates have sponsored fifteen prior public equipment leasing and financing programs, seven prior private equipment leasing and financing programs and two prior private institutional equipment leasing programs. Fourteen of the prior public equipment leasing and financing programs (the “Prior Programs”) have investment objectives that are similar to the Fund, and each of these is described briefly below.

The first Prior Program, ATEL Cash Distribution Fund, LP (“ACDF”), commenced a public offering of up to $10,000,000 of its equity interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679. All of such equipment had been sold and the partnership was terminated as of December 31, 1997.

The second Prior Program, ATEL Cash Distribution Fund II, LP (“ACDF II”), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its equity interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536. All of such equipment had been sold and the partnership was terminated as of December 31, 1998.

The third Prior Program, ATEL Cash Distribution Fund III, LP (“ACDF III”), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its equity interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds were committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of approximately $99,629,942. All of such equipment had been sold and the partnership was terminated as of December 31, 2000.

The fourth Prior Program, ATEL Cash Distribution Fund IV, LP (“ACDF IV”), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of $108,734,880. All of such equipment had been sold as of December 31, 2004.

The fifth Prior Program, ATEL Cash Distribution Fund V, LP (“ACDF V”), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of $187,595,762 through September 30, 2012. On September 30, 2012, the Partnership was terminated, with all remaining net assets transferred to a liquidating trust. As of December 31, 2012, all equipment transferred to the liquidating trust had been sold.

S-A-1

The sixth Prior Program, ATEL Cash Distribution Fund VI, LP (“ACDF VI”), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of $208,320,158 through December 31, 2013. Of such equipment, items representing an original purchase cost of approximately $184,633,250 had been sold or disposed as of December 31, 2013. On December 31, 2013, the Partnership was terminated, with all remaining net assets transferred to a liquidating trust. As of December 31, 2014, equipment with an original purchase cost of approximately $23,150,226 had been sold or disposed from the liquidating trust.

The seventh Prior Program, ATEL Capital Equipment Fund VII, LP (“ACEF VII”), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,386 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $306,123,226 as of December 31, 2014. Of such equipment, items representing an original purchase cost of $259,780,415 had been sold as of December 31, 2014. ACEF VII originally anticipated that it would liquidate approximately ten to eleven years following the November 1998 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The eighth Prior Program, ATEL Capital Equipment Fund VIII, LLC (“ACEF VIII”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on December 7, 1998. ACEF VIII terminated its offering on November 30, 2000. As of that date, $135,701,380 of offering proceeds had been received from approximately 3,625 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $248,647,215 as of December 31, 2014. Of such equipment, items representing an original purchase cost of approximately $218,437,651 had been sold as of December 31, 2014. ACEF VIII originally anticipated that it would liquidate approximately ten to eleven years following the November 2000 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The ninth Prior Program, ATEL Capital Equipment Fund IX, LLC (“ACEF IX”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on January 16, 2001. ACEF IX terminated its offering as of January 15, 2003. As of that date, $120,652,160 of offering proceeds had been received from approximately 3,238 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF IX had acquired a variety of types of equipment and invested in notes receivable with a total cost of $192,299,637 as of December 31, 2014. Of such equipment, items representing an original purchase cost of approximately $131,149,983 had been sold or disposed as of December 31, 2014. ACEF IX originally anticipated that it would liquidate approximately ten to eleven years following the January 2003 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The tenth prior public program, ATEL Capital Equipment Fund X, LLC (“ACEF X”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on March 12, 2003. ACEF X terminated its offering on March 11, 2005. As of that date, $140,192,575 of offering proceeds had been received from approximately 3,228 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF X had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $212,175,017 as of December 31, 2014. Of such equipment, items representing an original purchase cost of approximately $124,006,002 had been sold or disposed as of December 31, 2014.

The eleventh prior public program, ATEL Capital Equipment Fund XI, LLC (“ACEF XI”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on April 11, 2005. The offering was terminated as of April 30, 2006. As of that date, $52,311,070 of offering proceeds had been

S-A-2

received from approximately 1,180 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF XI had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $82,065,156 as of December 31, 2014. Of such equipment, items representing an original purchase cost of approximately $59,009,640 had been sold or disposed as of December 31, 2014.

The twelfth prior public program, ATEL 12, LLC (“ATEL 12”), commenced a public offering of up to $200,000,000 of its limited liability company member interests on September 26, 2007. The offering was terminated as of September 25, 2009. As of that date, $30,021,320 of offering proceeds had been received from approximately 883 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 12 had acquired equipment and invested in notes receivable with a total purchase cost of $33,991,563 as of December 31, 2014. Of such equipment, items representing an original purchase cost of approximately $13,705,962 had been sold or disposed as of December 31, 2014.

The thirteenth prior public program, ATEL 14, LLC (“ATEL 14”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 7, 2009. The offering was terminated as of October 6, 2011. As of that date, $84,024,650 of offering proceeds had been received from approximately 2,169 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 14 had acquired equipment and invested in notes receivable with a total purchase cost of $105,548,914 as of December 31, 2014. Of such equipment, items representing an original purchase cost of approximately $24,871,144 had been sold or disposed as of December 31, 2014.

The fourteenth prior public program, ATEL 15, LLC (“ATEL 15”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 28, 2011. The offering was terminated as of October 28, 2013. As of that date, $66,459,710 of offering proceeds had been received from approximately 1,777 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 15 had acquired equipment and invested in notes receivable with a total purchase cost of $73,053,794 as of December 31, 2014. Of such equipment, items representing an original purchase cost of approximately $6,139,734 had been sold or disposed as of December 31, 2014.

A fifteenth prior public program, ATEL Growth Capital Fund 8, LLC (“AGCF 8”), commenced a public offering of up to $75,000,000 of its limited liability company member interests on August 20, 2012. AGCF 8 invests exclusively in growth capital investments, so it has investment objectives which are different from the primary objectives of the Prior Programs. The offering was terminated as of August 20, 2014. As of that date, $16,182,960 of offering proceeds had been received from approximately 407 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. AGCF 8 had invested in notes receivable with a total purchase cost of $9,615,415 as of December 31, 2014. Of such investments, items representing an original purchase cost of approximately $750,000 had been disposed as of December 31, 2014.

As discussed elsewhere in this Prospectus, fluctuations in demand for equipment may affect the ability of a leasing program to invest and reinvest its capital in a timely manner. Prior programs in their reinvestment stage may seek to acquire additional portfolio investments using leverage. Equipment lessors experienced a more difficult market in which to make suitable investments during recent periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Delays in investment may have a negative impact on ATEL 12, LLC, ATEL 14, LLC, and ATEL 15, LLC. The Manager believes that it has identified industry segments, lease markets and potential transaction structures that will permit these Prior Programs to pursue their investment objectives.

Each of the Prior Programs has had, as an investment objective, the reinvestment of cash flow after payment of debt service and certain minimum distributions. Reinvestment is intended to increase the size, diversification and return on their equipment portfolios. Adverse economic conditions during 1999 through 2003 affected the timing and terms of remarketing and re-leasing efforts by these Prior Programs. An extended remarketing cycle and lower lease rates have limited the ability of ACEF VII, LP, ACEF VIII, LLC and

S-A-3

ACEF XI, LLC to generate sufficient cash flow to permit significant reinvestment. In the future, adverse conditions in the general economy and equipment demand may also result in delays in leasing, re-leasing and disposition of equipment, and in reduced returns on invested capital. Factors which have in the recent past adversely affected the leasing market include: economic recession resulting in lower levels of capital expenditure by businesses; economic conditions have resulted in more used equipment becoming available on the market in turn resulting in downward pressure on prices and lease rates due to excess inventory; and, finally, the lowest interest rates in over fifty years have exerted downward pressure on lease rates and resulted in less demand for lease financing. In any event, there can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and lease financing in particular. These general economic factors and the stages in Prior Programs’ investment and disposition cycles have also affected the rates of distributions by Prior Programs. In particular, during the liquidation stages of Prior Programs, rates of distributions have varied from their operating stages and distributions have in some cases been suspended while a program’s debt is repaid from disposition proceeds before remaining net disposition proceeds are available to be distributed to investors.

As of December 31, 2014, the Prior Programs have acquired and financed equipment with a total purchase cost of approximately $1.9 billion during a period of over 28 years since the date the first Prior Program commenced operations. Aggregate losses from material lessee defaults on these transactions have been approximately $8.3 million, or approximately 0.031% of the assets acquired per annum, substantially less than the amount assumed by ATEL in structuring these portfolios as the losses to be anticipated in the ordinary course of leasing business. There is no identifiable trend in the frequency or amount of lessee defaults experienced by prior programs.

Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

The Prior Programs have investment objectives that are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore, all of the information set forth in the tables included in this Exhibit A may be deemed to relate to programs with investment objectives similar to those of the Fund.

Other than as described above, none of the Prior Programs has experienced major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives. Each of the Prior Programs has provided its investors with regular cash distributions throughout its operating stage.

The following is a list of the tables set forth in Exhibit A:

Table I	—	Experience in Raising and Investing Funds
Table II	—	Compensation to the Sponsor
Table III	—	Operating Results of Prior Public Programs
Table IV	—	Results of Completed Programs
Table V	—	Sales or Disposals of Portfolio Investments by Prior Programs
Table VI	—	Acquisition of Portfolio Investments by Prior Programs

In Table I information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the ten-year period ended December 31, 2014.

In Table II information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the ten-year period ended December 31, 2014.

In Table III information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the ten-year period ended December 31, 2014.

Table IV includes information concerning the results of the most recent completed Prior Programs.

S-A-4

Table V includes information regarding all dispositions of portfolio investments by the five most recent Prior Programs during the period ended December 31, 2014.

Table VI includes information regarding all acquisitions of portfolio investments by the five most recent Prior Programs during the period ended December 31, 2014.

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 600 Montgomery Street, 9th Floor, San Francisco, California 94111 or by calling the Manager at (415) 989-8800.

S-A-5

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(on a percentage basis)
December 31, 2014
(Unaudited)

The following Table sets forth certain information concerning the experience of the Managing Member or its affiliates in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.

	ATEL Capital Equipment Fund X, LLC	ATEL Capital Equipment Fund XI, LLC	ATEL 12, LLC	ATEL 14, LLC	ATEL 15, LLC
EQUITY PROCEEDS
Dollar amount of equity offered	$150,000,000	$150,000,000	$200,000,000	$150,000,000	$150,000,000
Dollar amount of equity raised (5)	$140,192,575	$52,311,070	$30,021,320	$84,024,650	$66,459,710
Less: Offering expenses:
Selling commissions	9.00%	9.00%	9.00%	9.00%	9.00%
Organization and program expenses(1)	3.72%	5.16%	5.83%	4.79%	6.00%
Reserves	0.50%	0.50%	0.50%	0.50%	0.50%
Percent available for investment	86.78%	85.34%	84.67%	85.71%	84.50%
Acquisition costs:
Purchase price(2)	86.78%	85.34%	84.67%	85.71%	84.50%
Acquisition fees	—	—	—	—	—
	86.78%	85.34%	84.67%	85.71%	84.50%
Percent leverage(3)	43.58%	34.06%	25.23%	41.03%	35.65%
Date offering commenced:	Mar. 12, 2003	Apr. 11, 2005	Sept. 26, 2007	October 7, 2009	Oct. 28, 2011
Length of offering	24 Months	24 Months (4)	24 Months	24 Months	24 Months
Months to invest 90% of amount available for investment (measured from beginning of offering)	30 Months	18 Months	30 Months	30 Months	25 Months

FOOTNOTES:

(1)	Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the General Partner/Managing Member.
(2)	Represents amounts paid to unrelated third parties for purchase of equipment under leases.
(3)	The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program (exclusive of short term lines of credit) through the date of this table by the aggregate original cost of all assets purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.
(4)	As of April 30, 2006, the Funds' offering of Limited Liability Company Units was terminated.
(5)	Dollar amount of equity raised is net of units rescinded, but includes units repurchased.

S-A-6

TABLE II
COMPENSATION TO THE SPONSOR
December 31, 2014
(Unaudited)

The following Table sets forth certain information concerning the compensation derived by the Managing Member or its affiliates. Amounts paid are from two sources: proceeds from the offering and gross revenues.

	ATEL Capital Equipment Fund X, LLC	ATEL Capital Equipment Fund XI, LLC	ATEL 12, LLC	ATEL 14, LLC	ATEL 15, LLC
Date offering commenced	Mar. 12, 2003	Apr. 11, 2005	Sept. 26, 2007	Oct. 7, 2009	Oct. 28, 2011
Date offering closed	Mar. 11, 2005	Apr. 30, 2006	Sept. 25, 2009	Oct. 6, 2011	Oct. 28, 2013
Dollar amount raised	$140,192,575	$52,311,070	$30,021,320	$84,024,650	$66,459,710
Amounts paid to Managing Member or its affiliates from proceeds of offering:
Acquisition fees/Reimbursements of initial direct costs	$3,323,075	$693,056	$1,646,200	$3,215,524	$2,376,385
Selling commissions	12,620,632	4,709,346	2,701,919	7,562,219	5,981,329
Organization and program costs	5,215,924	2,701,433	1,751,091	4,022,383	3,987,553
Dollar amount of cumulative cash generated from operations before deducting payments to the Managing Member	$187,817,766	$66,446,055	$25,198,796	$43,788,616	$16,536,451
Cumulative amount paid to the Managing Member from operations:
Management fees	$10,015,808	$3,786,903	$1,108,672	$2,441,621	$792,396
Reimbursement of payroll and administrative costs	11,101,634	3,795,181	2,249,779	5,563,627	2,298,788
Acquisition and other operating expenses	7,390,338	3,164,570	2,132,098	4,702,344	3,015,805
Carried interest on distributions	9,469,427	3,178,705	1,313,500	2,459,498	968,210
Aggregate payments to Managing Member:(1)
2003	$7,727,135
2004	10,587,329
2005	6,365,478	$6,069,713
2006	3,981,351	4,341,576
2007	4,364,140	2,637,649	$904,688
2008	4,871,448	1,593,316	2,526,252
2009	3,374,008	1,400,781	3,138,382	$1,488,665
2010	3,573,068	1,455,117	1,135,559	6,374,061
2011	3,332,822	1,328,426	1,039,637	8,489,316	$307,586
2012	3,142,848	1,227,660	975,786	3,858,954	6,535,881
2013	3,093,575	797,851	873,085	3,597,274	7,131,015
2014	2,445,588	484,050	670,977	2,943,422	2,989,425
	$56,858,790	$21,336,139	$11,264,366	$26,751,692	$16,963,907

FOOTNOTES:

(1)	As of December 31, 2014. Includes payments and rights to payments of carried interest on fund distributions, management fees, incentive fees, reimbursements of syndication costs to the Managing Member (and affiliates), acquisition fees, initial direct costs on leases and reimbursements of administrative costs.

S-A-7

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2014
(Unaudited)

The following Table summarizes the operating results of Prior Public Programs (ACEF X, LLC, ACEF XI, LLC, ATEL 12, LLC, ATEL 14, LLC and ATEL 15, LLC). The Prior Programs' records are maintained in accordance with generally accepted accounting principles for financial statement purposes.

	ATEL Capital Equipment Fund X, LLC
	Period Ended December 31,
	2003	2004	2005	2006	2007
Months of operations	12	12	12	12	12
Gross revenue – lease and other	$896,923	$4,969,654	$12,154,273	$16,492,753	$21,990,232
– gain (loss) on sales of assets	10,991	—	1,071,790	(1,542)	568,682
	907,914	4,969,654	13,226,063	16,491,211	22,558,914
Less Operating Expenses:(1)
Depreciation and amortization expense	814,426	3,704,572	8,542,118	12,245,345	17,656,711
Provision (reversal of provision) for losses and doubtful accounts	—	—	—	194,442	(23,475)
Interest expense	8,045	615	—	237,806	1,392,696
Acquisition expense	891,919	759,909	969,461	1,076,994	688,091
Cost reimbursements to Managing Member	52,495	352,537	757,715	846,239	1,264,063
Legal/Professional fees	56,764	91,488	598,416	1,124,207	976,722
Other	74,780	110,451	171,091	145,290	206,434
Management fee	48,550	211,761	620,277	775,640	1,145,060
Outside services	21,219	55,421	100,118	935,916	777,437
Taxes on income and franchise fees	32,608	73,439	161,000	182,779	11,284
	2,000,806	5,360,193	11,920,196	17,764,658	24,095,023
Net (loss) income – GAAP basis	$(1,092,892)	$(390,539)	$1,305,867	$(1,273,447)	$(1,536,109)
Taxable loss from operations	$(760,855)	$(5,025,157)	$(4,201,316)	$(8,163,445)	$(7,608,019)
Cash generated by operations(2)	$526,090	$2,345,839	$10,133,426	$13,369,359	$15,207,031
Cash generated from sales(3)	257,206	—	2,051,588	264,183	3,256,614
Cash generated from refinancing	—	—	—	—	—
Cash generated from other(4)	98,028	939,305	2,028,792	3,083,208	3,425,407
	881,324	3,285,144	14,213,806	16,716,750	21,889,052
Less cash distributions to investors:
From operating cash flow	526,090	2,345,839	10,133,426	11,203,246	11,188,315
From sales	257,206	—	482,541	—	—
From refinancing	—	—	—	—	—
From other	144,652	3,348,505	—	—	—
Total distributions	927,948	5,694,344	10,615,967	11,203,246	11,188,315
Cash (deficiency) generated after cash distributions	$(46,624)	$(2,409,200)	$3,597,839	$5,513,504	$10,700,737
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(31.71)	$(58.69)	$(28.36)	$(53.93)	$(50.31)
Recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$8.82	$—	$—
– Return of capital	41.80	71.90	68.66	80.01	79.99
	$41.80	$71.90	$77.48	$80.01	$79.99
Sources (on a cash basis)
Sales	$11.58	$—	$3.52	$—	$—
Refinancing	—	—	—	—	—
Operations	23.70	29.62	73.96	80.01	79.99
Other	6.52	42.28	—	—	—
Total	$41.80	$71.90	$77.48	$80.01	$79.99
Amount invested in program equipment (cost, excluding acquisition fees)	$14,842,434	$42,851,084	$72,963,212	$113,619,060	$135,254,539
Amount invested in program equipment (book value)	$13,884,039	$38,042,279	$58,641,893	$86,832,749	$89,668,884
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	7.66%	22.11%	36.21%	56.57%	65.87%

S-A-8

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2014
(Unaudited)

	ATEL Capital Equipment Fund X, LLC
	Period Ended December 31,
	2008	2009	2010	2011
Months of operations	12	12	12	12
Gross revenue – lease and other	$24,669,794	$29,237,002	$27,643,296	$22,437,291
– gain on sales of assets	1,072,034	358,500	330,456	998,142
	25,741,828	29,595,502	27,973,752	23,435,433
Less Operating Expenses:(1)
Depreciation and amortization expense	21,735,227	22,186,342	18,205,074	12,994,443
Provision for losses and doubtful accounts	490,485	586,583	311,928	408,894
Interest expense	2,465,797	2,749,172	3,018,965	2,254,812
Acquisition expense	1,411,824	139,159	295,242	344,367
Cost reimbursements to Managing Member	960,645	934,006	1,134,682	1,264,063
Legal/Professional fees	560,501	391,134	327,422	202,192
Other	279,681	145,145	248,065	700,807
Management fee	1,262,415	1,285,688	1,233,614	806,513
Outside services	138,659	94,428	122,309	65,158
Taxes on income and franchise fees	11,603	94,946	45,230	85,000
	29,316,837	28,606,603	24,942,531	19,126,249
Net (loss) income – GAAP basis	$(3,575,009)	$988,899	$3,031,222	$4,309,184
Taxable (loss) income from operations	$(7,393,065)	$(437,974)	$1,511,650	$3,651,917
Cash generated by operations(2)	$19,048,832	$21,519,595	$19,184,517	$16,321,599
Cash generated from sales(3)	3,420,383	1,506,388	2,285,140	4,169,604
Cash generated from refinancing	—	24,876,665	—	—
Cash generated from other(4)	3,120,538	2,568,372	2,610,342	2,560,793
	25,589,753	50,471,020	24,079,999	23,051,996
Less cash distributions to investors:
From operating cash flow	11,179,516	11,177,290	11,176,317	11,182,965
From sales	—	—	—	—
From refinancing	—	—	—	—
From other	—	—	—	—
Total distributions	11,179,516	11,177,290	11,176,317	11,182,965
Cash generated after cash distributions	$14,410,237	$39,293,730	$12,903,682	$11,869,031
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary (loss) income:
Operations	$(48.93)	$(2.90)	$10.01	$24.18
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$6.55	$20.07	$28.53
– Return of capital	79.99	73.45	59.92	51.51
	$79.99	$80.00	$79.99	$80.04
Sources (on a cash basis)
Sales	$—	$—	$—	$—
Refinancing	—	—	—	—
Operations	79.99	80.00	79.99	80.04
Other	—	—	—	—
Total	$79.99	$80.00	$79.99	$80.04
Amount invested in program equipment (cost, excluding acquisition fees)	$170,944,000	$185,391,277	$186,519,041	$193,813,669
Amount invested in program equipment (book value)	$101,528,438	$92,520,406	$71,475,217	$60,249,772
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	80.97%	86.94%	82.01%	77.70%

S-A-9

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2014
(Unaudited)

	ATEL Capital Equipment Fund X, LLC
	Period Ended December 31,
	2012	2013	2014
Months of operations	12	12	12
Gross revenue – lease and other	$20,121,396	$15,062,043	$10,152,198
– gain on sales of assets	1,245,364	2,935,257	1,829,057
	21,366,760	17,997,300	11,981,255
Less Operating Expenses:(1)
Depreciation and amortization expense	9,150,976	6,042,421	3,842,659
Provision (reversal of provision) for losses and doubtful accounts	417,947	682,359	(74,942)
Interest expense	1,541,122	1,005,605	683,131
Acquisition expense	—	—	—
Cost reimbursements to Managing Member	1,264,063	1,264,063	1,007,063
Legal/Professional fees	202,041	139,825	117,824
Other	681,718	858,769	816,470
Management fee	1,029,168	923,253	673,869
Outside services	71,838	74,742	67,368
Taxes on income and franchise fees	117,749	162,785	203,780
	14,476,622	11,153,822	7,337,222
Net income – GAAP basis	$6,890,138	$6,843,478	$4,644,033
Taxable income from operations	$7,333,316	$12,263,912	$9,614,862 (6)
Cash generated by operations(2)	$15,848,514	$10,107,843	$6,227,914
Cash generated from sales(3)	3,886,471	7,248,369	4,473,965
Cash generated from refinancing	—	—	—
Cash generated from other(4)	2,383,451	2,224,381	2,481,933
	22,118,436	19,580,593	13,183,812
Less cash distributions to investors:
From operating cash flow	4,805,787	10,107,843	6,227,914
From sales	—	2,466,494	4,473,965
From refinancing	—	—	—
From other	—	—	475,310
Total distributions	4,805,787	12,574,337	11,177,189
Cash generated (deficiency) after cash distributions	$17,312,649	$7,006,256	$2,006,623
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income:
Operations	$48.55	$81.19	$63.66
Recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$34.40	$45.31	$30.75
– Return of capital	—	44.69	49.25
	$34.40	$90.00	$80.00
Sources (on a cash basis)
Sales	$—	$17.65	$32.02
Refinancing	—	—	—
Operations	34.40	72.35	44.58
Other	—	—	3.40
Total	$34.40	$90.00	$80.00
Amount invested in program equipment (cost, excluding acquisition fees)	$193,813,669	$193,813,669	$193,813,669
Amount invested in program equipment (book value)	$46,057,286	$33,206,746	$24,419,782
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	67.32%	53.65%	44.20%

S-A-10

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2014
(Unaudited)

	ATEL Capital Equipment Fund XI, LLC
	Period Ended December 31,
	2005	2006	2007	2008	2009
Months of operations	12	12	12	12	12
Gross revenue – lease and other	$604,565	$7,061,142	$11,179,319	$12,545,058	$10,013,218
– gain on sales of assets	—	55,941	215,186	76,424	1,657,741
	604,565	7,117,083	11,394,505	12,621,482	11,670,959
Less Operating Expenses:(1)
Depreciation and amortization expense	219,754	5,160,659	8,698,372	10,180,940	8,014,308
Provision for losses and doubtful accounts	—	174,402	78,379	405,434	322,800
Interest expense	3,667	127,188	1,106,973	1,297,963	854,246
Acquisition expense	359,651	986,621	878,477	47,908	4,528
Cost reimbursements to Managing Member	74,734	448,508	523,111	498,053	348,835
Legal/Professional fees	112,150	213,137	415,934	265,327	168,752
Other	67,770	161,920	140,109	106,369	163,935
Outside Services	10,199	97,262	147,397	54,533	53,148
Management fee	19,895	367,978	629,306	647,577	656,082
	867,820	7,737,675	12,618,058	13,504,104	10,586,634
Net (loss) income – GAAP basis	$(263,255)	$(620,592)	$(1,223,553)	$(882,622)	$1,084,325
Taxable (loss) income from operations	$(330,642)	$(4,849,582)	$(5,874,603)	$(2,781,849)	$2,197,135
Cash generated by operations(2)	$1,523,982	$6,027,132	$6,396,153	$8,674,869	$7,634,803
Cash generated from sales(3)	—	55,941	2,800,069	1,222,135	8,125,877
Cash generated from refinancing	—	—	—	—	—
Cash generated from other(4)	262,401	2,021,872	2,745,862	2,314,195	1,247,566
	1,786,383	8,104,945	11,942,084	12,211,199	17,008,246
Less cash distributions to investors:
From operating cash flow	701,370	4,482,452	4,838,539	4,838,168	4,821,899
From sales	—	—	—	—	—
From refinancing	—	—	—	—	—
From other	—	—	—	—	—
Total distributions	701,370	4,482,452	4,838,539	4,838,168	4,821,899
Cash generated after cash distributions	$1,085,013	$3,622,493	$7,103,545	$7,373,031	$12,186,347
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary (loss) income:
Operations	$(24.10)	$(89.68)	$(103.87)	$(49.20)	$38.99
Recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—	$19.24
– Return of capital	55.27	89.61	92.49	92.50	73.26
	$55.27	$89.61	$92.49	$92.50	$92.50
Sources (on a cash basis)
Sales	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	—
Operations	55.27	89.61	92.49	92.50	92.50
Other	—	—	—	—	—
Total	$55.27	$89.61	$92.49	$92.50	$92.50
Amount invested in program equipment (cost, excluding acquisition fees)	$14,970,671	$42,086,103	$62,888,213	$63,431,613	$63,431,613
Amount invested in program equipment (book value)	$14,926,446	$37,190,929	$49,105,796	$39,489,975	$24,917,492
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	22.16%	62.05%	91.97%	92.78%	76.19%

S-A-11

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2014
(Unaudited)

	ATEL Capital Equipment Fund XI, LLC
	Period Ended December 31,
	2010	2011	2012	2013	2014
Months of operations	12	12	12	12	12
Gross revenue – lease and other	$8,242,155	$7,571,800	$6,074,038	$4,406,225	$3,157,939
– gain on sales of assets	199,681	55,839	342,763	319,352	758,310
	8,441,836	7,627,639	6,416,801	4,725,577	3,916,249
Less Operating Expenses:(1)
Depreciation and amortization expense	6,212,056	4,458,523	2,950,996	2,106,492	1,363,697
Provision for losses and doubtful accounts	14,309	130,555	424,288	37,916	175,938
Interest expense	482,040	410,200	238,439	148,741	66,942
Acquisition expense	175,894	97,448	91,938	—	—
Cost reimbursements to Managing Member	476,941	473,950	424,008	307,284	219,758
Legal/Professional fees	171,946	105,991	99,561	75,167	109,969
Other	121,688	140,269	173,626	119,492	82,901
Outside Services	65,707	35,467	55,320	39,038	33,651
Management fee	411,567	364,041	321,017	231,862	137,579
	8,132,148	6,216,444	4,779,193	3,065,992	2,190,435

Net income – GAAP basis	$309,688	$1,411,195	$1,637,608	$1,659,585	$1,725,814
Taxable income from operations	$790,864	$1,543,518	$2,714,340	$3,068,066	$4,945,005
Cash generated by operations(2)	$6,069,352	$5,602,062	$4,991,467	$3,130,442	$2,589,038
Cash generated from sales(3)	1,325,711	1,075,996	1,698,971	1,273,913	3,504,273
Cash generated from refinancing	—	—	—	—	—
Cash generated from other(4)	915,349	579,709	530,075	411,273	254,395
	8,310,412	7,257,767	7,220,513	4,815,628	6,347,706
Less cash distributions to investors:
From operating cash flow	4,819,107	4,818,839	4,818,828	2,960,020	1,562,792
From sales	—	—	—	—	—
From refinancing	—	—	—	—	—
From other	—	—	—	—	—
Total distributions	4,819,107	4,818,839	4,818,828	2,960,020	1,562,792
Cash generated after cash distributions	$3,491,305	$2,438,928	$2,401,685	$1,855,608	$4,784,914
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income:
Operations	$14.04	$27.41	$48.20	$54.48	$87.81
Recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$5.50	$25.06	$29.08	$29.47	$30.00
– Return of capital	87.00	67.44	63.42	27.35	—
	$92.50	$92.50	$92.50	$56.82	$30.00
Sources (on a cash basis)
Sales	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	—
Operations	92.50	92.50	92.50	56.82	30.00
Other	—	—	—	—	—
Total	$92.50	$92.50	$92.50	$56.82	$30.00
Amount invested in program equipment (cost, excluding acquisition fees)	$66,324,200	$67,548,200	$67,548,200	$67,548,200	$67,548,200
Amount invested in program equipment (book value)	$20,614,594	$16,144,265	$11,244,845	$7,973,771	$3,795,485
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	74.00%	68.72%	55.72%	43.57%	30.43%

S-A-12

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2014
(Unaudited)

	ATEL 12, LLC
	Period Ended December 31,
	2007	2008	2009	2010
Months of operations	11	12	12	12
Gross revenue – lease and other	$—	$770,099	$3,453,293	$4,061,571
– gain on sales of assets	—	—	—	843
	—	770,099	3,453,293	4,062,414
Less Operating Expenses:(1)
Depreciation and amortization expense	—	585,264	2,953,809	3,410,803
Provision for losses and doubtful accounts	—	—	393,903	482,289
Interest expense	1,407	17,431	65,248	94,535
Acquisition expense	—	316,736	764,508	278,323
Cost reimbursements to Managing Member and affiliate	4,238	105,148	238,331	435,065
Legal/Professional fees	5,272	34,513	78,126	141,965
Other	1,438	22,720	49,750	92,077
Outside services	190	17,725	29,743	84,860
Management fee	—	30,582	156,753	188,800
	12,545	1,130,119	4,730,171	5,208,717
Net loss – GAAP basis	$(12,545)	$(360,020)	$(1,276,878)	$(1,146,303)
Taxable loss from operations	$—	$(1,095,430)	$(2,509,312)	$(1,572,751)
Cash generated by operations(2)	$—	$159,920	$2,106,158	$3,562,834
Cash generated from sales(3)	—	—	—	185,307
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	—	30,939	513,320	349,504
	—	190,859	2,619,478	4,097,645
Less cash distributions to investors:
From operating cash flow	—	522,823	1,970,429	2,699,535
From sales	—	—	—	—
From refinancing	—	—	—	—
From other	—	—	—	—
Total distributions	—	522,823	1,970,429	2,699,535
Cash (deficiency) generated after cash distributions	$—	$(331,964)	$649,049	$1,398,110
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$—	$(143.86)	$(99.87)	$(48.50)
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—
– Return of capital	—	74.23	84.78	90.00
	$—	$74.23	$84.78	$90.00
Sources (on a cash basis)
Sales	$—	$—	$—	$—
Refinancing	—	—	—	—
Operations	—	74.23	84.78	90.00
Other	—	—	—	—
Total	$—	$74.23	$84.78	$90.00
Amount invested in program equipment (cost, excluding acquisition fees)	$—	$7,943,604	$17,506,005	$21,962,271
Amount invested in program equipment (book value)	$—	$7,453,704	$14,234,279	$15,184,193
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	0.00%	27.74%	61.13%	76.04%

S-A-13

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2014
(Unaudited)

	ATEL 12, LLC
	Period Ended December 31,
	2011	2012	2013	2014
Months of operations	12	12	12	12
Gross revenue – lease and other	$5,107,571	$4,546,000	$4,711,438	$3,407,694
– gain on sales of assets	32,171	26,425	57,250	772,385
	5,139,742	4,572,425	4,768,688	4,180,079
Less Operating Expenses:(1)
Depreciation and amortization expense	3,795,192	3,088,055	2,800,559	2,292,763
Provision (reversal of provision) for losses and doubtful accounts	5,042	50,898	(41,615)	237,375
Interest expense	200,678	121,097	116,722	64,289
Acquisition expense	181,856	134,478	120,763	5,978
Cost reimbursements to Managing Member and affiliate	387,632	407,618	365,047	306,700
Legal/Professional fees	96,039	87,292	82,700	108,373
Other	92,444	136,270	129,119	102,169
Outside services	(18,164)	47,499	38,143	32,671
Management fee	225,255	207,779	164,325	135,178
	4,965,974	4,280,986	3,775,763	3,285,496
Net income - GAAP basis	$173,768	$291,439	$992,925	$894,583
Taxable (loss) income from operations	$(1,204,449)	$(1,096,802)	$255,760	$3,067,960	(6)
Cash generated by operations(2)	$3,279,169	$3,452,032	$3,194,950	$2,639,684
Cash generated from sales(3)	297,003	393,370	690,260	3,025,289
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	802,867	885,550	793,988	692,580
	4,379,039	4,730,952	4,679,198	6,357,553
Less cash distributions to investors:
From operating cash flow	2,699,086	2,693,873	2,694,399	2,639,684
From sales	—	—	—	54,002
From refinancing	—	—	—	—
From other	—	—	—	—
Total distributions	2,699,086	2,693,873	2,694,399	2,693,686
Cash generated after cash distributions	$1,679,953	$2,037,079	$1,984,799	$3,663,867
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary (loss) income:
Operations	$(37.15)	$(33.89)	$7.90	$94.82
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$5.36	$9.01	$30.68	$27.65
– Return of capital	84.63	80.98	59.33	62.35
	$89.99	$89.99	$90.01	$90.00
Sources (on a cash basis)
Sales	$—	$—	$—	$1.80
Refinancing	—	—	—	—
Operations	89.99	89.99	90.01	88.20
Other	—	—	—	—
Total	$89.99	$89.99	$90.01	$90.00
Amount invested in program equipment (cost, excluding acquisition fees)	$25,134,454	$27,740,143	$28,635,590	$28,635,590
Amount invested in program equipment (book value)	$14,320,660	$13,237,200	$10,652,845	$6,058,059
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	86.92%	88.69%	82.63%	65.41%

S-A-14

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2014
(Unaudited)

	ATEL 14, LLC
	Period Ended December 31,
	2009	2010	2011
Months of operations	9	12	12
Gross revenue – lease and other	$35,105	$1,441,507	$6,625,600
– gain on sales of assets	—	—	75,792
	35,105	1,441,507	6,701,392
Less Operating Expenses:(1)
Depreciation and amortization expense	29,317	888,266	4,580,907
Provision for losses and doubtful accounts	—	16,576	10,160
Interest expense	110	8,819	151,442
Acquisition expense	83,742	824,632	1,176,444
Cost reimbursements to Managing Member and affiliate	19,176	544,017	828,927
Legal/Professional fees	5,000	71,913	179,989
Other	6,427	322,850	875,249
Outside services	2,547	31,683	36,678
Management fee	663	68,579	333,608
	146,982	2,777,335	8,173,404
Net loss - GAAP basis	$(111,877)	$(1,335,828)	$(1,472,012)
Taxable loss from operations	$(147,928)	$(2,357,237)	$(7,189,982)
Cash generated by (used in) operations(2)	$1,140,787	$(1,111,705)	$2,729,367
Cash generated from sales(3)	—	—	953,104
Cash generated from refinancing	—	—	—
Cash generated from other(4)	—	328,328	817,951
	1,140,787	(783,377)	4,500,422
Less cash distributions to investors:
From operating cash flow	—	—	2,729,367
From sales	—	—	953,104
From refinancing	—	—	—
From other	—	1,633,146	1,542,227
Total distributions	—	1,633,146	5,224,698
Cash generated (deficiency) after cash distributions	$1,140,787	$(2,416,523)	$(724,276)
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(556.10)	$(98.48)	$(105.38)
Recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—
– Return of capital	—	73.76	82.78
	$—	$73.76	$82.78
Sources (on a cash basis)
Sales	$—	$—	$15.10
Refinancing	—	—	—
Operations	—	—	43.24
Other	—	73.76	24.44
Total	$—	$73.76	$82.78
Amount invested in program equipment (cost, excluding acquisition fees)	$1,646,068	$18,801,704	$43,363,166
Amount invested in program equipment (book value)	$1,642,139	$17,947,547	$38,206,429
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	1.76%	20.14%	46.40%

S-A-15

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2014
(Unaudited)

	ATEL 14, LLC
	Period Ended December 31,
	2012	2013	2014
Months of operations	12	12	12
Gross revenue – lease and other	$11,915,377	$15,090,153	$13,417,619
– gain on sales of assets	19,194	583,153	1,892,724
	11,934,571	15,673,306	15,310,343
Less Operating Expenses:(1)
Depreciation and amortization expense	9,014,114	10,716,362	10,430,506
Provision for losses and doubtful accounts	26,955	15,134	57,353
Interest expense	174,876	352,809	663,892
Acquisition expense	1,335,479	795,387	63,082
Cost reimbursements to Managing Member and affiliate	1,246,178	1,390,210	1,535,119
Legal/Professional fees	272,829	239,660	135,689
Other	1,086,866	1,296,452	852,721
Outside services	144,832	82,474	64,591
Management fee	561,589	743,970	733,212
	13,863,718	15,632,458	14,536,165
Net (loss) income – GAAP basis	$(1,929,147)	$40,848	$774,178
Taxable (loss) income from operations	$(7,755,122)	$(3,667,753)	$2,940,903	(6)
Cash generated by operations(2)	$7,156,457	$9,443,336	$9,263,284
Cash generated from sales(3)	127,612	6,215,043	6,619,028
Cash generated from refinancing	—	—	—
Cash generated from other(4)	2,064,333	2,810,617	2,182,053
	9,348,402	18,468,996	18,064,365
Less cash distributions to investors:
From operating cash flow	7,156,457	7,550,383	7,548,020
From sales	127,612	—	—
From refinancing	—	—	—
From other	277,777	—	—
Total distributions	7,561,846	7,550,383	7,548,020
Cash generated after cash distributions	$1,786,556	$10,918,613	$10,516,345
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(85.42)	$(40.43)	$32.44
Recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$0.45	$8.54
– Return of capital	90.05	89.53	81.47
	$90.05	$89.98	$90.01
Sources (on a cash basis)
Sales	$1.52	$—	$—
Refinancing	—	—	—
Operations	85.22	89.98	90.01
Other	3.31	—	—
Total	$90.05	$89.98	$90.01
Amount invested in program equipment (cost, excluding acquisition fees)	$67,737,104	$93,194,771	$93,334,151
Amount invested in program equipment (book value)	$53,311,475	$63,529,858	$49,108,357
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	72.41%	90.55%	81.65%

S-A-16

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
December 31, 2014
(Unaudited)

	ATEL 15, LLC
	Period Ended December 31,
	2011	2012	2013	2014
Months of operations	10	12	12	12
Gross revenue – lease and other	$2,864	$1,492,967	$6,310,269	$10,321,335
– (loss) gain on sales of assets	—	(34,496)	25,421	441,193
	2,864	1,458,471	6,335,690	10,762,528
Less Operating Expenses:(1)
Depreciation and amortization expense	—	1,064,108	4,362,218	8,119,154
Provision (reversal of provision) for losses and doubtful accounts	—	39	(39)	1,021
Interest expense	—	30,841	126,952	577,316
Acquisition expense	8,646	787,352	1,449,391	311,425
Cost reimbursements to Managing Member and affiliate	845	223,568	698,643	1,375,732
Legal/Professional fees	—	29,087	123,223	126,491
Other	2,351	142,975	484,537	628,277
Outside services	452	36,306	58,962	55,237
Management fee	57	44,587	256,494	491,258
	12,351	2,358,863	7,560,381	11,685,911
Net loss - GAAP basis	$(9,487)	$(900,392)	$(1,224,691)	$(923,383)
Taxable loss from operations	$(8,494)	$(1,880,643)	$(5,704,957)	$(2,936,645	)(6)
Cash generated by operations(2)	$41,259	$521,812	$2,125,257	$6,772,924
Cash generated from sales(3)	—	157,533	540,461	2,897,917
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	—	630,399	1,359,195	2,179,317
	41,259	1,309,744	4,024,913	11,850,158
Less cash distributions to investors:
From operating cash flow	—	521,812	2,125,257	5,952,450
From sales	—	157,533	540,461	—
From refinancing	—	—	—	—
From other	—	493,233	1,525,825	—
Total distributions	—	1,172,578	4,191,543	5,952,450
Cash generated (deficiency) after cash distributions	$41,259	$137,166	$(166,630)	$5,897,708
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(132.03)	$(107.27)	$(104.48)	$(41.03)
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—
– Return of capital	—	72.30	82.99	89.92
	—	$72.30	$82.99	$89.92
Sources (on a cash basis)
Sales	$—	$9.72	$10.70	$—
Refinancing	—	—	—	—
Operations	—	32.17	42.08	89.92
Other	—	30.41	30.21	—
Total	$—	$72.30	$82.99	$89.92
Amount invested in program equipment (cost, excluding acquisition fees)	$—	$19,383,115	$55,315,206	$63,984,775
Amount invested in program equipment (book value)	$—	$18,123,043	$49,731,292	$48,822,992
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	0.00%	29.99%	86.10%	93.97%

S-A-17

FOOTNOTES:

(1)	Operating expenses include payroll and administrative cost reimbursements to the General Partner/Managing Member as follows:

	ATEL Capital Equipment Fund X, LLC	ATEL Capital Equipment Fund XI, LLC	ATEL 12, LLC	ATEL 14, LLC	ATEL 15, LLC
Year ended December 31, 2003	$52,495
2004	352,537
2005	757,715	$74,733
2006	846,239	448,508
2007	1,264,063	523,111	$4,238
2008	960,645	498,053	105,148
2009	934,006	348,835	238,331	$19,176
2010	1,134,682	476,941	435,065	544,017
2011	1,264,063	473,950	387,632	828,927	$845
2012	1,264,063	424,008	407,618	1,246,178	223,568
2013	1,264,063	307,284	365,047	1,390,210	698,643
2014	1,007,063	219,758	306,700	1,535,119	1,375,732
	$11,101,634	$3,795,181	$2,249,779	$5,563,627	$2,298,788
(2)	Cash generated by (used in) operations does not include the principal payments received on notes receivable or the principal portion of lease rentals received under direct financing leases. In the Funds' statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.
(3)	Cash generated from sales includes proceeds from early termination of notes receivable and equipment sales, where applicable.
(4)	Cash generated from other consists of the principal amortization of notes receivable and direct finance leases, where applicable. Such amounts are included throughout the table under the caption “Other”.
(5)	The percentage is calculated as a fraction, the numerator of which is the amount invested in program equipment (at cost) as of the end of the indicated period, net of all dispositions, and the denominator of which is the cumulative total of all equipment acquired by the program through the end of the latest period shown.
(6)	The taxable income or loss from operations is based on preliminary information for the period ended December 31, 2014.

S-A-18

TABLE IV
RESULTS OF COMPLETED PROGRAMS
December 31, 2014
(Unaudited)

Program name:	ATEL Cash Distribution Fund V, L.P.
Dollar amount of equity raised	$125,000,000
Assets purchased	$187,595,762
Date of Closing of Offering	November 15, 1994
Date of first sale of property	July 1, 1994
Date of final sale of property	December 1, 2012
Tax and distribution data per $1,000 limited partner investment through December 31, 2014:
Federal Income Tax Results:
Ordinary income:
Operations	$7.32	*
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
- Investment income	$208.43	*
- Return of capital	969.68	*
	1,178.11
Cash available for distribution, reinvested for investors’ accounts	—
Total	$1,178.11
Sources (on a cash basis):
Sales	$249.14	*
Refinancing	—
Operations	868.26	*
Other	60.71	*
Total	$1,178.11

*	includes amounts subsequently distributed to investors from Fund liquidating trust.

S-A-19

TABLE IV
RESULTS OF COMPLETED PROGRAMS
December 31, 2014
(Unaudited)

Program name:	ATEL Cash Distribution Fund VI, L.P.
Dollar amount of equity raised	$125,000,000
Assets purchased	$208,320,158
Date of Closing of Offering	November 22, 1996
Date of first sale of property	January 3, 1995
Date of final sale of property	TBD(1)
Tax and distribution data per $1,000 limited partner investment through December 31, 2014:
Federal Income Tax Results:
Ordinary income:
Operations	$(281.48	)*
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
- Investment income	$218.53	*
- Return of capital	880.59	*
	1,099.12
Cash available for distribution, reinvested for investors’ accounts	—
Total	$1,099.12
Sources (on a cash basis):
Sales	$180.73	*
Refinancing	—
Operations	851.15	*
Other	67.24	*
Total	$1,099.12

(1)	ATEL Cash Distribution Fund VI, L.P. Liquidating Trust (the “Trust”) was created as of December 31, 2013 to liquidate and distribute the remaining assets of ATEL Cash Distribution Fund VI, and to settle all remaining obligations of the Fund. The majority of the Trust’s remaining assets were sold in December 2014 and distributions paid to Trust interest holders subsequent to the sale.
*	includes amounts subsequently distributed to investors from Fund liquidating trust.

S-A-20

TABLE V
SALES OR DISPOSALS OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS
(Unaudited)

This table provides asset disposition information for the five most recent ATEL sponsored Funds, ATEL Capital Equipment Fund X, LLC, ATEL Capital Equipment Fund XI, LLC, ATEL 12, LLC, ATEL 14, LLC, and ATEL 15, LLC as of December 31, 2014. Sales were for consideration unless otherwise noted. Interim rent (rent paid prior to formal commencement of a lease), hold-over rent (rent received after termination of the initial lease term, but before formal extension or disposition) and extension rent (rent paid after formal extension of a lease) are included in the “Payments Received” column. “Equipment Acquisition Cost” includes acquisition fees. Dispositions are shown on a per asset basis.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
ATEL Capital Equipment Fund X, LLC (ACEF 10)
Leases
A & G Coal Corporation	Mining	$3,248,020	$1,035,000	$2,989,945
Alliant Techsystems, Inc.	Material Handling	121,575	42,000	139,207
Alliant Techsystems, Inc.	Other	211,654	60,000	174,084
Alliant Techsystems, Inc.	Material Handling	111,106	55,000	100,072
Allegheny Technologies, Inc.	Material Handling	52,722	15,500	59,200
Allegheny Technologies, Inc.	Material Handling	38,012	14,000	41,484
Allegheny Technologies, Inc.	Material Handling	115,140	37,000	113,966
Allegheny Technologies, Inc.	Material Handling	35,036	14,000	29,508
Allegheny Technologies, Inc.	Material Handling	101,035	42,000	118,041
Allegheny Technologies, Inc.	Material Handling	447,794	117,000	376,899
Allegheny Technologies, Inc.	Material Handling	189,658	60,691	154,322
Allegheny Technologies, Inc.	Material Handling	184,494	52,000	205,701
Arbinet-Thexchange, Inc.	Telecommunications	654,526	397,586	461,477
Arsenal Digital Solutions	Computers	414,936	37,199	490,319
ARYx Therapeutics, Inc.	Research	182,125	15,870	157,610
ARYx Therapeutics, Inc.	Computers	115,279	5,764	130,391
Ball Corporation	Tier Sheets	3,833,143	1,164,930	4,043,606
Bayer Corporation	Material Handling	72,398	30,000	114,217
Bayer Corporation	Heating & Air Conditioner	319,500	120,000	312,241
Bayer Corporation	Research	313,366	70,000	444,156
Bayer Corporation	Material Handling	36,675	7,500	45,185
Cargill Incorporated	Railroad	11,864	7,955	11,230
Cargill Incorporated	Railroad	11,864	13,409	12,791
Cargill Incorporated	Agriculture	375,705	215,000	310,579
Cargill Incorporated	Material Handling	13,985	5,000	11,461
Cargill Incorporated	Material Handling	18,750	6,500	20,631
Cargill Incorporated	Construction	187,812	115,000	183,373
Cargill Incorporated	Railroad	221,275	185,338	63,868
Cargill Incorporated	Railroad	11,864	5,279	12,419
Cargill Incorporated	Material Handling	96,537	43,000	105,721
Cargill Incorporated	Construction	166,942	59,870	125,026
Cargill Incorporated	Agriculture	352,952	215,000	291,901
Cargill Incorporated	Material Handling	42,648	11,500	45,154
Cargill Incorporated	Material Handling	79,757	17,500	107,237
Cargill Incorporated	Agriculture	336,273	139,750	332,225

S-A-21

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Cargill Incorporated	Railroad	246,301	105,000	215,531
Cargill Incorporated	Material Handling	59,820	3,000	70,306
Cargill Incorporated	Material Handling	100,455	20,200	107,304
Cargill Incorporated	Railroad	313,085	140,000	331,049
Cargill Incorporated	Agriculture	81,587	36,000	72,858
Cargill Incorporated	Transportation other	214,996	97,500	186,637
Cargill Incorporated	Construction	180,229	80,000	159,968
Cargill Incorporated	Construction	161,223	72,000	142,169
Cargill Incorporated	Railroad	11,864	5,279	10,086
Cargill Incorporated	Railroad	11,864	5,279	13,674
C-B Gear & Machine, Inc.	Manufacturing	2,720,117	—	3,947,855
Colowyo Coal Company L.P.	Mining	2,000,000	1,421,252	1,316,425
Conagra Foods, Inc	Material Handling	771,064	555,780	338,342
Cummins Inc.	Material Handling	708,660	85,548	959,230
Cummins Inc.	Material Handling	53,023	26,471	30,821
Cummins Inc.	Material Handling	145,954	62,000	142,791
Cummins Inc.	Material Handling	18,854	6,000	23,778
Cummins Inc.	Material Handling	115,358	29,000	93,495
Cummins Inc.	Material Handling	432,602	118,500	507,615
Cummins Inc.	Material Handling	58,190	15,000	54,890
Cummins Inc.	Material Handling	120,397	27,800	126,752
Cummins Inc.	Material Handling	31,905	7,000	34,866
Cummins Inc.	Material Handling	65,410	5,500	80,004
Cummins Inc.	Material Handling	209,025	140,558	85,347
Cummins Inc.	Material Handling	48,025	8,500	54,851
Cummins Inc.	Material Handling	25,925	26,861	4,202
Cummins Inc.	Material Handling	31,021	14,778	21,251
Cummins Inc.	Material Handling	25,110	4,000	26,550
Cummins Inc.	Material Handling	24,915	4,000	26,344
Cummins Inc.	Material Handling	44,905	15,000	45,437
Cummins Inc.	Material Handling	20,630	6,000	19,891
Cummins Inc.	Material Handling	18,675	6,000	15,964
Cummins Inc.	Material Handling	19,760	6,000	18,177
Cummins Inc.	Material Handling	282,150	59,500	298,552
Cummins Inc.	Material Handling	119,173	31,000	111,408
Cummins Inc.	Material Handling	30,520	10,200	27,453
Cummins Inc.	Material Handling	128,290	25,700	125,698
Cummins Inc.	Material Handling	97,242	24,750	104,128
Cummins Inc.	Material Handling	406,132	78,850	414,512
Cummins Inc.	Material Handling	118,925	37,850	113,665
Cummins Inc.	Material Handling	126,594	27,400	119,064
Cummins Inc.	Material Handling	26,278	7,500	26,307
Cummins Inc.	Material Handling	56,097	14,200	43,835
Cummins Inc.	Material Handling	129,827	35,500	117,518
Cummins Inc.	Material Handling	29,198	7,500	37,456
Cummins Inc.	Material Handling	41,100	10,000	41,098

S-A-22

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Cummins Inc.	Material Handling	150,095	52,000	152,740
Cummins Inc.	Material Handling	104,850	31,500	96,637
Cummins Inc.	Material Handling	128,570	15,000	151,128
Cummins Inc.	Material Handling	8,250	2,650	11,931
Cummins Inc.	Material Handling	79,420	18,000	95,366
Cummins Inc.	Material Handling	41,895	5,500	46,096
Cummins Inc.	Material Handling	27,673	2,000	27,003
Cummins Inc.	Material Handling	91,008	24,000	88,522
Cummins Inc.	Material Handling	109,570	28,000	104,653
Cummins Inc.	Material Handling	46,780	5,500	54,952
Cummins Inc.	Material Handling	26,412	6,000	34,699
Cummins Inc.	Material Handling	79,575	15,000	76,742
Cummins Inc.	Material Handling	105,650	15,000	132,209
Daimlerchrysler Corporation	Manufacturing	834,574	—	1,020,271
Daimlerchrysler Corporation	Manufacturing	1,529,308	271,671	2,127,458
Daimlerchrysler Corporation	Manufacturing	423,505	39,461	491,826
Daimlerchrysler Corporation	Manufacturing	394,659	28,800	507,777
Daimlerchrysler Corporation	Manufacturing	478,018	38,389	572,966
Daimlerchrysler Corporation	Material Handling	396,118	13,537	531,621
Daimlerchrysler Corporation	Material Handling	116,180	11,000	160,001
Daimlerchrysler Corporation	Material Handling	150,914	24,500	222,628
Daimlerchrysler Corporation	Material Handling	54,760	5,250	58,765
Ford Motor Company	Material Handling	174,331	1	178,805
Ford Motor Company	Material Handling	775,512	15,950	1,116,548
GE Aircraft Engines	Research	201,728	90,000	207,523
GE Aircraft Engines	Manufacturing	1,747,399	1,151,120	1,117,760
GE Aircraft Engines	Manufacturing	120,155	124,214	1,693
GE Aircraft Engines	Manufacturing	750,574	17,510	864,150
IBM Corporation	Research	762,226	99,141	498,496
IBM Corporation	Research	166,080	34,000	192,558
Illinois Central Railroad Company	Railroad	152,167	166,448	121,915
Illinois Power Company	Construction	157,188	63,000	135,584
International Paper Co.	Material Handling	341,640	137,884	299,990
International Paper Co.	Manufacturing	26,170	2,000	50,062
International Paper Co.	Material Handling	475,720	35,000	409,636
International Paper Co.	Construction	89,200	27,890	82,929
International Paper Co.	Material Handling	1,280,828	177,942	1,521,255
International Paper Co.	Material Handling	42,289	7,500	46,620
International Paper Co.	Material Handling	20,450	4,500	25,598
International Paper Co.	Material Handling	161,821	55,000	177,673
International Paper Co.	Material Handling	754,147	226,210	808,716
International Paper Co.	Material Handling	763,969	229,157	819,163
International Paper Co.	Manufacturing	763,997	229,165	806,863
International Paper Co.	Manufacturing	763,964	229,155	825,479
International Paper Co.	Manufacturing	763,973	229,158	835,605
International Paper Co.	Manufacturing	763,943	229,149	835,573

S-A-23

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
International Paper Co.	Manufacturing	763,993	229,164	835,626
International Paper Co.	Manufacturing	763,939	229,148	843,381
International Paper Co.	Material Handling	253,883	76,154	296,788
International Paper Co.	Material Handling	11,832	3,750	17,070
International Paper Co.	Material Handling	99,595	28,000	91,541
International Paper Co.	Manufacturing	253,846	76,143	301,106
International Paper Co.	Manufacturing	294,301	88,277	346,014
International Paper Co.	Material Handling	32,140	5,500	35,172
International Paper Co.	Material Handling	593,560	285,000	821,749
International Paper Co.	Material Handling	33,910	1,500	29,831
International Paper Co.	Construction	116,359	60,000	97,112
International Paper Co.	Material Handling	233,840	64,260	269,525
International Paper Co.	Material Handling	233,840	64,860	274,024
International Paper Co.	Material Handling	323,997	116,635	326,985
International Paper Co.	Material Handling	82,697	21,500	78,278
International Paper Co.	Manufacturing	773,857	232,123	807,750
International Paper Co.	Construction	41,472	5,350	42,877
International Paper Co.	Material Handling	22,943	5,120	31,235
International Paper Co.	Material Handling	78,828	15,500	101,497
International Paper Co.	Material Handling	34,027	11,000	33,548
International Paper Co.	Construction	670,286	250,000	528,429
International Paper Co.	Construction	262,021	50,000	319,895
International Paper Co.	Construction	289,149	145,000	251,584
Kaiser Foundation Hospitals	Computers	940,946	152,713	904,407
Kaiser Foundation Hospitals	Computers	105,488	2,452	102,902
Kaiser Foundation Hospitals	Computers	33,288	774	32,081
Kraft Foods Global, Inc.	Material Handling	319,105	20,000	370,576
Kraft Foods Global, Inc.	Material Handling	851,046	144,500	883,115
Lafarge North America, Inc.	Forklifts & Trackmobile Railcar Mover	1,852,957	558,000	1,571,443
Lafarge North America, Inc.	Material Handling	75,091	15,000	118,914
Lafarge North America, Inc.	Material Handling	58,594	14,500	50,616
Lafarge North America, Inc.	Material Handling	234,375	42,250	349,650
Lafarge North America, Inc.	Material Handling	801,028	118,500	1,027,356
Lafarge North America, Inc.	Material Handling	933,264	182,000	1,027,220
Lafarge North America, Inc.	Material Handling	197,073	41,000	217,846
Lafarge North America, Inc.	Material Handling	1,044,126	219,700	1,000,535
Martin Marietta Aggregates	Railroad	175,711	225,188	50,400
Meadwestvaco Corporation	Construction	169,850	50,000	209,842
Meadwestvaco Corporation	Material Handling	131,469	58,102	102,154
Meadwestvaco Corporation	Material Handling	528,531	35,000	486,580
Meadwestvaco Corporation	Material Handling	176,995	47,600	141,062
Meadwestvaco Corporation	Material Handling	217,301	48,000	195,386
Meadwestvaco Corporation	Material Handling	27,198	3,500	25,866
Meadwestvaco Corporation	Material Handling	100,036	26,500	87,760
Meadwestvaco Corporation	Material Handling	231,420	32,060	180,963
Meadwestvaco Corporation	Material Handling	326,534	63,640	420,606

S-A-24

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Meadwestvaco Corporation	Material Handling	43,945	11,000	41,433
Meadwestvaco Corporation	Material Handling	74,037	35,000	66,631
Meadwestvaco Corporation	Material Handling	103,296	48,000	87,052
Meadwestvaco Corporation	Logging & Lumber	248,000	90,000	221,131
Meadwestvaco Corporation	Material Handling	24,412	12,000	20,464
Meadwestvaco Corporation	Material Handling	50,764	20,000	58,576
Meadwestvaco Corporation	Material Handling	49,995	5,000	48,272
Meadwestvaco Corporation	Material Handling	28,540	11,500	25,371
Meadwestvaco Corporation	Material Handling	23,354	10,000	21,563
Meadwestvaco Corporation	Material Handling	52,201	23,500	53,783
Meadwestvaco Corporation	Material Handling	25,824	12,000	20,330
Meadwestvaco Corporation	Material Handling	48,632	20,000	36,105
Meadwestvaco Corporation	Material Handling	76,725	19,000	57,065
Meadwestvaco Corporation	Computers	411,863	20,800	395,543
Meadwestvaco Corporation	Computers	411,863	20,800	420,259
Meadwestvaco Corporation	Material Handling	79,400	67,022	39,993
Meadwestvaco Corporation	Material Handling	129,458	33,750	113,183
Meadwestvaco Corporation	Material Handling	415,374	84,000	334,108
Meadwestvaco Corporation	Material Handling	56,888	16,500	57,347
Meadwestvaco Corporation	Material Handling	51,879	13,500	46,342
Meadwestvaco Corporation	Material Handling	549,458	73,120	400,964
Meadwestvaco Corporation	Material Handling	130,882	19,820	123,836
Meadwestvaco Corporation	Material Handling	29,070	13,000	26,938
Meadwestvaco Corporation	Material Handling	43,366	20,000	45,200
Meadwestvaco Corporation	Material Handling	25,111	11,000	24,068
Meadwestvaco Corporation	Material Handling	320,792	56,000	284,308
Meadwestvaco Corporation	Material Handling	93,669	17,070	80,114
Meadwestvaco Corporation	Material Handling	497,808	50,473	445,164
Meadwestvaco Corporation	Material Handling	281,074	40,250	241,248
Meadwestvaco Corporation	Trucks And Trailers	74,103	79,937	44,143
Meadwestvaco Corporation	Material Handling	571,669	101,570	474,257
Meadwestvaco Corporation	Logging & Lumber	3,877,113	1,680,291	4,229,114
Meadwestvaco Corporation	Logging & Lumber	602,759	261,228	765,537
Meadwestvaco Corporation	Material Handling	375,500	125,000	409,219
Newell Rubbermaid, Inc.	Manufacturing	10,316	6,962	5,453
Newell Rubbermaid, Inc.	Material Handling	102,755	22,000	99,923
Newell Rubbermaid, Inc.	Miscellaneous	39,521	6,000	45,915
Newell Rubbermaid, Inc.	Material Handling	225,768	40,800	219,668
Newell Rubbermaid, Inc.	Material Handling	114,210	21,800	146,172
Newell Rubbermaid, Inc.	Material Handling	265,980	99,881	227,875
Newell Rubbermaid, Inc.	Material Handling	468,701	178,550	437,325
Newell Rubbermaid, Inc.	Material Handling	24,628	8,000	19,741
Newell Rubbermaid, Inc.	Material Handling	107,131	29,000	109,665
Newell Rubbermaid, Inc.	Material Handling	88,194	23,000	101,390
Newell Rubbermaid, Inc.	Material Handling	23,597	6,100	22,547
Newell Rubbermaid, Inc.	Material Handling	290,856	96,800	365,215

S-A-25

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Newell Rubbermaid, Inc.	Material Handling	326,528	56,000	361,377
Newell Rubbermaid, Inc.	Material Handling	128,569	28,250	132,719
Newell Rubbermaid, Inc.	Material Handling	109,905	26,000	106,231
Newell Rubbermaid, Inc.	Material Handling	181,040	59,500	140,968
Newell Rubbermaid, Inc.	Material Handling	143,857	29,000	116,812
Newell Rubbermaid, Inc.	Material Handling	419,490	90,000	387,280
Newell Rubbermaid, Inc.	Material Handling	22,005	4,900	23,750
Newell Rubbermaid, Inc.	Trucks And Trailers	47,500	17,500	66,657
Newell Rubbermaid, Inc.	Material Handling	188,417	52,025	249,616
Newell Rubbermaid, Inc.	Material Handling	89,218	32,000	72,905
Newell Rubbermaid, Inc.	Material Handling	56,907	16,000	56,316
Newell Rubbermaid, Inc.	Material Handling	27,800	10,000	29,139
Newell Rubbermaid, Inc.	Material Handling	39,947	10,000	35,709
Newell Rubbermaid, Inc.	Material Handling	286,226	83,000	316,704
Newell Rubbermaid, Inc.	Material Handling	154,036	38,250	171,103
Newell Rubbermaid, Inc.	Material Handling	80,364	12,185	112,439
Newell Rubbermaid, Inc.	Material Handling	219,287	58,500	206,383
New NGC, Inc.	Construction	523,867	—	621,426
New NGC, Inc.	Mining	761,364	50,000	928,175
New NGC, Inc.	Construction	609,733	217,731	610,034
Owens & Minor Distribution, Inc.	International Tractor	65,701	60,037	24,939
Ryder Integrated Logistics	Material Handling	315,120	15,825	391,053
Ryder Integrated Logistics	Material Handling	49,953	18,000	56,441
Ryder Integrated Logistics	Material Handling	1,021,515	72,750	1,228,538
Ryder Integrated Logistics	Material Handling	32,228	5,000	38,463
Ryder Integrated Logistics	Material Handling	21,698	8,000	24,004
Ryder Integrated Logistics	Material Handling	112,515	19,484	155,190
Ryder Integrated Logistics	Material Handling	34,497	4,595	51,720
Ryder Integrated Logistics	Material Handling	30,319	7,000	25,536
Ryder Integrated Logistics	Cleaning & Maintenance	37,104	3,500	40,043
Ryder Integrated Logistics	Material Handling	21,497	7,000	15,663
Ryder Integrated Logistics	Material Handling	85,988	28,500	62,650
Ryder Integrated Logistics	Cleaning & Maintenance	37,043	4,800	40,520
Ryder Integrated Logistics	Material Handling	38,446	5,500	36,737
Ryder Integrated Logistics	Material Handling	112,397	17,761	131,116
Ryder Integrated Logistics	Material Handling	340,959	59,239	397,742
Ryder Integrated Logistics	Cleaning & Maintenance	37,378	5,500	35,724
Ryder Integrated Logistics	Material Handling	203,981	30,000	177,648
Ryder Integrated Logistics	Material Handling	39,655	5,000	48,011
Ryder Integrated Logistics	Material Handling	160,720	30,000	141,889
Ryder Integrated Logistics	Material Handling	240,957	25,500	275,508
Ryder Integrated Logistics	Material Handling	244,470	36,000	212,919
Ryder Integrated Logistics	Material Handling	381,544	59,704	594,418
Ryder Integrated Logistics	Material Handling	41,431	5,000	51,283
Schenker, Inc.	Material Handling	1,036,661	135,002	1,433,002
Schenker, Inc.	Material Handling	714,589	123,754	904,141

S-A-26

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Sussex Ambulance Service	Transportation other	1,164,625	48,912	1,445,146
Sussex Ambulance Service	Transportation other	554,563	12,922	648,301
Sussex Ambulance Service	Transportation other	2,763,106	78,707	3,603,095
Sussex Ambulance Service	Transportation other	419,180	29,897	531,568
Sussex Ambulance Service	Transportation other	1,408,680	107,950	1,462,942
Sussex Ambulance Service	Transportation other	590,358	88,404	622,027
Sussex Ambulance Service	Transportation other	387,153	28,827	414,641
Sussex Ambulance Service	Transportation other	393,156	17,103	471,301
Sussex Ambulance Service	Transportation other	1,689,189	60,194	2,041,664
Sussex Ambulance Service	Transportation other	661,924	15,373	746,028
Tin, Inc. Dba Temple-Inland	Construction	115,220	45,000	108,570
Tyson Foods, Inc.	Trucks And Trailers	1,563,020	542,500	1,427,563
Tyson Foods, Inc.	Trucks And Trailers	1,008,400	340,000	907,045
Union Electric Company	Construction	250,069	101,232	183,129
Union Electric Company	Construction	686,730	365,000	606,415
Union Pacific Railroad Company	Railroad	173,000	221,343	—
Union Pacific Railroad Company	Railroad	111,462	51,195	102,977
Union Pacific Railroad Company	Railroad	82,000	29,401	90,733
Union Pacific Railroad Company	Railroad	369,000	149,026	404,549
Union Pacific Railroad Company	Railroad	451,000	192,944	483,938
UPS Ground Freight, Inc.	Transportation other	848,881	109,620	843,571
UPS Ground Freight, Inc.	Transportation other	1,543,420	225,000	1,515,640
UPS Ground Freight, Inc.	Transportation other	3,835,452	624,419	4,397,593
UPS Ground Freight, Inc.	Transportation other	239,082	63,509	239,686
Wal-Mart Transportation, LLC	Trucks And Trailers	138,626	97,787	62,871
Wal-Mart Transportation, LLC	Trucks And Trailers	139,586	95,051	74,214
Wal-Mart Transportation, LLC	Trucks And Trailers	143,109	116,934	45,048
Washington Group International	Construction	1,531,500	570,000	1,583,685
Washington Group International	Construction	1,528,902	1,035,220	967,619
Washington Group International	Construction	1,786,406	643,500	2,801,008
West Fraser Timber Co., Ltd	Material Handling	193,300	65,000	175,603
Whirlpool Corporation	Material Handling	18,956	8,350	14,423
Whirlpool Corporation	Material Handling	150,320	12,550	178,233
Whirlpool Corporation	Material Handling	286,830	74,400	283,914
Whirlpool Corporation	Material Handling	33,078	6,000	42,652
Whirlpool Corporation	Material Handling	38,288	6,750	45,116
Whirlpool Corporation	Material Handling	146,976	20,615	157,994
Whirlpool Corporation	Material Handling	479,948	59,028	508,382
Whirlpool Corporation	Material Handling	55,044	15,000	71,379
Whirlpool Corporation	Material Handling	424,680	73,853	530,878
Whirlpool Corporation	Material Handling	118,080	18,000	128,116
Whirlpool Corporation	Material Handling	10,639	900	10,407
Whirlpool Corporation	Material Handling	69,840	12,550	70,392
Whirlpool Corporation	Material Handling	212,388	27,500	314,231
Whirlpool Corporation	Material Handling	780,864	61,000	876,701
Whirlpool Corporation	Material Handling	196,370	29,400	243,610

S-A-27

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Whirlpool Corporation	Material Handling	18,956	2,750	30,240
Whirlpool Corporation	Material Handling	18,956	2,750	26,589
Whirlpool Corporation	Material Handling	140,453	32,000	196,557
Whirlpool Corporation	Material Handling	60,195	8,250	76,446
		108,147,760	28,345,644	113,999,504
Loans
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	281,385	95,070
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	183,742	385,576
Altierre Corporation	Senior Term Loan – Blanket	250,000	—	243,022
Alveolus, Inc.	Senior Term Loan – Blanket	375,000	—	436,587
Alveolus, Inc.	Senior Term Loan – Blanket	125,000	83,703	56,179
Arsenal Digital Solutions	Computers	50,515	—	61,115
Asempra Technologies, Inc.	Senior Term Loan – Blanket	200,000	85,618	139,527
Aspen Aerogels, Inc.	Manufacturing Production Equipment	583,333	—	809,201
Axial Biotech, Inc.	Senior Term Loan – Blanket	125,000	26,395	125,822
Boingo Wireless, Inc.	Computer Networking Equipment	194,743	—	223,640
Cedar Point Communications Inc	Computer Networking Equipment	750,000	—	908,854
Chelsio Communications, Inc.	Computer Networking Equipment	27,600	—	31,540
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	70,587	219,760
Convio, Inc.	Computer Equipment	160,117	—	194,113
Convio, Inc.	Computer Networking Equipment	104,079	—	125,801
Convio, Inc.	Computer Equipment	50,656	—	60,612
Cornice, Inc.	Computer Equipment & Fixtures	195,757	15,909	70,365
Cymbet Corporation	Thin Film Deposition Equipment	38,439	—	46,792
Danger, Inc.	Computers & Networking Equipment	433,264	279,889	226,123
Delivery Agent, Inc.	Senior Term Loan – Blanket	250,000	107,889	179,423
Doppelganger Studios, Inc.	Computers	31,922	267	35,912
Doppelganger Studios, Inc.	Computers	165,695	619	187,327
Dorado Network Systems Corp	Furniture & Fixtures	87,430	—	97,562
Dorado Network Systems Corp	Computers	89,066	—	102,284
Dorado Network Systems Corp	Computers	48,084	—	53,642
Dorado Network Systems Corp	Computers	62,910	—	71,386
Good Technology, Inc.	Computers	1,500,000	1,191,450	547,677
Helijet International Inc.	Aviation	2,680,000	1,360,000	3,862,937
Lightship Holding, Inc.	Computers	375,000	214,388	212,059
Linden Research, Inc.	Computer & Networking Equipment	324,769	—	376,441
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	500,000	—	589,421
Miasole	Research	132,253	—	149,113
On24, Inc.	Computers	779,214	—	950,651
Openpages, Inc.	Various Computer Equipment	583,333	—	702,261
Razz, Inc.	Senior Term Loan – Blanket	62,160	19,452	52,962
Razz, Inc.	Senior Term Loan – Blanket	61,590	—	32,106
Renal Solutions, Inc.	Senior Term Loan	500,000	162,675	447,296
Revver, Inc.	Senior Term Loan – Blanket	1,200,000	347,951	618,988
Silverpop Systems, Inc.	Computers	349,645	87,188	320,630
Sling Media, Inc.	Computers & Networking Equipment	214,877	—	248,682

S-A-28

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Sling Media, Inc.	Computers & Networking Equipment	78,991	—	91,418
Solaria Corporation	Manufacturing	1,176	353	1,057
Solaria Corporation	Manufacturing	365,839	18,923	423,334
Starcite, Inc.	Computers	175,000	—	199,921
Technorati, Inc.	Various Computer Equipment	492,585	—	573,616
		15,858,242	4,538,383	15,587,805
		$124,006,002	$32,884,027	$129,587,309
ATEL Capital Equipment Fund XI, LLC (ACEF 11)
Leases
Allegheny Tech	Material Handling	$177,873	$46,000	$148,749
Allegheny Tech	Material Handling	27,436	10,500	36,681
Allegheny Tech	Material Handling	39,138	15,500	38,985
Allegheny Tech	Material Handling	157,291	61,000	165,119
Allegheny Tech	Material Handling	157,592	41,600	150,411
Allegheny Tech	Material Handling	264,917	115,000	218,970
Allegheny Tech	Material Handling	41,289	7,850	40,941
Allegheny Tech	Material Handling	7,769	2,750	7,328
Alliant Techsystems Inc.	Manufacturing	123,113	25,908	131,090
Bayer Corporation	Research	401,679	41,000	546,732
Central Illinois Public Svc Co.	Construction	274,972	95,000	280,102
Daimlerchrysler Corporation	Material Handling	1,241,387	265,472	1,529,660
Daimlerchrysler Corporation	Material Handling	222,804	42,500	272,901
Daimlerchrysler Corporation	Material Handling	263,889	5,000	340,369
Daimlerchrysler Corporation	Material Handling	505,344	14,400	746,979
Daimlerchrysler Corporation	Material Handling	536,928	19,996	766,921
Daimlerchrysler Corporation	Material Handling	196,329	9,800	308,567
East Midlands Ambulance Service Nhs Trust	Motor Vehicles	630,400	5,571	764,281
East Midlands Ambulance Service NHS Trust	Motor Vehicles	63,295	18,751	50,603
East Midlands Ambulance Service NHS Trust	Motor Vehicles	230,003	40,331	394,721
East Midlands Ambulance Service Nhs Trust	Motor Vehicles	466,246	64,808	538,589
East Midlands Ambulance Service NHS Trust	Motor Vehicles	178,851	44,150	192,676
East Midlands Ambulance Service NHS Trust	Motor Vehicles	1,937,276	58,899	2,245,945
East Midlands Ambulance Service NHS Trust	Motor Vehicles	189,339	5,354	248,967
East Midlands Ambulance Service NHS Trust	Motor Vehicles	93,110	22,075	91,713
East Midlands Ambulance Service Nhs Trust	Motor Vehicles	512,103	24,834	597,422
East Midlands Ambulance Service NHS Trust	Motor Vehicles	141,376	17,278	177,491
East Midlands Ambulance Service NHS Trust	Motor Vehicles	272,546	14,380	354,607
Illinois Power Company	Construction	68,743	24,000	70,108
International Paper Co.	Material Handling	127,732	12,500	110,885
International Paper Co.	Material Handling	211,068	50,000	242,021
International Paper Co.	Construction	239,979	40,688	208,964
International Paper Co.	Material Handling	97,877	34,000	152,013
International Paper Co.	Material Handling	100,625	22,832	136,448
International Paper Co.	Material Handling	348,975	66,000	388,542
International Paper Co.	Material Handling	59,551	10,000	68,667
International Paper Co.	Material Handling	150,445	29,500	138,995

S-A-29

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
International Paper Co.	Material Handling	44,829	18,000	48,139
International Paper Co.	Material Handling	118,115	23,500	112,140
International Paper Co.	Material Handling	282,095	41,000	243,745
International Paper Co.	Material Handling	146,975	24,000	119,327
International Paper Co.	Material Handling	268,791	42,000	215,123
International Paper Co.	Material Handling	63,462	12,000	38,003
International Paper Co.	Material Handling	93,516	20,680	93,991
International Paper Co.	Material Handling	84,100	14,641	130,443
International Paper Co.	Material Handling	59,710	26,756	42,121
International Paper Co.	Material Handling	63,095	7,750	102,088
International Paper Co.	Material Handling	62,520	8,416	54,620
International Paper Co.	Material Handling	48,990	9,000	50,283
International Paper Co.	Material Handling	64,235	6,500	91,617
International Paper Co.	Material Handling	21,907	8,250	30,740
International Paper Co.	Material Handling	59,848	7,300	78,202
International Paper Co.	Logging & Lumber	376,000	150,000	369,378
International Paper Co.	Motor Vehicles	68,000	20,250	80,274
International Paper Co.	Material Handling	55,414	12,500	63,128
International Paper Co.	Logging & Lumber	369,260	265,324	138,889
International Paper Co.	Construction	300,282	110,418	272,305
International Paper Co.	Material Handling	1,388,145	635,948	1,070,643
International Paper Co.	Construction	94,919	47,500	89,135
International Paper Co.	Material Handling	70,848	12,500	91,184
International Paper Co.	Construction	213,150	61,115	218,878
International Paper Co.	Construction	153,424	69,000	153,521
International Paper Co.	Material Handling	121,070	60,000	132,190
Meadwestvaco Corporation	Material Handling	66,009	15,500	64,323
Meadwestvaco Corporation	Material Handling	466,150	70,000	431,246
Meadwestvaco Corporation	Material Handling	132,018	15,500	108,548
Meadwestvaco Corporation	Trucks and Trailers	369,934	163,610	368,144
New Ngc, Inc.	Material Handling	590,674	117,200	729,011
New Ngc, Inc.	Material Handling	36,749	7,500	45,754
New Ngc, Inc.	Material Handling	211,135	43,000	195,245
New Ngc, Inc.	Material Handling	103,095	30,000	85,864
New Ngc, Inc.	Material Handling	585,862	128,500	574,207
New Ngc, Inc.	Material Handling	90,524	12,000	93,733
New Ngc, Inc.	Material Handling	881,733	310,000	892,685
New Ngc, Inc.	Material Handling	366,864	70,170	323,338
New Ngc, Inc.	Material Handling	307,713	77,000	275,841
New Ngc, Inc.	Material Handling	446,017	89,000	522,129
New Ngc, Inc.	Material Handling	312,816	59,556	271,945
New Ngc, Inc.	Material Handling	116,604	24,000	104,614
New Ngc, Inc.	Material Handling	414,647	71,500	493,632
New Ngc, Inc.	Material Handling	398,977	80,000	345,991
New Ngc, Inc.	Material Handling	331,723	52,500	368,603
New Ngc, Inc.	Material Handling	168,908	29,000	156,196

S-A-30

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
New Ngc, Inc.	Material Handling	165,950	42,500	163,527
New Ngc, Inc.	Material Handling	52,510	14,000	69,461
New Ngc, Inc.	Material Handling	134,440	32,000	138,686
New Ngc, Inc.	Material Handling	36,748	6,000	46,713
Nomac Drilling, LLC	Mining	2,892,588	1,907,500	2,516,637
Ryder Integrated Logistics, Inc.	Material Handling	313,644	18,000	407,231
Ryder Integrated Logistics, Inc.	Material Handling	33,832	5,000	32,644
Ryder Integrated Logistics, Inc.	Material Handling	84,210	24,500	105,812
Ryder Integrated Logistics, Inc.	Material Handling	308,770	50,000	232,785
Ryder Integrated Logistics, Inc.	Material Handling	28,070	4,500	21,162
Ryder Integrated Logistics, Inc.	Material Handling	73,471	14,000	55,391
Ryder Integrated Logistics, Inc.	Material Handling	28,070	7,000	21,162
Ryder Integrated Logistics, Inc.	Material Handling	28,070	5,000	21,162
Ryder Integrated Logistics, Inc.	Material Handling	28,070	4,500	21,162
Ryder Integrated Logistics, Inc.	Material Handling	23,890	4,000	35,736
Ryder Integrated Logistics, Inc.	Material Handling	349,864	27,500	453,525
Ryder Integrated Logistics, Inc.	Material Handling	597,668	81,750	683,869
Ryder Integrated Logistics, Inc.	Material Handling	38,372	7,000	34,190
Ryder Integrated Logistics, Inc.	Material Handling	40,570	14,200	42,453
Ryder Integrated Logistics, Inc.	Material Handling	218,910	13,875	262,025
Ryder Integrated Logistics, Inc.	Material Handling	22,630	6,500	37,292
Ryder Integrated Logistics, Inc.	Material Handling	52,760	10,968	42,119
Ryder Integrated Logistics, Inc.	Material Handling	14,584	3,032	13,550
Ryder Integrated Logistics, Inc.	Material Handling	19,802	3,500	17,728
Tin, Inc. Dba Temple-Inland	Manufacturing	373,555	70,000	605,191
Tin, Inc. Dba Temple-Inland	Construction	269,550	160,000	263,416
Tyson Foods, Inc.	Trucks & Trailers	1,512,600	525,000	1,381,488
Tyson Foods, Inc.	Trucks & Trailers	1,058,820	379,857	930,801
UPS Ground Freight, Inc.	Trucks & Trailers	646,536	93,600	711,229
UPS Ground Freight, Inc.	Trucks & Trailers	1,623,440	423,391	1,480,366
UPS Ground Freight, Inc.	Trucks & Trailers	808,170	144,036	847,598
Union Pacific Railroad Company	Railroad	201,177	246,192	6,639
Union Pacific Railroad Company	Railroad	83,583	37,982	77,184
Union Pacific Railroad Company	Railroad	281,770	125,167	264,519
Union Pacific Railroad Company	Railroad	82,000	29,401	90,761
Union Pacific Railroad Company	Railroad	369,000	149,026	410,595
Verso Paper Holdings, LLC	Construction	375,912	305,767	189,452
Washington Group International	Construction	8,609,840	7,253,200	3,425,107
Whirlpool Corporation	Material Handling	573,666	42,000	518,634
Whirlpool Corporation	Material Handling	1,142,508	166,500	1,095,405
Whirlpool Corporation	Material Handling	468,727	45,400	523,284
Whirlpool Corporation	Material Handling	636,700	107,000	800,352
Whirlpool Corporation	Material Handling	438,600	50,600	519,552
		46,993,789	17,266,055	43,102,914

S-A-31

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Loans
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	263,141	95,070
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	180,488	594,576
Altierre Corporation	Miscellaneous office equipment	125,000	—	146,511
Alveolus, Inc.	Senior Term Loan – Blanket	375,000	—	436,587
Alveolus, Inc.	Senior Term Loan – Blanket	125,000	83,703	56,179
Arsenal Digital Solutions	Computer Hardware & Software	1,015,693	390,090	1,249,170
Asempra Technologies, Inc.	Senior Term Loan – Blanket	200,000	85,618	139,527
Axial Biotech, Inc.	Senior Term Loan – Blanket	125,000	22,512	129,795
Axogen Corporation	Miscellaneous office equipment	125,000	14,746	152,751
Boingo Wireless, Inc.	Computer Equipment	123,802	—	137,519
Chelsio Communications, Inc.	Computer Equipment	27,600	—	31,540
Convio, Inc.	Computer Equipment	108,635	—	130,213
Convio, Inc.	Computer Equipment	51,483	—	63,899
Convio, Inc.	Computers & Networking Equipment	104,079	—	125,801
Convio, Inc.	Computer Equipment	50,656	—	60,612
Cornice, Inc.	Computer Equipment & Fixtures	195,757	15,909	49,689
Cymbet Corporation	Thin Film Deposition Equipment	504,213	—	611,441
Danger, Inc.	Computers & Networking Equipment	433,264	261,776	517,316
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	52,887	89,712
Good Technology, Inc.	Computer Equip & Office Furniture	1,500,000	1,191,450	398,311
Linden Research, Inc.	Computer & Networking Equipment	324,769	—	376,441
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	750,000	—	884,132
On24, Inc.	Computer Equipment	62,353	—	76,709
Openpages, Inc.	Various Computer Equipment	237,345	—	285,493
Razz, Inc.	Senior Term Loan – Blanket	62,160	21,601	73,332
Razz, Inc.	Senior Term Loan – Blanket	61,590	—	32,106
Renal Solutions, Inc.	Senior Term Loan – Blanket	500,000	162,673	431,899
REPLY! INC.	Senior Term Loan – Blanket	1,000,000	173,489	1,067,007
Revver, Inc.	Senior Term Loan – Blanket	1,201,998	347,951	374,022
Silverpop Systems, Inc.	Computer & Network Equipment	170,551	87,188	116,963
Sling Media, Inc.	Computers & Networking Equipment	214,877	—	248,682
Sling Media, Inc.	Computers & Networking Equipment	78,991	—	91,418
Solaria Corporation	Manufacturing	1,176	353	1,057
Solaria Corporation	Manufacturing	365,839	18,535	423,334
Technorati, Inc.	Computer Equip & Office Furniture	111,374	—	130,104
Technorati, Inc.	Computer Equip & Office Furniture	724,446	—	842,837
		12,015,851	3,374,110	10,671,755
		$59,009,640	$20,640,165	$53,774,669
ATEL 12, LLC (ATEL 12)
Leases
Alliant Techsystems Inc.	Miscellaneous	$86,074	$45,000	$31,088
Alliant Techsystems Inc.	Office Automation	3,970	3,800	2,372
Alliant Techsystems Inc.	Office Automation	3,015	1,000	2,243
Alliant Techsystems Inc.	Computers	20,588	4,000	57,817
Bayer Corporation	Manufacturing	123,387	55,000	154,408

S-A-32

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Bayer Corporation	Manufacturing	125,507	55,000	149,235
Cummins Inc.	Material Handling	26,985	7,000	32,167
IBM Corporation	Research	707,852	133,476	773,754
IBM Corporation	Business Services	166,576	75,000	98,914
IBM Corporation	Manufacturing	835,281	450,438	474,404
Meadwestvaco Corporation	Material Handling	346,679	51,811	310,106
Meadwestvaco Corporation	Material Handling	50,216	22,000	39,075
Meadwestvaco Corporation	Material Handling	87,562	20,140	71,637
Meadwestvaco Corporation	Material Handling	81,988	23,113	63,929
Meadwestvaco Corporation	Material Handling	30,952	4,700	31,313
Meadwestvaco Corporation	Material Handling	181,636	54,250	151,423
Meadwestvaco Corporation	Material Handling	26,728	8,500	23,548
Newell Rubbermaid, Inc.	Material Handling	57,048	18,000	22,610
Newell Rubbermaid, Inc.	Material Handling	1,092,757	259,905	1,018,594
Newell Rubbermaid, Inc.	Material Handling	66,664	16,000	75,738
Newell Rubbermaid, Inc.	Material Handling	56,894	10,000	50,114
Newell Rubbermaid, Inc.	Material Handling	58,329	19,500	58,467
Newell Rubbermaid, Inc.	Cleaning & Maintenance	40,152	9,000	43,341
Newell Rubbermaid, Inc.	Material Handling	886,958	182,916	1,005,794
Newell Rubbermaid, Inc.	Material Handling	135,024	49,999	242,046
Newell Rubbermaid, Inc.	Material Handling	304,619	61,880	283,147
Newell Rubbermaid, Inc.	Material Handling	65,582	15,200	85,966
Nomac Drilling, LLC	Mining	2,892,588	1,907,500	2,516,637
SVC Manufacturing, Inc.	Material Handling	382,425	49,000	359,792
Ryder Integrated Logistics, Inc.	Material Handling	91,255	26,930	113,822
Ryder Integrated Logistics, Inc.	Cleaning & Maintenance	39,420	8,000	59,430
Ryder Integrated Logistics, Inc.	Cleaning & Maintenance	37,906	7,500	49,224
Ryder Integrated Logistics, Inc.	Material Handling	113,699	30,176	150,098
Ryder Integrated Logistics, Inc.	Material Handling	81,880	22,649	100,951
Ryder Integrated Logistics, Inc.	Material Handling	242,872	37,500	268,675
Ryder Integrated Logistics, Inc.	Transportation	20,467	6,665	14,503
Ryder Integrated Logistics, Inc.	Transportation	1,030	335	730
Ryder Integrated Logistics, Inc.	Material Handling	108,935	15,500	120,254
Ryder Integrated Logistics, Inc.	Material Handling	32,900	1,750	37,219
Ryder Integrated Logistics, Inc.	Material Handling	190,743	39,884	225,281
		9,905,143	3,810,017	9,369,866
Loans
Adesto Technologies Corp	Computers	146,118	—	184,108
Altierre Corporation	Miscellaneous office equipment	125,000	—	138,372
Altierre Corporation	Senior Term Loan – Blanket	783,333	280,512	645,127
Amyris, Inc.	Testing & Lab Equipment	200,000	196,860	29,440
Axial Biotech, Inc.	Miscellaneous office equipment	125,000	22,512	131,715
Axial Biotech, Inc.	Miscellaneous office equipment	125,000	26,395	123,902
Axogen Corporation	Miscellaneous office equipment	250,000	29,491	305,502
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	70,587	219,760
Delivery Agent, Inc.	Miscellaneous office equipment	125,000	52,887	89,712

S-A-33

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Five 9, Inc.	Computers	203,367	—	256,309
Ipierian, Inc.	Research	29,169	—	36,237
Ipierian, Inc.	Research	97,457	—	121,589
Ipierian, Inc.	Research	122,471	—	150,409
Ipierian, Inc.	Research	150,000	44,787	139,509
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	68,904	52,894	27,654
Novavision Inc.	Miscellaneous office equipment	750,000	—	373,839
On24, Inc.	Computers	250,000	—	319,871
		3,800,819	776,925	3,293,055
		$13,705,962	$4,586,942	$12,662,921
ATEL 14, LLC (ATEL 14)
Leases
Alliant Techsystems Inc.	Computers	$2,516	$1,625	$2,204
Alliant Techsystems Inc.	Computers	10,125	1,987	9,238
Alliant Techsystems Inc.	Computers	212,164	70,000	183,209
Alliant Techsystems Inc.	Office Automation	12,549	500	14,086
Alliant Techsystems Inc.	Office Automation	70,769	8,000	67,180
Cargill, Inc.	Material Handling	20,160	2,268	20,410
Cargill, Inc.	Construction	164,405	56,000	149,347
Cargill, Inc.	Material Handling	21,184	4,500	26,778
Cargill, Inc.	Material Handling	22,990	6,315	23,924
Cargill, Inc.	Material Handling	55,204	15,457	58,748
Cargill, Inc.	Material Handling	30,433	8,500	32,789
Cargill, Inc.	Material Handling	30,549	8,500	32,914
Cargill, Inc.	Material Handling	181,162	33,170	166,823
Cummins, Inc.	Material Handling	34,560	13,000	35,279
Cummins, Inc.	Construction	178,650	106,575	157,697
IBM Corporation	Manufacturing	6,334,464	3,873,957	2,805,791
IBM Corporation	Research	374,986	166,869	287,790
IBM Corporation	Research	102,475	35,000	87,406
IBM Corporation	Research	331,697	115,000	282,975
IBM Corporation	Research	20,354	8,322	16,066
IBM Corporation	Research	202,709	90,205	155,576
IBM Corporation	Research	749,991	260,000	628,786
IBM Corporation	Research	206,515	11,725	163,008
Interstate Commodities, Inc.	Railroad	27,000	25,955	10,865
Meadwestvaco Corporation	Material Handling	182,422	22,000	174,921
Mosaic Crop Nutrition, LLC	Railroad	2,024,825	1,956,307	2,269,017
Newell Rubbermaid, Inc.	Material Handling	227,857	68,000	206,129
Newell Rubbermaid, Inc.	Material Handling	466,375	270,677	341,247
Nomac Drilling, LLC	Mining	4,829,825	3,185,000	4,202,091
		17,128,915	10,425,414	12,612,294
Loans
Altierre Corporation	Senior Term Loan – Blanket	783,334	280,512	645,127
Amyris, Inc.	Testing & Lab Equipment	746,238	705,418	153,785
Amyris, Inc.	Testing & Lab Equipment	200,000	196,860	29,440

S-A-34

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)		Payments Received(3)
Audiencescience Inc.	Computer Equipment & Fixtures	324,142	—		400,076
Complete Genomics, Inc.	Senior Term Loan – Blanket	500,000	141,174		439,520
Defense.net, Inc.	Computers & Networking Equipment	250,000	185,550		99,621
EcoATM, Inc.	Vending Equipment	1,000,000	854,700		350,519
Five 9, Inc.	Computers & Networking Equipment	203,332	—		260,115
Intelepeer, Inc.	Senior Term Loan – Blanket	249,375	260,771	(4)	—
Ipierian, Inc.	Research	114,729	6,884		140,901
Ipierian, Inc.	Research	245,974	73,443		228,770
Kaminario, Inc.	Computers	500,000	332,635		246,583
LS9, Inc.	Chemical Processing	300,000	—		385,452
On24, Inc.	Computers	109,123	—		140,104
On24, Inc.	Computers	169,639	—		217,050
Raydiance, Inc.	Senior Term Loan – Blanket	250,000	133,400		165,985
Renew Data Corp	Computers	812,374	—		982,712
Soraa, Inc.	Furniture & Fixtures	200,000	101,760		145,065
Soraa, Inc.	Computers	350,000	205,415		225,897
Soraa, Inc.	Manufacturing	433,969	271,621		263,200
		7,742,229	3,750,143		5,519,922
		$24,871,144	$14,175,557		$18,132,216
ATEL 15, LLC (ATEL 15)
Leases
Alliant Techsystems Inc.	Office Automation	$28,128	$2,500		$27,594
IBM Corporation	Manufacturing	3,491,355	2,083,929		1,931,526
The Kansas City Southern Railway Company	Railroad	29,533	11,616		5,525
The Kansas City Southern Railway Company	Railroad	52,504	23,075		7,392
Sabic Innovative Plastics US, LLC	Railroad	168,639	149,033		11,152
Sabic Innovative Plastics US, LLC	Railroad	28,607	8,500		2,789
Sabic Innovative Plastics US, LLC	Railroad	57,214	24,600		21,517
		3,855,980	2,303,253		2,007,495
Loan
Defense.net, Inc.	Computers & Networking Equipment	250,000	185,550		99,621
EcoATM, Inc.	Vending Equipment	249,785	213,491		87,554
Kaminario, Inc.	Computers	500,000	334,804		246,583
LS9, Inc.	Chemical Processing	300,000	—		385,452
Soraa, Inc.	Furniture & Fixtures	200,000	101,760		145,072
Soraa, Inc.	Computers	350,000	205,415		225,897
Soraa, Inc.	Manufacturing	433,969	271,621		263,200
		2,283,754	1,312,641		1,453,379
		$6,139,734	$3,615,894		$3,460,874
		$227,732,482	$75,902,585		$217,617,989

S-A-35

TABLE V
SALES OR DISPOSALS OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS FOOTNOTES

(1)	“Acquisition Cost” is the actual cost of the item of equipment or the principal amount of the note secured by equipment, including acquisition fees and any other expenditures incurred by the prior program in the acquisition of the asset.
(2)	“Sale Price & Other” are the actual cash proceeds received upon the sale, early termination or casualty of the equipment on lease termination, or upon final liquidation of a note, net of any direct out-of pocket closing costs incurred by the prior program in connection with such sale or other disposition.
(3)	“Payments Received” are the gross amounts of lease rents or installments of principal and interest on notes received during the holding period for the asset, other than sale or disposition proceeds, less any direct out-of pocket costs incurred by the prior program during the holding period of the investment directly related to that particular investment transaction.
(4)	This transaction represents a non-cash exchange of the note receivable for a direct equity investment. The amount under “Sale Price & Other” column is the net book value of the note receivable that was exchanged for the direct equity investment and resulted in no gain or loss on the disposition of the note receivable.

S-A-36

TABLE VI
ACQUISITION OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS
(Unaudited)

The following is a summary of Equipment acquisitions/Note fundings and Lessees/Borrowers by ATEL Capital Equipment Fund X, LLC, ATEL Capital Equipment Fund XI, LLC, ATEL 12, LLC, ATEL 14, LLC and ATEL 15, LLC. These are the five most recent prior programs sponsored by the Managing Member and its affiliates which had similar investment objectives. Information concerning the prior programs’ Equipment acquisition/Note fundings is current through December 31, 2014.

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
ATEL Capital Equipment Fund X, LLC (ACEF 10)
Leases
A & G Coal Corporation	Caterpillar Wheel Loader	$3,248,020	10/18/2006
Aircraft Service International	Nve Millennium Carts and Trucks	3,025,661	10/13/2006
Arbinet-Thexchange, Inc.	Telecommunications Equipment	654,526	7/16/2003
ARYx Therapeutics, Inc.	Computer Hardware & Software	297,404	4/1/2003
Allegheny Tech	Lift Trucks	1,825,609	5/7/2007
Alliant Techsystems	Fork Lift	1,143,491	3/23/2007
Arsenal Digital Solutions	Various Computer Hardware/Office Furniture	414,936	12/23/2003
Ball Corporation	Tier Sheets	3,883,098	8/13/2003
Bayer Corporation	Clark Forklifts	1,002,579	3/31/2006
Bridgestone America Tire Operations, LLC	Trucks And Trailers	229,653	12/18/2009
Cargill Incorporated	Railroad	12,080,852	3/25/2005
Colowyo Coal Company L.P.	Mining	2,000,000	4/25/2003
Conagra Foods	Crane	771,064	1/31/2007
Cudd Pressure Control, Inc.	Construction	798,913	12/11/2009
Cummins Inc.	Forklifts/Lift Trucks	6,019,622	12/28/2006
Daimlerchrysler Corporation	Self-Guided Automation System	2,363,882	11/8/04
Daimlerchrysler Corporation	Forklifts	2,623,942	6/9/2006
Ford Motor Company	Motor Vehicle	1,397,852	4/5/2005
Ford Motor Company	Batteries	174,331	4/5/2005
GE Aircraft Engines	Grinders	6,290,546	7/9/2008
Illinois Power Company	Ditch Witch W/Trailer	157,188	6/27/2006
Illinois Central Railroad Company	Gondola Coal Cars	204,003	11/30/2011
International Paper Co.	Motor Vehicle	4,575,149	4/1/2004
International Paper Co.	Construction Equipment	9,801,068	5/20/2005
Interstate Commodities, Inc.	Covered Hopper Railcars	4,455,000	8/18/2011
IBM Corporation	Digital Analyzer Oscilloscope	928,306	3/26/2007
Kaiser Foundation Hospitals	Computer Hardware	1,079,722	10/7/2003
Kraft Foods Global, Inc.	Batteries	300,334	12/29/2006
Kraft Foods Global, Inc.	Forklift Trucks	869,817	12/29/2006
Lafarge North America Inc.	Forklifts & Trackmobile Railcar Mover	5,367,644	3/31/04
Martin Marietta	Railcars	2,928,524	8/31/07
MeadWestvaco Corporation	Forklifts And Lumber Equipment	12,215,975	4/28/2005
Midwest Energy Resources Co.	Cat Track Type Tractor	205,998	4/24/2008
New Ngc, Inc.	Tractor, Mining Shovel And Bulldozer	1,894,964	5/12/2011
Newell Rubbermaid, Inc.	Caterpillar C4000 Lp Forklifts	4,494,209	11/21/2006
Owens & Minor Distribution, Inc.	International Tractor	65,701	1/15/2010
Ryder Integrated Logistics	Forklifts	6,071,775	2/23/2007
Schenker, Inc.	Forklifts	1,751,250	9/12/2008
Solvay Soda Ash Joint Venture	Shearer & Compressors	2,445,894	6/6/2007
Sussex Ambulance Service	Motor Vehicles	10,031,933	12/7/2004
The Sabine Mining Company	Bucyrus Erie Waling Draglines	24,009,673	8/19/2009
The Scotts Company, LLC	Trucks And Trailers	86,523	12/18/2009
Tin, Inc. DBA Temple-Inland	Broderson Crane	115,220	9/11/2009

S-A-37

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
Tyson Foods, Inc.	Refrigerated Trailers	4,187,100	12/29/2006
Union Electric Company	Hydrovac Module W/Chassis	936,799	7/19/2007
Union Pacific Railroad Company	Refrigerator Box Cars	12,150,043	5/26/2006
UPS Ground Freight, Inc.	Over The Road Tractors	6,466,833	4/2/2004
Wal-Mart Transportation, LLC	Refrigerated Trailers	12,649,501	1/22/2008
Washington Group International	Cat Wheel Loader	4,846,808	9/30/2005
Western Fuels Association, Inc	110-Ton Coalporter/Coalgon	4,565,000	5/30/2008
Whirlpool Corporation	Fork Trucks, Batteries, Chargers	3,709,734	8/15/2006
		193,813,669
Loans
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	11/21/2006
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	11/1/2007
Alveolus, Inc.	Senior Term Loan – Blanket	500,000	8/24/2005
Altierre Corporation	Senior Term Loan – Blanket	250,000	10/3/2008
Arsenal Digital Solutions	Various Computer Hardware/Office Furniture	50,515	8/11/2004
Asempra Technologies, Inc.	Senior Term Loan – Blanket	200,000	10/31/2007
Aspen Aerogels, Inc.	Manufacturing/Production Equip	583,333	10/28/2004
Axial Biotech, Inc.	Senior Term Loan – Blanket	125,000	5/30/2008
Boingo Wireless, Inc.	Computer Hardware & Software	194,743	8/27/2004
Cedar Point Communications Inc.	Computer Networking Equipment	750,000	7/28/2004
Chelsio Communications, Inc.	Various Computer Equip	27,600	10/17/2005
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	12/17/2010
Convio, Inc.	Computer Equip & Office Furniture	314,852	3/31/2006
Cornice, Inc.	Computer Equipment & Fixtures	195,757	5/22/2006
Cymbet Corporation	Thin Film Disposition Equipment	38,439	5/1/2006
Danger, Inc.	Computers	433,264	1/22/2007
Delivery Agent, Inc.	Senior Term Loan – Blanket	250,000	12/17/2008
Doppelganger Studios, Inc.	Computer Equip & Office Furniture	197,617	8/3/2005
Dorado Network Systems Corp	Computer Equip & Office Furniture	287,489	5/28/2004
Good Technology, Inc.	Computer Hardware	1,500,000	4/5/2006
Helijet International Inc.	Sikorsky Helicopters (40% Trust)	2,680,000	4/2/2004
Lightship Holding, Inc.	Computer Hardware	375,000	6/4/2004
Linden Research, Inc.	Computer & Networking Equipment	324,769	7/31/2007
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	500,000	11/1/2005
Miasole	Lab & Computer Equipment	132,253	12/28/2004
New Ngc, Inc.	New Gypsum Manufacturing Facility	2,503,105	12/30/2005
On24, Inc.	Computer Equip & Office Furniture	779,214	8/31/2004
Openpages, Inc.	Computer & Office Equip, Furniture	583,333	3/22/2005
Razz, Inc.	Senior Term Loan – Blanket	123,750	8/31/2006
Renal Solutions, Inc.	Senior Term Loan	500,000	7/29/2005
Revver, Inc.	Senior Term Loan – Blanket	1,200,000	12/29/2006
Silverpop Systems, Inc.	Computer & Network Equipment	349,645	9/1/2004
Sling Media	Computers & Network Equipment	293,868	3/7/2007
Solaria Corporation	Manufacturing Equipment	367,015	10/31/2007
Starcite, Inc.	Computer Equip & Office Furniture	175,000	6/30/2004
Technorati, Inc.	Computer Equip & Office Furniture	492,587	9/30/2005
		18,361,348
		$212,175,017

S-A-38

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
ATEL Capital Equipment Fund XI, LLC (ACEF 11)
Leases
Aircraft Services International	Deicer Trucks	$1,657,669	6/8/2007
Allegheny Tech	Lift Trucks	798,023	9/10/2007
Allegheny Tech	Truck Crane	142,989	2/15/2008
Alliant Techsystems	Fork Lift	1,320,178	7/27/2007
Bayer Corporation	Automated Varian Nmr System	724,571	7/29/2005
Central Illinois Public Svc Co	Ditch Witches W/Trailers	343,715	1/31/2006
Daimler Chrysler Corporation	Forklift, Tractor, Battery And Charger	3,141,964	2/17/2006
East Midlands Ambulance Svc	Emergency Vehicles	4,552,783	11/2/2005
East Of England	Ford Focus Rv Vehicles	413,922	9/6/2006
International Paper Co.	Motor Vehicle	6,199,972	1/5/2006
International Paper Co.	Logging Equipment	2,685,628	3/16/2006
Lyondell Chemical Company	Tank Barge	1,414,911	2/27/2007
MeadWestvaco Corporation	Hyster Lift Trucks W/ Clamps	1,034,111	11/1/2005
New Ngc, Inc.	Caterpillar and Yale Lift Trucks	6,129,911	11/1/2006
Nomac Drilling, LLC	Drilling Rigs	2,892,587	12/17/2010
Ryder Integrated Logistics Inc.	Forklifts/Pickers/Reach Trucks/ Sweep Trucks	2,784,110	2/7/2006
Tin, Inc. Dba Temple-Inland	Peterson Portable Recycler	643,105	2/10/2006
Tyson Foods, Inc.	Refrigerated Trailers	3,795,420	12/29/2006
Union Pacific Railroad Company	Refrigerator Box Cars	11,924,442	10/21/2005
UPS Ground Freight, Inc.	Over The Road Tractors	3,078,146	1/18/2006
Washington Group International	Haul Trucks	8,609,840	7/13/2007
Whirlpool Corporation	Forklifts, Batteries, Chargers	3,260,203	12/30/2005
		67,548,200
Loans
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	11/21/2006
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	11/1/2007
Altierre Corporation	Senior Term Loan – Blanket	125,000	10/3/2008
Alveolus, Inc.	Senior Term Loan – Blanket	500,000	8/24/2005
Arsenal Digital Solutions	Various Computer Equipment	1,015,693	12/30/2005
Asempra Tech	Senior Term Loan – Blanket	200,000	10/31/2007
Axial Biotech, Inc.	Senior Term Loan – Blanket	125,000	3/28/2008
Axogen Corporation	Senior Term Loan – Blanket	125,000	4/21/2008
Boingo Wireless, Inc.	Various Computer Equipment	123,802	11/1/2005
Chelsio Communications, Inc.	Various Computer Equip	27,600	10/17/2005
Convio, Inc.	Computer Equip & Office Furniture	314,852	3/31/2006
Cornice, Inc.	Computer Equipment & Fixtures	195,757	5/22/2006
Cymbet Corporation	Thin Film Deposition Equipment	504,213	12/30/2005
Danger Inc.	Computer & Network Equipment	433,264	1/22/2007
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	12/17/2008
Good Technology, Inc.	Computer Equipment & Fixtures	1,500,000	4/5/2006
Linden Research Inc.	Computer Equipment & Fixtures	324,769	7/31/2007
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	750,000	11/1/2005
New Ngc, Inc.	New Gypsum Manufacturing Facility	2,503,105	12/30/2005
On24, Inc.	Various Computer Equipment	62,353	11/30/2005
Openpages, Inc.	Computer & Office Equip, Furniture	237,345	12/1/2005
Razz, Inc.	Senior Term Loan-Blanket	123,750	8/31/2006
Renal Solutions, Inc.	Senior Term Loan	500,000	7/29/2005
Reply Inc!	Senior Term Loan – Blanket	1,000,000	9/12/2007
Revver, Inc.	Senior Term Loan – Blanket	1,200,000	12/29/2006
Silverpop Systems, Inc.	Computer & Network Equipment	170,551	6/30/2006
Sling Media	Computer & Network Equipment	293,868	3/7/2007

S-A-39

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
Solaria Corporation	Manufacturing Equipment	367,015	10/31/2007
Technorati, Inc.	Computer Equip & Office Furniture	835,819	9/30/2005
		14,516,956
		$82,065,156
ATEL 12, LLC (ATEL 12)
Leases
Aircraft Service International, Inc.	De-Icer & Refueling Trucks	$2,166,665	9/8/2009
Alliant Techsystems Inc.	Manufacturing Equipment	895,447	2/27/2013
Anadarko Petroleum Corporation	John Deere Motor Grader	248,919	10/30/2008
Bayer Corporation	Arburg Moulding Machine	862,699	6/19/2009
Cargill, Inc.	Hyster Forklift/Infratec Analyzer	63,094	12/16/2008
Cummins Inc.	Industrial Cart	782,867	7/23/2009
GE Aircraft Engines	Forklifts, Truck	160,207	10/17/2008
IBM Corporation	Ultraflex Test Systems/Digital Analyzers	6,568,639	2/12/2009
Lafarge North America, Inc.	Cat Off Highway Truck	584,478	1/28/2011
MeadWestvaco Corporation	Lift Trucks/Dump Truck	1,679,699	9/30/2008
Midwest Energy Resources Co.	Caterpillar D11T Tractor	1,542,367	6/10/2008
Newell Rubbermaid, Inc.	Lift Trucks/Batteries/Sweeper Package	2,764,027	9/22/2008
Nomac Drilling, LLC	Drilling Rigs	2,892,588	12/17/2010
SVC Manufacturing, Inc.	Komatsu Lift Trucks/Batt/Chgr	1,309,739	1/26/2009
Ryder Integrated Logistics, Inc.	Pallet, Lift Trucks/Sweeper Package	1,643,604	9/23/2008
Tyson Foods, Inc.	Refrigerated Trailers	1,566,720	12/23/2010
Wal-Mart Transportation, LLC	6-Gt.Danes/35-Refridge Trailers	2,903,831	3/14/2008
		28,635,590
Loans
Adesto Technologies Corp	Computer Equip & Office Furniture	146,118	7/29/2010
Altierre Corporation	Senior Term Loan – Blanket	908,334	10/3/2008
Amyris, Inc.	Testing & Lab Equipment	200,000	11/5/2010
Axial Biotech, Inc.	Senior Term Loan – Blanket	250,000	3/28/2008
Axogen Corporation	Senior Term Loan – Blanket	250,000	4/21/2008
Bloom Energy Corporation	Manufacturing Equipment	400,000	12/31/2012
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	12/17/2010
Cytomx Therapeutics, Inc.	Lab Equipment	250,000	1/31/2013
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	12/17/2008
Enevate Corporation	Research Equipment & Office Furniture	155,154	3/28/2013
Five 9, Inc.	Computer & Networking Equipment	203,367	9/30/2010
Forma Therapeutics, Inc.	Senior Term Loan – Blanket	750,000	5/1/2012
Ipierian, Inc.	Test/Lab Equipment & Software	399,096	9/30/2009
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	68,904	7/6/2010
Novavision Inc.	Senior Term Loan – Blanket	750,000	6/10/2008
On24, Inc.	Computer & Networking Equipment	250,000	7/30/2010
		5,355,973
		$33,991,563

S-A-40

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
ATEL 14, LLC (ATEL 14)
Leases
Alliant Techsystems Inc.	Manufacturing Equipment	$1,796,587	2/27/2013
Amyris, Inc.	Testing & Lab Equipment	125,000	12/29/2011
Bayer Corporation	Wheel Loaders	206,503	1/28/2011
Building Materials Corporation of America	Covered Hopper Railcars	814,200	7/31/2012
Cargill, Inc.	Wheel Loader/Railcar Mover	5,459,705	1/12/2010
Cummins, Inc.	Forklifts	8,438,954	3/7/2011
Ecdc Environmental, LLC	Intermodal Flat Cars Railroad	1,226,598	7/29/2011
E.I. Dupont De Nemours and Company	Gravity Covered Hopper Cars	859,055	2/28/2013
Essroc Cement Corporation	Covered Hopper Railcars	618,322	11/20/2012
Firstenergy Generation Corp.	Crawler Dozer	1,175,000	12/9/2011
GE Aviation	Liechti Go Mill	5,198,556	8/14/2012
Halliburton Overseas Limited	Platform Supply Vessel – 50% OEC	19,410,000	12/20/2013
IBM Corporation	Digital Analyzers	8,725,241	6/29/2011
International Paper Co.	Tractors	215,979	12/4/2009
Interstate Commodities, Inc.	Covered Hopper Railcars	8,910,000	8/18/2011
Kabam, Inc.	Computer & Networking Equipment	793,700	12/21/2011
The Kansas City Southern Railway Company	100-Ton Box Cars	4,220,000	12/12/2012
Lafarge North America, Inc.	Cat Off Highway Truck	2,348,553	1/28/2011
MeadWestvaco Corporation	Lift Trucks/Dump Truck	656,042	1/5/2011
Mississippi Power Company	Tractor	948,508	12/3/2009
Mosaic Crop Nutrition, LLC	Cover Hopper Railcars	3,283,500	7/28/2010
Newell Rubbermaid, Inc.	Crown Stockpickers	1,384,658	11/30/2010
Nomac Drilling, LLC	Drilling Rigs	4,829,825	12/17/2010
PCS Nitrogen, Inc.	Covered Hopper Railcars	978,500	6/8/2012
Ryder Integrated Logistics, Inc.	Forklifts	131,516	1/21/2010
Sematech, Inc.	Tokyo Electron Adhesive Coater	2,250,000	6/28/2013
Signature Flight Support Corporation	Jet Refueler Trucks	120,000	12/31/2013
Tyson Foods, Inc.	Refrigerated Trailers	4,651,200	10/19/2010
U.S. Silica	Gravity Covered Hopper	901,143	11/20/2012
VF Jeanswear Limited Partnership	Great Dane Dry Van Trailers	940,000	6/14/2011
Wal-Mart Transportation, LLC	Utility Refrigerated Trailer	1,717,306	4/25/2011
		93,334,151
Loans
Altierre Corporation	Senior Term Loan – Blanket	783,333	7/20/2012
Amyris, Inc.	Testing & Lab Equipment	946,238	8/31/2010
Audiencescience Inc.	Computer Equipment & Fixtures	529,383	5/5/2011
Bloom Energy Corporation	Manufacturing Equipment	1,500,000	12/31/2012
Complete Genomics, Inc.	Senior Term Loan – Blanket	500,000	12/17/2010
Cytomx Therapeutics, Inc.	Lab Equipment	250,000	5/31/2012
Defense.net, Inc.	Computer & Networking Equipment	250,000	6/20/2013
EcoATM, Inc.	Vending Equipment	1,000,000	10/1/2012
Edeniq, Inc.	Plant/Lab/Office Equipment	761,649	4/20/2012
Enevate Corporation	Research Equipment & Office Furniture	250,000	12/26/2012
Five 9, Inc.	Computer & Networking Equipment	203,332	5/20/2010
Forma Therapeutics, Inc.	Senior Term Loan – Blanket	1,000,000	2/3/2012
Intelepeer, Inc.	Unsecured Note	249,375	9/21/2012
Ioxus, Inc.	Manufacturing Equipment	300,000	6/29/2012
Ipierian, Inc.	Test/Lab Equipment & Software	360,703	6/28/2010
Kabam, Inc.	Computer & Networking Equipment	205,644	12/21/2011
Kaminario, Inc.	Working Capital Loan	500,000	12/16/2011
LS9, Inc.	Manufacturing Equipment	300,000	5/8/2012
On24, Inc.	Computer & Networking Equipment	278,763	10/28/2010

S-A-41

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
Raydiance, Inc.	Senior Term Loan – Blanket	250,000	6/30/2011
Renew Data Corp	Computer & Networking Equipment	812,374	6/7/2010
Soraa, Inc.	Furniture & Fixtures	983,969	4/2/2012
		12,214,763
		$105,548,914
ATEL 15, LLC (ATEL 15)
Leases
AEP Generating Company	Coal Terminal	$5,084,038	6/27/2014
Alliant Techsystems Inc.	Manufacturing Equipment	1,820,560	2/27/2013
Amyris, Inc.	Testing & Lab Equipment	125,000	12/29/2011
Cargill, Inc.	Hyster Forklift/Sprayer/Tractor	4,997,158	4/30/2013
Cummins, Inc.	Tow Tractors/Batteries/Chargers	709,511	12/7/2011
E.I. Dupont De Nemours and Company	Gravity Covered Hopper Cars	841,473	2/28/2013
Essroc Cement Corporation	Gravity Covered Hopper Cars	588,878	11/20/2012
GE Aviation	Liechti Go-Mill 350	6,436,601	8/28/2012
Halliburton Overseas Limited	Platform Supply Vessel – 50% OEC	19,410,000	12/20/2013
IBM Corporation	Fei Ion Beam/Electron Microscope	3,491,355	5/4/2012
IKO Midwest Inc.	Covered Hopper Railcars	1,552,500	11/20/2013
The Kansas City Southern Railway Company	100-Ton Boxcars	4,220,000	12/12/2012
Meadwestvaco Corporation	Tennant Scrubber Sweeper	285,070	12/18/2012
Newell Rubbermaid, Inc.	Raymond Forklifts & Batteries	656,582	3/14/2014
New Ngc, Inc.	Yale Forklifts	769,556	1/14/2014
Sabic Innovative Plastics US, LLC	Covered Hopper Rail Cars	1,737,500	6/8/2012
Sanjel (Usa), Inc.	Gravity Covered Hopper Cars	1,449,000	12/14/2012
Schenker Logistics, Inc.	Yale Forklifts	1,204,099	11/27/2013
Sematech, Inc.	Tokyo Electron Adhesive Coater	2,250,000	6/28/2013
Signature Brands, LLC	Food Sterilization Systems	5,200,000	6/30/2013
Signature Flight Support Corporation	Garsite Jet Refueler Truck	279,087	1/27/2014
U.S. Silica	Gravity Covered Hopper Cars	876,807	11/20/2012
		63,984,775
Loans
Axcient, Inc.	Data Center Equipment	300,000	12/31/2013
Bloom Energy Corporation	Manufacturing Equipment	1,000,000	12/31/2012
Cytomx Therapeutics, Inc.	Lab Equipment	1,150,000	5/31/2012
Defense.net, Inc.	Computer & Networking Equipment	250,000	6/20/2013
Digital Ocean, Inc.	Infastructure Servers	743,038	5/16/2014
EcoATM, Inc.	Mobile Device Recycling Kiosks	249,785	10/1/2012
Edeniq, Inc.	Plant/Lab/Office Equipment	500,000	4/20/2012
Forma Therapeutics, Inc.	Computer & Networking Equipment	1,750,000	2/3/2012
Ioxus, Inc.	Manufacturing Equipment	250,000	6/29/2012
Kaminario, Inc.	Working Capital Loan	500,000	12/16/2011
Kinestral Technologies, Inc.	Test & Lab Equipment	400,000	5/5/2014
LS9, Inc.	Manufacturing Plant Equipment	300,000	5/8/2012
Revolution Foods, Inc.	Food Processing Equipment	192,227	12/31/2013
Soraa, Inc.	Furniture & Fixtures	983,969	4/2/2012
Tegile Systems, Inc.	Data Storage	500,000	4/30/2014
		9,069,019
		$73,053,794
		$506,834,444

S-A-42

TABLE VI
ACQUISITION OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS FOOTNOTES

(1)	“Acquisition Cost” includes either amounts committed to lessees or borrowers for funding by the program, or the actual equipment acquisition cost, less any acquisition fees. All figures are rounded.
(2)	“Acquisition Date” represents the date the portfolio asset was acquired. In the case of multiple leases or loans to a lessee or borrower, the date of the initial acquisition is shown.

S-A-43

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Number	Exhibit
23.1.11	Consent of Moss Adams, LLP — ATEL 16, LLC
23.1.12	Consent of Moss Adams, LLP — ATEL 16, LLC
24.1	Powers of Attorney are set forth in Part II of Registrant’s Registration Statement on Form S-1 filed May 29, 2013 — Registration No. 333-188924

(b) Financial Statements Included in the Prospectus.

ATEL 16, LLC

See Index to Financial Statements at page F-1 of the prospectus dated November 5, 2013, and the Index to Financial Statements at page S-F-1 of the supplement to the prospectus dated April 1, 2015, included in Part I of this Registration Statement

ATEL Managing Member, LLC

See Index to Financial Statements at page F-1 of the prospectus dated November 5, 2013, and the Index to Financial Statements at page S-F-1 of the supplement to the prospectus dated April 1, 2015, included in Part I of this Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 2nd day of April, 2015.

ATEL 16, LLC

By: ATEL Managing Member, LLC

By:	/s/ PARITOSH K. CHOKSI Paritosh K. Choksi, Executive Vice President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
*DEAN L. CASH Dean L. Cash	Principal executive officer of Registrant; chief executive officer and director of ATEL Managing Member, LLC, Manager of Registrant	April 2, 2015
/s/ PARITOSH K. CHOKSI Paritosh K. Choksi	Principal financial officer of Registrant; principal financial officer and director of ATEL Managing Member, LLC, Manager of Registrant	April 2, 2015
*SAMUEL SCHUSSLER Samuel Schussler	Principal accounting officer of Registrant; principal accounting officer of ATEL Managing Member, LLC, Manager of Registrant	April 2, 2015
*	Executed by the undersigned as attorney in fact for such persons on April 2, 2015
By:	/s/ PARITOSH K. CHOKSI Paritosh K. Choksi, as attorney in fact

INDEX TO EXHIBITS

Number	Exhibit
23.1.11	Consent of Moss Adams, LLP — ATEL 16, LLC
23.1.12	Consent of Moss Adams, LLP — ATEL Managing Member, LLC
24.1	Powers of Attorney are set forth in Part II of Registrant’s Registration Statement on Form S-1 filed May 29, 2013 — Registration No. 333-188924